UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
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Preliminary Proxy Statement

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Definitive Proxy Statement

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Soliciting Material under § 240.14a-12

MANDIANT, INC.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Mandiant, Inc.
11951 Freedom Drive, 6th Floor
Reston, VA 20190
To the Stockholders of Mandiant, Inc.:
You are cordially invited to attend a special meeting of stockholders (which we refer to as the “special meeting”) of Mandiant, Inc. (which we refer to as “Mandiant”). The special meeting will be held on June 3, 2022, at 8:00 a.m., Pacific time. You may attend the special meeting via a live interactive webcast on the internet at https://web.lumiagm.com/287951276. You will be able to listen to the special meeting live and vote online. We elected to use a virtual meeting given the current public health implications of COVID-19 and our desire to promote the health and welfare of our stockholders, as well as our positive experiences with virtual meetings.
At the special meeting, you will be asked to consider and vote on a proposal to adopt the Agreement and Plan of Merger (as it may be amended from time to time), dated March 7, 2022 (which we refer to as the “merger agreement”), between Google LLC (which we refer to as “Parent”), Dupin Inc., a wholly owned subsidiary of Parent (which we refer to as “Merger Sub”), and Mandiant. We refer to the merger of Merger Sub with and into Mandiant as the “merger.” At the special meeting, you will also be asked to consider and vote on (1) a proposal to approve, on a non-binding, advisory basis, the compensation that will or may become payable to Mandiant’s named executive officers in connection with the merger; and (2) a proposal for the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.
If the merger is completed, you will be entitled to receive $23.00 in cash, without interest and subject to any applicable withholding taxes, for each share of our common stock that you own (unless you have properly exercised your appraisal rights). This amount constitutes (1) a premium of approximately 53 percent to the closing price of our common stock on February 7, 2022, which was the last full trading day before media reports that Mandiant was pursuing a sale; and (2) a premium of approximately 57 percent to Mandiant’s unaffected 10-day volume weighted price as of February 7, 2022.
Mandiant’s Board of Directors, after considering the factors more fully described in the enclosed proxy statement, unanimously: (1) determined that the merger agreement, the merger and the other transactions contemplated by the merger agreement are fair to, advisable and in the best interests of Mandiant and its stockholders; and (2) adopted and approved the merger agreement, the merger and the other transactions contemplated by the merger agreement.
Mandiant’s Board of Directors unanimously recommends that you vote: (1) “FOR” the adoption of the merger agreement; (2) “FOR” the compensation that will or may become payable to Mandiant’s named executive officers in connection with the merger; and (3) “FOR” the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.
The enclosed proxy statement provides detailed information about the special meeting, the merger agreement and the merger, and the other proposals to be considered at the special meeting. A copy of the merger agreement is attached as Annex A to this proxy statement.
The proxy statement also describes the actions and determinations of Mandiant’s Board of Directors in connection with its evaluation of the merger agreement and the merger. Please read the proxy statement and its annexes, including the merger agreement, carefully and in their entirety, as they contain important information.
Even if you plan to attend the special meeting, please sign, date and return, as promptly as possible, the enclosed proxy card (a prepaid reply envelope is provided for your convenience) or grant your proxy electronically over the internet or by telephone (using the instructions found on the proxy card). If you attend the special meeting and vote at the special meeting, your vote will revoke any proxy that you have previously submitted. If you fail to return your proxy or to attend the special meeting, your shares will not be counted for purposes of determining whether a quorum is present at the special meeting and will have the same effect as a vote against the adoption of the merger agreement.
If your shares are held through a bank, broker or other nominee, you are considered the “beneficial owner” of shares held in “street name.” If you hold your shares in “street name,” you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form provided by your bank, broker or other nominee. Your bank, broker or other nominee cannot vote on any of the proposals to be considered at the special meeting without your instructions. Without your instructions, your shares will not be counted for purposes of a quorum or be voted at the special meeting, and that will have the same effect as voting against the adoption of the merger agreement.
Your vote is very important, regardless of the number of shares that you own.
If you have any questions or need assistance voting your shares, please contact our proxy solicitor:
MacKenzie Partners, Inc.
1407 Broadway, 27th Floor
New York, NY 10018
Call toll free: 1 (800) 322-2885
Email: proxy@mackenziepartners.com
On behalf of Mandiant’s Board of Directors, thank you for your support.
Very truly yours,
/s/ Kevin R. Mandia

Kevin R. Mandia
Chief Executive Officer
The accompanying proxy statement is dated April 28, 2022, and, together with the enclosed form of proxy card, is first being sent on or about April 28, 2022.

Mandiant, Inc.
11951 Freedom Drive, 6th Floor
Reston, VA 20190
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 3, 2022
Notice is given that a special meeting of stockholders (which we refer to, together with any adjournment, postponement or other delay thereof, as the “special meeting”) of Mandiant, Inc., a Delaware corporation (which we refer to as “Mandiant”), will be held on June 3, 2022, at 8 a.m., Pacific time, for the following purposes:
1.
To consider and vote on the proposal to adopt the Agreement and Plan of Merger (as it may be amended from time to time), dated March 7, 2022, between Google LLC (which we refer to as “Parent”), Dupin Inc., a wholly owned subsidiary of Parent, and Mandiant (which we refer to as the “merger agreement”);

2.
To consider and vote on the proposal to approve, on a non-binding, advisory basis, the compensation that will or may become payable to Mandiant’s named executive officers in connection with the merger of Dupin Inc. with and into Mandiant (which we refer to as the “merger”);

3.
To consider and vote on any proposal to adjourn the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting; and

4.
To transact any other business that may properly come before the special meeting.

You may attend the special meeting via a live interactive webcast on the internet at https://web.lumiagm.com/287951276. You will need the control number found on your proxy card or voting instruction form in order to participate in the special meeting. You will be able to listen to the special meeting live and vote online.
Only Mandiant stockholders as of the close of business on April 6, 2022, are entitled to notice of, and to vote at, the special meeting.
Mandiant’s Board of Directors unanimously recommends that you vote: (1) “FOR” the adoption of the merger agreement; (2) “FOR” the compensation that will or may become payable to Mandiant’s named executive officers in connection with the merger; and (3) “FOR” the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.
Mandiant stockholders who do not vote in favor of the proposal to adopt the merger agreement will have the right to seek appraisal of the “fair value” of their shares of our common stock (exclusive of any elements of value arising from the accomplishment or expectation of the merger and together with interest (as described in the accompanying proxy statement) to be paid on the amount determined to be “fair value”) in lieu of receiving $23.00 per share in cash if the merger is completed, as determined in accordance with Section 262 of the Delaware General Corporation Law (which is referred to as the “DGCL”). To do so, a Mandiant stockholder must properly demand appraisal before the vote is taken on the merger agreement and comply with all other requirements of the DGCL, including Section 262 of the DGCL, which are summarized in the accompanying proxy statement, and must meet certain other conditions. Section 262 of the DGCL is reproduced in its entirety in Annex B to the accompanying proxy statement and is incorporated in this notice by reference.

The special meeting will be hosted in a virtual format only online via live webcast. You will not be able to attend the special meeting in person. If your shares are held in your own name in the records of Mandiant’s transfer agent, American Stock Transfer & Trust Company, LLC (which we refer to as “AST”), you will be able to attend and participate in the special meeting online, vote your shares electronically at the special meeting and submit your questions pertinent to meeting matters during the special meeting by visiting and entering both the 11-digit control number previously provided to you in your proxy materials and the meeting password. The password for the meeting is mandiant2022. If you are a stockholder of record and you have misplaced your 11-digit control number, please call AST at (800) 937-5449.
If your shares are held in “street name” through a bank, broker or other nominee, you must register in advance in order to attend the special meeting. To register, you must obtain a “legal proxy” from the bank, broker or other nominee that is the record holder of your shares. Then you must submit the legal proxy, along with your name and email address, to AST to receive an 11-digit control number that may be used to access the virtual special meeting website provided above. Requests for registration and submission of legal proxies should be labeled as “Legal Proxy” and must be received by AST no later than 5:00 p.m., Eastern time on May 24, 2022. Submit your registration request and legal proxy by: (1) email to proxy@astfinancial.com; (2) facsimile to 718-765-8730; or (3) mail to American Stock Transfer & Trust Company, LLC, Attn: Proxy Tabulation Department, 6201 15th Avenue, Brooklyn, NY 11219. Obtaining a legal proxy may take several days and you are advised to register as far in advance as possible. Once you have obtained your 11-digit control number from AST, please follow the steps set forth in the prior paragraph for stockholders of record to attend the special meeting.
By Order of the Board of Directors,

/s/ Kevin R. Mandia

Kevin R. Mandia
Chief Executive Officer
Dated: April 28, 2022
Reston, Virginia

IMPORTANT INFORMATION
Even if you plan to attend the special meeting, we encourage you to submit your proxy as promptly as possible: (1) over the internet; (2) by telephone; or (3) by signing and dating the enclosed proxy card (a prepaid reply envelope is provided for your convenience). You may revoke your proxy or change your vote at any time before your proxy is voted at the special meeting.
If your shares are held through a bank, broker or other nominee, you are considered the “beneficial owner” of shares held in “street name.” If you hold your shares in “street name,” you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form provided by your bank, broker or other nominee. Your bank, broker or other nominee cannot vote on any of the proposals to be considered at the special meeting without your instructions. Without your instructions, your shares will not be counted for purposes of a quorum or be voted at the special meeting, and that will have the same effect as voting against the adoption of the merger agreement.
If you are a stockholder of record, voting at the special meeting will revoke any proxy that you previously submitted. If you hold your shares through a bank, broker or other nominee, you must obtain a “legal proxy” from the bank, broker or other nominee that holds your shares in order to vote at the special meeting.
We encourage you to read the accompanying proxy statement and its annexes, including all documents incorporated by reference into the accompanying proxy statement, carefully and in their entirety. If you have any questions concerning the merger, the special meeting or the accompanying proxy statement, would like additional copies of the accompanying proxy statement, or need help voting your shares, please contact our proxy solicitor:
MacKenzie Partners, Inc.
1407 Broadway, 27th Floor
New York, NY 10018
Call toll free: 1 (800) 322-2885
Email: proxy@mackenziepartners.com

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SUMMARY
Except as otherwise specifically noted in this proxy statement, “Mandiant,” “we,” “our,” “us” and similar words refer to Mandiant, Inc., including, in certain cases, our subsidiaries. Throughout this proxy statement, the “Mandiant Board” refers to Mandiant’s Board of Directors. Throughout this proxy statement, we refer to Google LLC as “Parent” and Dupin Inc. as “Merger Sub.” In addition, throughout this proxy statement we refer to the Agreement and Plan of Merger (as it may be amended from time to time), dated March 7, 2022, between Parent, Merger Sub and Mandiant as the “merger agreement.”
This summary highlights selected information from this proxy statement related to the proposed merger of Merger Sub (a wholly owned subsidiary of Parent) with and into Mandiant. We refer to that transaction as the “merger.”
This proxy statement may not contain all of the information that is important to you. To understand the merger more fully and for a complete description of its legal terms, you should carefully read this proxy statement, including the annexes to this proxy statement and the other documents to which we refer in this proxy statement. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions in the section of this proxy statement captioned “Where You Can Find More Information.” A copy of the merger agreement is attached as Annex A to this proxy statement. We encourage you to read the merger agreement, which is the legal document that governs the merger, carefully and in its entirety.
Introduction
On March 7, 2022, Mandiant agreed to be acquired by Parent. If the merger is completed, each outstanding share of our common stock (which we refer to as our “common stock”) (subject to certain exceptions) will be converted into the right to receive $23.00 per share in cash, without interest and less any applicable tax withholdings.
Parties Involved in the Merger
Mandiant, Inc.
Mandiant is a global cybersecurity company with a mission to protect our customers from cyber-attacks using innovative technology, intelligence and expertise from the front lines.
Mandiant provides intelligence-based cybersecurity solutions and services that allow organizations to prepare for, prevent, investigate, respond to and remediate cyber-attacks, including attacks that target on-premises, cloud, and critical infrastructure environments.
Our common stock is listed on the Nasdaq Global Select Market (which we refer to as the “Nasdaq”) under the symbol “MNDT.” Mandiant’s corporate offices are located at 11951 Freedom Drive, 6th Floor, Reston, Virginia 20190, and its telephone number is (703) 935-1700.
Google LLC
Parent’s mission is to organize the world’s information and make it universally accessible and useful. Through products and platforms like Search, Maps, Gmail, Android, Google Play, Chrome and YouTube, Parent plays a meaningful role in the daily lives of billions of people and has become one of the most widely-known companies in the world. Parent is a subsidiary of Alphabet Inc. Parent’s address is 1600 Amphitheatre Parkway, Mountain View, California 94043, and its telephone number is (650) 253-0000.
Dupin Inc.
Merger Sub, a Delaware corporation and a wholly owned subsidiary of Parent, was formed on February 28, 2022 solely for the purpose of engaging in the transactions contemplated by the merger agreement. Merger Sub has not engaged in any business activities other than in connection with the transactions contemplated by the merger agreement. Upon completion of the merger of Merger Sub with and into Mandiant, Merger Sub will cease to exist. Merger Sub’s address is 1600 Amphitheatre Parkway, Mountain View, California 94043, and its telephone number is (650) 253-0000.

Effects of the Merger
Upon the terms and subject to the conditions of the merger agreement, and in accordance with the Delaware General Corporation Law (which we refer to as the “DGCL”), at the effective time of the merger: (1) Merger Sub will merge with and into Mandiant; (2) the separate existence of Merger Sub will cease; and (3) Mandiant will continue as the surviving corporation in the merger and as a wholly owned subsidiary of Parent. Throughout this proxy statement, we use the term “surviving corporation” to refer to Mandiant as the surviving corporation following the merger.
As a result of the merger, Mandiant will cease to be a publicly traded company. If the merger is completed, you will not own any shares of capital stock of the surviving corporation.
The time at which the merger becomes effective (which we refer to as the “effective time of the merger”) will occur upon the filing of a certificate of merger with, and acceptance of that certificate by, the Secretary of State of the State of Delaware (or at a later time as Mandiant, Parent and Merger Sub may agree and specify in such certificate of merger).
Per Share Price
Upon the terms and subject to the conditions of the merger agreement, at the effective time of the merger, each outstanding share of our common stock (other than shares of our common stock that are (1) held by Mandiant as treasury stock, (2) owned by Parent or Merger Sub, (3) owned by any direct or indirect wholly owned subsidiary of Parent or Merger Sub, in each case, as of immediately prior to the effective time of the merger or (4) held by stockholders who have neither voted in favor of the adoption of the merger agreement nor consented thereto in writing and properly and validly exercised their statutory rights of appraisal in accordance with Section 262 of the DGCL (which shares of our common stock we refer to collectively as the “excluded shares”)) will be cancelled and automatically converted into the right to receive $23.00 in cash, without interest and less any applicable withholding taxes. We refer to this amount as the “per share price.”
On the closing date of the merger or the first business day following the closing date of the merger, a sufficient amount of cash will be deposited with a designated payment agent to pay the aggregate per share price. Once a stockholder has provided the payment agent with his, her or its stock certificates (or an affidavit of loss in lieu of a stock certificate) or customary agent’s message with respect to book-entry shares, appropriate letter of transmittal and other items specified by the payment agent, the payment agent, then will pay the stockholder the appropriate portion of the aggregate per share price in exchange for the shares of our common stock held by that stockholder. For more information, see the section of this proxy statement captioned “The Merger Agreement — Payment Agent, Exchange Fund, and Exchange and Payment Procedures.”
After the merger is completed, each of our stockholders will have the right to receive the per share price for each share of our common stock that such stockholder owned, as described in the section of this proxy statement captioned “The Merger Agreement — Conversion of Shares,” but will no longer have any rights as a Mandiant stockholder (except that our stockholders who properly and validly exercise and perfect, and do not validly withdraw or otherwise lose, their appraisal rights will have the right to receive payment for the “fair value” of their shares as determined pursuant to an appraisal proceeding as contemplated by the DGCL, as described in the section of this proxy statement captioned “The Merger — Appraisal Rights”).
The Special Meeting
Date, Time and Place
A special meeting of our stockholders will be held on June 3, 2022, at 8:00 a.m., Pacific time. You may attend the special meeting via a live interactive webcast on the internet at https://web.lumiagm.com/287951276. We refer to the special meeting, and any adjournment, postponement or other delay of the special meeting, as the “special meeting.” You will need the control number found on your proxy card or voting instruction form in order to participate in the special meeting (including voting your shares). We elected to use a virtual meeting given the current public health implications of COVID-19 and our desire to promote the health and welfare of our stockholders, as well as our positive experiences with virtual meetings.
Purpose
At the special meeting, we will ask stockholders to vote on proposals to: (1) adopt the merger agreement; (2) approve, on a non-binding, advisory basis, the compensation that will or may become payable to our named executive officers in connection with the merger; and (3) adjourn the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.
Record Date; Shares Entitled to Vote
You are entitled to vote at the special meeting if you owned shares of our common stock or shares of our convertible preferred stock as of the close of business on April 6, 2022 (which we refer to as the “record date”). For each share of our common stock (including on an as-converted basis) that you owned as of the close of business on the record date, you will have one vote on each matter submitted for a vote at the special meeting.
Quorum
As of the record date, there were 233,978,294 shares of our common stock outstanding and entitled to vote at the special meeting. As of the record date, there were 400,000 shares of our convertible preferred stock issued and outstanding, which are convertible into, in the aggregate, at the option of the holder 24,602,170 shares of our common stock, and entitled to vote on an as-converted-into-common-stock basis at the special meeting. The holders of a majority of the shares of the stock issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum.
Required Vote
The proposals to be voted on at the special meeting require the following votes:
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Proposal 1:   Approval of the proposal to adopt the merger agreement requires the affirmative vote of the holders of a majority of the shares of our common stock and shares of our convertible preferred stock outstanding as of the record date, voting together as a single class on an as-converted basis.

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Proposal 2:   Approval of the proposal to approve the compensation that will or may become payable to our named executive officers in connection with the merger requires the affirmative vote of a majority of the voting power of the shares of our common stock and shares of our convertible preferred stock present in person or represented by proxy at the special meeting and entitled to vote on the proposal, voting together as a single class on an as-converted basis. This vote will be on a non-binding, advisory basis.

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Proposal 3:   Approval of the proposal to adjourn the special meeting to a later date or dates to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting requires the affirmative vote of a majority of the voting power of the shares of our common stock and shares of our convertible preferred stock present in person or represented by proxy at the special meeting and entitled to vote on the proposal, voting together as a single class on an as-converted basis.

Voting and Proxies
Any stockholder of record entitled to vote at the special meeting may vote in any of the following ways:
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by proxy, by returning a signed and dated proxy card (a prepaid reply envelope is provided for your convenience);

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by proxy, by granting a proxy electronically over the internet or by telephone (using the instructions found on the proxy card); or

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by attending the special meeting and voting at the special meeting using the link on the special meeting website.

If you are a stockholder of record, you may change your vote or revoke your proxy at any time before it is voted at the special meeting by (1) signing another proxy card with a later date and returning it prior to the special meeting; (2) submitting a new proxy electronically over the internet or by telephone after the date of the earlier submitted proxy; (3) delivering a written notice of revocation to our Corporate Secretary; or (4) attending the special meeting and voting at the special meeting.
If you are a beneficial owner and hold your shares of our common stock in “street name” through a bank, broker or other nominee, you should instruct your bank, broker or other nominee on how you wish to vote your shares of our common stock using the instructions provided by your bank, broker or other nominee. Under applicable stock exchange rules, banks, brokers or other nominees have the discretion to vote on routine matters, but not on non-routine matters. The proposals to be considered at the special meeting are all non-routine matters, and banks, brokers and other nominees cannot vote on these proposals without your instructions. Therefore, it is important that you cast your vote or instruct your bank, broker or nominee on how you wish to vote your shares.
If you hold your shares of our common stock in “street name,” you should contact your bank, broker or other nominee for instructions regarding how to change your vote. You may also vote at the special meeting if you obtain a “legal proxy” from your bank, broker or other nominee giving you the right to vote your shares at the special meeting.
Recommendation of the Mandiant Board and Reasons for the Merger
The Mandiant Board, after considering various factors described in the section of this proxy statement captioned “The Merger — Recommendation of the Mandiant Board and Reasons for the Merger,” unanimously: (1) determined that the merger agreement, the merger and the other transactions contemplated by the merger agreement are fair to, advisable and in the best interests of Mandiant and its stockholders; and (2) adopted and approved the merger agreement, the merger and the other transactions contemplated by the merger agreement.
The Mandiant Board unanimously recommends that you vote: (1) “FOR” the adoption of the merger agreement; (2) “FOR” the compensation that will or may become payable to our named executive officers in connection with the merger; and (3) “FOR” the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.
Opinion of Goldman Sachs & Co. LLC
Goldman Sachs & Co. LLC (which we refer to as “Goldman Sachs”) rendered to the Mandiant Board its oral opinion, subsequently confirmed in its written opinion dated March 7, 2022, to the effect that, as of the date of the written opinion and based upon and subject to the factors and assumptions set forth therein, the $23.00 in cash per share of our common stock to be paid to the holders (other than Parent and its affiliates) of shares of our common stock pursuant to the merger agreement, was fair from a financial point of view to the holders of such shares.
The full text of the written opinion of Goldman Sachs, dated March 7, 2022, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached to this proxy statement as Annex C. The summary of Goldman Sachs’ opinion contained in this proxy statement is qualified in its entirety by reference to the full text of Goldman Sachs’ written opinion. Goldman Sachs provided advisory services and its opinion for the information and assistance of the Mandiant Board in connection with its consideration of the merger. The Goldman Sachs opinion is not a recommendation as to how any holder of our common stock should vote with respect to the merger or any other matter.
Treatment of Equity Awards in the Merger
The merger agreement provides that Mandiant’s equity awards that are outstanding immediately prior to the effective time of the merger will be treated in the following manner in connection with the merger.

For more information, see the section of this proxy statement captioned “The Merger Agreement — Conversion of Shares — Equity Awards; ESPP.”
Treatment of Mandiant Restricted Stock Units
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Each restricted stock unit (which we refer to as a “Mandiant restricted stock unit”) that is vested, or which is unvested and held by a non-employee director of the Mandiant Board, in each case that is outstanding as of the effective time of the merger (which we collectively refer to as a “vested Mandiant restricted stock unit”), will accelerate vesting in full (to the extent not already vested) and be cancelled and converted into a right to receive an amount in cash, without interest, equal to the product of (1) the excess of the per share price over the exercise or purchase price per share, if any, of such vested Mandiant restricted stock unit; and (2) the total number of shares of our common stock then-subject to such vested Mandiant restricted stock unit. This amount (less any required withholding and other taxes) will be paid to the applicable holder promptly following the effective time of the merger.

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Each Mandiant restricted stock unit that is unvested as of the effective time of the merger that is held by an individual who is providing services to Mandiant or its subsidiaries immediately prior to the effective time (which we refer to as an “unvested Mandiant restricted stock unit”) will be cancelled and converted into a right to receive an amount in cash, without interest, equal to the product of (1) the excess of the per share price over the exercise or purchase price per share, if any, of such unvested Mandiant restricted stock unit; and (2) the total number of shares of our common stock then-subject to such unvested Mandiant restricted stock unit. Such cash amount will (1) vest and become payable (less any required withholding and other taxes) in accordance with the vesting schedule applicable to the corresponding unvested Mandiant restricted stock unit immediately prior to the effective time of the merger subject to such holder’s continued service with Parent and its affiliates through the applicable vesting dates; and (2) be subject to the terms and conditions of any related agreements containing the payment, vesting conditions and other terms by which such amount is payable (which we refer to as the “unvested payment plan”).

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All other Mandiant restricted stock units not described above that are outstanding immediately prior to the effective time of the merger will be canceled for no consideration.

Treatment of Mandiant Performance-Based Awards
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Each Mandiant performance-based restricted stock unit (which we refer to as a “Mandiant PSU”) (including any portion thereof) for which the performance period has been completed at or prior to the effective time of the merger that is outstanding as of the effective time of the merger (which we refer to as a “completed Mandiant PSU”) will be canceled and converted into a right to receive an amount in cash, without interest, equal to the product of (1) the per share price and (2) the total number of shares of our common stock then-subject to such completed Mandiant PSU based on the actual achievement of all relevant performance goals (which we refer to as the “completed Mandiant PSU consideration”), with such completed Mandiant PSU consideration vesting in accordance with the service-based vesting schedule applicable to such completed Mandiant PSU immediately prior to the effective time of the merger and subject to the terms of the unvested payment plan.

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At the effective time of the merger, each Mandiant PSU (including any portion thereof) for which the performance period has not been completed at or prior to the effective time of the merger that is outstanding immediately prior to the effective time of the merger (which we refer to as an “uncompleted Mandiant PSU”) will be canceled and converted into a right to receive, an amount in cash, without interest, equal to the product of (1) the per share price and (2) the total number of shares of our common stock then-subject to such uncompleted Mandiant PSU assuming maximum level of achievement of all relevant performance goals (which we refer to as the “uncompleted Mandiant PSU consideration”), with such uncompleted Mandiant PSU consideration vesting in accordance with the service-based vesting schedule applicable to such uncompleted Mandiant PSU immediately prior to the effective time of the merger and subject to the terms of the unvested payment plan.

Treatment of Mandiant Options
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Each Mandiant stock option (which we refer to as a “Mandiant option”) that is outstanding and unexercised as of immediately prior to the effective time of the merger will accelerate vesting in full and be cancelled and converted into a right to receive an amount in cash, without interest, equal to the product of (1) the excess, if any, of the per share price over the exercise price per share of such Mandiant option, and (2) the number of shares of our common stock then issuable upon exercise in full of such Mandiant option. This amount (less any required withholding and other taxes) will be paid to the applicable holder promptly following the effective time of the merger.

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Any Mandiant option, whether vested or unvested, with an exercise price per share that is equal to or greater than the per share price will be canceled without any cash payment being made in respect thereof.

Treatment of the ESPP
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No further offering period or purchase period will commence pursuant to our Amended and Restated 2013 Employee Stock Purchase Plan, as amended (which we refer to as the “ESPP”) following the closing date of the merger. The ESPP will be terminated immediately prior to and effective as of the effective time of the merger (subject to consummation of the merger).

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Any offering period or purchase period under the ESPP that otherwise would be in progress as of the effective time of the merger will be terminated no later than ten (10) business days prior to the effective time of the merger.

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We will apply any funds within each ESPP participant’s account to the purchase of whole shares of our common stock in accordance with the terms of the ESPP. These shares will be deposited into the applicable participant’s account and will treated in the same manner as any other outstanding share of common stock in connection with the consummation of the merger. Any amounts not used for the purchase of shares of our common stock will be refunded.

Employee Benefits
From and after the effective time of the merger, all of our arrangements providing for compensation or benefits to our service providers (which we refer to as “Mandiant benefit plans”) will be honored in accordance with their terms as in effect immediately prior to the effective time of the merger. However, subject to the below, Parent or the surviving corporation will be permitted to amend or terminate any such Mandiant benefit plans in accordance with their terms or if otherwise required pursuant to applicable law.
We refer to each individual who is our employee or an employee of any of our subsidiaries immediately prior to the effective time of the merger and continues to be an employee of Parent or one of its subsidiaries (including the surviving corporation) immediately following the effective time of the merger as a “continuing employee.”
For one year following the effective time of the merger, each continuing employee generally will receive (i) base salary and annual cash target bonus opportunities that are substantially comparable in the aggregate to the base salary and annual cash target bonus opportunities provided to such continuing employee as of immediately prior to the effective time of the merger and (ii) health and welfare benefits that are substantially similar to those health and welfare benefits that are provided to similarly situated employees of Parent or its subsidiaries. However, no defined benefit pension, post-retirement medical, equity-based, retention, change-in-control, severance or other special or non-recurring compensation or benefits provided to continuing employees prior to the effective time of the merger will be taken into account for the foregoing.
Continuing employees generally will receive credit for all service with us and our subsidiaries prior to the effective time of the merger and with Parent, the surviving corporation, and any of their subsidiaries on or after the effective time of the merger, for purposes of eligibility to participate, vesting and entitlement to benefits where length of service is relevant (including for purposes of vacation accrual and severance pay entitlement) under each of the comparable employee benefit plans, programs and policies of Parent, the surviving corporation or the relevant subsidiary, as applicable (which we refer to as “new plans”), in which such continuing employee becomes a participant. However, such recognition of service will not apply to the extent it would result in a duplication of benefits or for purposes of (A) any equity or equity-based plans (including any entitlement to equity acceleration in connection with retirement), (B) any plan that provides retiree welfare benefits, (C) benefit accruals or participation eligibility under any defined benefit pension plan or plan providing post-retirement pension plan benefits other than as required by applicable law outside of the United States or (D) any plan, program or arrangement under which similarly situated employees of Parent and its subsidiaries do not receive credit for prior service or that is grandfathered or frozen.
Additionally, with respect to each new plan that is an “employee welfare benefit plan” (as that term is defined in Section 3(1) of ERISA) (other than the Mandiant benefit plans) for the purpose of providing medical, surgical or hospital care or benefits for the benefit of any continuing employees, Parent will use commercially reasonable efforts so that generally (A) all waiting periods, pre-existing conditions or limitations, physical examination requirements, evidence of insurability requirements and actively-at-work or similar requirements of such new plan generally will be waived and (B) any eligible expenses incurred by a continuing employee and his or her covered dependents during the plan year that includes the closing date will be given full credit pursuant to such new plan for purposes of satisfying all deductible, co-payments, coinsurance, offset and maximum out-of-pocket requirements applicable to such continuing employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such new plan.
For more information, see the section of this proxy statement captioned “The Merger Agreement — Employee Benefits.”
Interests of Mandiant’s Directors and Executive Officers in the Merger
When considering the recommendation of the Mandiant Board that you vote to approve the proposal to adopt the merger agreement, you should be aware that our directors and executive officers may have interests in the merger that are different from, or in addition to, your interests as a stockholder. In (1) evaluating and negotiating the merger agreement, (2) approving the merger agreement and the merger and (3) recommending that the merger agreement be adopted by our stockholders, the Mandiant Board was aware of and considered these interests to the extent that they existed at the time, among other matters. These interests include the following:
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For our executive officers, the treatment of their outstanding equity-based awards of Mandiant restricted stock units, Mandiant PSUs and Mandiant options, and outstanding rights to purchase shares or our common stock under the ESPP.

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For our non-employee directors, the accelerated vesting, at or immediately prior to the effective time of the merger, of Mandiant restricted stock units and Mandiant options.

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For our executive officers, the entitlement to receive certain severance payments and benefits (including accelerated vesting of equity-based awards) in the event of certain qualifying terminations of employment in connection with the merger.

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For Kevin Mandia, our chief executive officer, the entitlement to receive cash and equity incentives under a new offer letter with Parent and a voting agreement with Parent and Mandiant, which obligates Mr. Mandia to vote certain of his shares of Mandiant’s common stock in favor of the adoption of the merger agreement and against any competing transaction.

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The continued indemnification and insurance coverage for our directors and executive officers from the surviving corporation and Parent under the terms of the merger agreement.

A detailed description of these interests is included in the section of this proxy statement captioned “The Merger — Interests of Mandiant’s Directors and Executive Officers in the Merger.”
Appraisal Rights
If the merger is consummated, our stockholders who (1) do not vote in favor of the adoption of the merger agreement nor consent thereto in writing; (2) continuously hold their shares through the effective time of the merger; (3) properly perfect appraisal of their shares; (4) meet certain other conditions and statutory requirements described in this proxy statement; and (5) do not withdraw their demands or otherwise lose their rights to appraisal will be entitled to seek appraisal of their shares in connection with the merger under Section 262 of the DGCL. This means that these stockholders will be entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash for the “fair value” of their shares of our common stock, exclusive of any elements of value arising from the accomplishment or expectation of the merger, together with (unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown) interest on the amount determined by the Delaware Court of Chancery to be the fair value from the effective date of the merger through the date of payment of the judgment at a rate of five percent over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment, compounded quarterly (except that, if at any time before the entry of judgment in the proceeding, the surviving corporation makes a voluntary cash payment to each stockholder seeking appraisal, interest will accrue thereafter only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Delaware Court of Chancery; and (2) interest theretofore accrued, unless paid at that time). The surviving corporation is under no obligation to make such voluntary cash payment prior to such entry of judgment. Due to the complexity of the appraisal process, stockholders who wish to seek appraisal of their shares are encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights.
Stockholders considering seeking appraisal should be aware that the fair value of their shares as determined pursuant to Section 262 of the DGCL could be more than, the same as or less than the value of the consideration that they would receive pursuant to the merger agreement if they did not seek appraisal of their shares.
Only a stockholder of record may submit a demand for appraisal. To exercise appraisal rights, the stockholder of record must (1) submit a written demand for appraisal to Mandiant before the vote is taken on the proposal to adopt the merger agreement; (2) not vote, in person or by proxy, in favor of the proposal to adopt the merger agreement; (3) continue to hold the subject shares of our common stock of record through the effective time of the merger; and (4) strictly comply with all other procedures for exercising appraisal rights under the DGCL. The failure to follow exactly the procedures specified under the DGCL may result in the loss of appraisal rights. In addition, the Delaware Court of Chancery will dismiss appraisal proceedings in respect of Mandiant unless certain conditions are satisfied by the stockholders seeking appraisal, as described further below. The requirements under Section 262 of the DGCL for exercising appraisal rights are described in further detail in this proxy statement, which description is qualified in its entirety by Section 262 of the DGCL, the relevant section of the DGCL regarding appraisal rights, a copy of which is attached as Annex B to this proxy statement. If you hold your shares of our common stock through a bank, broker or other nominee and you wish to exercise appraisal rights, you should consult with your bank, broker or other nominee to determine the appropriate procedures for the making of a demand for appraisal on your behalf by your bank, broker or other nominee.
Material U.S. Federal Income Tax Consequences of the Merger
For U.S. federal income tax purposes, the receipt of cash by a U.S. Holder (as defined in the section of this proxy statement captioned “The Merger — Material U.S. Federal Income Tax Consequences of the Merger”) in exchange for such U.S. Holder’s shares of our common stock in the merger generally will result in the recognition of gain or loss in an amount measured by the difference, if any, between the amount of cash that such U.S. Holder receives in the merger and such U.S. Holder’s adjusted tax basis in the shares of our common stock surrendered in the merger.
A Non-U.S. Holder (as defined in the section of this proxy statement captioned “The Merger — Material U.S. Federal Income Tax Consequences of the Merger”) generally will not be subject to U.S. federal income tax with respect to the exchange of our common stock for cash in the merger unless such Non-U.S. Holder has certain connections to the United States, but may be subject to backup withholding tax unless the Non-U.S. Holder complies with certain certification procedures or otherwise establishes a valid exemption from backup withholding tax.
For more information, see the section of this proxy statement captioned “The Merger — Material U.S. Federal Income Tax Consequences of the Merger.” Stockholders should consult their own tax advisors concerning the U.S. federal income tax consequences relating to the merger in light of their particular circumstances and any consequences arising under U.S. federal non-income tax laws or the laws of any state, local or non-U.S. taxing jurisdiction.
Regulatory Approvals Required for the Merger
Under the terms of the merger agreement, the merger cannot be completed until the waiting period (and any extensions thereof, if any) applicable to the merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (which we refer to as the “HSR Act”) has expired or otherwise been terminated.
On April 20, 2022, Mandiant and Parent each received a request for additional information and documentary material (which we refer to as a “Second Request”) from the Antitrust Division of the Department of Justice (which we refer to as the “DOJ”) in connection with the DOJ’s review of the merger. The issuance of the Second Request extends the waiting period under the HSR Act until 30 days after both Mandiant and Parent have substantially complied with the Second Request, unless the waiting period is terminated earlier by the DOJ or extended by agreement of Mandiant and Parent.
The merger is also subject to clearances, consents, approvals and the waiting periods applicable to the merger under certain foreign antitrust laws and foreign investment (which we refer to as “FDI”) laws. Antitrust and FDI approvals of the merger are required in various jurisdictions throughout Europe, the Middle East and Asia.
Financing of the Merger
Parent’s and Merger Sub’s obligations under the merger agreement are not conditioned on the receipt or availability of any funds, or subject to any financing condition. Parent intends to finance the transaction using its cash on hand and has represented to us in the merger agreement that it has sufficient cash resources to pay the aggregate merger consideration.
Mandiant also has outstanding $600 million in aggregate principal amount of 0.875% convertible senior notes due 2024 (which we refer to as the “2024 Notes”), $23.4 million in aggregate principal amount of 1.000% convertible Series A senior notes due 2035 (which we refer to as the “Series A 2035 Notes”) and $460 million in aggregate principal amount of 1.625% convertible Series B senior notes due 2035 (which we refer to as the “Series B 2035 Notes,” and, together with the 2024 Notes and Series A 2035 Notes, the “Convertible Notes”). On the closing date of the merger, each series of Convertible Notes will be convertible into the merger consideration at the then applicable conversion rate for the relevant series of Convertible Notes. Mandiant will be required to make an offer to repurchase each series of Convertible Notes at 100 percent of their principal amount plus accrued and unpaid interest to, but excluding, the applicable fundamental change repurchase date (as defined in the applicable convertible notes indenture). The Series A 2035 Notes are also redeemable at the option of Mandiant, and after June 1, 2022, the Series B 2035 Notes will be redeemable at the option of Mandiant, in each case at 100 percent of their principal amount plus accrued and unpaid interest, if any, to, but excluding, the applicable redemption date (as defined in the applicable convertible notes indenture). Under the merger agreement, Mandiant has agreed to cooperate with Parent in the event that Parent seeks to launch a tender offer with respect to any or all of the Convertible Notes. In connection with the issuance of the 2024 Notes, Mandiant entered into capped call transactions (which we refer to as the “capped call transactions”) with certain financial institutions (which we refer to as the “option counterparties”). The capped call transactions were expected by Mandiant to reduce the potential dilution to Mandiant’s common stock upon any conversion of the 2024 Notes and/or to offset any cash payments that Mandiant would be required to make in excess of the principal amount of such converted 2024 Notes, as the case may be, with such reduction and/or offset subject to a cap set forth in the capped call transactions. In order to hedge the risks of the option counterparties under or in respect of the capped call transactions, the option counterparties or their respective affiliates from time to time enter into or unwind various derivative transactions with respect to Mandiant’s common stock and/or purchase or sell Mandiant’s common stock or other securities issued by Mandiant in secondary market transactions.
Pursuant to the merger agreement, Parent has the right to direct Mandiant to effect an early termination and cash settlement of all obligations in respect of the capped call transactions. Pursuant to the merger agreement, Mandiant has agreed that, except as directed by Parent, Mandiant will not exercise any option or make any election under, or amend, modify, supplement, negotiate any adjustment to or obtain any waiver of, or novate, accelerate, liquidate, terminate early, cancel or otherwise settle, any of the capped call transactions.
In connection with the issuance of the Series A 2035 Notes and the Series B 2035 Notes, Mandiant entered into two privately negotiated prepaid share forward transactions (which we refer to as the “prepaid share forward transactions”) with one of the initial purchasers of the 2035 Notes (which we refer to as the “forward counterparty”). The prepaid share forward transaction entered into in connection with the issuance of the Series A 2035 Notes was fully settled on June 3, 2020. The prepaid share forward transaction entered into in connection with the issuance of the Series B 2035 Notes was intended by Mandiant to facilitate privately negotiated derivative transactions pursuant to which investors in the Series B 2035 Notes are able to hedge their investment in the Series B 2035 Notes. It is scheduled to settle on or about June 1, 2022.
Pursuant to the merger agreement, Mandiant has agreed that, except for the settlement on June 1, 2022 of the prepaid share forward transaction in accordance with its terms, Mandiant will not exercise any option or make any election under, or amend, modify, supplement, negotiate any adjustment to or obtain any waiver of, or novate, accelerate, liquidate, terminate early, cancel or otherwise settle, such prepaid share forward transaction.
The Voting Agreements
In connection with entering into the merger agreement, on March 7, 2022, following the Mandiant Board’s approval thereof, Mandiant’s convertible preferred stockholders, Blackstone Delta Lower Holdings DE L.P. and, BTO FD Delta Holdings DE L.P. (which we refer to as “Blackstone”), ClearSky Security Fund I LLC and ClearSky Power & Technology Fund II LLC (which we refer to as “ClearSky”), and Mr. Mandia, in each case in their capacities as stockholders of Mandiant, entered into voting agreements (which we refer to as the “voting agreements”) with Parent and Mandiant. The voting agreements obligate (A) the applicable stockholders to vote their respective shares of our common stock and convertible preferred stock (1) in favor of the adoption of the merger agreement and the approval of the transactions contemplated thereby and by the other transaction documents, including the merger, (2) in favor of any proposal to adjourn or postpone such meeting of Mandiant’s stockholders to a later date if there are not sufficient votes to adopt the merger agreement, (3) against any action or proposal in favor of an acquisition proposal, without regard to the terms of such acquisition proposal, and (4) against any action, proposal, transaction or agreement that would reasonably be likely to prevent, materially impede or materially delay the merger or the other transactions contemplated by the merger agreement, and (B) in the case of the convertible preferred stockholders, the applicable convertible preferred stockholders to take all steps necessary to convert all of their shares of Mandiant’s convertible preferred stock into shares of common stock, including delivering to Mandiant a conversion notice in respect of their convertible preferred stock concurrently with the execution and delivery of the voting agreements, prior to the effective time of the merger and, in the case of Blackstone, prior to any exercise of remedies by their lenders with respect to such shares, if earlier. The voting agreements terminate upon the earliest to occur of (1) the termination of the merger agreement in accordance with its terms; (2) the effective time of the merger; or (3) the entry into any amendment or modification to, or waiver of Mandiant’s rights under, the merger agreement that (a) results in a decrease in, change in the composition of, or otherwise adversely affects the merger consideration, (b) extends the termination date (except as contemplated by the merger agreement) or (c) modifies in any material respect Article II or Article VII of the merger agreement in a manner that is adverse to Mandiant’s stockholders without the prior written consent of the stockholders party to the voting agreements.
As of the record date, the voting agreements cover approximately 11.8 percent of our common stock (on an as-converted to common stock basis and excluding shares of our common stock issuable upon vesting of Mandiant restricted stock units and Mandiant PSUs) in the aggregate. For more information, please see the section of this proxy statement captioned “The Merger — The Voting Agreements.”
Conversion of Convertible Preferred Stock
Mandiant has agreed to cooperate with the holders of the shares of its convertible preferred stock to facilitate and enable their compliance with their obligations under the voting agreements to convert their shares of Mandiant’s convertible preferred stock into Mandiant’s common stock and accept their optional conversion notices (as referenced in the voting agreements) on the terms set forth in the voting agreements, and accept, prepare, execute and deliver any such additional notices, documents and instruments required on the part of Mandiant, so that all of the shares of Mandiant’s convertible preferred stock for which optional conversion notices have been validly submitted are converted into Mandiant’s common stock in advance of the effective time of the merger and converted into the right to receive the per share price in accordance with the merger agreement.
No Solicitation of Other Acquisition Offers
Beginning on the date of the merger agreement and continuing until the effective time of the merger (or the earlier termination of the merger agreement), Mandiant has agreed to cease and cause to be terminated any activities, discussions or negotiations with, and terminate any data room access of, any person and its representatives relating to an acquisition proposal.
Under the terms of the merger agreement, from the date of the merger agreement until the effective time of the merger (or the earlier termination of the merger agreement), Mandiant has agreed that it will not, and will cause its subsidiaries and their respective directors and executive officers not to, and it will not authorize, and will use its reasonable best efforts to cause, its or its subsidiaries’ employees, consultants and other representatives to not, directly or indirectly:
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solicit, initiate, propose or induce the making, submission or announcement of, or knowingly encourage, facilitate or assist, any offer, inquiry, indication of interest or proposal that constitutes, or would reasonably be expected to lead to, an acquisition proposal;

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furnish to any person or group (other than Parent, Merger Sub or any of their respective representatives) any non-public information relating to Mandiant or any of its subsidiaries or afford to any person or group (other than Parent, Merger Sub or any of their respective representatives) access to the business, properties, assets, books, records or other non-public information, or to any personnel, of Mandiant or any of its subsidiaries, in any such case in connection with any acquisition proposal or with the intent to induce the making, submission or announcement of, or to knowingly encourage, facilitate or assist, an acquisition proposal or the making of any offer, inquiry, indication of interest or proposal that constitutes or would reasonably be expected to lead to an acquisition proposal;

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participate, or engage in discussions or negotiations, with any person or group with respect to an acquisition proposal or with respect to any inquiries from third persons about making an offer, indication of interest or proposal relating to an acquisition proposal;

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approve, endorse or recommend any offer, inquiry, indication of interest or proposal that constitutes, or would reasonably be expected to lead to, an acquisition proposal;

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enter into any letter of intent, memorandum of understanding, merger agreement, acquisition agreement or other contract relating to an acquisition transaction, other than a customary confidentiality agreement containing terms no less restrictive to the counterparty than the terms contained in the confidentiality agreement between Mandiant and Parent (we refer to any of these as an “alternative acquisition agreement”); or

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authorize or commit to do any of the foregoing.

However, prior to the adoption of the merger agreement by our stockholders, Mandiant and the Mandiant Board (or a committee thereof) may, directly or indirectly through one or more of their representatives (including Mandiant’s financial advisor), following the execution and delivery of a customary confidentiality agreement, (1) participate or engage in discussions or negotiations with; (2) furnish any non-public information relating to Mandiant or any of its subsidiaries to; or (3) afford access to the business, properties, assets, books, records or other non-public information or to any personnel, of Mandiant or any of its subsidiaries to, in each case, any person or group or their respective representatives that has made, renewed or delivered to Mandiant a bona fide written acquisition proposal after the date of the merger agreement that was not solicited in material breach of the applicable restrictions, but only if the Mandiant Board has determined in good faith (after consultation with its financial advisor and outside legal counsel)

that (1) such acquisition proposal either constitutes a superior proposal or would be reasonably likely to lead to a superior proposal; and (2) the failure to take such actions would reasonably be expected to be inconsistent with its fiduciary duties pursuant to applicable law. From the date of the merger agreement to the effective time of the merger (or, if earlier, the termination of the merger agreement), Mandiant has agreed that it will prior to or contemporaneously make available to Parent and its representatives any non-public information concerning Mandiant and its subsidiaries that is provided to any such person or its representatives that was not previously made available to Parent or its representatives. For more information, see the section of this proxy statement captioned “The Merger Agreement — No Solicitation of Other Acquisition Offers.”
Mandiant is not entitled to terminate the merger agreement to enter into an agreement for a superior proposal unless it complies with certain procedures in the merger agreement, including engaging in good faith negotiations with Parent during a specified period. If Mandiant terminates the merger agreement in order to accept a superior proposal from a third party it must pay a termination fee to Parent. For more information, see the section of this proxy statement captioned “The Merger Agreement — The Mandiant Board’s Recommendation; Board Recommendation Change.”
Change in the Mandiant Board’s Recommendation
The Mandiant Board may not withdraw its recommendation that our stockholders adopt the merger agreement or take certain similar actions other than, under certain circumstances, if it (or a committee of the Mandiant Board) determines in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to do so would result in a breach of the Mandiant Board’s fiduciary duties pursuant to applicable law and the Mandiant Board (or a committee thereof) complies with certain procedures in the merger agreement including engaging in good faith negotiations with Parent during a specified period. If the merger agreement is terminated because the Mandiant Board withdraws its recommendation that our stockholders adopt the merger agreement, then Mandiant must pay a termination fee to Parent. For more information, see the section of this proxy statement captioned “The Merger Agreement — The Mandiant Board’s Recommendation; Board Recommendation Change.”
Conditions to the Closing of the Merger
The obligations of Parent, Merger Sub and Mandiant, as applicable, to consummate the merger are subject to the satisfaction or waiver (where permitted by applicable law) of certain conditions, including the following:
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the adoption of the merger agreement by the requisite affirmative vote of our stockholders;

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the expiration or termination of the waiting period, if any, applicable to the merger and the conversion of the convertible preferred stock of Mandiant into common stock pursuant to the HSR Act;

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receipt of all antitrust and FDI approvals, clearances and consents and expirations of waiting periods relating to the merger and the conversion of the convertible preferred stock of Mandiant in various jurisdictions throughout Europe, the Middle East and Asia; and

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the absence of any temporary restraining order, preliminary or permanent injunction or other judgment or order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the merger or the conversion of the convertible preferred stock of Mandiant, any action taken by any governmental authority of competent jurisdiction or any law enacted, entered, enforced or deemed applicable to the merger or the conversion of the convertible preferred stock of Mandiant, that, in each case, prevents, materially restrains or materially impairs the consummation of the merger or the conversion of the convertible preferred stock of Mandiant (we refer to any such order, injunction, judgment, restraint, prohibition, action or law as, a “Restraint”).

In addition, the obligations of Parent and Merger Sub to consummate the merger are subject to the satisfaction or waiver (where permitted by applicable law) of each of the following additional conditions, any of which may be waived exclusively by Parent:

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the accuracy of the representations and warranties of Mandiant in the merger agreement, subject to applicable materiality or other qualifiers, as of the date of the merger agreement and as of the closing date of the merger (or as of the date as of which such representation or warranty was specifically made);

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Mandiant having performed and complied in all material respects with all covenants and obligations under the merger agreement required to be performed and complied with by it at or prior to the closing of the merger;

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the absence of any Company Material Adverse Effect (as defined in the section of this proxy statement captioned “The Merger Agreement — Representations and Warranties”) having occurred since the date of the merger agreement;

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the receipt by Parent and Merger Sub of a customary closing certificate of Mandiant; and

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no order arising under any antitrust or FDI law and no antitrust or FDI law having been issued, enacted, rendered, promulgated, enforced, formally deemed applicable or formally asserted by any governmental authority imposing a remedial action on any of the parties in connection with the merger or the conversion of the convertible preferred stock of Mandiant.

In addition, the obligations of Mandiant to consummate the merger are subject to the satisfaction or waiver (where permitted by applicable law) of each of the following additional conditions, any of which may be waived exclusively by Mandiant:
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the accuracy of the representations and warranties of Parent and Merger Sub in the merger agreement, subject to applicable materiality or other qualifiers, as of the date of the merger agreement and as of the closing date of the merger (or as of the date as of which such representation or warranty was specifically made);

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Parent and Merger Sub having performed and complied in all material respects with all covenants and obligations under the merger agreement required to be performed and complied by Parent and Merger Sub prior to the closing of the merger; and

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the receipt by Mandiant of a customary closing certificate of Parent and Merger Sub.

Termination of the Merger Agreement
The merger agreement may be terminated at any time prior to the effective time of the merger, whether before or after the adoption of the merger agreement by our stockholders (except as otherwise provided in the merger agreement), in the following ways:
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by mutual written agreement of Mandiant and Parent;

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by either Mandiant or Parent if:

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any Restraint has become final and non-appealable, except that the right to terminate will not be available to any party whose action or failure constitutes a material breach of the merger agreement and has been the primary cause of, or primarily resulted in, such Restraint or in such Restraint becoming final and non-appealable or failing to be removed;

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the merger has not been consummated by 11:59 p.m., Pacific time, on March 7, 2023 (which we refer to as the “termination date”), subject to two automatic extensions to June 7, 2023 and September 7, 2023, if certain conditions to closing are not met by these dates, except that a party may not terminate the merger agreement pursuant to this provision if such party’s action or failure to act constitutes a material breach of the merger agreement and has been the primary cause of, or primarily resulted in the failure of the effective time of the merger to have occured prior to the termination date; or

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our stockholders do not adopt the merger agreement at the special meeting.

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by Mandiant if:

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subject to a 45-day cure period, Parent or Merger Sub has breached or failed to perform any of its respective representations, warranties, covenants or other agreements in the merger agreement such that the related closing condition would not be satisfied (subject to Mandiant not being in material breach of the merger agreement at the time of such termination); or
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prior to the adoption of the merger agreement by our stockholders: (1) Mandiant has received a superior proposal; (2) the Mandiant Board (or a committee thereof) has authorized Mandiant to enter into a definitive alternative acquisition agreement to consummate the acquisition transaction contemplated by that superior proposal and Mandiant and the counterparties thereto execute and deliver such definitive alternative acquisition agreement concurrently with or within the first business day occurring on or after Mandiant’s termination of the merger agreement; (3) prior to or concurrently with such termination, Mandiant pays to Parent the applicable termination fee; and (4) Mandiant has complied with its covenants under the merger agreement with respect to soliciting such superior proposal.

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by Parent if:

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subject to a 45-day cure period, Mandiant has breached or failed to perform any of its representations, warranties, covenants or other agreements in the merger agreement such that the related closing condition would not be satisfied (subject to Parent or Merger Sub not being in material breach of the merger agreement at the time of such termination);

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the Mandiant Board (or a committee thereof) (1) changes its recommendation with respect to the merger; (2) Mandiant enters into an alternative acquisition agreement; or (3) Mandiant has committed a material and willful breach of its “no-shop” restrictions or covenants relating to its stockholder meeting to adopt the merger agreement and approve the merger; or

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if an order arising under any of the antitrust and FDI laws, or any antitrust and FDI laws, has been issued, enacted, rendered, promulgated, enforced or deemed applicable by any governmental authority of competent jurisdiction that will expressly impose a remedial action in connection with the consummation of either the merger or the conversion of the convertible preferred stock into common stock and the imposition of such remedial action shall have become final and non-appealable, except Parent may not terminate the merger agreement pursuant to this provision if Parent’s action or failure to act constitutes a material breach of the merger agreement and has been the primary cause of, or primarily resulted in, the imposition of such remedial action or in such remedial action becoming final and non-appealable or failing to be removed.

Termination Fees and Remedies
The merger agreement contains certain termination rights for Mandiant and Parent. Upon valid termination of the merger agreement under specified circumstances, Mandiant will be required to pay Parent (or its designee) a termination fee of $197,000,000. Specifically, this termination fee will be payable by Mandiant to Parent if the merger agreement is terminated:
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by Parent, if the Mandiant Board (or a committee thereof) changes its recommendation with respect to the merger, Mandiant enters into an alternative acquisition agreement or Mandiant has committed a material and willful breach of its “no-shop” restrictions or covenants relating to its stockholder meeting to adopt the merger agreement and approve the merger; or

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by Mandiant, if, prior to receiving the requisite stockholder approval, the Mandiant Board (or a committee thereof) authorizes the acceptance of a superior proposal and Mandiant enters into a definitive alternative acquisition agreement for the transaction contemplated by such superior proposal.

The termination fee will also be payable in certain circumstances if:
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the merger agreement is terminated (1) because the merger is not completed by the termination date; (2) because of a failure to obtain the required approval of our stockholders; or (3) subject to a 45-day cure period, because Mandiant breaches or fails to perform any of its representations, warranties or covenants in a manner that would cause the related closing conditions to not be satisfied;

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prior to such termination (but after the date of the merger agreement) an acquisition proposal is publicly announced or publicly disclosed or delivered to the Mandiant Board and, in the case of a termination for a failure to obtain the requisite approval of Mandiant’s stockholders, is not withdrawn or otherwise abandoned at least one business day before such vote is taken; and
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Mandiant subsequently consummates, or enters into a definitive agreement providing for, an acquisition transaction that is subsequently consummated (or is terminated but a subsequent acquisition transaction is subsequently consummated), in either case, within one year of such termination.

Upon termination of the merger agreement under other specified circumstances, Parent will be required to pay Mandiant a termination fee in the amount of (a) $328,000,000 if a termination notice is delivered on or prior to 11:59 p.m., Pacific time, on March 7, 2023, (b) $394,000,000 if a termination notice is delivered at any time after 11:59 p.m., Pacific time, on March 7, 2023 but on or prior to 11:59 p.m., Pacific time, on June 7, 2023, and (c) $460,000,000 if a termination notice is delivered at any time after 11:59 p.m., Pacific time, on June 7, 2023. Specifically, the termination fee will be payable by Parent to Mandiant if the merger agreement is terminated:
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by Parent or Mandiant if the merger is not completed by the termination date and at such time (1) the closing conditions requiring (i) the receipt of certain antitrust and FDI clearances, (ii) the absence of any law, injunction or order preventing, materially restraining or materially impairing the merger or the conversion of the convertible preferred stock into common stock (arising as a result of antitrust and FDI laws) and (iii) the absence of any order under any antitrust or FDI law and the absence of any antitrust or FDI law enacted imposing certain remedial actions in connection with the merger or the conversion of the convertible preferred stock into common stock, in each case, have not been satisfied or waived (if a waiver is permitted by law); (2) such non-satisfaction is not primarily caused by a material breach by Mandiant of the merger agreement; and (3) all other conditions to the obligations of Parent and Merger Sub to effect the merger under the merger agreement have been satisfied or waived (if a waiver is permitted by law); or

•
(1) by Parent or Mandiant if a Restraint (if arising as a result of antitrust or FDI laws); or (2) by Parent if an order under any antitrust or FDI law is in effect or any antitrust or FDI law has been enacted imposing certain remedial actions in connection with the merger or the conversion of the convertible preferred stock into common stock and at such time, in either case, has become final and non-appealable (and a material breach by Mandiant is not the primary cause of such law, injunction or order becoming final and non-appealable or failing to be removed or such remedial action being imposed) and all of the other conditions to the obligations of Parent and Merger Sub to effect the merger under the merger agreement have been satisfied or waived (if a waiver is permitted by law).

The merger agreement also provides that Mandiant, on the one hand, or Parent and Merger Sub, on the other hand, may specifically enforce the obligations under the merger agreement.
Neither Parent nor Mandiant is required to pay to the other its termination fee on more than one occasion.
Delisting and Deregistration of Our Common Stock
If the merger is completed, our common stock will no longer be traded on the Nasdaq and will be deregistered under the Securities Exchange Act of 1934 (which we refer to as the “Exchange Act”). We will no longer be required to file periodic reports, current reports and proxy and information statements with the Securities and Exchange Commission (which we refer to as the “SEC”) on account of our common stock.
Effect on Mandiant if the Merger is Not Completed
If the merger agreement is not adopted by our stockholders, or if the merger is not completed for any other reason, our stockholders will not receive any payment for their shares of our common stock in connection with the merger. Instead: (1) Mandiant will remain an independent public company; (2) our common stock will continue to be listed and traded on the Nasdaq and registered under the Exchange Act; and (3) we will continue to file periodic reports with the SEC.

Litigation Relating to the Merger
As of April 26, 2022, seven complaints have been filed by purported Mandiant stockholders against Mandiant and the Mandiant Board, each of which seeks to enjoin the merger and other relief. The complaints assert claims against all defendants under Section 14(a) of the Exchange Act and Rule 14a-9 promulgated thereunder for allegedly false or misleading statements in Mandiant’s preliminary proxy statement and against the individual defendants under Section 20(a) of the Exchange Act for alleged “control person” liability with respect to such allegedly false or misleading statements.
The defendants believe that the claims are without merit. For a more detailed description of litigation in connection with the merger, see the section of this proxy statement captioned “The Merger — Litigation Relating to the Merger.”

QUESTIONS AND ANSWERS
The following questions and answers address some commonly asked questions regarding the merger, the merger agreement and the special meeting. These questions and answers may not address all questions that are important to you. We encourage you to carefully read the more detailed information contained elsewhere in this proxy statement, including the annexes to this proxy statement and the other documents to which we refer in this proxy statement. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions in the section of this proxy statement captioned “Where You Can Find More Information.”
Q:
Why am I receiving these materials?

A:
On March 7, 2022, we announced that Mandiant entered into the merger agreement. Under the merger agreement, Parent will acquire Mandiant for $23.00 in cash per share of our common stock. In order to complete the merger, our stockholders representing a majority of all issued and outstanding common stock and convertible preferred stock, voting as a single class on an as-converted basis, must vote to adopt the merger agreement at the special meeting. This approval is a condition to the consummation of the merger. See the section of this proxy statement captioned “The Merger Agreement — Conditions to the Closing of the Merger.” The Mandiant Board is furnishing this proxy statement and form of proxy card to the holders of shares of our common stock and convertible preferred stock in connection with the solicitation of proxies of our stockholders to be voted at the special meeting.

This proxy statement, which you should read carefully, contains important information about the merger, the merger agreement, the special meeting and the matters to be voted on at the special meeting. The enclosed materials allow you to submit a proxy to vote your shares of our common stock without attending the special meeting and to ensure that your shares of our common stock are represented and voted at the special meeting.
Your vote is very important. Even if you plan to attend the special meeting, we encourage you to submit a proxy as soon as possible.
Q:
What is the proposed merger and what effects will it have on Mandiant?

A:
The proposed merger is the acquisition of Mandiant by Parent. If the proposal to adopt the merger agreement is approved by our stockholders and the other closing conditions under the merger agreement are satisfied or waived, Merger Sub will merge with and into Mandiant, with Mandiant continuing as the surviving corporation. As a result of the merger, Mandiant will become a wholly owned subsidiary of Parent, and our common stock will no longer be publicly traded and will be delisted from the Nasdaq. In addition, our common stock will be deregistered under the Exchange Act, and we will no longer file periodic reports with the SEC.

Q:
What will I receive if the merger is completed?

A:
Upon completion of the merger, you will be entitled to receive $23.00 in cash, without interest and less any applicable withholding taxes, for each share of our common stock that you own, unless you have properly exercised, and not validly withdrawn or subsequently lost, your appraisal rights under the DGCL, and certain other conditions under the DGCL are satisfied. For example, if you own 100 shares of our common stock, you will receive $2,300.00 in cash in exchange for your shares of our common stock, without interest and less any applicable withholding taxes.

Q:
How does the per share price compare to the market price of Mandiant’s common stock?

A:
This amount constitutes (1) a premium of approximately 53 percent to the closing price of our common stock on February 7, 2022, which was the last full trading day before media reports that Mandiant was pursuing a sale; and (2) a premium of approximately 57 percent to Mandiant’s unaffected 10-day volume weighted average price as of February 7, 2022.

Q:
What will happen to Mandiant equity-based awards and Mandiant options?

A:
Generally speaking, Mandiant equity-based awards and Mandiant options will be treated as follows:

•
Each vested Mandiant restricted stock unit will accelerate vesting in full (to the extent not already vested) and be cancelled and converted into a right to receive an amount in cash, without interest, equal to the product of (1) the excess of the per share price over the exercise or purchase price per share, if any, of such vested Mandiant restricted stock unit; and (2) the total number of shares of our common stock then-subject to such vested Mandiant restricted stock unit. This amount (less any required withholding and other taxes) will be paid to the applicable holder promptly following the effective time of the merger.

•
Each unvested Mandiant restricted stock unit will be cancelled and converted into a right to receive an amount in cash, without interest, equal to the product of (1) the excess of the per share price over the exercise or purchase price per share, if any, of such unvested Mandiant restricted stock unit; and (2) the total number of shares of our common stock then-subject to such unvested Mandiant restricted stock unit. Such cash amount will (1) vest and become payable (less any required withholding and other taxes) in accordance with the vesting schedule applicable to the corresponding unvested Mandiant restricted stock unit immediately prior to the effective time of the merger, subject to such holder’s continued service with Parent and its affiliates through the applicable vesting dates; and (2) be subject to the terms and conditions of the unvested payment plan.

•
All other Mandiant restricted stock units not described above that are outstanding immediately prior to the effective time of the merger will be canceled for no consideration.

•
Each completed Mandiant PSU will be canceled and converted into a right to receive an amount in cash, without interest, equal to the completed Mandiant PSU consideration, with such completed Mandiant PSU consideration vesting in accordance with the service-based vesting schedule applicable to such completed Mandiant PSU immediately prior to the effective time of the merger and subject to the terms of the unvested payment plan.

•
At the effective time of the merger, each uncompleted Mandiant PSU will be canceled and converted into a right to receive, an amount in cash, without interest, equal to the uncompleted Mandiant PSU consideration with such uncompleted Mandiant PSU consideration vesting in accordance with the service-based vesting schedule applicable to such uncompleted Mandiant PSU immediately prior to the effective time of the merger and subject to the terms of the unvested payment plan.

•
Each Mandiant option that is outstanding and unexercised as of immediately prior to the effective time of the merger will accelerate vesting in full and be cancelled and converted into a right to receive an amount in cash, without interest, equal to the product of (1) the excess, if any, of the per share price over the exercise price per share of such Mandiant option, and (2) the number of shares of our common stock then issuable upon exercise in full of such Mandiant option. This amount (less any required withholding and other taxes) will be paid to the applicable holder promptly following the effective time of the merger.

•
Any Mandiant option, whether vested or unvested, with an exercise price per share that is equal to or greater than the per share price will be canceled without any cash payment being made in respect thereof.

Q:
What will happen to the ESPP?

A:
Generally speaking, the ESPP will be treated as follows:

•
No further offering period or purchase period will commence pursuant to the ESPP following the closing date of the merger. The ESPP will be terminated immediately prior to and effective as of the effective time of the merger (subject to consummation of the merger).

•
Any offering period or purchase period under the ESPP that otherwise would be in progress as of the effective time of the merger will be terminated no later than ten (10) business days prior to the effective time of the merger.

•
We will apply any funds within each ESPP participant’s account to the purchase of whole shares of our common stock in accordance with the terms of the ESPP. These shares will be deposited into the applicable participant’s account and will treated in the same manner as any other outstanding share of common stock in connection with the consummation of the merger. Any amounts not used for the purchase of shares of our common stock will be refunded.

Q:
What am I being asked to vote on at the special meeting?

A:
You are being asked to vote on the following proposals:

•
to adopt the merger agreement pursuant to which Merger Sub will merge with and into Mandiant and Mandiant will become a wholly owned subsidiary of Parent;

•
to approve, on a non-binding, advisory basis, the compensation that will or may become payable to our named executive officers in connection with the merger; and

•
to approve the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.

Q:
When and where is the special meeting?

A:
The special meeting will take place on June 3, 2022, at 8 a.m., Pacific time. The special meeting will be held virtually and there is no physical meeting location.

Q:
How do I attend the special meeting?

A:
If you were a holder of record of Mandiant stock at the close of business on April 6, 2022, you can attend the virtual special meeting by visiting https://web.lumiagm.com/287951276 and entering both the 11-digit control number previously provided to you in your proxy materials and the meeting password. The password for the meeting is mandiant2022. If you are a stockholder of record and you have misplaced your 11-digit control number, please call AST at (800) 937-5449.

If your shares are held in “street name” through a bank, broker or other nominee), you must register in advance in order to attend the special meeting. To register, you must obtain a “legal proxy” from the bank, broker or other nominee that is the record holder of your shares. Then you must submit the legal proxy, along with your name and email address, to receive an 11-digit control number that may be used to access the virtual special meeting website provided above. Any control number that was previously provided with your proxy materials, likely a 16-digit number, will not provide access to the virtual special meeting website. Requests for registration and submission of legal proxies should be labeled as “Legal Proxy” and must be received by AST no later than 5:00 p.m. Eastern time, on May 24, 2022. Submit your registration request and legal proxy by: (1) email to proxy@astfinancial.com; (2) facsimile to 718-765-8730; or (3) mail to American Stock Transfer & Trust Company, LLC, Attn: Proxy Tabulation Department, 6201 15th Avenue, Brooklyn, NY 11219. Obtaining a legal proxy may take several days and you are advised to register as far in advance as possible. Once you have obtained your 11-digit control number from AST, please follow the steps set forth in the prior paragraph for stockholders of record to attend the special meeting.
The virtual special meeting website will be active one hour prior to the start of the special meeting and stockholders are encouraged to log in to the virtual special meeting website early. Only stockholders who have an 11-digit control number may attend and vote during the special meeting. Stockholders experiencing technical difficulties accessing the special meeting may visit https://go.lumiglobal.com/faq for assistance.
Q:
Who is entitled to vote at the special meeting?

A:
All of our stockholders as of the close of business on April 6, 2022, which is the record date for the special meeting, are entitled to vote their shares of our common stock at the special meeting. As of the close of business on the record date, there were 233,978,294 shares of our common stock outstanding and entitled to vote at the special meeting. Each share of our common stock outstanding as of the record date is entitled to one vote per share on each matter properly brought before the special meeting. Each share of our convertible preferred stock outstanding as of the record date is entitled to one vote per share of common stock, on an as-converted-into-common-stock basis, on each matter properly brought before the special meeting.
Q:
What vote is required to approve the proposal to adopt the merger agreement?

A:
The affirmative vote of the holders of a majority of the shares of our common stock and convertible preferred stock, voting as a single class on an as-converted basis, outstanding as of the record date is required to adopt the merger agreement.

The failure of any stockholder of record to (1) submit a signed proxy card; (2) grant a proxy over the internet or by telephone; or (3) vote at the special meeting will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement. If you hold your shares in “street name,” the failure to instruct your bank, broker or other nominee how to vote your shares will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement. Abstentions will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement.
Q:
What vote is required to approve (1) the proposal to approve, on a non-binding, advisory basis, the compensation that will or may become payable to Mandiant’s named executive officers in connection with the merger; and (2) the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting?

A:
Approval of the proposal to approve, on a non-binding, advisory basis, the compensation that will or may become payable to our named executive officers in connection with the merger requires the affirmative vote of a majority of the voting power of the shares of our common stock present in person or represented by proxy at the special meeting and entitled to vote on the proposal.

Approval of the proposal to adjourn the special meeting to a later date or dates to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting requires the affirmative vote of a majority of the voting power of the shares of our common stock present in person or represented by proxy at the special meeting and entitled to vote on the proposal.
The failure of any stockholder of record to (1) submit a signed proxy card; (2) grant a proxy over the internet or by telephone; or (3) vote at the special meeting will not have any effect on the proposal to approve, on a nonbinding, advisory basis, the compensation that will or may become payable to our named executive officers in connection with the merger, or the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting, except to the extent that such failure affects obtaining a quorum at the meeting. If you hold your shares in “street name,” the failure to instruct your bank, broker or other nominee how to vote your shares will not have any effect on these proposals, except to the extent that such failure affects obtaining a quorum at the meeting. In all cases, abstentions will have the same effect as a vote “AGAINST” these proposals.
Q:
What do I need to do now?

A:
We encourage you to read this proxy statement, the annexes to this proxy statement and the documents that we refer to in this proxy statement carefully and consider how the merger affects you. Then, even if you expect to attend the special meeting, please sign, date and return, as promptly as possible, the enclosed proxy card (a prepaid reply envelope is provided for your convenience), or grant your proxy electronically over the internet or by telephone (using the instructions found on the proxy card), so that your shares can be voted at the special meeting. If you hold your shares in “street name,” please refer to the voting instruction form provided by your bank, broker or other nominee for information on how to vote your shares. Please do not send your stock certificates with your proxy card.

Q:
How does the Mandiant Board recommend that I vote?

A:
The Mandiant Board unanimously recommends that you vote: (1) “FOR” the adoption of the merger agreement; (2) “FOR” the compensation that will or may become payable to our named executive officers in connection with the merger; and (3) “FOR” the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.
Q:
What happens if the merger is not completed?

A:
If the merger agreement is not adopted by our stockholders or if the merger is not completed for any other reason, our stockholders will not receive any payment for their shares of our common stock. Instead: (1) Mandiant will remain an independent public company; (2) our common stock will continue to be listed and traded on the Nasdaq and registered under the Exchange Act; and (3) we will continue to file periodic reports with the SEC.

In specified circumstances in which the merger agreement is terminated, Mandiant has agreed to pay Parent (or its designee) a termination fee. In other specified circumstances in which the merger agreement is terminated, Parent has agreed to pay Mandiant a termination fee.
For more information, see the section of this proxy statement captioned “The Merger Agreement —  Termination Fees and Remedies.”
Q:
What is the compensation that will or may become payable to Mandiant’s named executive officers in connection with the merger?

A:
The compensation that will or may become payable to our named executive officers in connection with the merger is certain compensation that is tied to or based on the merger and payable to certain of Mandiant’s named executive officers pursuant to underlying employee benefit plans and arrangements that are contractual in nature. Compensation that will or may become payable by Parent or its affiliates (including, following the consummation of the merger, the surviving corporation) to our named executive officers pursuant to arrangements entered into between Parent and our named executive officers in connection with or following the merger is not subject to this advisory vote. For further information, see the section of this proxy statement captioned “Proposal 2: Approval, on a Non-Binding, Advisory Basis, of Certain Merger-Related Executive Compensation.”

Q:
Why am I being asked to cast a vote to approve the compensation that will or may become payable to Mandiant’s named executive officers in connection with the merger?

A:
Mandiant is required to seek approval, on a non-binding, advisory basis, of compensation that will or may become payable to our named executive officers in connection with the merger. Approval of the compensation that will or may become payable to our named executive officers in connection with the merger is not required to consummate the merger.

Q:
What will happen if Mandiant’s stockholders do not approve the compensation that will or may become payable to Mandiant’s named executive officers in connection with the merger?

A:
Approval of the compensation that will or may become payable to our named executive officers in connection with the merger is not a condition to consummation of the merger. This is an advisory vote and will not be binding on Mandiant or Parent. The underlying plans and arrangements providing for such compensation are contractual in nature and are not, by their terms, subject to stockholder approval.

Accordingly, if the merger agreement is adopted by our stockholders and the merger is consummated, the compensation that will or may become payable to our named executive officers in connection with the merger will or may be paid to Mandiant’s named executive officers even if our stockholders do not approve such compensation.
Q:
What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:
If your shares are registered directly in your name with our transfer agent, AST, you are considered, with respect to those shares, to be the “stockholder of record.” If you are a stockholder of record, this proxy statement and your proxy card have been sent directly to you by or on behalf of Mandiant. As a stockholder of record, you may attend the special meeting and vote your shares at the special meeting using the control number on the enclosed proxy card.
If your shares are held through a bank, broker or other nominee, you are considered the “beneficial owner” of shares of our common stock held in “street name.” If you are a beneficial owner of shares of our common stock held in “street name,” this proxy statement has been forwarded to you by your bank, broker or other nominee who is considered, with respect to those shares, to be the stockholder of record. As the beneficial owner, you have the right to direct your bank, broker or other nominee how to vote your shares by following their instructions for voting. You are also invited to attend the special meeting. However, because you are not the stockholder of record, you may not vote your shares at the special meeting unless you provide a “legal proxy” from your bank, broker or other nominee giving you the right to vote your shares at the special meeting.
Q:
If my broker holds my shares in “street name,” will my broker vote my shares for me?

A:
No. Your bank, broker or other nominee is permitted to vote your shares on any proposal currently scheduled to be considered at the special meeting only if you instruct your bank, broker or other nominee how to vote. You should follow the procedures provided by your bank, broker or other nominee to vote your shares. Without instruction, your shares will not be counted for the purpose of obtaining a quorum or voted on the proposals, which will have the same effect as if you voted “AGAINST” adoption of the merger agreement, but will have no effect on the proposal to approve, on a non-binding, advisory basis, the compensation that will or may become payable to our named executive officers in connection with the merger or the adjournment proposal, except to the extent affecting the obtaining of a quorum at the meeting.

Q:
How may I vote?

A:
If you are a stockholder of record (that is, if your shares of our common stock are registered in your name with AST, our transfer agent), there are four ways to vote:

•
by signing, dating and returning the enclosed proxy card (a prepaid reply envelope is provided for your convenience);

•
by visiting the internet address on your proxy card;

•
by calling the toll-free (within the U.S. or Canada) phone number on your proxy card; or

•
by attending the special meeting and voting at the special meeting using the control number on the enclosed proxy card.

The control number located on your proxy card is designed to verify your identity and allow you to vote your shares of our common stock and to confirm that your voting instructions have been properly recorded when voting electronically over the internet or by telephone. Although there is no charge for voting your shares, if you vote electronically over the internet or by telephone, you may incur costs such as internet access and telephone charges for which you will be responsible.
Even if you plan to attend the special meeting, you are strongly encouraged to vote your shares of our common stock by proxy. If you are a stockholder of record or if you obtain a “legal proxy” to vote shares that you beneficially own, you may still vote your shares of our common stock at the special meeting even if you have previously voted by proxy. If you attend the special meeting and vote at the special meeting, your vote will revoke any previously submitted proxy.
If your shares are held in “street name” through a bank, broker or other nominee, you may vote through your bank, broker or other nominee by completing and returning the voting instruction form provided by your bank, broker or other nominee, or, if such a service is provided by your bank, broker or other nominee, electronically over the internet or by telephone. To vote over the internet or by telephone through your bank, broker or other nominee, you should follow the instructions on the voting instruction form provided by your bank, broker or nominee. However, because you are not the stockholder of record, you may not vote your shares at the special meeting unless you provide a “legal proxy” from your bank, broker or other nominee giving you the right to vote your shares at the special meeting.

Q:
Why did Mandiant choose to hold a virtual special meeting?

A:
The Mandiant Board decided to hold the special meeting virtually in response to public health concerns over large gatherings of people and in order to help limit potential transmission of COVID-19. Furthermore, our experience with virtual meetings demonstrated that the goals of accessibility and stockholder participation can be well served by the virtual format.

Q:
What is a proxy?

A:
A proxy is your legal designation of another person, referred to as a “proxy,” to vote your shares of our common stock. The written document describing the matters to be considered and voted on at the special meeting is called a “proxy statement.” The document used to designate a proxy to vote your shares of our common stock is called a “proxy card.” You may follow the instructions on the proxy card to designate a proxy by telephone or by the Internet in the same manner as if you had signed, dated and returned a proxy card. Kevin R. Mandia, Frank E. Verdecanna and Richard B. Meamber, each with full powers of substitution and resubstitution, are the proxy holders for the special meeting.

Q:
May I change my vote after I have mailed my signed and dated proxy card?

A:
Yes. If you are a stockholder of record, you may change your vote or revoke your proxy at any time before it is voted at the special meeting by:

•
signing another proxy card with a later date and returning it to us prior to the special meeting;

•
submitting a new proxy electronically over the internet or by telephone after the date of the earlier submitted proxy;

•
delivering a written notice of revocation to our Corporate Secretary; or

•
attending the special meeting and voting at the special meeting using the control number on the enclosed proxy card.

If you hold your shares of our common stock in “street name,” you should contact your bank, broker or other nominee for instructions regarding how to change your vote. You may also vote at the special meeting if you obtain a “legal proxy” from your bank, broker or other nominee giving you the right to vote your shares at the special meeting.
Q:
If a stockholder gives a proxy, how are the shares voted?

A:
Regardless of the method you choose to grant your proxy, the individuals named on the enclosed proxy card will vote your shares in the way that you direct.

If you sign and date your proxy card but do not mark the boxes showing how your shares should be voted on a matter, the shares represented by your properly signed proxy will be voted as recommended by the Mandiant Board with respect to each proposal. This means that they will be voted: (1) “FOR” the adoption of the merger agreement; (2) “FOR” the compensation that will or may become payable to our named executive officers in connection with the merger; and (3) “FOR” the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.
Q:
Should I send in my stock certificates now?

A:
No. After the merger is completed, any holders of physical stock certificates will receive a letter of transmittal containing instructions for how to send your stock certificates to the payment agent in order to receive the appropriate cash payment for the shares of our common stock represented by your stock certificates. Unless you are seeking appraisal, you should use the letter of transmittal to exchange your stock certificates for the cash payment to which you are entitled. Please do not send your stock certificates with your proxy card. If you hold your shares of our common stock in book-entry form, you will not receive a letter of transmittal. Instead the payment agent will pay you the appropriate portion of the merger consideration upon receipt of a customary “agent’s message” and any other items specified by the payment agent.

Q:
What happens if I sell or transfer my shares of common stock after the record date but before the special meeting?

A:
The record date for the special meeting is earlier than the date of the special meeting and the expected effective date of the merger. If you sell or transfer your shares of our common stock after the record date but before the special meeting, unless special arrangements (such as provision of a proxy) are made between you and the person to whom you sell or transfer your shares and each of you notifies Mandiant in writing of such special arrangements, you will transfer the right to receive the per share price with respect to such shares, if the merger is completed, to the person to whom you sell or transfer your shares, but you will retain your right to vote those shares at the special meeting. Even if you sell or transfer your shares of our common stock after the record date, we encourage you to sign, date and return the enclosed proxy card (a prepaid reply envelope is provided for your convenience) or grant your proxy electronically over the internet or by telephone (using the instructions found on the proxy card).

Q:
What should I do if I receive more than one set of voting materials?

A:
Please sign, date and return (or grant your proxy electronically over the internet or by telephone for) each proxy card and voting instruction form that you receive to ensure that all of your shares are voted.

You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction forms, if your shares are registered differently or are held in more than one account. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction form for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please vote all voting materials that you receive.
Q:
Where can I find the voting results of the special meeting?

A:
If available, Mandiant may announce preliminary voting results at the conclusion of the special meeting. Mandiant intends to publish final voting results in a Current Report on Form 8-K to be filed with the SEC following the special meeting. All reports that Mandiant files with the SEC are publicly available when filed. See the section of this proxy statement captioned “Where You Can Find More Information.”

Q:
Will I be subject to U.S. federal income tax upon the exchange of common stock for cash pursuant to the merger?

A:
If you are a U.S. Holder, the exchange of our common stock for cash pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes, which generally will require a U.S. Holder to recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received by such U.S. Holder in the merger and such U.S. Holder’s adjusted tax basis in the shares of our common stock surrendered in the merger.

A Non-U.S. Holder (as defined in the section of this proxy statement captioned “The Merger — Material U.S. Federal Income Tax Consequences of the Merger”) generally will not be subject to U.S. federal income tax with respect to the exchange of our common stock for cash in the merger unless such Non-U.S. Holder has certain connections to the United States, but may be subject to backup withholding tax unless the Non-U.S. Holder complies with certain certification procedures or otherwise establishes a valid exemption from backup withholding tax.
Because particular circumstances may differ, we recommend that you consult your own tax advisor to determine the U.S. federal income tax consequences relating to the merger in light of your own particular circumstances and any consequences arising under U.S. federal non-income tax laws or the laws of any state, local or non-U.S. taxing jurisdiction. This discussion is provided for general information only and does not constitute legal advice to any holder. A more complete description of material U.S. federal income tax consequences of the merger is provided in the section of this proxy statement captioned “The Merger — Material U.S. Federal Income Tax Consequences of the Merger.”

Q:
When do you expect the merger to be completed?

A:
We currently expect to complete the merger in 2022. However, the exact timing of completion of the merger, if at all, cannot be predicted because the merger is subject to the closing conditions specified in the merger agreement, many of which are outside of our control.

Q:
What governmental and regulatory approvals are required?

A:
Under the terms of the merger agreement, the merger cannot be completed until the waiting period (and any extensions thereof, if any) applicable to the merger under the HSR Act has expired or been terminated.

On April 20, 2022, Mandiant and Parent each received a Second Request from the DOJ in connection with the DOJ’s review of the merger. The issuance of the Second Request extends the waiting period under the HSR Act until 30 days after both Mandiant and Parent have substantially complied with the Second Request, unless the waiting period is terminated earlier by the DOJ or extended by agreement of Mandiant and Parent.
The merger is also subject to clearances, consents, approvals and the waiting periods applicable to the merger under certain foreign antitrust laws and FDI laws. Antitrust and FDI approvals of the merger are required in various jurisdictions throughout Europe, the Middle East and Asia. As of the date of this proxy statement, Mandiant and Parent have determined to make antitrust notifications in Saudi Arabia, Israel, Taiwan and Turkey, and may make notifications in other jurisdictions.
Q:
Am I entitled to appraisal rights under the DGCL?

A:
If the merger is consummated, our stockholders who (1) do not vote in favor of the adoption of the merger agreement; (2) continuously hold their shares of our common stock through the effective time of the merger; (3) properly perfect appraisal of their shares; (4) meet certain other conditions and statutory requirements as described in this proxy statement; and (5) do not withdraw their demands or otherwise lose their rights to appraisal, will be entitled to seek appraisal of their shares in connection with the merger under Section 262 of the DGCL. This means that such stockholders will be entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash for the “fair value” of their shares, exclusive of any elements of value arising from the accomplishment or expectation of the merger, together with (unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown) interest on the amount determined by the Delaware Court of Chancery to be the fair value from the effective date of the merger through the date of payment of the judgment at a rate of five percent over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment, compounded quarterly (except that, if at any time before the entry of judgment in the proceeding, the surviving corporation makes a voluntary cash payment to each stockholder seeking appraisal, interest will accrue thereafter only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Delaware Court of Chancery; and (2) interest theretofore accrued, unless paid at that time). The surviving corporation is under no obligation to make such voluntary cash payment prior to such entry of judgment. Stockholders who wish to seek appraisal of their shares are encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights due to the complexity of the appraisal process. The DGCL requirements for exercising appraisal rights are described in additional detail in this proxy statement, which description is qualified in its entirety by Section 262 of the DGCL regarding appraisal rights, attached as Annex B to this proxy statement.

Q:
Do any of Mandiant’s directors or officers have interests in the merger that may differ from those of Mandiant stockholders generally?

A:
Yes. In considering the recommendation of the Mandiant Board with respect to the proposal to adopt the merger agreement, you should be aware that our directors and executive officers may have interests in the merger that are different from, or in addition to, the interests of our stockholders generally. In: (1) evaluating and negotiating the merger agreement; (2) approving the merger agreement and the merger; and (3) unanimously recommending that the merger agreement be adopted by our stockholders, the

Mandiant Board was aware of and considered these interests to the extent that they existed at the time, among other matters. For more information, see the section of this proxy statement captioned “The Merger — Interests of Mandiant’s Directors and Executive Officers in the Merger.”
Q:
Who can help answer my questions?

A:
If you have any questions concerning the merger, the special meeting or this proxy statement, would like additional copies of the accompanying proxy statement or need help submitting your proxy or voting your shares of our common stock, please contact our proxy solicitor:

MacKenzie Partners, Inc.
1407 Broadway, 27th Floor
New York, NY 10018
Call toll free: 1 (800) 322-2885
Email: proxy@mackenziepartners.com

FORWARD-LOOKING STATEMENTS
This proxy statement, the documents to which we refer you in this proxy statement and information included in oral statements or other written statements made or to be made by us or on our behalf contain “forward-looking statements” that do not directly or exclusively relate to historical facts, including, without limitation, statements relating to the completion of the merger. You can typically identify forward-looking statements by the use of forward-looking words, such as “may,” “should,” “could,” “project,” “believe,” “anticipate,” “expect,” “estimate,” “continue,” “potential,” “plan,” “forecast” and other words of similar import. Our stockholders are cautioned that any forward-looking statements are not guarantees of future performance and may involve significant risks and uncertainties, and that actual results may vary materially from those in the forward-looking statements. These risks and uncertainties include, but are not limited to, the risks detailed in our filings with the SEC, including in our most recent filings on Forms 10-K and 10-Q, factors and matters described or incorporated by reference in this proxy statement, and the following factors:
•
the inability to complete the merger due to the failure of our stockholders to adopt the merger agreement or the failure to satisfy the other conditions to the completion of the merger, including that a governmental entity may prohibit, delay or refuse to grant a necessary regulatory approval;

•
the risk that the merger agreement may be terminated in circumstances that require us to pay a termination fee;

•
the outcome of any legal proceedings that may be instituted against us and others related to the merger agreement;

•
risks that the merger affects our current operations or our ability to retain or recruit employees;

•
the fact that receipt of the all-cash per share price will be taxable to our stockholders that are treated as U.S. Holders for U.S. federal income tax purposes;

•
the fact that, if the merger is completed, our stockholders will forgo the opportunity to realize the potential long-term value of the successful execution of Mandiant’s current strategy as an independent company;

•
the possibility that Mandiant could, at a later date, engage in unspecified transactions, including restructuring efforts, special dividends or the sale of some or all of Mandiant’s assets to one or more as yet unknown purchasers, that could conceivably produce a higher aggregate value than that available to our stockholders in the merger;

•
the fact that under the terms of the merger agreement, Mandiant is restrained from soliciting other acquisition proposals during the pendency of the merger;

•
the effect of the announcement or pendency of the merger on our business relationships, customers, operating results and business generally, including risks related to the diversion of the attention of Mandiant management or employees during the pendency of the merger;

•
the amount of the costs, fees, expenses and charges related to the merger agreement or the merger;

•
the risk that the proposed merger will not be consummated in a timely manner, exceeding the expected costs of the merger;

•
the risk that our stock price may fluctuate during the pendency of the merger and may decline significantly if the merger is not completed;

•
risks related to obtaining the requisite stockholder approval to the merger; and

•
the risk that our financial results differ from those set forth in the projections described in this proxy statement.

Consequently, all of the forward-looking statements that we make in this proxy statement are qualified by the information contained or incorporated by reference in this proxy statement, including: (1) the information contained under this caption; and (2) information in our most recent filings on Form 10-K and Form 10-Q, including the information contained under the caption “Risk Factors,” and information in our consolidated financial statements and notes thereto. No assurance can be given that these are all of the factors that could cause actual results to vary materially from the forward-looking statements.
Except as required by applicable law, we undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. Our stockholders are advised to consult any future disclosures that we make on related subjects as may be detailed in our other filings made from time to time with the SEC.

THE SPECIAL MEETING
Date, Time and Place
We will hold the special meeting on June 3, 2022, at 8:00 a.m., Pacific time. You may attend the special meeting via a live interactive webcast on the Internet at https://web.lumiagm.com/287951276. You will be able to listen to the special meeting live and vote online. We elected to use a virtual meeting given the current public health implications of COVID-19 and our desire to promote the health and welfare of our stockholders, as well as our positive experiences with virtual meetings.
Purpose of the Special Meeting
At the special meeting, we will ask stockholders to vote on proposals to (1) adopt the merger agreement; (2) approve, on a non-binding, advisory basis, the compensation that will or may become payable to our named executive officers in connection with the merger; and (3) adjourn the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.
Attending the Special Meeting
The special meeting will begin at 8:00 a.m., Pacific time. Online check-in will begin a few minutes prior to the special meeting. We encourage you to access the meeting prior to the start time.
As the special meeting is virtual, there will be no physical meeting location. To attend the special meeting, log in at https://web.lumiagm.com/287951276. You will need the control number found on your proxy card or voting instruction form in order to participate in the special meeting (including voting your shares). If you encounter technical difficulties accessing the special meeting or during the special meeting, a support line will be available on the login page of the special meeting website.
Once online access to the special meeting is open, stockholders may submit questions pertinent to meeting matters, if any, through the special meeting website. You will need the control number found on your proxy card or voting instruction form in order to submit questions pertinent to meeting matters. Questions pertinent to meeting matters will be answered during the meeting, subject to time constraints.
Record Date; Shares Entitled to Vote; Quorum
Only our stockholders as of the close of business on the record date are entitled to notice of, and to vote at, the special meeting. A list of stockholders of record entitled to vote at the special meeting will be available at our corporate offices located at 11951 Freedom Drive, 6th Floor, Reston, Virginia 20190, during regular business hours for a period of no less than 10 days before the special meeting and at the place of the special meeting during the meeting.
As of the record date, there were 233,978,294 shares of our common stock outstanding and entitled to vote at the special meeting. As of the record date, there were 400,000 shares of our convertible preferred stock issued and outstanding, which are convertible into, in the aggregate, at the option of the holder 24,602,170 shares of our common stock, and entitled to vote on an as-converted-into-common-stock basis at the special meeting. Each share of our common stock outstanding as of the close of business on the record date is entitled to one vote per share on each matter submitted for a vote at the special meeting.
The holders of a majority of the stock issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum.
Vote Required; Abstentions and Broker Non-Votes
Approval of the proposal to adopt the merger agreement requires the affirmative vote of the holders of a majority of the issued shares of our common stock and convertible preferred stock, voting as a single class on an as-converted basis, outstanding as of the record date. Adoption of the merger agreement by our stockholders is a condition to the closing of the merger.

Approval, on a non-binding, advisory basis, of the compensation that will or may become payable to our named executive officers in connection with the merger requires the affirmative vote of a majority of the voting power of the shares of our common stock and convertible preferred stock, voting as a single class on an as-converted basis, present in person or represented by proxy at the special meeting and entitled to vote on the proposal.
Approval of the proposal to adjourn the special meeting to a later date or dates to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting requires the affirmative vote of a majority of the shares of our common stock and convertible preferred stock, voting as a single class on an as-converted basis, present in person or represented by proxy at the special meeting and entitled to vote on the proposal.
If a stockholder abstains from voting, that abstention will have the same effect as if the stockholder voted: (1) “AGAINST” the proposal to adopt the merger agreement; (2) “AGAINST” the proposal to approve, on a nonbinding, advisory basis, compensation that will or may become payable to our named executive officers in connection with the merger; and (3) “AGAINST” any proposal to adjourn the special meeting to a later date to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting. Abstentions will be counted as present for purposes of determining whether a quorum exists.
A “broker non-vote” generally occurs when a bank, broker or other nominee holding shares on your behalf does not vote on a proposal because the bank, broker or other nominee has not received your voting instructions and lacks discretionary power to vote your shares. We do not expect any “broker non-votes” at the special meeting, but if there are any, they will be counted for the purpose of determining whether a quorum is present. If there are broker non-votes, each broker non-vote will count as a vote “AGAINST” the proposal to adopt the merger agreement, but will have no effect on: (1) the proposal to approve, on a non-binding, advisory basis, the compensation that will or may become payable to our named executive officers in connection with the merger; or (2) the proposal to adjourn the special meeting to a later date to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.
Shares Held by Mandiant’s Directors and Executive Officers
As of the record date, our directors and executive officers beneficially owned and were entitled to vote, in the aggregate, 4,967,730 shares of our common stock, representing approximately 2.12 percent of the shares of our common stock outstanding as of the record date. Our directors and executive officers have informed us that they intend to vote all of their shares of our common stock: (1) “FOR” the adoption of the merger agreement; (2) “FOR” the compensation that will or may become payable to our named executive officers in connection with the merger; and (3) “FOR” the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting. Mr. Mandia, in his capacity as a stockholder of Mandiant, has entered into a voting agreement and against any competing transaction with Parent and Mandiant, which obligates Mr. Mandia to vote certain of his shares of our common stock in favor of the adoption of the merger agreement. For more information, please see the section of this proxy statement captioned “The Merger — The Voting Agreements.”
Voting of Proxies
If your shares are registered in your name with our transfer agent, AST, you may vote your shares by returning a signed and dated proxy card (a prepaid reply envelope is provided for your convenience), or you may vote at the special meeting using the control number located on the enclosed proxy card. Additionally, you may grant a proxy electronically over the internet or by telephone by following the instructions on your proxy card. You must have the enclosed proxy card available, and follow the instructions on the proxy card, in order to grant a proxy electronically over the internet or by telephone. Based on your proxy cards or internet and telephone proxy, the proxy holders will vote your shares according to your direction.
If you attend the special meeting and wish to vote at the special meeting, you will need the control number located on the enclosed proxy card. Beneficial owners of shares held in “street name” must also provide a

“legal proxy” from their bank or broker in order to vote at the special meeting. You are encouraged to vote by proxy even if you plan to attend the special meeting. If you attend the special meeting and vote at the special meeting, your vote will revoke any previously submitted proxy.
All shares represented by properly signed and dated proxies received will, if received before the special meeting, be voted at the special meeting in accordance with the instructions of the stockholder. Properly signed and dated proxies that do not contain voting instructions will be voted: (1) “FOR” adoption of the merger agreement; (2) “FOR” the compensation that will or may become payable to our named executive officers in connection with the merger; and (3) “FOR” the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.
If your shares are held in “street name” through a bank, broker or other nominee, you may vote through your bank, broker or other nominee by completing and returning the voting instruction form provided by your bank, broker or other nominee. You may also attend the special meeting and vote at the special meeting if you have a “legal proxy” from your bank, broker or other nominee giving you the right to vote your shares at the special meeting. If available from your bank, broker or other nominee, you may vote over the internet or telephone through your bank, broker or other nominee by following the instructions on the voting instruction form provided by your bank, broker or other nominee. If you do not (1) return your bank’s, broker’s or other nominee’s voting instruction form; (2) vote over the internet or by telephone through your bank, broker or other nominee; or (3) attend the special meeting and vote at the special meeting with a “legal proxy” from your bank, broker or other nominee, it will have the same effect as if you voted “AGAINST” the proposal to adopt the merger agreement. It will not, however, have any effect on the proposals (1) to approve, on a non-binding, advisory basis, the compensation that will or may become payable to our named executive officers in connection with the merger; or (2) to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.
Revocability of Proxies
If you are a stockholder of record, you may change your vote or revoke your proxy at any time before it is voted at the special meeting by:
•
signing another proxy card with a later date and returning it to us prior to the special meeting;

•
submitting a new proxy electronically over the internet or by telephone after the date of the earlier submitted proxy;

•
delivering a written notice of revocation to our Corporate Secretary; or

•
attending the special meeting and voting at the special meeting using the control number on the enclosed proxy card.

If you have submitted a proxy, your attendance at the special meeting, in the absence of voting at the special meeting or submitting an additional proxy or revocation, will not have the effect of revoking your prior proxy.
If you hold your shares of our common stock in “street name” through a bank, broker or other nominee, you should contact your bank, broker or other nominee for instructions regarding how to change your vote. You may also vote at the special meeting if you obtain a “legal proxy” from your bank, broker or other nominee giving you the right to vote your shares at the special meeting.
Any adjournment, postponement or other delay of the special meeting, including for the purpose of soliciting additional proxies, will allow our stockholders who have already sent in their proxies to revoke them at any time prior to their use at the special meeting as adjourned, postponed or delayed.
The Mandiant Board’s Recommendation
The Mandiant Board, after considering various factors described in the section of this proxy statement captioned “The Merger — Recommendation of the Mandiant Board and Reasons for the Merger,” has

unanimously: (1) determined that the merger agreement, the merger and the other transactions contemplated by the merger agreement are fair to, advisable and in the best interests of Mandiant and its stockholders; and (2) adopted and approved the merger agreement, the merger and the other transactions contemplated by the merger agreement.
The Mandiant Board unanimously recommends that you vote: (1) “FOR” the adoption of the merger agreement; (2) “FOR” the compensation that will or may become payable to our named executive officers in connection with the merger; and (3) “FOR” the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.
Adjournment
In addition to the proposals to (1) adopt the merger agreement and (2) approve, on a non-binding, advisory basis, the compensation that will or may become payable to our named executive officers in connection with the merger, our stockholders are also being asked to approve a proposal to adjourn the special meeting to a later date or dates, if necessary or appropriate, to solicit additional votes or proxies in favor of the proposal to adopt the merger agreement if there are insufficient votes at the time of the special meeting to approve the merger agreement. If a quorum is not present, the chairperson of the special meeting or if the chairperson does not act, the stockholders entitled to vote at the special meeting, present in person or represented by proxy, may adjourn the special meeting, from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. In addition, the special meeting could be postponed before it commences, subject to the terms of the merger agreement. If the special meeting is adjourned or postponed, our stockholders who have already submitted their proxies will be able to revoke them at any time before they are voted at the special meeting.
Solicitation of Proxies
The expense of soliciting proxies will be borne by Mandiant. We have retained MacKenzie Partners, Inc., a professional proxy solicitation firm, to assist in the solicitation of proxies, and provide related advice and informational support during the solicitation process, for a fee of up to $17,500, plus reasonable out-of-pocket expenses. We will indemnify this firm against losses arising out of its provisions of these services on our behalf. In addition, we may reimburse banks, brokers and other nominees representing beneficial owners of shares of our common stock for their expenses in forwarding soliciting materials to such beneficial owners. Proxies may also be solicited by our directors, officers and employees, personally or by telephone, email, fax or over the internet. No additional compensation will be paid for such services.
Anticipated Date of Completion of the Merger
We currently expect to complete the merger in 2022. However, the exact timing of completion of the merger, if at all, cannot be predicted because the merger is subject to the closing conditions specified in the merger agreement, many of which are outside of our control.
Appraisal Rights
If the merger is consummated, our stockholders who (1) do not vote in favor of the adoption of the merger agreement nor consent thereto in writing; (2) continuously hold their shares through the effective time of the merger; (3) properly perfect appraisal of their shares; (4) meet certain other conditions and statutory requirements described in this proxy statement; and (5) do not withdraw their demands or otherwise lose their rights to appraisal will be entitled to seek appraisal of their shares in connection with the merger under Section 262 of the DGCL. This means that such stockholders will be entitled to seek appraisal of their shares by the Delaware Court of Chancery and to receive payment in cash for the “fair value” of their shares of our common stock, exclusive of any elements of value arising from the accomplishment or expectation of the merger, together with (unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown) interest on the amount determined by the Delaware Court of Chancery to be the fair value from the effective date of the merger through the date of payment of the judgment at a rate of five percent over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment, compounded quarterly (except that, if at any time before the entry of judgment in the proceeding, the surviving corporation makes a voluntary cash payment to each stockholder seeking appraisal, interest will accrue thereafter only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Delaware Court of Chancery; and (2) interest theretofore accrued, unless paid at that time). The surviving corporation is under no obligation to make such voluntary cash payment prior to such entry of judgment. Due to the complexity of the appraisal process, stockholders who wish to seek appraisal of their shares are encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights.
Stockholders considering seeking appraisal should be aware that the fair value of their shares as determined pursuant to Section 262 of the DGCL could be more than, the same as or less than the value of the consideration that they would receive pursuant to the merger agreement if they did not seek appraisal of their shares.
Only a stockholder of record may submit a demand for appraisal. To exercise appraisal rights, the stockholder of record must (1) submit a written demand for appraisal to Mandiant before the vote is taken on the proposal to adopt the merger agreement; (2) not vote, in person or by proxy, in favor of the proposal to adopt the merger agreement; (3) continue to hold the subject shares of our common stock of record through the effective time of the merger; and (4) strictly comply with all other procedures for exercising appraisal rights under the DGCL. The failure to follow exactly the procedures specified under the DGCL may result in the loss of appraisal rights. In addition, the Delaware Court of Chancery will dismiss appraisal proceedings in respect of Mandiant unless certain conditions are satisfied by the stockholders seeking appraisal. The requirements under Section 262 of the DGCL for exercising appraisal rights are described in further detail in this proxy statement, which description is qualified in its entirety by Section 262 of the DGCL, the relevant section of the DGCL regarding appraisal rights, a copy of which is attached as Annex B to this proxy statement. If you hold your shares of our common stock through a bank, broker or other nominee and you wish to exercise appraisal rights, you should consult with your bank, broker or other nominee to determine the appropriate procedures for the making of a demand for appraisal on your behalf by your bank, broker or other nominee.
Other Matters
At this time, we know of no other matters to be voted on at the special meeting. If any other matters properly come before the special meeting, your shares of our common stock will be voted in accordance with the discretion of the appointed proxy holders.
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on June 3, 2022
This proxy statement is available on the “Investor Relations” section of our website located at https://investors.Mandiant.com.
Householding of Special Meeting Materials
We have adopted a procedure approved by the SEC called “householding.” Under this procedure, stockholders who have the same address and last name will receive only one copy of this proxy statement unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. This procedure reduces printing costs, postage fees and the use of natural resources. Each stockholder who participates in householding will continue to be able to access or receive a separate proxy card upon request. If you wish to receive a separate set of our disclosure documents at this time, please notify us by sending a written request to Investor Relations, Mandiant, Inc., 11951 Freedom Drive, 6th Floor, Reston, Virginia 20190 or by telephone at (703) 935-1700.
If you are a stockholder who has multiple accounts in your name or you share an address with other stockholders and would like to receive a single set of our disclosure documents for your household, you may notify your broker, if your shares are held in a brokerage account, or you may contact our Corporate Secretary using the contact method above, if you hold registered shares.

Questions and Additional Information
If you have any questions concerning the merger, the special meeting or this proxy statement, would like additional copies of this proxy statement or need help submitting your proxy or voting your shares of our common stock, please contact our proxy solicitor at:
MacKenzie Partners, Inc.
1407 Broadway, 27th Floor
New York, NY 10018
Call toll free: 1 (800) 322-2885
Email: proxy@mackenziepartners.com

THE MERGER
The rights and obligations of the parties to the merger agreement are governed by the specific terms and conditions of the merger agreement and not by any summary or other information provided in this proxy statement. Therefore, this discussion of the merger is qualified in its entirety by reference to the merger agreement, a copy of which is attached as Annex A to this proxy statement and incorporated into this proxy statement by reference. You should read the entire merger agreement carefully as it is the legal document that governs the merger.
Parties Involved in the Merger
Mandiant, Inc.
11951 Freedom Drive, 6th Floor
Reston, Virginia 20190
(703) 935-1700
Mandiant is a global cybersecurity company with a mission to protect our customers from cyber-attacks using innovative technology, intelligence and expertise from the front lines.
Mandiant provides intelligence-based cybersecurity solutions and services that allow organizations to prepare for, prevent, investigate, respond to and remediate cyber-attacks, including attacks that target on-premises, cloud, and critical infrastructure environments
Our common stock is listed on the Nasdaq under the symbol “MNDT.”
Google LLC
1600 Amphitheatre Parkway
Mountain View, California 94043
(650) 253-0000
Parent’s mission is to organize the world’s information and make it universally accessible and useful. Through products and platforms like Search, Maps, Gmail, Android, Google Play, Chrome and YouTube, Parent plays a meaningful role in the daily lives of billions of people and has become one of the most widely-known companies in the world. Parent is a subsidiary of Alphabet Inc.
Dupin Inc.
1600 Amphitheatre Parkway
Mountain View, California 94043
(650) 253-0000
Merger Sub, a Delaware corporation and a wholly owned subsidiary of Parent, was formed on February 28, 2022 solely for the purpose of engaging in the transactions contemplated by the merger agreement. Merger Sub has not engaged in any business activities other than in connection with the transactions contemplated by the merger agreement. Upon completion of the merger of Merger Sub with and into Mandiant, Merger Sub will cease to exist.
Effects of the Merger
Upon the terms and subject to the conditions of the merger agreement, and in accordance with the DGCL, at the effective time of the merger, (1) Merger Sub will merge with and into Mandiant; (2) the separate existence of Merger Sub will cease; and (3) Mandiant will continue as the surviving corporation in the merger and as a wholly owned subsidiary of Parent.
As a result of the merger, Mandiant will cease to be a publicly traded company, our common stock will be delisted from the Nasdaq and deregistered under the Exchange Act and Mandiant will no longer file periodic reports with the SEC. If the merger is completed, you will not own any shares of capital stock of the surviving corporation.
The effective time of the merger will occur upon the filing of a certificate of merger with, and acceptance of that certificate by, the Secretary of State of the State of Delaware (or at a later time as we, Parent and Merger Sub may agree and specify in such certificate of merger).

Effect on Mandiant if the Merger is Not Completed
If the merger agreement is not adopted by our stockholders, or if the merger is not completed for any other reason, our stockholders will not receive any payment for their shares of our common stock in connection with the merger. Instead, (1) Mandiant will remain an independent public company; (2) our common stock will continue to be listed and traded on the Nasdaq and registered under the Exchange Act; and (3) we will continue to file periodic reports with the SEC. In addition, if the merger is not completed, we expect that: (1) our management will continue to operate the business as it is currently being operated; and (2) our stockholders will continue to be subject to the same risks and opportunities to which they are currently subject, including risks related to the highly competitive industry in which Mandiant operates and adverse economic conditions.
Furthermore, if the merger is not completed, and depending on the circumstances that cause the merger not to be completed, the price of our common stock may decline significantly.
Accordingly, there can be no assurance as to the effect of the merger not being completed on the future value of your shares of our common stock. If the merger is not completed, the Mandiant Board will continue to evaluate and review, among other things, Mandiant’s business, operations, strategic direction and capitalization, and will make whatever changes it deems appropriate. If the merger agreement is not adopted by our stockholders or if the merger is not completed for any other reason, Mandiant’s business, prospects or results of operation may be adversely impacted.
In specified circumstances in which the merger agreement is terminated, Mandiant has agreed to pay Parent (or its designee) the applicable termination fee. In other specified circumstances in which the merger agreement is terminated, Parent has agreed to pay Mandiant a termination fee.
Per Share Price
Upon the terms and subject to the conditions of the merger agreement, at the effective time of the merger:
•
each outstanding share of our common stock that is (1) held by Mandiant as treasury stock; (2) owned by Parent or Merger Sub; or (3) owned by any direct or indirect wholly owned subsidiary of Parent or Merger Sub, in each case, as of immediately prior to the effective time of the merger will be cancelled and extinguished without any conversion thereof or consideration paid therefor;

•
each outstanding share of our common stock that is issued and outstanding as of immediately prior to the effective time of the merger (other than the shares identified in the prior bullet and shares of our common stock held by our stockholders who have (1) neither voted in favor of the adoption of the merger agreement nor consented thereto in writing; and (2) properly and validly exercised their statutory rights of appraisal in respect of such shares in accordance with the DGCL) will be cancelled and extinguished and automatically converted into the right to receive cash in an amount equal to the per share price, without interest and less any applicable withholding taxes; and

•
each certificate formerly representing any shares of our common stock or any book-entry shares that represented shares of our common stock immediately prior to the effective time of the merger will automatically be cancelled and retired and all such shares will cease to exist and will thereafter only represent the right to receive the per share price, without interest and less any applicable withholding taxes.

On the closing date of the merger or the first business day following the closing date of the merger, a sufficient amount of cash will be deposited with a designated payment agent to pay the aggregate per share price. Once a stockholder has provided the payment agent with his, her or its stock certificates (or an affidavit of loss in lieu of a stock certificate) or customary agent’s message with respect to book-entry shares, appropriate letter of transmittal and other items specified by the payment agent, then the payment agent will pay the stockholder the appropriate portion of the aggregate per share price in exchange for shares of our common stock held by the stockholder. For more information, see the section of this proxy statement captioned “The Merger Agreement — Payment Agent, Exchange Fund and Exchange and Payment Procedures.”

After the merger is completed, each of our stockholders will have the right to receive the per share price for each share of our common stock that such stockholder owned, as described in the section of this proxy statement captioned “The Merger Agreement — Conversion of Shares,” but will no longer have any rights as a Mandiant stockholder (except that our stockholders who properly and validly exercise and perfect, and do not validly withdraw or otherwise lose, their appraisal rights will have the right to receive payment for the “fair value” of their shares as determined pursuant to an appraisal proceeding contemplated by the DGCL as described in the section of this proxy statement captioned “The Merger  —  Appraisal Rights”).
Background of the Merger
The following chronology summarizes the key meetings and events that led to the signing of the merger agreement. This chronology does not purport to catalogue every conversation of or among the Mandiant Board, the Transaction Committee (as defined below), our representatives, or other parties.
The Mandiant Board regularly evaluates our strategic direction and ongoing business plans with a view toward strengthening our business and enhancing stockholder value. As part of this evaluation, the Mandiant Board has, from time to time, considered a variety of strategic alternatives. These have included, among others, (1) the continuation of, and potential improvements to, our current business plan, with Mandiant remaining an independent entity; (2) the investment in, and development of, new products and services; (3) capital raising activities; (4) potential expansion opportunities through partnerships or other commercial relationships; and (5) business combinations, acquisitions, dispositions and other financial and strategic alternatives.
In 2019, the Mandiant Board explored potential strategic alternatives available to our company, with a focus on a potential divestiture of our network, email, endpoint and cloud security products and the related security management and orchestration platform (which we refer to as the “FireEye Products business”). We retained Goldman Sachs to provide us with financial advisory services in this process. Goldman Sachs was well known to the Mandiant Board given Goldman Sachs’ qualifications, extensive expertise, international reputation, knowledge of our industry and experience in advising companies in connection with potential strategic transactions. The Mandiant Board ultimately determined not to pursue a strategic transaction at that time. As a result of this process, however, the Mandiant Board determined that the divestiture of the FireEye Products business was a potentially attractive alternative that could enhance long-term stockholder value. Our engagement of Goldman Sachs was not terminated following this decision, and Goldman Sachs continued to advise us from time to time.
On November 19, 2020, we announced a $400 million strategic investment in us by Blackstone and ClearSky. We used the proceeds of this investment, which closed on December 11, 2020, to support strategic growth initiatives. Following this investment, we leveraged Blackstone’s expertise as affiliates of a leading financial institution to support the transformation of our business.
In early 2021, we began, with the assistance of Goldman Sachs, to actively explore the sale of the FireEye Products business as a potential means of enhancing long-term stockholder value. To assist in this process (as well as any decision by the Mandiant Board to explore strategic alternatives for the entire company), on March 4, 2021, the Mandiant Board established a transaction committee (which we refer to as the “Transaction Committee”). The Mandiant Board formed the Transaction Committee in light of (1) the potentially significant workload that could be involved in any decision by Mandiant to sell the FireEye Products business or to consider other strategic alternatives; (2) the possibility that Mandiant management may need feedback and direction on relatively short notice; and (3) the benefits and convenience of having a subset of directors oversee and direct the process of considering strategic alternatives. The Mandiant Board authorized the Transaction Committee to, among other things, (1) consider, analyze and evaluate strategic alternatives available to the company; (2) approach potential strategic and financial acquirers regarding strategic alternatives, and to negotiate with such parties; (3) oversee and provide assistance to Mandiant management and our advisers with respect to the consideration, analysis and evaluation of any strategic alternative; (4) take all other actions that the Transaction Committee deemed necessary, appropriate or desirable; and (5) recommend to the Mandiant Board what action, if any, should be taken with respect to any strategic alternative. The Mandiant Board retained the power and authority to approve the final decision on pursuing a strategic alternative. It was also understood that the Mandiant Board would continue to have an active role in the consideration of strategic alternatives. The Mandiant Board appointed Kimberly Alexy, Viral Patel and Enrique Salem as the members of the Transaction Committee. The Mandiant Board did not provide for the payment of any compensation to the members of the Transaction Committee in consideration of their service on the committee (other than their compensation as members of the Mandiant Board).
On June 2, 2021, we announced our intention to sell the FireEye Products business to affiliates of Symphony Technology Group. We refer to this transaction as the “FireEye Divestiture.”
During June 2021 and July 2021, Kevin Mandia, our chief executive officer, spoke, on an individual basis, with members of the Mandiant Board about the possibility and advisability of exploring other strategic alternatives for Mandiant following the completion of the FireEye Divestiture, including a possible sale of Mandiant. The members of the Mandiant Board expressed support for Mr. Mandia having introductory conversations with a limited number of strategic and financial acquirers who were most likely to have an interest in an acquisition of us. Mr. Mandia subsequently engaged in these discussions. Due to Mr. Mandia and other members of Mandiant management being focused on executing the FireEye Divestiture, these discussions did not advance beyond the introductory stage until late September 2021.
On September 22, 2021, Mr. Mandia spoke with members of management of a potential strategic acquirer (which we refer to as “Strategic A”) concerning Strategic A’s possible interest in considering an acquisition of us.
On October 4, 2021, in connection with the pending FireEye Divestiture, our company was renamed Mandiant.
On October 8, 2021, we completed the FireEye Divestiture, at which time our business became focused entirely on our controls-agnostic cybersecurity solutions and services.
On October 11, 2021, members of Mandiant management met with representatives of a potential financial acquirer (which we refer to as “Financial A”) concerning Financial A’s possible interest in considering an acquisition of us. This meeting occurred at Financial A’s request.
Also on October 11, 2021, Mr. Mandia spoke with a member of management of a potential strategic acquirer (which we refer to as “Strategic B”) concerning Strategic B’s possible interest in considering an acquisition of us.
On October 19, 2021, Mr. Mandia spoke with members of management of Strategic B concerning Strategic B’s possible interest in considering an acquisition of us.
On October 22, 2021, Frank Verdecanna, our chief financial officer, spoke with a member of management of Strategic B concerning our business and prospects.
On October 23, 2021, Mr. Mandia spoke with a member of management of Strategic B concerning Strategic B’s possible interest in considering an acquisition of us.
On October 24, 2021, Mr. Mandia spoke with a representative of Financial A concerning Financial A’s possible interest in considering an acquisition of us.
On November 3, 2021, members of Mandiant management met with members of management of Strategic B concerning our business and prospects.
On November 9, 2021, members of Mandiant management met with members of management of Strategic A concerning our business and prospects.
On November 17, 2021, Mr. Mandia spoke with a member of management of a potential strategic acquirer (which we refer to as “Strategic C”) concerning Strategic C’s possible interest in considering an acquisition of us.
Also on November 17, 2021, members of Mandiant management met with members of management of Strategic A concerning our business and prospects.

In mid-November 2021, it was determined that sufficient interest in an acquisition of us had been expressed to warrant the involvement of Goldman Sachs to assist the Mandiant Board in considering strategic alternatives for Mandiant.
On December 7, 2021, members of the Mandiant Board and members of Mandiant management met informally with representatives of Goldman Sachs. During this meeting, the representatives of Goldman Sachs provided their perspective on market conditions and mergers and acquisitions activity in the cybersecurity and technology space, and also discussed Goldman Sachs’ preliminary views on our stock price performance and compared it to certain other companies and the broader market. The representatives of Goldman Sachs discussed strategic alternatives available to Mandiant, including (1) the continuation of our current business plan with Mandiant remaining as an independent company; and (2) a sale of Mandiant. As part of this discussion, the representatives of Goldman Sachs provided Goldman Sachs’ preliminary view, in its judgment and experience, as to the most likely potential strategic and financial acquirers of Mandiant based on, among other things, Goldman Sachs’ assessment of (1) the strategic fit of Mandiant with each potential acquirer; and (2) the ability and likelihood of each potential acquirer to engage in, and consummate, an acquisition of us. After considering our near- and long-term prospects as an independent company, it was the consensus of the members of the Mandiant Board participating in the discussion that (1) a sale of Mandiant in the near term could be in the best interests of Mandiant and our stockholders; (2) a more formalized review of our strategic alternatives should commence; (3) it was appropriate to use a targeted, private process focused on the potential strategic and financial acquirers most likely to have an interest in acquiring us; (4) Goldman Sachs should make initial or renewed contact with the most likely potential strategic acquirers (including Parent, Strategic A, Strategic B and Strategic C) and financial acquirers (including Financial A) regarding their interest in an acquisition of us; (5) depending on the outcome of these contacts by Goldman Sachs, it would be appropriate for Mandiant management to proceed with more in-depth discussions with these parties concerning a possible acquisition of us; and (6) the Transaction Committee should oversee this process.
Following the December 7, 2021 meeting, we began a more formalized process of reviewing strategic alternatives. During this process, Goldman Sachs, as directed and on our behalf, ultimately contacted seven potential strategic acquirers and five potential financial acquirers regarding their interest in considering an acquisition of us. In support of the process, representatives of Goldman Sachs discussed Mandiant from time to time with potential strategic and financial acquirers in order to better understand their interest in an acquisition of us. We also entered into, or were already a party to, confidentiality agreements with all seven potential strategic acquirers and four of the potential financial acquirers. Certain of these confidentiality agreements contained a “standstill” provision; none of these confidentiality agreements prohibited the counterparty from making a public or private proposal to acquire all of our common stock. Two of the seven potential strategic acquirers (one of which was Strategic C) and one of the potential financial acquirers did not pursue any further engagement in respect of an acquisition of us.
On December 8, 2021, Mr. Mandia spoke with a senior executive of Financial A concerning Financial A’s interest in a possible acquisition of us.
On December 15, 2021, members of Mandiant management met with members of management of Strategic A to discuss general due diligence matters.
Also on December 15, 2021, members of Mandiant management gave a management presentation regarding our company to Strategic B.
Also on December 15, 2021, the Mandiant Board met, with members of Mandiant management in attendance. During the meeting, Mr. Verdecanna provided a general update on the current status of our exploration of potential strategic alternatives.
On December 17, 2021, members of Mandiant management gave a management presentation regarding our company to Parent.
On December 20, 2021, Mr. Mandia spoke with a senior executive of Strategic B concerning Strategic B’s interest in a possible acquisition of us.

Also on December 20, 2021, members of Mandiant management gave a management presentation regarding our company to a potential strategic acquirer (which we refer to as “Strategic D”).
On December 23, 2021, members of Mandiant management gave a management presentation regarding our company to a potential strategic acquirer (which we refer to as “Strategic E”).
Also on December 23, 2021, the Transaction Committee determined to hold weekly committee meetings, with all Mandiant Board members being invited to such meetings.
On December 26, 2021, the Transaction Committee met, with other members of the Mandiant Board, members of Mandiant management and representatives of Goldman Sachs in attendance. The representatives of Goldman Sachs provided a general update on the status of discussions with potential strategic and financial acquirers and the relative level of acquisition interest that each was then displaying.
On January 4, 2022, Mr. Mandia spoke with a senior executive of a potential financial acquirer (which we refer to as “Financial B”) concerning Financial B’s possible interest in an acquisition of us. This meeting occurred at Financial B’s request.
On January 5, 2022, representatives of Strategic E informed representatives of Goldman Sachs that Strategic E was no longer considering an acquisition of us.
On January 6, 2022, members of Mandiant management met with members of management of Strategic B to discuss due diligence matters relating to our consulting business.
Also on January 6, 2022, members of Mandiant management gave a management presentation regarding our company to Financial B.
On January 7, 2022, members of Mandiant management met with members of management of Strategic B to discuss due diligence matters relating to our platform business.
Also on January 7, 2022, members of Mandiant management met with members of management of Parent to discuss due diligence matters relating to our consulting business.
On January 9, 2022, the Transaction Committee met, with other members of the Mandiant Board, members of Mandiant management and representatives of Goldman Sachs in attendance. The representatives of Goldman Sachs provided a general update on the status of discussions with potential strategic and financial acquirers. It was noted that Financial A had requested to work with two other potential financial acquirers (which we refer to as “Financial C” and “Financial D,” respectively) in connection with jointly considering a possible acquisition of us. The Transaction Committee approved this request.
On January 11, 2022, members of Mandiant management met with members of management of Strategic B to discuss due diligence matters relating to our platform business.
Also on January 11, 2022, the Mandiant Board met, with members of Mandiant management in attendance. Mandiant management reviewed with the Mandiant Board a preliminary draft of four years of financial projections (which would later be used in preparing the Projected Financial Information) and described, among other things, the process for preparing the preliminary financial projections, including the underlying assumptions and various execution and other risks to realizing the forecasted results. (The term Projected Financial Information is defined in, and further information about the substance of the Projected Financial Information is contained in, the section of this proxy statement captioned “— Projected Financial Information.”) The Mandiant Board approved these preliminary financial projections and authorized Mandiant management to share them with (1) Goldman Sachs for purposes of Goldman Sachs’ financial analysis of Mandiant and (2) potential acquirers.
On January 12, 2022, members of Mandiant management met with members of management of Strategic A to discuss due diligence matters related to our consulting business.
Also on January 12, 2022, members of Mandiant management met with members of management of Parent to discuss due diligence matters related to our products and technology.

On January 14, 2022, members of Mandiant management met with members of management of Strategic A to discuss due diligence matters related to our products and technology.
Also on January 14, 2022, members of Mandiant management met with members of management of Strategic B to discuss financial due diligence matters.
Also on January 14, 2022, members of Mandiant management met with members of management of Strategic D to discuss due diligence matters related to our products and technology.
Also on January 14, 2022, members of Mandiant management met with members of management of Parent to discuss financial due diligence matters.
On January 16, 2022, the Mandiant Board met, with members of Mandiant management and representatives of Goldman Sachs in attendance. The representatives of Goldman Sachs provided a general update on the status of discussions with potential strategic and financial acquirers.
On January 18, 2022, members of Mandiant management gave a management presentation regarding our company to Financial D.
Also on January 18, 2022, members of Mandiant management met with members of management of Strategic A to discuss financial due diligence matters.
On January 19, 2022, members of Mandiant management met with representatives of each of Financial A, Financial C and Financial D to discuss financial, products and technology due diligence matters.
On January 20, 2022, the Mandiant Board met, with members of Mandiant management and a representative of Wilson Sonsini Goodrich & Rosati, Professional Corporation (which we refer to as “Wilson Sonsini”), outside legal counsel to Mandiant, in attendance. A member of the Transaction Committee and members of Mandiant management provided a general update on the status of discussions with potential strategic and financial acquirers.
On January 21, 2021, we opened an online data room for the purpose of allowing interested parties to conduct due diligence on Mandiant. At this time, only Financial A, Financial B, Financial C and Financial D were granted access to the data room.
On January 21, 2022, members of Mandiant management met with members of management of Strategic A to discuss due diligence matters related to our managed services.
Also on January 21, 2022, members of Mandiant management met with members of management of Parent to discuss due diligence matters related to our products.
On January 23, 2022, the Transaction Committee met, with other members of the Mandiant Board, members of Mandiant management and representatives of Goldman Sachs in attendance. The representatives of Goldman Sachs provided a general update on the status of discussions with potential strategic and financial acquirers.
On January 27, 2022, members of Mandiant management met with representatives of Financial A, Financial C and Financial D to discuss due diligence matters related to our products.
On January 28, 2022, members of Mandiant management met with representatives of Financial A, Financial C and Financial D to discuss our business and prospects.
On January 30, 2022, the Transaction Committee met, with other members of the Mandiant Board, members of Mandiant management and representatives of Goldman Sachs in attendance. The representatives of Goldman Sachs provided a general update on the status of discussions with potential strategic and financial acquirers.
On February 1, 2022, members of Mandiant management met with members of management of Parent to discuss go-to-market and financial due diligence matters.

On February 2, 2022, Mr. Mandia spoke with a senior executive of Strategic B concerning the status of Strategic B’s interest in a possible acquisition of us.
Also on February 2, 2022, members of Mandiant management met with representatives of Financial A, Financial C and Financial D to discuss due diligence matters related to our products business.
On February 4, 2022, representatives of Strategic D informed representatives of Goldman Sachs that Strategic D was no longer considering an acquisition of us.
On February 6, 2022, the Transaction Committee met, with other members of the Mandiant Board, members of Mandiant management and representatives of Goldman Sachs in attendance. The representatives of Goldman Sachs provided a general update on the status of discussions with potential strategic and financial acquirers.
On February 7, 2022, representatives of Financial A informed representatives of Goldman Sachs that Financial A, Financial C and Financial D were no longer considering an acquisition of us.
On February 8, 2022, Bloomberg published an article stating that Microsoft Corporation was in talks to acquire us.
On February 9, 2022, representatives of Financial B informed representatives of Goldman Sachs that Financial B was no longer considering an acquisition of us.
Also on February 9, 2022, members of Mandiant management met with members of management of Parent to discuss financial due diligence matters.
On February 10, 2022, Mr. Mandia spoke with a senior executive of Parent concerning Parent’s interest in a possible acquisition of us.
Also on February 10, 2022, the Transaction Committee met, with other members of the Mandiant Board, members of Mandiant management and representatives of Goldman Sachs in attendance. The representatives of Goldman Sachs provided a general update on the status of discussions with potential strategic acquirers, and noted that that all five of the potential financial acquirers contacted during our review of strategic alternatives had ceased discussions with us regarding an acquisition.
On February 11, 2022, Mr. Mandia spoke with a senior executive of Strategic A concerning the status of Strategic A’s interest in a possible acquisition of us.
On February 13, 2022, Mr. Mandia spoke with a senior executive of Parent concerning the status of Parent’s interest in a possible acquisition of us.
Also on February 13, 2022, the Transaction Committee met, with other members of the Mandiant Board, members of Mandiant management and representatives of Goldman Sachs in attendance. The representatives of Goldman Sachs provided a general update on the status of discussions with potential strategic acquirers. The Transaction Committee approved the distribution by Goldman Sachs of a bid process letter to Parent, Strategic A and Strategic B, which were the only parties that were still in active discussions regarding an acquisition of us. The bid process letters requested written acquisition proposals no later than February 21, 2022. Representatives of Goldman Sachs distributed these letters later that day.
On February 14, 2022, Mr. Mandia spoke to a senior executive of Parent concerning the status of Parent’s interest in a possible acquisition of us.
On February 15, 2022, members of Mandiant management met with members of management of Parent to discuss due diligence matters.
Also on February 15, 2022, members of Mandiant management met with members of Strategic A management to discuss due diligence matters.
On February 16, 2022, Mr. Mandia spoke with senior executives of Parent concerning Parent’s interest in a possible acquisition of us.

On February 16, 2022, the Transaction Committee met, with members of the Mandiant Board and members of Mandiant management in attendance. Members of Mandiant management provided a general update on the status of discussions with Parent, Strategic A and Strategic B, noting that each continued to consider an acquisition. Members of Mandiant management reviewed with the Mandiant Board a draft of the Projected Financial Information for the period of 2022 to 2035 and described, among other things, the process for preparing the Projected Financial Information, including the underlying assumptions and various execution and other risks to realizing the Projected Financial Information. The Transaction Committee approved the Projected Financial Information, as well as its use by Goldman Sachs for purposes of performing its financial analyses in connection with rendering its fairness opinion to the Mandiant Board (as described in more detail in the section of this proxy statement captioned “— Opinion of Goldman Sachs & Co. LLC”).
On February 17, 2022, Mr. Mandia spoke with a senior executive of Strategic A concerning Strategic A’s possible interest in an acquisition of us.
Also on February 17, 2022, Mr. Mandia spoke with a senior executive of Strategic B concerning Strategic B’s possible interest in an acquisition of us.
On February 18, 2022, members of Mandiant management met with members of management of Parent to discuss engineering due diligence matters.
Also on February 18, 2022, members of Mandiant management met with members of Strategic A management to discuss our business and prospects.
On February 19, 2022, Goldman Sachs provided Mandiant with customary relationship disclosures regarding Goldman Sachs’ relationships with Parent, Strategic A and Strategic B.
On February 20, 2022, a senior executive of Strategic A spoke with representatives of Goldman Sachs and expressed interest in continuing to review information regarding Mandiant. The representatives of Goldman Sachs informed the senior executive of Strategic A that all parties in the process had been provided with generally consistent levels of information at that point and encouraged the senior executive of Strategic A to speak with Mr. Mandia that day to the extent that such discussion would be helpful to Strategic A. The representatives of Goldman Sachs further suggested that if Strategic A were interested in acquiring Mandiant, then Strategic A should submit a written acquisition proposal by the bid deadline on February 21, 2022, given the possibility that the Mandiant Board could decide at that point not to engage further with parties who had not submitted a written proposal. The senior executive of Strategic A acknowledged this suggestion and expressed interest in speaking further with Mr. Mandia.
Later on February 20, 2022, the senior executive of Strategic A spoke to Mr. Mandia and representatives of Goldman Sachs. The representatives of Goldman Sachs reiterated the importance of Strategic A submitting a written acquisition proposal by the bid deadline of February 21, 2022, if Strategic A were interested in a potential acquisition, given the possibility that the Mandiant Board could determine not to engage further with parties who had not submitted a timely written proposal. The senior executive of Strategic A again acknowledged this suggestion.
Also on February 20, 2022, the Transaction Committee met, with other members of the Mandiant Board, members of Mandiant management and representatives of Goldman Sachs in attendance. The representatives of Goldman Sachs provided the Transaction Committee, for the information of the Transaction Committee and the Mandiant Board, materials that summarized, based on theoretical models, the potential effects of the announcement and of the consummation of an acquisition of us on the capped call transactions that we had entered into with Goldman Sachs and other counterparties, each acting as principal for its own account, with respect to our convertible notes, as well as the relationship disclosures previously provided by Goldman Sachs. The Transaction Committee did not identify any concerns with these disclosures. The representatives of Goldman Sachs reviewed Goldman Sachs’ preliminary financial analyses of Mandiant. The Transaction Committee discussed next steps if we were to receive an acquisition proposal.
On February 21, 2022, Mr. Mandia spoke with a senior executive of Parent. During this discussion, the senior executive of Parent stated that Parent would be submitting a non-binding written proposal to acquire us.

Also on February 21, 2022, Parent submitted a non-binding written proposal to acquire us for $22.00 in cash per share of our common stock. Parent also requested that we agree to negotiate exclusively with Parent through March 19, 2022.
Also on February 21, 2022, a senior executive of Strategic A informed representatives of Goldman Sachs that, although Strategic A would not be submitting an acquisition proposal on that date, it remained interested in considering an acquisition of us.
On February 22, 2022, representatives of Strategic B informed Mr. Mandia that Strategic B was no longer considering an acquisition of us.
Later on February 22, 2022, the Mandiant Board met, with members of Mandiant management and representatives of each of Goldman Sachs and Wilson Sonsini in attendance. The results of the strategic review process overseen by Goldman Sachs were noted, including that only Parent and Strategic A were still considering an acquisition of us in any respect. The terms of the acquisition proposal submitted by Parent (including the request to negotiate on an exclusive basis), and the recent communication from Strategic A, were discussed. The Mandiant Board noted (1) the significant due diligence already undertaken by Parent; (2) Parent’s desire to proceed quickly toward announcement of an acquisition; (3) the more limited due diligence that had been undertaken by Strategic A as compared to Parent; (4) Strategic A’s failure to provide a written acquisition proposal by the bid deadline of February 21, 2022; (5) the possibility that Parent would withdraw its acquisition proposal if it was not promptly accepted by Mandiant; and (6) the perceived level of strategic fit, as well as regulatory considerations and deal certainty, with respect to Parent compared to Strategic A. Given these considerations, the Mandiant Board determined that it wished to continue to work toward a transaction with Parent. The Mandiant Board instructed Goldman Sachs to make a counterproposal to Parent for an acquisition of us for $24.00 in cash per share of our common stock, with an exclusive negotiation period ending on March 9, 2022. The Mandiant Board also requested a conversation between Enrique Salem, our chairman of the board, Mr. Mandia and Sundar Pichai, Parent’s chief executive officer, to discuss Parent’s institutional commitment to the acquisition. Mr. Mandia confirmed to the Mandiant Board that neither he nor any member of Mandiant management had engaged in discussions with Parent regarding any post-acquisition employment terms with Parent. The Mandiant Board also authorized the Transaction Committee to oversee negotiations with Parent and, if it determined appropriate, to authorize us to enter into an exclusivity agreement with Parent.
Following the meeting of the Mandiant Board, representatives of Goldman Sachs informed members of management of Parent of the counterproposal from the Mandiant Board. Later, in a subsequent conversation with representatives of Goldman Sachs, Parent agreed to increase its acquisition proposal to $23.00 in cash per share of our common stock and to shorten the exclusivity period to end at 6:00 a.m., Pacific time, on March 10, 2022. Parent also agreed to arrange the requested call between Messrs. Salem, Mandia and Pichai.
Later on February 22, 2022, the Transaction Committee met, with other members of the Mandiant Board, members of Mandiant management and representatives of Goldman Sachs in attendance. The Transaction Committee discussed the terms of the latest acquisition proposal from Parent and agreed to meet again when Parent provided its revised proposal in writing and its updated exclusivity agreement.
Following the meeting of the Transaction Committee, representatives of Goldman Sachs received multiple calls from a senior executive of Strategic A. In these calls, the senior executive of Strategic A (1) stated that Strategic A remained interested in considering an acquisition of us; and (2) requested assistance in thinking about an appropriate price for an acquisition. The representatives of Goldman Sachs declined to provide such assistance, but stated that they would convey Strategic A’s interest to Mandiant.
Later on February 22, 2022, the Transaction Committee met, with other members of the Mandiant Board, members of Mandiant management and representatives of each of Goldman Sachs and Wilson Sonsini in attendance. A representative of Wilson Sonsini reviewed with the members of the Transaction Committee their fiduciary duties. It was noted that the requested call between Messrs. Salem, Mandia and Pichai had been arranged and would be occurring shortly. The representatives of Goldman Sachs described their recent discussions with a senior executive of Strategic A. The Transaction Committee noted the same factors regarding Parent and Strategic A that were noted in the meeting of the Mandiant Board earlier in the day. The Transaction Committee directed Goldman Sachs to inform Strategic A that it should submit a written acquisition proposal not later than that evening, and that the per share price in any such proposal should reflect a premium of well above 50 percent over our stock price prior to speculation that we were pursuing a sale process. Such a premium would imply a price of well above $22.59 per share of our common stock, although representatives of Goldman Sachs did not provide this number to Strategic A. Messrs. Mandia and Salem then departed the meeting to speak with Mr. Pichai.
Following the meeting of the Transaction Committee, representatives of Goldman Sachs informed a senior executive of Strategic A as instructed by the Transaction Committee. The senior executive of Strategic A informed the representatives of Goldman Sachs that Strategic A would further consider an acquisition of us and would respond that evening.
Still later on February 22, 2022, the Transaction Committee met, with other members of the Mandiant Board, members of Mandiant management and representatives of Goldman Sachs in attendance. The terms of Parent’s acquisition proposal at $23.00 in cash per share of our common stock (which by this time had been put in writing), including the updated exclusivity agreement, were discussed. Messrs. Salem and Mandia discussed their conversation with Mr. Pichai and noted their satisfaction with the level of institutional commitment to the acquisition expressed by Mr. Pichai. The representatives of Goldman Sachs departed the meeting to take a call from the senior executive of Strategic A. During this call, the senior executive of Strategic A stated that Strategic A was unable to submit an acquisition proposal that evening. The representatives of Goldman Sachs rejoined the meeting and informed the Transaction Committee of the conversation with Strategic A. The Transaction Committee determined to move forward with the acquisition proposal from Parent and to agree to negotiate with Parent on an exclusive basis through 6:00 a.m., Pacific time, on March 10, 2022. Parent and Mandiant subsequently entered into an exclusivity agreement.
Beginning on February 23, 2022, Parent and its advisors were granted access to legal and operational due diligence documents and information in an electronic data room to support their due diligence review of Mandiant. Over the following days, members of management of Parent and representatives of Parent’s advisors conducted operational, legal, financial, accounting, employment and other due diligence on Mandiant. At various points, members of management of Parent and representatives of Parent’s advisors met with Mandiant management and our advisors regarding due diligence information, potential synergies, employee retention and related matters.
On February 23, 2022, a draft of the merger agreement was provided to Parent and its legal advisors at Freshfields Bruckhaus Deringer US LLP (which we refer to as “Freshfields”). Over the following two weeks, Mandiant management and Parent management, and representatives of their respective legal advisors, negotiated the terms of the merger agreement. Key terms of the merger agreement negotiated by the parties included (1) the nature and scope of Parent’s obligations to secure necessary regulatory approvals for the acquisition; (2) the amount of the termination fee payable by each party and the circumstances in which it would be payable; (3) whether Mandiant was obligated to pay Parent a termination fee if our stockholders did not approve the merger; (4) the definition of “material adverse effect”; (5) the conditions to each party’s obligation to consummate the merger; and (6) the nature and scope of the interim operating covenants applicable to Mandiant during the period prior to the closing of the merger.
On February 27, 2022, the Transaction Committee met, with other members of the Mandiant Board, members of Mandiant management and representatives of each of Goldman Sachs and Wilson Sonsini in attendance. A representative of Wilson Sonsini summarized the material terms of the merger agreement and the points that were under negotiation.
Also on February 27, 2022, representatives of Goldman Sachs received a call from a senior executive of Strategic A seeking an update on any sale process involving Mandiant. The representatives of Goldman Sachs, in compliance with the exclusivity agreement then in effect, declined to give such an update at such time.
On February 28, 2022, Freshfields provided a draft of the form of the voting agreements to representatives of Wilson Sonsini. Over the following days, representatives of Mr. Mandia, Blackstone, ClearSky, Mandiant and Parent negotiated the terms of the voting agreement.

On March 2, 2022, the Transaction Committee met, with other members of the Mandiant Board, members of Mandiant management and representatives of each of Goldman Sachs, Wilson Sonsini and Baker Botts LLP (which we refer to as “Baker Botts”), outside antitrust counsel to Mandiant, in attendance. The material terms of the merger agreement and the points that remained under negotiation were discussed, along with the nature of the regulatory approvals needed for the merger.
On March 6, 2022, the Transaction Committee met, with other members of the Mandiant Board, members of Mandiant management and representatives of each of Goldman Sachs and Wilson Sonsini in attendance. The material terms of the merger agreement and the points that remained under negotiation were discussed; it was noted that the material economic and valuation terms had been agreed in principle. In response to a specific request from Parent, the Transaction Committee authorized Mr. Mandia (and only Mr. Mandia) to begin discussions with Parent concerning the terms of his employment with Parent following the merger.
Later on March 6, 2022, Freshfields provided a draft of Mr. Mandia’s non-competition agreement to Wilson Sonsini, which agreement was then shared with Mr. Mandia and his counsel.
On March 7, 2022, Mr. Mandia received a draft employment offer from Parent.
Later on March 7, 2022, The Information published an article stating that Parent was in talks to acquire us.
Still later on March 7, 2022 the Mandiant Board met, with members of Mandiant management and representatives of each of Goldman Sachs, Wilson Sonsini and Baker Botts in attendance. A representative of Wilson Sonsini reviewed with the Mandiant Board their fiduciary duties. A representative of Wilson Sonsini also reviewed the principal terms of the merger agreement, the voting agreements and the other transaction documents. A representative of Baker Botts discussed the terms of the merger agreement related to antitrust and competition law matters. Mr. Mandia updated the Mandiant Board on the nature of the non-competition obligations that Parent was requiring of him, and noted that negotiations with Parent were continuing with respect to the terms of his employment following the merger. The representatives of Goldman Sachs reviewed with the Mandiant Board Goldman Sachs’ financial analyses of the consideration to be paid to stockholders in connection with the merger. The representatives of Goldman Sachs then rendered the oral opinion of Goldman Sachs, subsequently confirmed by delivery of its written opinion dated March 7, 2022, to the Mandiant Board that, as of the date of the written opinion and based upon and subject to the factors and assumptions set forth therein, the $23.00 in cash per share of our common stock to be paid to the holders (other than Parent and its affiliates) of shares of our common stock pursuant to the merger agreement was fair from a financial point of view to the holders of such shares.
Still later on March 7, 2022, the merger agreement, voting agreements and other transaction documents were finalized.
Even later on March 7, 2022, the Mandiant Board met, with members of Mandiant management and representatives of each of Goldman Sachs, Wilson Sonsini and Baker Botts in attendance. A representative of Wilson Sonsini reviewed the terms of the final merger agreement, voting agreement and other transaction documents with the Mandiant Board. The representatives of Goldman Sachs confirmed the oral opinion of Goldman Sachs, subsequently confirmed by delivery of a written opinion dated March 7, 2022, to the Mandiant Board that, as of the date of the written opinion and based upon and subject to the factors and assumptions set forth therein, the $23.00 in cash per share of our common stock be paid to the holders (other than Parent and its affiliates) of shares of our common stock, pursuant to the merger agreement, was fair from a financial point of view to the holders of such shares. The Mandiant Board, after considering the factors more fully described in the section of this proxy statement captioned “— Recommendation of the Mandiant Board and Reasons for the Merger,” (1) determined that it was in the best interests of Mandiant and its stockholders, and declared it advisable, to enter into the merger agreement providing for the merger in accordance with the DGCL upon the terms and subject to the conditions set forth in the merger agreement; (2) approved the execution and delivery of the merger agreement by Mandiant, the performance by Mandiant of its covenants and other obligations in the merger agreement, and the consummation of the merger upon the terms and subject to the conditions set forth in the merger agreement; (3) directed that the adoption of the merger agreement be submitted to a vote of our stockholders; (4) resolved to recommend that our stockholders vote in favor of the adoption of the merger agreement and the approval of the merger in accordance with the DGCL; and (5) approved the voting agreements.
Even later on March 7, 2022, the merger agreement and voting agreements, and Mr. Mandia’s non-competition agreement, were signed by the respective parties.
Early on March 8, 2022, before the opening of trading on Nasdaq, we publicly disclosed our entry into the merger agreement and the voting agreements.
Recommendation of the Mandiant Board and Reasons for the Merger
Recommendation of the Mandiant Board
On March 7, 2022, the Mandiant Board unanimously: (1) determined that it was in the best interests of Mandiant and its stockholders, and declared it advisable, to enter into the merger agreement providing for the merger in accordance with the DGCL upon the terms and subject to the conditions set forth in the merger agreement; (2) approved the execution and delivery of the merger agreement by Mandiant, the performance by Mandiant of its covenants and other obligations in the merger agreement, and the consummation of the merger upon the terms and subject to the conditions set forth in the merger agreement; (3) directed that the adoption of the merger agreement be submitted to a vote of Mandiant’s stockholders at a meeting thereof; (4) resolved to recommend that our stockholders vote in favor of the adoption of the merger agreement and the approval of the merger in accordance with the DGCL; and (5) approved the voting agreements and the transactions contemplated thereby.
The Mandiant Board unanimously recommends that you vote: (1) “FOR” the adoption of the merger agreement; (2) “FOR” the compensation that will or may become payable to our named executive officers in connection with the merger; and (3) “FOR” the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.
Reasons for the Merger
In evaluating the merger agreement and the merger, the Mandiant Board consulted with Mandiant management, as well as representatives of each of Goldman Sachs, Wilson Sonsini and Baker Botts. In recommending that Mandiant stockholders vote “FOR” the adoption of the merger agreement, the Mandiant Board considered and analyzed a number of factors, including the following (which factors are not necessarily presented in order of relative importance). Based on these consultations, considerations and analyses, and the factors discussed below, the Mandiant Board concluded that entering into the merger agreement was advisable and in the best interests of Mandiant and our stockholders.
The Mandiant Board believed that the following material factors and benefits supported its determination and recommendation:
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Financial Condition, Results of Operations and Prospects of Mandiant; Risks of Execution. The current, historical and projected financial condition, results of operations and business of Mandiant, as well as Mandiant’s prospects and risks if it were to remain an independent company. In particular, the Mandiant Board considered Mandiant’s long-term operating plan (as reflected in the Projected Financial Information). As part of this, the Mandiant Board considered the potential opportunities that Mandiant’s long-term operating plan presented against, among other things, various execution and other risks to achieving the long-term operating plan and related uncertainties, including: (1) the risks and uncertainties associated with achieving and executing Mandiant’s current business plan and long-term operating plan in the short and long term; (2) the impact of market, customer and competitive trends on Mandiant; and (3) the general risks related to market conditions that could reduce the price of our common stock. Among the potential risks identified by the Mandiant Board were:

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Mandiant’s competitive positioning and prospects as an independent company. Included among these risks were consideration of (1) Mandiant’s size, as well as its financial resources, relative to those of its competitors; (2) new and evolving competitive threats; and (3) the substantial risks to achieving Mandiant’s long-term operating plan.
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The difficulty of implementing the various business transformation initiatives currently being undertaken, and anticipated to be undertaken, by Mandiant, including in respect of efforts to improve our cost structure. The Mandiant Board noted that these initiatives required sustained effort on our part and were not certain to result in a more valuable company.

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Investments required to implement new systems to further drive Mandiant’s business, including the need for a new enterprise resource planning system.

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The challenges of making investments to achieve long-term growth prospects for a publicly traded company, which is subject to scrutiny based on its quarterly performance. The Mandiant Board was aware that the price of our common stock could be negatively impacted if Mandiant failed to meet investor expectations, including if Mandiant failed to meet its growth objectives.

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The historical execution of Mandiant’s business plan by Mandiant management and their ability to continue to drive Mandiant’s business. In this regard, the Mandiant Board was aware that Mr. Verdecanna had announced his intention to retire in 2022, and this retirement followed the departure of other senior executives.

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The continued business and economic uncertainty related to the COVID-19 pandemic and the possibility that business conditions — for Mandiant and the larger economy — will not improve and could get worse.

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Results of Strategic Review Process. The merger was the result of an extensive strategic review process overseen by the Transaction Committee. The Mandiant Board considered that seven potential strategic acquirers (including Parent) and five potential financial acquirers were contacted concerning their interest in an acquisition of Mandiant. The Mandiant Board considered the nature of the engagement by each of these potential acquirers over several weeks, and that only Parent had submitted an acquisition proposal. The Mandiant Board also was aware of the media reports regarding a potential sale of Mandiant that began on February 8, 2022, and noted that, following such media reports, no additional strategic or financial acquirers contacted Mandiant about pursuing an acquisition.

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Certainty of Value. The consideration to be received by our stockholders in the merger consists entirely of cash, which provides certainty of value measured against the ongoing business and financial execution risks of Mandiant’s long-term operating plan. The receipt of cash consideration eliminates uncertainty and risk for our stockholders related to the continued execution of Mandiant’s business plan. In that regard, the Mandiant Board noted that Mandiant’s stock price could be negatively impacted if we failed to meet investor expectations.

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Best Value Reasonably Available; Potential Strategic Alternatives. The Mandiant Board believed that the per share merger consideration represents the best value reasonably available for the shares of our common stock, taking into account the other strategic alternatives available to Mandiant, including continue to execute on our business plan as an independent company. The Mandiant Board determined that none of the possible alternatives to the merger (including the possibility of continuing to operate Mandiant as an independent company or pursuing a different transaction, and the desirability and perceived risks of those alternatives, as well as the potential benefits and risks to Mandiant’s stockholders of those alternatives and the timing and likelihood of effecting such alternatives) was reasonably likely to present superior opportunities for us to create greater value for our stockholders, taking into account execution risks as well as business, competitive, financial, industry, legal, market and regulatory risks. The Mandiant Board also considered that the per share merger consideration constitutes (1) a premium of approximately 53 percent to the closing price of our common stock on February 7, 2022, which was the last full trading day before media reports regarding a potential sale of Mandiant; and (2) a premium of approximately 57 percent to Mandiant’s unaffected 10-day volume-weighted average price as of February 7, 2022.

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Fairness Opinion of Goldman Sachs. The oral opinion of Goldman Sachs rendered to the Mandiant Board, subsequently confirmed in writing by delivery of a written opinion dated March 7, 2022, that, as of the date of such written opinion and based upon and subject to the factors and various assumptions made, procedures followed and limitations and qualifications set forth therein, the $23.00 in cash per share of our common stock to be paid to the holders (other than Parent and its affiliates) of shares of our common stock, pursuant to the merger agreement, was fair from a financial point of view to the holders of such shares The opinion is more fully described in the section of this proxy statement captioned “— Opinion of Goldman Sachs & Co. LLC” and the full text of the opinion is attached as Annex C to this proxy statement.
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Negotiations with Parent and Terms of the Merger Agreement. The terms of the merger agreement, which was the product of arms’-length negotiations, and the belief of the Mandiant Board that the merger agreement contained terms that provided Mandiant with a high level of closing certainty. The factors considered included:

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Mandiant’s ability, under certain circumstances, to furnish information to, and conduct negotiations with, third parties regarding alternative acquisition proposals.

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The Mandiant Board’s belief that the terms of the merger agreement would be unlikely to deter third parties from making a superior proposal.

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The Mandiant Board’s ability, under certain circumstances, to withdraw or modify its recommendation that our stockholders vote in favor of the adoption of the merger agreement.

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The Mandiant Board’s ability, under certain circumstances, to terminate the merger agreement to enter into a definitive alternative acquisition agreement. In that regard, the Mandiant Board believed that the termination fee payable by Mandiant in such instance was reasonable, consistent with or below similar fees payable in comparable transactions, and not preclusive of other offers.

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The limited conditions to Parent’s obligation to consummate the merger, making the merger reasonably likely to be consummated.

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The termination fee payable by Parent, in an amount ranging from $328,000,000 to $460,000,000; this fee is payable to Mandiant in certain circumstances, including if the necessary regulatory approvals to consummate the merger by the termination date (as it may be extended under the merger agreement) are not obtained.

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No Financing Condition. Consummation of the merger is not subject to a financing condition. In addition, Parent represented in the merger agreement that it will have sufficient funds to consummate the merger.

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Business Reputation of Parent. The business reputation and financial resources of Parent and its parent company, Alphabet Inc. The Mandiant Board believed that these factors supported the conclusion that a transaction with Parent could be completed quickly and in an orderly manner, and had a substantial likelihood of being consummated successfully.

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Appraisal Rights. The appraisal rights in connection with the merger available to our stockholders who timely and properly exercise such appraisal rights under the DGCL if certain conditions are met.

The Mandiant Board also considered a number of uncertainties and risks and other potentially negative factors, including the following:
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Regulatory Risks. The possibility that regulatory agencies may delay, object to or challenge the merger or may seek to impose terms and conditions on their approvals that are not acceptable to Parent. In this regard, the Mandiant Board noted that, although Parent is required to use its reasonable best efforts to secure all necessary regulatory approvals and may be required to pay a termination fee if those approvals are not obtained, Parent is not contractually obligated to agree to specific terms and conditions to secure those approvals.

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No Stockholder Participation in Future Growth or Earnings. The nature of the merger as a cash transaction means that our stockholders will not participate in Mandiant’s future earnings or growth and will not benefit from any appreciation in value of the surviving corporation. The Mandiant

Board considered the other potential alternative strategies available to Mandiant as an independent company, which, despite significant uncertainty, had the potential to result in a more successful and valuable company.
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Restrictions on Mandiant’s Ability to Solicit Alternative Transactions. The restrictions in the merger agreement on Mandiant’s ability to solicit alternative acquisition proposals (subject to certain exceptions to allow the Mandiant Board to exercise its fiduciary duties and to accept a superior proposal, and then only upon the payment of a termination fee).

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Risk Associated with Failure to Consummate the Merger. The possibility that the merger might not be consummated, and if it is not consummated, that: (1) Mandiant’s directors, senior management and other employees will have expended extensive time and effort and will have experienced significant distractions from their work on behalf of Mandiant during the pendency of the merger; (2) Mandiant will have incurred significant transaction and other costs; (3) Mandiant’s continuing business relationships with customers, business partners and employees may be adversely affected; (4) the trading price of our common stock could be adversely affected; (5) the termination fee payable by Parent to Mandiant will not be available in all instances in which the merger agreement is terminated and such termination fee may not be sufficient to compensate us for the damage suffered by our business as a result of the pendency of the merger or of the strategic initiatives forgone by Mandiant during this period; (6) the other contractual and legal remedies available to Mandiant in the event of the termination of the merger agreement may be insufficient, costly to pursue or both; and (7) the failure of the merger to be consummated could result in an adverse perception among our customers, potential customers, employees and investors about Mandiant’s prospects.

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Impact of Interim Restrictions on Mandiant’s Business Pending the Completion of the Merger. The restrictions on the conduct of our business prior to the consummation of the merger, which may delay or prevent us from undertaking strategic initiatives before the completion of the merger that, absent the merger agreement, we might have pursued.

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Effects of the Merger Announcement. The effects of the public announcement of the merger, including the: (1) effects on our employees, customers, operating results and stock price; (2) impact on our ability to attract and retain key management, sales and marketing, and technical personnel; and (3) potential for litigation in connection with the merger.

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Termination Fee Payable by Mandiant. The requirement that we pay Parent a termination fee of $197,000,000 under certain circumstances following termination of the merger agreement, including if the Mandiant Board terminates the merger agreement to accept a superior proposal. The Mandiant Board considered the potentially discouraging impact that this termination fee could have on a third party’s interest in making an alternative acquisition proposal to acquire Mandiant.

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Taxable Consideration. The receipt of cash in exchange for shares of our common stock in the merger will be a taxable transaction for U.S. federal income tax purposes for many Mandiant stockholders.

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Interests of Mandiant’s Directors and Executive Officers. The interests that our directors and executive officers may have in the merger, which may be different from, or in addition to, those of our other stockholders.

This discussion is not meant to be exhaustive. Rather, it summarizes the material reasons and factors evaluated by the Mandiant Board in its consideration of the merger. After considering these and other factors, the Mandiant Board concluded that the potential benefits of entering into the merger agreement outweighed the uncertainties and risks. In light of the variety of factors considered by the Mandiant Board and the complexity of these factors, the Mandiant Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the foregoing factors in reaching its determination and recommendations. Moreover, each member of the Mandiant Board applied his or her own personal business judgment to the process and may have assigned different relative weights to the different factors. The Mandiant Board approved the merger agreement and the merger, and recommended that our stockholders adopt the merger agreement, based upon the totality of the information presented to, and considered by, the Mandiant Board.

Opinion of Goldman Sachs & Co. LLC
Goldman Sachs rendered to the Mandiant Board its oral opinion, subsequently confirmed in its written opinion dated March 7, 2022, to the effect that, as of the date of the written opinion and based upon and subject to the factors and assumptions set forth therein, the $23.00 in cash per share of our common stock to be paid to the holders (other than Parent and its affiliates) of shares of our common stock, pursuant to the merger agreement, was fair from a financial point of view to the holders of such shares.
The full text of the written opinion of Goldman Sachs, dated March 7, 2022, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached to this proxy statement as Annex C. The summary of Goldman Sachs’ opinion contained in this proxy statement is qualified in its entirety by reference to the full text of Goldman Sachs’ written opinion. Goldman Sachs provided advisory services and its opinion for the information and assistance of the Mandiant Board in connection with its consideration of the merger. The Goldman Sachs opinion is not a recommendation as to how any holder of our common stock should vote with respect to the merger or any other matter.
In connection with rendering the opinion described above and performing its related financial analyses, Goldman Sachs reviewed, among other things:
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the merger agreement;

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annual reports to stockholders and Annual Reports on Form 10-K of Mandiant (formerly FireEye, Inc.) for the five fiscal years ended December 31, 2021;

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certain interim reports to stockholders and Quarterly Reports on Form 10-Q of Mandiant;

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certain other communications from Mandiant to its stockholders;

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certain publicly available research analyst reports for Mandiant; and

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certain internal financial analyses and forecasts for Mandiant (including a schedule of expected net operating loss carryforwards by Mandiant), prepared by Mandiant management, as approved for Goldman Sachs’ use by Mandiant, which are referred to as “Forecasts.”

Goldman Sachs also held discussions with members of the senior management of Mandiant regarding their assessment of the strategic rationale for, and the potential benefits of, the merger and the past and current business operations, financial condition, and future prospects of Mandiant; reviewed the reported price and trading activity for our common stock; compared certain financial and stock market information for Mandiant with similar financial and stock market information for certain other companies the securities of which are publicly traded; reviewed the financial terms of certain recent business combinations in the software industry and in other industries; and performed such other studies and analyses, and considered such other factors, as it deemed appropriate.
For purposes of rendering its opinion, Goldman Sachs, with the Mandiant Board’s consent, relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by, it, without assuming any responsibility for independent verification thereof. In that regard, Goldman Sachs assumed with the Mandiant Board’s consent that the Forecasts have been reasonably prepared on a basis reflecting the best then available estimates and judgments of the management of Mandiant. Goldman Sachs did not make an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities) of Mandiant or any of its subsidiaries and Goldman Sachs was not furnished with any such evaluation or appraisal. Goldman Sachs assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the merger would be obtained without any adverse effect on Mandiant or on the expected benefits of the merger in any way meaningful to Goldman Sachs’ analysis. Goldman Sachs has also assumed that the merger would be consummated on the terms set forth in the merger agreement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to its analysis.
Goldman Sachs’ opinion did not address the underlying business decision of Mandiant to engage in the merger or the relative merits of the merger as compared to any strategic alternatives that may be available to Mandiant; nor did it address any legal, regulatory, tax or accounting matters. Goldman Sachs’ opinion addresses only the fairness from a financial point of view, as of the date of its opinion, to the holders (other than Parent and its affiliates) of shares of our common stock, of the $23.00 in cash per share of our common stock to be paid to such holders pursuant to the merger agreement. Goldman Sachs’ opinion does not express any view on, and does not address, any other term or aspect of the merger agreement or the merger or any term or aspect of any other agreement or instrument contemplated by the merger agreement or entered into or amended in connection with the merger, including the fairness of the merger to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors, or other constituencies of Mandiant; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of Mandiant, or class of such persons in connection with the merger, whether relative to the $23.00 in cash per share to be paid to the holders (other than Parent and its affiliates) of shares of our common stock pursuant to the merger agreement or otherwise. Goldman Sachs did not express any opinion as to the prices at which shares of our common stock will trade at any time, as to the potential effects of volatility in the credit, financial and stock markets on Mandiant or Parent or the merger, or as to the impact of the merger on the solvency or viability of Mandiant or Parent or the ability of Mandiant or Parent to pay their respective obligations when they come due. Goldman Sachs’ opinion was necessarily based on economic, monetary market and other conditions, as in effect on, and the information made available to it as of the date of its written opinion and Goldman Sachs assumed no responsibility for updating, revising or reaffirming its opinion based on circumstances, developments or events occurring after the date of its written opinion. Goldman Sachs’ advisory services and its opinion were provided for the information and assistance of the Mandiant Board in connection with its consideration of the merger and such opinion does not constitute a recommendation as to how any holder of shares of our common stock should vote with respect to the merger or any other matter. Goldman Sachs’ opinion was approved by a fairness committee of Goldman Sachs.
Summary of Financial Analyses
The following is a summary of the material financial analyses delivered by Goldman Sachs to the Mandiant Board in connection with rendering the opinion described above. The following summary, however, does not purport to be a complete description of the financial analyses performed by Goldman Sachs, nor does the order of analyses described represent relative importance or weight given to those analyses by Goldman Sachs. Some of the summaries of the financial analyses include information presented in tabular format. The tables must be read together with the full text of each summary and are alone not a complete description of Goldman Sachs’ financial analyses. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before March 4, 2022, and is not necessarily indicative of current market conditions.
Implied Premia Analysis
Goldman Sachs calculated and compared certain implied premia described below based on the $23.00 in cash per share of our common stock to be paid to the holders (other than Parent and its affiliates) of shares of our common stock pursuant to the merger agreement.
Goldman Sachs calculated the implied premia represented by the $23.00 in cash per share of our common stock relative to:
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$15.06, the undisturbed closing price for our common stock on February 7, 2022, the last trading day prior to media reports regarding a potential sale of Mandiant (the “Undisturbed Share Price”);

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the volume weighted average price (which we refer to as “VWAP”) of our common stock over the 5-trading-day time period ended February 7, 2022 (which we refer to as “5-day Undisturbed VWAP”);

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the VWAP of our common stock over the 10-trading-day time period ended February 7, 2022 (“10-day Undisturbed VWAP”); and

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$19.38, the closing price for our common stock on March 4, 2022, the last trading day prior to further media reports regarding the merger (which we refer to as the “Current Share Price”).

The results of these calculations and comparisons were as follows:
Common Stock Reference Price	Implied Premium Represented by $23.00 in Cash per Share of our Common Stock
Undisturbed Share Price of $15.06	53%
5-day Undisturbed VWAP	54%
10-day Undisturbed VWAP	57%
Current Share Price of $19.38	19%
Illustrative Discounted Cash Flow Analysis
Using the Forecasts, Goldman Sachs performed an illustrative discounted cash flow analysis on Mandiant to derive a range of illustrative present values per share of Company Stock. Using discount rates ranging from 9.25 percent to 11.25 percent, reflecting estimates of Mandiant’s weighted average cost of capital, and the mid-year convention, Goldman Sachs discounted to present value as of December 31, 2021 (1) the estimates of unlevered free cash flow (“UFCF”) for Mandiant for the years 2022 through 2035 as reflected in the Forecasts; and (2) a range of illustrative terminal values for Mandiant, which were calculated by applying perpetuity growth rates ranging from 2.0% to 4.0%, to a terminal year estimate of the free cash flow to be generated by Mandiant, as provided by management of Mandiant and approved for Goldman Sachs’ use by management of Mandiant (which analysis implied exit terminal year NTM EBITDA multiples ranging from 6.9x to 12.0x). Goldman Sachs derived such discount rates by application of the Capital Asset Pricing Model, which requires certain company-specific inputs, including the company’s target capital structure weightings, the cost of long-term debt, after-tax yield on permanent excess cash, if any, future applicable marginal cash tax rate and a beta for the company, as well as certain financial metrics for the United States financial markets generally. The range of perpetuity growth rates was estimated by Goldman Sachs utilizing its professional judgment and experience, taking into account the Forecasts and market expectations regarding long-term real growth of gross domestic product and inflation.
Goldman Sachs derived a range of illustrative enterprise values for Mandiant by adding the range of present values it derived as described above and the net present value of the net operating losses as reflected in the Forecasts, as provided by the management of Mandiant and approved for Goldman Sachs’ use by the management of Mandiant. Goldman Sachs then subtracted from the range of illustrative enterprise values it derived for Mandiant, the net debt (including the amount of the liquidation preference of Mandiant’s convertible preferred stock) of Mandiant as of December 31, 2021, as provided by the management of Mandiant and approved for Goldman Sachs’ use by the management of Mandiant, to derive a range of illustrative equity values for Mandiant. Goldman Sachs then divided the range of illustrative equity values it derived by the number of fully diluted outstanding shares of Mandiant (which includes the number of shares of common stock, if any, underlying Mandiant’s convertible preferred stock attributable to the portion of the value of the convertible preferred stock in excess of the liquidation preference), as provided by the management of Mandiant and approved for Goldman Sachs’ use by management of Mandiant, using the treasury stock method, to derive a range of illustrative present values per share of our common stock ranging from $13.45 to $21.74.
Illustrative Present Value of Future Share Price Analysis
Goldman Sachs performed an illustrative analysis of the implied present value of an illustrative future value per share of our common stock, which is designed to provide an indication of the present value of a theoretical future value of a company’s equity as a function of such company’s financial multiples. For this analysis, Goldman Sachs used the Forecasts for each of the fiscal years 2022 through 2025. Goldman Sachs first calculated the implied enterprise values per share of our common stock as of December 31 for each of the fiscal years 2022 to 2024, by applying multiples of enterprise value to NTM revenue (which is referred to as “EV/NTM revenue,”) of 6.0x to 8.0x to estimates of Mandiant’s revenue for each of the fiscal years 2023 to 2025. These illustrative EV/NTM revenue multiple estimates were derived by Goldman Sachs utilizing its professional judgment and experience, taking into account current and historical EV/NTM revenue multiples for Mandiant and current and historical EV/NTM revenue multiples for certain publicly traded companies, as described below in the section captioned “— Selected Public Company Comparables Analysis.”

Goldman Sachs then subtracted the amount of Mandiant’s forecasted net debt (including the amount of the liquidation preference of Mandiant’s convertible preferred stock) as of December 31 for each of the fiscal years 2022 to 2024, each as provided by the management of Mandiant and approved for Goldman Sachs’ use by the management of Mandiant, to derive a range of illustrative equity values for Mandiant as of December 31 for each of the fiscal years 2022 to 2024. Goldman Sachs then divided the results by the number of projected year-end fully diluted shares of our common stock (which includes the number of shares of common stock, if any, underlying Mandiant’s convertible preferred stock attributable to the portion of the value of the convertible preferred stock in excess of the liquidation preference) for each of the fiscal years 2022 to 2024, as provided by the management of Mandiant and approved for Goldman Sachs’ use by the management of Mandiant, to derive a range of implied future share prices. Goldman Sachs then discounted the December 31, 2022 to December 31, 2024 implied future share prices back to December 31, 2021 using an illustrative discount rate of 9.5 percent to derive implied present values of future share prices as of December 31, 2021. The illustrative discount rate of 9.5 percent reflected an estimate of Mandiant’s cost of equity. Goldman Sachs derived such discount rate by application of the Capital Asset Pricing Model, which requires certain company-specific inputs, including a beta for the company, as well as certain financial metrics for the United States financial markets generally. This analysis resulted in a range of implied present values of $17.47 to $26.25 per share of our common stock.
Precedent Transaction Multiples
Goldman Sachs analyzed certain publicly available information relating to the following selected transactions in the security and infrastructure software and high growth IT services industries since 2013. For each of the selected transactions where information was publicly available, Goldman Sachs calculated and compared the implied EV/NTM revenue of the applicable target company based on the total consideration paid in the transaction as a multiple of the target company’s NTM revenue based on Institutional Brokers’ Estimate System estimates (which are referred to as “IBES estimates”) at the time each such selected transaction was announced. While none of the companies that participated in the selected transactions are directly comparable to Mandiant, the companies that participated in the selected transactions are companies with operations that, for the purposes of analysis, may be considered similar to certain of Mandiant’s results, industry size and product profile.

The following table presents the results of this analysis:
Security and Infrastructure Software Selected Precedent Transactions
Announcement Date	Target	Acquiror	EV/NTM Revenue
Dec 2021	Mimecast Ltd.	Permira I.P Limited	8.8 x
Nov 2021	McAfee Corp.	Advent International Corp. and Permira Advisers LLC	6.9 x
Aug 2021	Avast PLC — Stock Election	NortonLifeLock Inc.	8.8 x
Aug 2021	Avast PLC — Cash Election	NortonLifeLock Inc.	9.7 x
Apr 2021	Proofpoint Inc.	Thoma Bravo	9.5 x
Mar 2021	Talend S.A.	Thoma Bravo	7 x
Oct 2019	Sophos Ltd.	Thoma Bravo	4.9 x
Aug 2019	Carbon Black, Inc.	Vmware, Inc.	7.7 x
Nov 2018	Apptio Inc.	Vista Equity Partners Management LLC	6.9 x
Oct 2018	Imperva Inc.	Thoma Bravo	4.5 x
Sept 2016	Apigee Corp.	Google LLC	4.5 x
Oct 2015	SolarWinds, Inc.	Silver Lake Partners and Thoma Bravo	7.8 x
Jul 2013	Sourcefire Inc.	Cisco Systems, Inc.	7.9 x
Median			7.3 x
Mean			7.7 x
High Growth IT Services Selected Precedent Transactions
Announcement Date	Target	Acquiror	EV/NTM Revenue
Mar 2021	GlobalLogic Worldwide Holdings	Hitachi, Ltd.	7.9 x
Sep 2020	Virtusa Corporation	Baring Private Equity Asia	1.3 x
Aug 2020	Aareon AG	Advent International	3.7 x
Jun 2019	Altran Technologies SA	Capgemini SE	1.5 x
Jan 2019	Luxoft Holding, Inc.	DXC Technology	2 x
Dec 2017	Gemalto	Thales S.A.	1.8 x
Aug 2016	Rackspace Technology, Inc.	Apollo Global Management Inc.	2 x
Apr 2015	IGATE	Capgemini SE	3.1 x
Median			2.9 x
Mean			2.0 x
Based on the results of the foregoing calculations and Goldman Sachs’ analyses of the various transactions and its professional judgment and experience, Goldman Sachs selected a reference range of EV/NTM revenue multiples of 6.0x to 9.0x and applied such range to Mandiant’s NTM revenue as of December 31, 2021, as provided by the management of Mandiant, to derive a range of implied enterprise values for Mandiant. Goldman Sachs then subtracted from the range of implied enterprise values the amount of Mandiant’s net debt (including the amount of the liquidation preference of Mandiant’s convertible preferred stock) as of December 31, 2021, as provided by the management Mandiant and approved for Goldman Sachs’ use by the management of Mandiant, to derive a range of illustrative equity values for Mandiant. Goldman Sachs divided the results by the number of fully diluted outstanding shares of our common stock (which includes the number of shares of common stock, if any, underlying Mandiant’s convertible preferred stock attributable to the portion of the value of the convertible preferred stock in excess of the liquidation preference), as provided by the management of Mandiant and approved for Goldman Sachs’ use by the management of Mandiant, using the treasury stock method, to derive a range of implied equity values per share of our common stock of $16.08 to $22.30.

Premia Paid Analysis
Goldman Sachs reviewed and analyzed, using publicly available information, the acquisition premia for all-cash acquisition transactions announced from 2017 through February 14, 2022, involving a public company based in the United States as the target where the disclosed enterprise value for the transaction was between $1 billion and $10 billion. For the entire period, using publicly available information, Goldman Sachs calculated the median, 25th percentile and 75th percentile premia of the price paid in the transactions relative to the target’s last undisturbed closing stock price prior to announcement of the transaction. This analysis indicated a median premium of 29 percent across the period. This analysis also indicated a 25th percentile premium of 17 percent and a 75th percentile premium of 49 percent across the period. Using this analysis, Goldman Sachs applied a reference range of illustrative premia of 17% to 49 percent to the unaffected closing price per share of our common stock of $15.06 as of February 7, 2022 and calculated a range of implied equity values per share of our common stock of $17.62 to $22.44.
Selected Public Company Comparables Analysis
Goldman Sachs reviewed and compared certain financial and stock market information for the following publicly traded corporations in the security and infrastructure software industry, which are collectively referred to as the “security comparable companies”:
•
Cyberark Software Ltd.;

•
ForgeRock Inc.;

•
Rapid7 Inc.;

•
Sailpoint Technologies Holdings Inc.;

•
Sumo Logic Inc.;

•
Tenable Holdings Inc.; and

•
Varonis Systems Inc.

Goldman Sachs also reviewed and compared certain financial and stock market information for the following publicly traded corporations in the high growth IT services industry, which are collectively referred to as the “services comparable companies”:
•
Endava PLC — ADR;

•
EPAM Systems Inc.;

•
Globant SA; and

•
Perficient, Inc.

The security comparable companies and the services comparable companies are collectively referred to as the “comparable companies.” Although none of the comparable companies is directly comparable to Mandiant, the companies included were chosen because they are publicly traded companies in the security and infrastructure software industry and high growth IT services industry, respectively, with operations that for purposes of analysis may be considered similar to certain operations of Mandiant.
Goldman Sachs calculated and compared the enterprise value as of March 4, 2022 as a multiple of revenue for the comparable companies for calendar years 2022 and 2023, based on financial and trading data as of March 4, 2022, information Goldman Sachs obtained from Thomson Reuters and CapIQ, publicly available historical and market data and IBES estimates, in order to determine an appropriate EV/NTM revenue multiple range for Goldman Sachs’ illustrative present value of future share price analysis.

The results of this analysis are summarized as follows:
Security Comparable Company	CY 22 EV/ Revenue	CY 23 EV/ Revenue
Cyberark Software Ltd.	9.9x	8.1x
ForgeRock Inc.	5.8x	4.6x
Rapid7 Inc.	10.3x	8.4x
Sailpoint Technologies Holdings Inc.	8.6x	7.1x
Sumo Logic Inc.	3.9x	3.3x
Tenable Holdings Inc.	9.9x	8.2x
Varonis Systems Inc.	8.7x	7.2x
Median	8.7x	7.2x
Services Comparable Company	CY 22 EV/ Revenue	CY 23 EV/ Revenue
Endava PLC – ADR	6.0x	4.8x
EPAM Systems Inc.	2.0x	1.6x
Globant SA	5.4x	4.3x
Perficient, Inc.	4.3x	3.7x
Median	4.9x	4.0x
General
The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs’ opinion. In arriving at its fairness determination, Goldman Sachs considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis considered by it. Rather, Goldman Sachs made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses. No company or transaction used in the above analyses as a comparison is directly comparable to Mandiant or the contemplated merger.
Goldman Sachs prepared these analyses for purposes of Goldman Sachs’ providing its opinion to the Mandiant Board as to the fairness from a financial point of view of the $23.00 price per share to be paid to the holders (other than Parent and its affiliates) of shares of our common stock, pursuant to the merger agreement. These analyses do not purport to be appraisals nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of Mandiant, Parent, Goldman Sachs or any other person assumes responsibility if future results are materially different from those forecast.
The merger consideration was determined through arm’s-length negotiations between Mandiant and Parent and was approved by the Mandiant Board. Goldman Sachs provided advice to Mandiant during these negotiations. Goldman Sachs did not, however, recommend any specific amount of consideration to Mandiant or the Mandiant Board or that any specific amount of consideration constituted the only appropriate consideration for the merger.
As described above, Goldman Sachs’ opinion to the Mandiant Board was one of many factors taken into consideration by the Mandiant Board in making its determination to approve the merger agreement. The foregoing summary does not purport to be a complete description of the analyses performed by Goldman Sachs in connection with the fairness opinion and is qualified in its entirety by reference to the written opinion of Goldman Sachs attached as Annex C.

Goldman Sachs and its affiliates are engaged in advisory, underwriting and financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities. Goldman Sachs and its affiliates and employees, and funds or other entities they manage or in which they invest or have other economic interests or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of Mandiant, Parent, any of their respective affiliates and third parties, including Alphabet Inc. (“Alphabet”), an affiliate of Parent, and any of its affiliates and, as applicable, portfolio companies, or any currency or commodity that may be involved in the transaction contemplated by the merger agreement. Goldman Sachs acted as financial advisor to Mandiant in connection with, and participated in certain of the negotiations leading to, the transaction contemplated by the agreement. Goldman Sachs has provided certain financial advisory and/or underwriting services to Mandiant and its affiliates from time to time for which the Investment Banking Division of Goldman Sachs has received, and may receive, compensation, including having acted as Mandiant’s financial advisor in connection with the sale of its FireEye Products business in October 2021. During the two year period ended March 7, 2022, Goldman Sachs has recognized compensation for financial advisory and/or underwriting services provided by its Investment Banking Division to Mandiant and/or its affiliates of approximately $20 million. Goldman Sachs also has provided certain financial advisory and/or underwriting services to Parent, Alphabet and/or their respective affiliates and portfolio companies from time to time for which the Investment Banking Division of Goldman Sachs has received, and may receive, compensation, including having acted as financial advisor to Ionic Security Inc., a former portfolio company of Google Ventures, an affiliate of Alphabet, with respect to its sale in April 2021; and as financial advisor to Kobalt Music Group Limited, a former portfolio company of Google Ventures, with respect to its sale in May 2021. During the two year period ended March 7, 2022, Goldman Sachs has recognized compensation for financial advisory and/or underwriting services provided by its Investment Banking Division to Parent, Alphabet and/or their respective affiliates and portfolio companies of approximately $5 million. Goldman Sachs may also in the future provide financial advisory and/or underwriting services to Mandiant, Parent, Alphabet and their respective affiliates for which the Investment Banking Division of Goldman Sachs may receive compensation. Affiliates of Goldman Sachs also may have co-invested with Parent, Alphabet and their respective affiliates from time to time and may do so in the future.
Goldman Sachs also acted as bookrunner with respect to the offering by Mandiant of 0.875% Convertible Senior Notes due 2024 in an aggregate principal amount of $600 million, which are referred to as the “Mandiant convertible notes” and, concurrent with the issuance of the Mandiant convertible notes, Mandiant entered into capped call transactions with respect to the shares of common stock underlying the Mandiant convertible notes, which are collectively referred to as the “capped call transactions,” with Goldman Sachs (with respect to 30% of the shares of common stock underlying the Mandiant convertible notes) and other counterparties each acting as principal for its own account, consisting of the purchase by Mandiant of capped call options with respect to collectively approximately 25,900,020 shares of our common stock, the aggregate number of shares of our common stock underlying the Mandiant convertible notes (at the initial conversion rate of 43.1667 shares of our common stock per $1,000 in principal amount of Mandiant convertible notes). The Mandiant convertible notes had an initial strike price equal to $23.17 per share of our common stock, subject to an initial cap price of $34.32 per share. As of April 20, 2022, 100% of the capped call transactions remain outstanding, with a strike price of approximately $23.17 and a cap price of $34.32.
The capped call transactions were intended to offset a portion of the potential dilutive effect on Mandiant stockholders of the conversion of the Mandiant convertible notes and/or any potential cash payment in excess of the principal amount of the Mandiant convertible notes that Mandiant may make in connection with a cash settlement of the Mandiant convertible notes, in each case, up to the cap price. The capped call transactions, upon the exercise thereof, generally require the capped call counterparties to deliver to Mandiant upon expiration of the call options, a number of shares of our common stock (and/or in certain circumstances, at Mandiant’s election, cash) determined based on the excess, if any, of the lower of the cap price and the price of the shares of our common stock at that time (determined over a period specified in the capped call transactions) over the strike price per share of our common stock.

The capped call transactions may be adjusted, exercised, cancelled and/or terminated in accordance with their terms in connection with certain events. In particular, under the terms of the capped call transactions, Goldman Sachs and the other counterparties, each acting separately as calculation agent under the capped call transactions to which it is a party, are entitled in certain circumstances to make adjustments on more than one occasion to the terms of such capped call transactions to reflect the economic effect of the announcement of such events (including the merger) on the embedded call options. In addition, each of Goldman Sachs and the other counterparties may, acting separately as the calculation agent, determining party or otherwise as principal under the capped call transactions to which it is a party, determine such adjustments in respect of such capped call transactions in accordance with their terms, including on or following consummation or abandonment of such events. All actions or exercises of judgment by Goldman Sachs, in its capacity as calculation agent, pursuant to the terms of the capped call transactions to which it is a party must be performed in good faith and a commercially reasonable manner.
As a result of the capped call transactions, the capped call counterparties are expected to have market exposure to the price of the shares of our common stock. It is the ordinary practice of the capped call counterparties to engage in hedging activities to limit their respective market exposure to the price of the stock underlying privately negotiated equity derivative transactions with issuers of such stock, such as the capped call transactions. In connection with the capped call transactions to which it is a party, Goldman Sachs (and its affiliates) have engaged, and will continue to engage, in accordance with applicable law in hedging and other market transactions (which may include the entering into or unwinding of various derivative transactions with respect to our common stock) that are generally intended to substantially neutralize Goldman Sachs’ exposure as a result of the capped call transactions to which it is a party to changes in the price of our common stock. Such hedging activity is at Goldman Sachs’ own risk and may result in a gain or loss to Goldman Sachs that may be greater than or less than the initial expected contractual benefit to Goldman Sachs under the capped call transactions to which it is a party. The amount of any such gain or loss will not be known until the applicable capped call transactions have been exercised, expired or terminated in accordance with their terms and Goldman Sachs shall have completed all of its hedge unwind activities. In accordance with industry practice, Goldman Sachs maintains customary institutional information barriers reasonably designed to prevent the unauthorized disclosure of confidential information by personnel in its Investment Banking Division to the personnel in its Securities Division who are undertaking hedging and other market transactions with respect to Goldman Sachs’ capped call transactions. To mitigate the exposure from the capped call transactions, as of April 20, 2022, Goldman Sachs held a net long economic position of approximately 1.3 million shares of our common stock.
Goldman Sachs provided to management of Mandiant, for the information of the Mandiant Board, materials that summarized, based on theoretical models, the potential effects of the announcement and of the consummation of an acquisition of Mandiant on the capped call transactions. The materials included preliminary illustrative analyses by Goldman Sachs’ Investment Banking Division for a range of stated assumptions regarding takeout prices for shares of our common stock and volatilities, as well as based on other reasonable assumptions, in the event of an acquisition of Mandiant for greater than 10 percent cash consideration. The materials calculated over a range of potential takeout prices for the shares of our common stock ranging from $16.00 per share to $26.00 per share and volatilities (from 25 percent to 35 percent) and for an announcement date of March 10, 2022, and other stated assumptions that upon the full unwind of the capped call transactions, Goldman Sachs might realize, after taking into account any estimated hedging gains or losses, a net gain or loss ranging from a net loss of approximately $1.8 million to a net gain of approximately $4.8 million. In accordance with industry practice, Goldman Sachs maintains customary institutional information barriers reasonably designed to prevent the unauthorized disclosure of confidential information by personnel in its Investment Banking Division to the personnel in its Securities Division who are undertaking hedging and other market transactions with respect to Goldman Sachs’ capped call transactions. In connection with the preparation of presentations to senior management of Mandiant and the Mandiant Board, personnel in Goldman Sachs’ Investment Banking Division, including the representatives of Goldman Sachs who have advised Mandiant in connection with the merger, from time to time, have received or may receive input from personnel in Goldman Sachs’ Securities Division into how to model, or reports of historical measures or estimates of, Goldman Sachs’ and/or Goldman Sachs’ Investment Banking Division’s profit and/or loss over certain measurement periods related to the capped call transactions.

The indentures governing the Mandiant convertible notes and the confirmations containing the terms of the capped call transactions were included as exhibits to Mandiant’s Current Report on Form 8-K filed with the SEC on May 25, 2018, which contains additional disclosure regarding the Mandiant convertible notes and a description of the capped call transactions. All references in this section to share counts, conversion prices, cap prices and strike prices are subject to adjustment from time to time in accordance with the terms of the confirmations relating to the capped call transactions.
The Mandiant Board selected Goldman Sachs as its financial advisor because it is an internationally recognized investment banking firm that has substantial experience in transactions similar to the merger. Pursuant to a letter agreement dated September 16, 2019, Mandiant engaged Goldman Sachs to act as its financial advisor in connection with the contemplated merger. The engagement letter between Mandiant and Goldman Sachs provides for a transaction fee that is estimated, based on the information available as of the date of announcement and assuming that certain Mandiant convertible notes are redeemed prior to the close of the transaction per guidance from Mandiant management, at approximately $73 million, all of which is contingent upon consummation of the merger. The transaction fee is subject to upward adjustment by approximately $11.5 million in the event that none of the Mandiant convertible notes are redeemed prior to the close of the transaction. In addition, Mandiant has agreed to reimburse Goldman Sachs for certain of its expenses, including attorneys’ fees and disbursements, and to indemnify Goldman Sachs and related persons against various liabilities, including certain liabilities under the federal securities laws.
Projected Financial Information
Other than in connection with its regular earnings press releases and related investor materials, we do not, as a matter of course, make public projections as to our future financial performance, due to, among other reasons, the uncertainty, unpredictability and subjectivity of the underlying assumptions and estimates. However, Mandiant management regularly prepares projections as to our future financial performance for internal use.
In connection with our strategic planning process and evaluation of strategic alternatives, Mandiant management prepared and provided to the Mandiant Board various unaudited forward-looking financial information for fiscal years 2022 through 2035. This forward-looking information is collectively referred to as the “Projected Financial Information.” The Projected Financial Information was approved by Mandiant for Goldman Sachs’ use for purposes of performing its financial analyses in connection with rendering its fairness opinion to the Mandiant Board (as described in more detail in the section of this proxy statement captioned “— Opinion of Goldman Sachs & Co. LLC”). A summary of the Projected Financial Information is set forth below.
The Projected Financial Information was developed by Mandiant management without giving effect to the merger or to any changes to Mandiant’s operations or strategy that may be implemented after the consummation of the merger. The Projected Financial Information also does not consider the effect of any failure of the merger to be completed; it should not be viewed as accurate or continuing in that context.
The Projected Financial Information was not prepared with a view toward public disclosure or complying with accounting principles generally accepted in the United States (which we refer to as “GAAP”). In addition, the Projected Financial Information was not prepared with a view toward complying with the guidelines established by the SEC or the American Institute of Certified Public Accountants with respect to prospective financial information. Neither our independent registered public accounting firm nor any other independent accountants have (1) compiled, reviewed, audited, examined or performed any procedures with respect to the Projected Financial Information; (2) expressed any opinion or any other form of assurance on such information or the achievability of the Projected Financial Information; or (3) assumed any responsibility for the Projected Financial Information. Our independent registered public accounting firm disclaims any association with the Projected Financial Information.
The Projected Financial Information was prepared by, and is the responsibility of, Mandiant management. In preparing the Projected Financial Information, Mandiant management utilized the following material assumptions:
•
An accelerated revenue growth rate of approximately 15 percent to 50 percent in years 2022 through 2025 in our Platform, Cloud Subscriptions and Managed Services business as the Mandiant Advantage platform achieves maturity and is consequently sold into Mandiant’s customer base;

•
Annual recurring revenue and compound annual growth rate of greater than 30 percent from 2022 through 2025;

•
Growth of 15 percent to 23 percent in the Professional Services business consistent with our historical experience of growth of approximately 20 percent per year, with future growth of 15 percent to 23 percent further influenced by the following: (1) Mandiant’s ability to retain consultants at similar rates to historical trends in an increasingly competitive environment; (2) Mandiant’s ability to grow revenue internationally at an accelerated pace of over 20 percent per year given the continued investments required to build the Mandiant brand internationally; and (3) increasing utilization rates by approximately 3 percent to 5 percent over the historical utilization rates between 55 percent and 60 percent for Mandiant consulting driven by increased deferred revenue in our Professional Services business and the ability to deliver services remotely from anywhere in the world;

•
Improved non-GAAP operating margins moving from double digit negative operating margins to exiting 2025 with operating margins above 20 percent due to revenues increasing on average over 20 percent per year through 2025, a greater rate than the increase in operating expenses of between 5 percent to 18 percent per year through 2025, which also assumes the provision by us of certain transition services to the buyer in connection with the divestiture of the FireEye Products business; and

•
No material acquisitions or divestitures by Mandiant.

Mandiant management, using its business judgment, believed in good faith the above assumptions were reasonable and, as a result of this belief, the opinion of Mandiant management was that the Projected Financial Information (1) was prepared on a reasonable basis; (2) reflected the best estimates and judgments then available (taking into account the relevant information available to Mandiant management at that time); and (3) presented, to Mandiant management’s knowledge, our expected future financial performance within the parameters and under the assumptions specified in preparing the Projected Financial Information. Because the Projected Financial Information reflects estimates and judgments, it is susceptible to sensitivities and assumptions, as well as multiple interpretations based on actual experience and business developments. The Projected Financial Information also covers multiple years, and such information by its nature becomes less predictive with each succeeding year. The Projected Financial Information is not, and should not be considered to be, a guarantee of future operating results. Further, the Projected Financial Information is not fact, is subjective in many respects, and should not be relied upon as being necessarily indicative of Mandiant’s future results.
Although the Projected Financial Information is presented with numerical specificity, it reflects numerous assumptions and estimates as to future events, including those detailed above, made by Mandiant management that Mandiant management believed in good faith were reasonable. Our ability to achieve the financial results contemplated by the Projected Financial Information will be affected by our ability to achieve our strategic goals, objectives and targets over the applicable periods. The Projected Financial Information reflects assumptions as to certain business decisions that are subject to change. Important factors that may affect actual results and cause the Projected Financial Information not to be achieved include, among others, (1) general economic conditions (including the impact of COVID-19 and COVID-19 measures); (2) the accuracy of certain accounting assumptions; (3) changes in actual or projected cash flows; (4) changes in tax laws; (5) competitive pressures, including new market entrants and changes in the competitive environment; (6) customer demand for our products and services; (7) our ability to attract, integrate and retain qualified personnel; (8) our ability to develop new services and product features; and (9) our ability to implement various business transformation initiatives, including a new enterprise resource planning system to improve our cost structure. Additional factors that may impact us or our business can be found in the various risk factors included in our periodic filings with the SEC. All of these factors are difficult to predict, and many of them are outside of our control. As a result, there can be no assurance that the Projected Financial Information will be realized, and actual results may be materially better or worse than those contained in the Projected Financial Information. The Projected Financial Information may differ from publicized analyst estimates and forecasts and does not consider any events or circumstances after the date that it was prepared, including the announcement of the entry into the merger agreement. You should evaluate the Projected Financial Information, if at all, in conjunction with our historical financial statements and other information regarding Mandiant contained in our public filings with the SEC. The Projected Financial

Information may not be consistent with Mandiant’s historical operating data as a result of the assumptions detailed above and due to the material changes in our business as a result of and following the divestiture of the FireEye Products business. Except to the extent required by applicable federal securities laws, we do not intend to update or otherwise revise the Projected Financial Information to reflect circumstances existing after the date that such information was prepared or to reflect the occurrence of future events.
Certain of the financial measures included in the Projected Financial Information are “non-GAAP financial measures.” These are financial performance measures that are not calculated in accordance with GAAP. These non-GAAP financial measures should not be viewed as a substitute for GAAP financial measures, and may be different from non-GAAP financial measures used by other companies. Furthermore, there are limitations inherent in non-GAAP financial measures because they exclude charges and credits that are required to be included in a GAAP presentation. Accordingly, these non-GAAP financial measures should be considered together with, and not as an alternative to, financial measures prepared in accordance with GAAP.
Financial measures included in forecasts provided to a financial advisor and a board of directors in connection with a business combination transaction, such as the Projected Financial Information, are excluded from the definition of “non-GAAP financial measures” under applicable SEC rules and regulations. As a result, the Projected Financial Information is not subject to SEC rules regarding disclosures of non-GAAP financial measures, which would otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure. Reconciliations of non-GAAP financial measures were not provided to or relied upon by the Mandiant Board or Goldman Sachs. Accordingly, no reconciliation of the financial measures included in the Projected Financial Information is provided in this proxy statement.
The Projected Financial Information constitutes forward-looking statements. For information on factors that may cause Mandiant’s future results to materially vary, see the section of this proxy statement captioned “— Forward Looking Statements”. By including the Projected Financial Information in this proxy statement, neither we nor any of our advisors or other representatives has made or makes any representation to any person regarding our ultimate performance as compared to the information contained in the Projected Financial Information. The inclusion of the Projected Financial Information should not be regarded as an indication that the Mandiant Board, Mandiant or any other recipient of the Projected Financial Information considered, or now considers, the Projected Financial Information to be predictive of actual future results. Further, the inclusion of the Projected Financial Information in this proxy statement does not constitute an admission or representation by Mandiant that the information presented is material. The Projected Financial Information is included in this proxy statement solely to give our stockholders access to the information that was made available to the Mandiant Board and Goldman Sachs for purposes of performing its financial analyses in connection with rendering its fairness opinion to the Mandiant Board (as described in more detail in the section of this proxy statement captioned “— Opinion of Goldman Sachs & Co. LLC”). The Projected Financial Information is not included in this proxy statement for the purpose of influencing any Mandiant stockholder to make any investment decision with respect to the merger, including whether or not to seek appraisal rights with respect to such stockholder’s shares.
Certain of the Projected Financial Information was also provided to Parent.
The following table summarizes the Projected Financial Information.
	Fiscal year ending December 31,
(dollars in millions)	2022E	2023E	2024E	2025E	2026E	2027E	2028E	2029E	2030E	2031E	2032E	2033E	2034E	2035E
Revenue	$575	$759	$949	$1,178	$1,425	$1,674	$1,906	$2,099	$2,229	$2,361	$2,494	$2,627	$2,757	$2,885
Gross profit	362	515	673	867	1,057	1,251	1,432	1,583	1,689	1,796	1,904	2,011	2,117	2,221
Research and development	(140)	(155)	(164)	(178)	(181)	(184)	(191)	(210)	(223)	(236)	(249)	(263)	(276)	(289)
Sales and marketing	(222)	(272)	(321)	(383)	(451)	(514)	(568)	(607)	(624)	(661)	(698)	(735)	(772)	(808)
General and administrative	(66)	(78)	(80)	(89)	(109)	(129)	(148)	(165)	(176)	(187)	(197)	(207)	(218)	(228)
EBIT (excluding stock-based compensation expense)(1)	(65)	10	107	217	316	423	525	602	665	712	759	806	852	896
Normalized Depreciation	17	18	18	19	24	29	35	40	45	51	57	64	72	70

	Fiscal year ending December 31,
(dollars in millions)	2022E	2023E	2024E	2025E	2026E	2027E	2028E	2029E	2030E	2031E	2032E	2033E	2034E	2035E
EBITDA (excluding stock-based compensation expense)(2)	(48)	28	125	235	340	452	560	642	710	763	816	870	923	967
Other income/expense	(1)	(1)	(1)	(1)	(1)	(1)	(1)	(1)	(1)	(1)	(1)	(1)	(1)	(1)
Cash taxes(3)	(4)	(4)	(4)	(5)	(25)	(47)	(70)	(88)	(102)	(111)	(121)	(131)	(141)	(150)
Capital expenditures	(26)	(32)	(37)	(43)	(49)	(53)	(56)	(56)	(54)	(58)	(61)	(64)	(67)	(70)
Unlevered free cash flow(4)	(14)	82	168	268	344	431	507	558	595	635	676	716	756	786
Stock-based compensation expense	(167)	(176)	(195)	(211)	(214)	(218)	(210)	(200)	(200)	(200)	(200)	(200)	(200)	(200)
Unlevered free cash flow (including stock-based compensation treated as a cash expense)	(180)	(94)	(27)	57	130	213	297	358	395	435	476	516	556	586

(1)
EBIT is defined as Mandiant’s gross profit less research and development, sales and marketing, and general and administrative expense.

(2)
EBITDA is defined as Mandiant’s EBIT plus the dollar amount of depreciation and amortization.

(3)
Excludes tax shield from net operating loss utilization.

(4)
Unlevered free cash flow is defined as Mandiant’s EBITDA plus change in deferred revenue, less other income/expense, cash taxes, restructuring / one-time items, and capital expenditures.

Interests of Mandiant’s Directors and Executive Officers in the Merger
When considering the recommendation of the Mandiant Board that you vote to approve the proposal to adopt the merger agreement, you should be aware that our directors and executive officers may have interests in the merger that are different from, or in addition to, the interests of our stockholders. Additionally, concurrently with the execution of the merger agreement, our chief executive officer, Kevin Mandia, in his capacity as a stockholder of Mandiant, entered into a voting agreement with Parent and Mandiant. The voting agreement obligates Mr. Mandia to vote certain of his shares of our common stock in favor of the adoption of the merger agreement and against any competing transaction. For more information, please see the section of this proxy statement captioned “The Merger — The Voting Agreements.” In (1) evaluating and negotiating the merger agreement; (2) approving the merger agreement and the merger; and (3) recommending that the merger agreement be adopted by our stockholders, the Mandiant Board was aware of and considered these interests to the extent that they existed at the time, among other matters. These interests are more fully described below.
Insurance and Indemnification of Directors and Executive Officers
Pursuant to the terms of the merger agreement, directors and officers of Mandiant will be entitled to certain ongoing indemnification and insurance coverage, including under directors’ and officers’ liability insurance policies. For more information, see the section of this proxy statement captioned “The Merger Agreement — Indemnification and Insurance.”
Treatment of Equity-Based Awards
Treatment of Mandiant Restricted Stock Units
As of April 6, 2022, there were outstanding awards of Mandiant restricted stock units (or portions thereof) that cover an aggregate of 20,236,515 shares of our common stock, of which Mandiant restricted stock units covering an aggregate of 92,010 shares of our common stock were held by our current non-employee directors and of which Mandiant restricted stock units covering an aggregate of 957,375 shares of our common stock were held by our current executive officers. As of the same date, there were outstanding Mandiant PSUs that cover an aggregate of 2,361,933 shares of our common stock (at maximum level of performance), of which Mandiant PSUs covering an aggregate of 1,183,248 shares of our common stock (at maximum level of performance) were held by our current executive officers and of which none were held by our current non-employee directors.

Each vested Mandiant restricted stock unit will accelerate vesting in full (to the extent not already vested) and be cancelled and converted into a right to receive an amount in cash, without interest, equal to the product of (1) the excess of the per share price over the exercise or purchase price per share, if any, of such vested Mandiant restricted stock unit and (2) the total number of shares of our common stock then-subject to such vested Mandiant restricted stock unit. This amount (less any required withholding and other taxes) will be paid to the applicable holder promptly following the effective time of the merger.
Each unvested Mandiant restricted stock unit will be cancelled and converted into a right to receive an amount in cash, without interest, equal to the product of (1) the excess of the per share price over the exercise or purchase price per share, if any, of such unvested Mandiant restricted stock unit and (2) the total number of shares of our common stock then-subject to such unvested Mandiant restricted stock unit. Such cash amount will (1) vest and become payable (less any required withholding and other taxes) in accordance with the vesting schedule applicable to the corresponding unvested Mandiant restricted stock unit immediately prior to the effective time of the merger, subject to such holder’s continued service with Parent and its affiliates through the applicable vesting dates, and (2) be subject to the terms and conditions of the unvested payment plan.
All other Mandiant restricted stock units not described above that are outstanding immediately prior to the effective time of the merger will be canceled for no consideration.
Treatment of Mandiant Performance-Based Awards
Each completed Mandiant PSU will be canceled and converted into a right to receive an amount in cash, without interest, equal to the completed Mandiant PSU consideration with such completed Mandiant PSU consideration vesting in accordance with the service-based vesting schedule applicable to such completed Mandiant PSU immediately prior to the effective time of the merger and subject to the terms of the unvested payment plan.
At the effective time of the merger, each uncompleted Mandiant PSU will be canceled and converted into a right to receive, an amount in cash, without interest, equal to the uncompleted Mandiant PSU consideration with such uncompleted Mandiant PSU consideration vesting in accordance with the service-based vesting schedule applicable to such uncompleted Mandiant PSU immediately prior to the effective time of the merger and subject to the terms of the unvested payment plan.
Treatment of Mandiant Options
As of April 6, 2022, there were outstanding Mandiant options to purchase an aggregate of 1,560,830 shares of our common stock (with a weighted average exercise price of $7.5101), of which none were held by our current non-employee directors or current executive officers.
Each Mandiant option that is outstanding and unexercised as of immediately prior to the effective time of the merger will accelerate vesting in full and be cancelled and converted into a right to receive an amount in cash, without interest, equal to the product of (1) the excess, if any, of the per share price over the exercise price per share of such Mandiant option, and (2) the number of shares of our common stock then issuable upon exercise in full of such Mandiant option. This amount (less any required withholding and other taxes) will be paid to the applicable holder promptly following the effective time of the merger.
Any Mandiant option, whether vested or unvested, with an exercise price per share that is equal to or greater than the per share price will be canceled without any cash payment being made in respect thereof.
Treatment of the ESPP
Prior to the effective time of the merger Mandiant will take all action necessary to cause any offering period or purchase period under the ESPP that is outstanding as of the date of the merger agreement to be terminated no later than ten business days prior to the date of the closing of the merger. We will also make any adjustments that may be necessary or advisable to reflect the shortened offering period or purchase period. Mandiant will cause the exercise (as of no later than ten business days prior to the closing date of the merger) of each outstanding purchase right pursuant to the ESPP. On such exercise date, Mandiant will apply the funds credited as of such date pursuant to the ESPP within each participant’s account to the purchase of whole shares of Mandiant common stock in accordance with the terms of the ESPP. Immediately prior to and effective as of the effective time of the merger Mandiant will terminate the ESPP. No further offering period or purchase period will commence pursuant to the ESPP on or after the date of the closing of the merger. The amount of the accumulated contributions of each participant under the ESPP will, to the extent not used to purchase shares of common stock, be refunded in cash to such participant as promptly as practicable following the effective time of the merger.
Equity Interests of Mandiant’s Directors and Executive Officers
The following table sets forth for each person who has been an executive officer, which consists of each individual referred to as a “named executive officer” for purposes of this proxy statement (as defined in the section of this proxy statement below captioned “— Interests of Mandiant’s Directors and Executive Officers in the Merger — Golden Parachute Compensation”), or a member of the Mandiant Board at any time since the beginning of Mandiant’s 2021 fiscal year, (1) the number of shares of our common stock directly held; and (2) the number of shares of our common stock subject to his or her Mandiant restricted stock units and Mandiant PSUs (at actual levels of achievement for any completed Mandiant PSUs and at maximum levels of achievement for any uncompleted Mandiant PSUs), in each case as of April 6, 2022, assuming the following and such additional assumptions set forth in the footnotes to the table:
•
the Mandiant restricted stock units and Mandiant PSUs that were outstanding as of April 6, 2022 represent the full extent of equity awards that Mandiant will have granted to each named executive officer and member of the Mandiant Board through June 30, 2022, the assumed closing date of the merger solely for purposes of this proxy statement, provided that such awards (or portions thereof) that are expected to vest or be paid in accordance with their terms prior to June 30, 2022 are treated as having vested or been paid in accordance with their terms and excluded from the Mandiant restricted stock unit amounts and included in the shares held directly amounts in the table;

•
as of April 6, 2022, none of our named executive officers or members of the Mandiant Board hold any Mandiant options; and

•
that the values of these shares of our common stock and equity-based awards are equal to the per share price of $23.00.

	Shares Held Directly(1)		Mandiant Restricted Stock Units(2)		Mandiant PSUs(2)
Name	Number of Shares (#)	Value of Shares ($)	Number of Shares (#)	Value ($)	Number of Shares (#)	Value ($)	Total ($)
Kimberly Alexy	93,252	2,144,796	—	—	—	—	2,144,796
Sara C. Andrews	13,172	302,956	16,692	383,916	—	—	686,872
Ronald E.F. Codd	5,075(3)	116,725	—	—	—	—	116,725
Arthur W. Coviello, Jr.	14,292(4)	328,716	19,281	443,463	—	—	772,179
Adrian McDermott	39,759	914,457	—	—	—	—	914,457
Viral Patel	—	—	—	—	—	—	—
Enrique Salem	290,513	6,681,799	—	—	—	—	6,681,799
Robert Switz	78,334	1,801,682	—	—	—	—	1,801,682
Alexa King	191,579(5)	4,406,317	—	—	—	—	4,406,317
Peter Bailey	46,421(6)	1,067,683	114,922	2,643,206	163,000	3,749,000	7,459,889
Kevin R. Mandia	3,071,877(7)	70,653,171	312,157	7,179,611	315,999	7,267,977	85,100,759
William T. Robbins	99,357	2,285,211	168,720	3,880,560	193,000	4,439,000	10,604,771
Frank E. Verdecanna	416,194	9,572,462	140,439	3,230,097	149,249	3,432,727	16,235,286
John P. Watters	212,563(8)	4,888,949	192,188	4,420,324	225,000(9)	5,175,000	14,484,273

(1)
Represents (i) shares of our common stock directly held by the individual as of April 6, 2022 and (ii) shares of our common stock subject to Mandiant restricted stock units that are expected to vest and be paid in accordance with their terms after April 6, 2022 and prior to June 30, 2022, the assumed closing date of the merger. The number of shares shown does not include shares of our common stock that the named executive officers may purchase after the date of the merger agreement under the ESPP. For additional information regarding the treatment of our ESPP in the merger, see the section of this proxy statement captioned “— Interests of Mandiant’s Directors and Executive Officers in the Merger — Treatment of Equity-Based Awards.” For additional information regarding beneficial ownership of common stock, see the section of this proxy statement captioned “Security Ownership of Certain Beneficial Owners and Management.”
(2)
Represents outstanding Mandiant restricted stock units and Mandiant PSUs (at the maximum level of achievement) based on the assumptions above. The number of shares subject to Mandiant restricted stock units shown does not include Mandiant restricted stock units that may be granted in the future to members of the Mandiant Board pursuant to the Mandiant Outside Director Compensation Policy. The values shown with respect to the Mandiant restricted stock units and Mandiant PSUs are determined as the product of the per share price, multiplied by the total number of shares of our common stock subject to such Mandiant restricted stock units or Mandiant PSUs, as applicable. For additional information regarding the Mandiant restricted stock units and Mandiant PSUs held by our named executive officers, see the section of this proxy statement captioned “— Interests of Mandiant’s Directors and Executive Officers in the Merger — Golden Parachute Compensation.”

(3)
Does not include 136,625 shares held of record by the Codd Revocable Trust Dated March 6, 1998, for which Mr. Codd serves as a trustee.

(4)
Does not include 12,878 shares held of record by the Arthur W. Coviello Jr. Revocable Trust, for which Mr. Coviello serves as a trustee.

(5)
Represents shares of our common stock directly held by Ms. King as of November 1, 2021, the date on which she ceased to serve as our Executive Vice President, Corporate and Legal Affairs, General Counsel, and Secretary.

(6)
With respect to shares of our common stock, represents shares held by Mr. Bailey as of April 5, 2021, the date on which he ceased to serve as our Chief Operating Officer.

(7)
Does not include (i) 340,691 shares of our common stock held of record by Kevin R. Mandia 2011 Irrevocable Trust Dated July 29, 2011 and (ii) 144,185 shares of our common stock held of record by Mr. Mandia’s wife. Mr. Mandia’s wife, as trustee, has shared voting and investment power with respect to the shares held of record by the Kevin R. Mandia 2011 Irrevocable Trust dated July 29, 2011. Mr. Mandia disclaims beneficial ownership of the shares held of record by the Kevin R. Mandia 2011 Irrevocable Trust dated July 29, 2011 and the shares held of record by Mr. Mandia’s wife.

(8)
Does not include (i) 35,000 shares of our common stock held of record by Dorset Investment Partners, Ltd., a family limited partnership of which Mr. Watters and his spouse are general partners and (ii) 20,000 shares of our common stock held by JPW Advisory, Inc., for which Mr. Watters serves as the sole officer and director. Mr. Watters disclaims beneficial ownership of all shares held by the family limited partnership, except to the extent of his pecuniary interest therein.

(9)
Does not include 300,000 shares of our common stock subject to Mandiant PSUs with a stock price performance that were granted to Mr. Watters on April 8, 2021 and will be terminated prior to the closing of the merger without vesting, in accordance with their terms, unless otherwise vested prior to the closing of the merger in accordance with their terms.

2013 Equity Incentive Plan
We have granted certain Mandiant restricted stock units, and Mandiant PSUs under our 2013 Equity Incentive Plan that are outstanding and held by our non-employee directors and executive officers.
Severance Policy
In July 2013, our compensation committee adopted and approved a Change of Control Severance Policy for Officers (which we refer to as the “Severance Policy”), which was last updated on October 4, 2021. All of our executive officers and certain of our non-executive officers (collectively referred to as “eligible employees”) are generally eligible for severance payments and benefits under the Severance Policy, subject to executing a participation agreement and the conditions described below. Each eligible employee may receive payments and benefits upon a termination of employment without “cause” or a resignation for “good reason” (as such terms are generally defined below) (each of which, we refer to as a “qualified termination of employment”) anytime from three months prior to a change of control through 12 months following a change of control of Mandiant (which we refer to as the “change of control period”). In addition, eligible employees may receive severance payments and benefits for qualified terminations of employment outside of the change of control period. The payments and benefits in the Severance Policy vary based on whether an eligible employee is an officer for purposes of Section 16 of the Exchange Act (which we refer to as a “Tier 1 Executive,”) or is not an officer for purposes of Section 16 of the Exchange Act (which we refer to as a “Tier II Executive.”).
In the event of a qualified termination of employment, during the change of control period, an eligible employee will receive the following:
•
Tier I Executive or Tier II Executive:

•
lump-sum cash payment equal to 12 months’ base salary;

•
lump-sum cash payment equal to a pro-rata target bonus for the year of termination;

•
100% acceleration of all then-unvested equity awards with unvested performance awards vesting at maximum level; and

•
paid COBRA continuation for 12 months.

In the event of a termination of employment without “cause” (as generally defined below) outside of the change of control period, an eligible employee will receive the following:
•
Tier I Executive:

•
lump-sum cash payment equal to 12 months’ base salary; and

•
paid COBRA continuation for 12 months.

•
Tier II Executive:

•
lump-sum cash payment equal to six months’ base salary; and

•
paid COBRA continuation for six months.

All severance payments and benefits under the Severance Policy are subject to the eligible employee executing and not revoking a general release of clams in favor of Mandiant. Payments and benefits under the Severance Policy replace any then-existing severance and/or change of control payment and benefit arrangements that an eligible employee had previously been entitled to receive. All of our named executive officers have entered into a participation agreement with us.
For purposes of the Severance Policy, “cause” means, generally, an eligible employee’s:
•
unauthorized use or disclosure of our confidential information or trade secrets, which use or disclosure causes material harm to us;

•
material breach of any agreement between us and the eligible employee;

•
material failure to comply with our written policies or rules;

•
conviction of, or plea of “guilty” or “no contest” to, a felony under the laws of the United States or any State;

•
gross negligence or willful misconduct in the performance of the named executive officer’s duties;

•
continuing failure to perform assigned duties after receiving written notification of the failure from our chief executive officer; or

•
failure to cooperate in good faith with a governmental or internal investigation of Mandiant or our directors, officers or employees, if we have requested such cooperation;

provided, however, that “cause” will not be deemed to exist in certain of the events above unless the eligible employee has been provided with (i) 30 days’ written notice by the Mandiant Board of the act or omission constituting “cause” and (ii) 30 days’ opportunity to cure such act or omission, if capable of cure.
For purposes of the Severance Policy, “good reason” means generally any of the following without an eligible employee’s consent:
•
a material reduction in the eligible employee’s duties, authority, reporting relationship, or responsibilities;

•
a material reduction in the eligible employee’s annual cash compensation;

•
a requirement to relocate to a location more than 20 miles from the eligible employee’s then-current office location;

•
a material breach by us of the eligible employee’s employment agreement or any other agreement between the eligible employee and us; or

•
a failure by any successor entity to assume the Severance Policy.

Golden Parachute Compensation
The following table sets forth the information required by Item 402(t) of Regulation S-K regarding certain compensation for each of Mandiant’s named executive officers that is based on, or that otherwise relates to, the merger. This compensation is referred to as “golden parachute” compensation by the applicable SEC disclosure rules, and in this section such term is used to describe the merger-related compensation payable to Mandiant’s named executive officers. Mandiant’s “named executive officers” for purposes of the disclosure in this proxy statement are Messrs. Bailey, Mandia, Robbins, Verdecanna and Watters and Ms. King. For additional details regarding the terms of the payments quantified below, see the sections of this proxy statement captioned “— Interests of Mandiant’s Directors and Executive Officers in the Merger — Treatment of Equity-Based Awards” and “— Interests of Mandiant’s Directors and Executive Officers in the Merger — Severance Policy.”
The amounts in the table are estimated using the following assumptions and such additional assumptions as may be set forth in the footnotes to the table:
•
the effective time of the merger will occur on June 30, 2022 (which is the assumed closing date of the merger solely for purposes of this proxy statement, including this golden parachute compensation disclosure);

•
each named executive officer will experience a qualifying termination of his or her employment at the effective time of the merger that results in severance benefits becoming payable to such named executive officer under the Severance Policy;

•
the equity awards that are outstanding as of April 6, 2022 represent the full extent of equity awards that Mandiant will have granted to the named executive officer through June 30, 2022, the assumed closing date of the merger, provided that such equity awards that are expected to vest or be paid in accordance with their terms prior to June 30, 2022 are treated as having vested or been paid in accordance with their terms and excluded from the amounts in the table; and

•
the number of shares of our common stock subject to Mandiant PSUs will be determined at actual levels of achievement for any completed Mandiant PSUs and at maximum levels of achievement for any uncompleted Mandiant PSUs.

The amounts reported below are estimates based on these and other assumptions that may or may not actually occur or be accurate on the relevant date. Accordingly, the ultimate values to be received by a named executive officer in connection with the merger may differ from the amounts set forth below. Mandiant’s named executive officers will not receive pension, non-qualified deferred compensation or tax reimbursements in connection with the merger. In addition, the estimated amounts below do not attempt to quantify any reduction that may be required as a result of any cutback under Section 280G of the Code. As required by applicable SEC rules, all estimated amounts below that are determined using the per share value of our common stock have been calculated based on the per share price.
Name	Cash ($)(2)	Equity ($)(3)	Perquisites / benefits ($)(4)	Total ($)
Kevin R. Mandia	880,000	12,619,088	30,397	13,529,485
Frank E. Verdecanna	656,000	6,041,824	4,059	6,701,883
Peter Bailey	625,000	6,020,250	30,397	6,675,647
Alexa King(1)	—	—	—	—
William T. Robbins	855,000	7,698,560	30,397	8,583,957
John Watters	1,200,000	8,732,824	30,397	9,963,221

(1)
Ms. King ceased to serve as our Executive Vice President, Corporate and Legal Affairs, General Counsel, and Secretary effective November 1, 2021. Ms. King is not eligible to participate in the Severance Policy and will not receive any benefits based on or otherwise relating to the merger.

(2)
The estimated amount for each named executive officer represents the “double-trigger” cash severance payments to which the named executive officer may become entitled under the Severance Policy in connection with a qualifying termination during the change of control period, as described in further detail in the section of this proxy statement captioned “— Interests of Mandiant’s Directors and Executive Officers in the Merger — Severance Policy.” The estimated amounts represent a lump sum cash payment equal to the sum of (a) 12 months’ of each named executive officer’s base salary; and (b) each named executive officer’s pro-rata target annual bonus for the year of termination, based on the annual base salary and target annual bonus amount in effect as of March 2022. The following table sets forth the value of each of the base salary and target annual bonus opportunity severance benefits that may become payable to a named executive officer under the terms of the Severance Policy.
Name	Base Salary Severance ($)	Target Annual Bonus Opportunity Severance ($)(a)	Total ($)
Kevin R. Mandia	440,000	440,000	880,000
Frank E. Verdecanna	410,000	246,000	656,000
Peter Bailey	400,000	225,000	625,000
Alexa King	—	—	—
William T. Robbins	475,000	380,000	855,000
John Watters	600,000	600,000	1,200,000

(a)
As noted above, each named executive officer is eligible for a pro-rata target annual bonus for the year of termination. For purposes of this amount, the full amount of each named executive officer’s target annual bonus opportunity is treated as a severance payment.

(3)
The estimated amounts in this column include the value of “double-trigger” vesting acceleration of the unvested portion of each named executive officer’s outstanding Mandiant restricted stock units and Mandiant PSUs, which will be converted into awards under the Unvested Payment Plan as described in the Summary to this proxy statement in the section captioned “— Treatment of Equity Awards in the Merger — Treatment of Mandiant Restricted Stock Units”, and the value of “single-trigger” vesting acceleration of a portion of each named executive officer’s outstanding Mandiant PSUs with a TSR performance metric granted to our named executive officers on February 4, 2020, May 6, 2020, February 11, 2021, and October 21, 2021. The named executive officer may become entitled to the estimated amounts of the “double-trigger” Mandiant restricted stock units and Mandiant PSUs in this column pursuant to the treatment of such awards under the Severance Policy in connection with a qualifying termination of employment during the change of control period, as described in further detail in the section of this proxy statement captioned “— Interests of Mandiant’s Directors and Executive Officers in the Merger — Severance Policy.” The named executive officer will become entitled to receive the estimated amount of pro-rated portion of the “single-trigger” Mandiant PSUs with a TSR performance metric identified above as of the closing of the merger in accordance with their terms. For the purposes of the foregoing, the following assumptions were applied: (a) the Mandiant restricted stock units granted to the named executive officers on March 26, 2022 will not be eligible for acceleration in connection with the closing of the merger or any qualifying termination of employment during the change of control period, in accordance with their terms; (b) the Mandiant PSUs with a stock price performance metric granted to Mr. Watters on April 8, 2021 will be terminated prior to the closing of the merger, without vesting, in accordance with their terms, unless otherwise vested prior to the closing of the merger in accordance with their terms; (c) Mandiant PSUs with a TSR performance metric granted to our named executive officers on February 4, 2020, May 6, 2020, February 11, 2021, and October 21, 2021 will vest at the maximum level of achievement; and (d) all other Mandiant PSUs will vest at the maximum level of achievement.

With respect to Mandiant restricted stock units, the estimated amounts in this column represent unvested Mandiant restricted stock units covering a total of 232,657 shares of our common stock for Mr. Mandia, 113,439 shares of our common stock for Mr. Verdecanna, 98,750 shares of our common stock for Mr. Bailey, 141,720 shares of our common stock for Mr. Robbins, and 154,688 shares of our common stock for Mr. Watters.
With respect to Mandiant PSUs, the estimated amounts in this column represent unvested Mandiant PSUs covering a total of 315,999 shares of our common stock for Mr. Mandia, 149,249 shares of our common stock for Mr. Verdecanna, 163,000 shares of our common stock for Mr. Bailey, 193,000 shares of our common stock for Mr. Robbins, and 225,000 shares of our common stock for Mr. Watters.
No named executive officers hold unvested Mandiant options.
(4)
The estimated amounts in this column represent, for each named executive officer, (a) outplacement assistance of up to $1,750 and (b) company-paid continuation of post-employment, group health coverage in the amount of $28,647, or $2,309 in the case of Mr. Verdecanna. The outplacement assistance is a benefit outside of the Severance Policy that Mandiant has indicated it will provide to its named executive officers in the event of their termination of employment in connection with the merger. The group health coverage amounts are a “double-trigger” severance benefit to which each named executive officer may become entitled to receive under the Severance Policy in connection with a qualifying termination of such named executive officer’s employment during the change of control period, as described in further detail in the section of this proxy statement captioned “— Interests of Mandiant’s Directors and Executive Officers in the Merger — Severance Policy,” and such amounts are based on coverage in effect as of March 2022.

Closing and Effective Time of the Merger
The closing of the merger will take place (1) at 9:00 a.m., Eastern time, at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, located at 650 Page Mill Road, Palo Alto, California 94304 (or remotely via the electronic exchange of documents), on a date to be agreed upon by Mandiant, Parent and

Merger Sub that is no later than the fourth business day after the satisfaction or waiver (to the extent permitted under the merger agreement) of the last to be satisfied or waived of the closing conditions of the merger agreement (described in the section of this proxy statement captioned “The Merger Agreement — Conditions to the Closing of the Merger”), other than conditions that by their terms are to be satisfied at the closing of the merger, but subject to the satisfaction or waiver (to the extent permitted under the merger agreement) of such conditions; or (2) at such other time, location and date mutually agreed to in writing by Mandiant, Parent and Merger Sub. On the closing date of the merger, the parties will file a certificate of merger with the Secretary of State of the State of Delaware in accordance with the applicable provisions of the DGCL. The merger will become effective upon the filing and acceptance of such certificate of merger, or at a later time agreed to in writing by the parties and specified in such certificate of merger in accordance with the DGCL.
Appraisal Rights
If the merger is consummated, our stockholders who (1) do not vote in favor of the adoption of the merger agreement nor consent thereto in writing; (2) continuously hold their shares through the effective time of the merger; (3) properly perfect appraisal of their shares; (4) meet certain other conditions and statutory requirements described in this proxy statement; and (5) do not withdraw their demands or otherwise lose their rights to appraisal will be entitled to seek appraisal of their shares in connection with the merger under Section 262 of the DGCL (which we refer to as “Section 262”). Unless the context requires otherwise, all references in Section 262 and in this summary to a “stockholder” or to a “holder of shares” are to a record holder of our common stock.
The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262, which is attached to this proxy statement as Annex B and incorporated into this proxy statement by reference. The following summary does not constitute any legal or other advice and does not constitute a recommendation that our stockholders exercise their appraisal rights under Section 262. Only a holder of record of shares of our common stock is entitled to demand appraisal of the shares registered in that holder’s name. A person having a beneficial interest in shares of our common stock held of record in the name of another person, such as a bank, broker or other nominee, must act promptly to cause the record holder to demand an appraisal of such holder’s shares. If you hold your shares of our common stock through a bank, broker or other nominee and you wish to exercise appraisal rights, you should consult with your bank, broker or the other nominee to ensure that appraisal rights are exercised. Stockholders should carefully review the full text of Section 262, which is attached here as Annex B, as well as the information discussed below. Failure to follow the steps required by Section 262 for demanding and perfecting appraisal rights may result in the loss of such rights.
Under Section 262, if the merger is completed, holders of record of shares of our common stock who (1) do not vote or submit a proxy in favor of the adoption of the merger agreement; (2) continuously are the record holders of such shares through the effective time of the merger; (3) submit a written demand for appraisal of such stockholder’s shares to Mandiant prior to the vote on the adoption of the merger agreement; (4) otherwise comply with the procedures and satisfy certain ownership thresholds set forth in Section 262; and (5) do not thereafter withdraw their demand for appraisal of such shares or otherwise lose their rights to appraisal, in each case in accordance with Section 262, will be entitled to have their shares of our common stock appraised by the Delaware Court of Chancery and to receive payment in cash for the “fair value” of their shares of our common stock, exclusive of any elements of value arising from the accomplishment or expectation of the merger, together with (unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown) interest on the amount determined by the Delaware Court of Chancery to be the fair value from the effective date of the merger through the date of payment of the judgment. However, after an appraisal petition has been filed, the Delaware Court of Chancery, at a hearing to determine stockholders entitled to appraisal rights, will dismiss appraisal proceedings as to all of our stockholders who asserted appraisal rights unless (1) the total number of shares of our common stock for which appraisal rights have been pursued and perfected exceeds one percent of the outstanding shares of our common stock as measured in accordance with subsection (g) of Section 262; or (2) the value of the merger consideration in respect of such shares exceeds $1 million. We refer to these conditions as the “ownership thresholds.” Unless the Delaware Court of Chancery, in its discretion, determines otherwise for good cause shown, interest on an appraisal award will accrue and compound quarterly from the effective time of the merger through the date the judgment is paid at five percent over the Federal Reserve discount rate (including any surcharge) as established from time to time during such period (except that, if at any time before the entry of judgment in the proceeding, the surviving corporation makes a voluntary cash payment to each stockholder seeking appraisal, interest will accrue thereafter only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Delaware Court of Chancery; and (2) interest theretofore accrued, unless paid at that time). The surviving corporation is under no obligation to make such voluntary cash payment prior to such entry of judgment.
Stockholders considering seeking appraisal should be aware that the fair value of their shares as determined pursuant to Section 262 could be more than, the same as or less than the value of the consideration that they would receive pursuant to the merger agreement if they did not seek appraisal of their shares.
Under Section 262, where a merger agreement is to be submitted for adoption at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, must notify each of its stockholders of record as of the record date for notice of such meeting that appraisal rights are available and include in the notice a copy of Section 262. This proxy statement constitutes Mandiant’s notice to our stockholders that appraisal rights are available in connection with the merger, and the full text of Section 262 is attached to this proxy statement as Annex B. In connection with the merger, any holder of shares of our common stock who wishes to exercise appraisal rights, or who wishes to preserve such holder’s right to do so, should review Annex B carefully. Failure to strictly comply with the requirements of Section 262 in a timely and proper manner may result in the loss of appraisal rights under the DGCL. A stockholder who loses his, her or its appraisal rights will be entitled to receive the per share price described in the merger agreement without interest and less any applicable withholding taxes. Because of the complexity of the procedures for exercising the right to seek appraisal of shares of our common stock, Mandiant believes that if a stockholder is considering exercising such rights, that stockholder should seek the advice of legal counsel.
Stockholders wishing to exercise the right to seek an appraisal of their shares of our common stock must do ALL of the following:
•
the stockholder must not vote, in person or by proxy, in favor of the proposal to adopt the merger agreement;

•
the stockholder must deliver to Mandiant a written demand for appraisal before the vote on the merger agreement at the special meeting;

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the stockholder must continuously hold the shares from the date of making the demand through the effective time of the merger (a stockholder will lose appraisal rights if the stockholder transfers the shares before the effective time of the merger); and

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a stockholder (or any person who is the beneficial owner of shares of our common stock held either in a voting trust or by a nominee on behalf of such person) or the surviving corporation must file a petition in the Delaware Court of Chancery demanding a determination of the value of the shares of all such stockholders within 120 days after the effective time of the merger (the surviving corporation is under no obligation to file any petition and has no intention of doing so).

In addition, after an appraisal petition has been filed, the Delaware Court of Chancery, at a hearing to determine stockholders entitled to appraisal rights, will dismiss appraisal proceedings as to all of our stockholders who asserted appraisal rights unless one of the ownership thresholds set forth in Section 262 is met.
Because a proxy that does not contain voting instructions will, unless revoked, be voted in favor of the adoption of the merger agreement, each of our stockholders who votes by proxy and who wishes to exercise appraisal rights must vote against the adoption of the merger agreement or abstain from voting with respect to such proposal.
Filing Written Demand
A stockholder wishing to exercise appraisal rights must deliver to Mandiant, before the vote on the adoption of the merger agreement at the special meeting, a written demand for the appraisal of such stockholder’s shares. In addition, that stockholder must not vote or submit a proxy in favor of the adoption of the merger agreement. A vote in favor of the adoption of the merger agreement, in person at the special meeting or by proxy (whether by mail or via the Internet or telephone), will constitute a waiver of your appraisal rights in respect of the shares so voted and will nullify any previously filed written demands for appraisal. A stockholder exercising appraisal rights must hold of record the shares on the date the written demand for appraisal is made and must continue to hold the shares of record through the effective time of the merger. The demand must reasonably inform us of the identity of the holder and state that the person intends thereby to demand appraisal of the holder’s shares in connection with the merger. A proxy that is submitted and does not contain voting instructions will, unless revoked, be voted in favor of the adoption of the merger agreement, and it will constitute a waiver of the stockholder’s right of appraisal and will nullify any previously delivered written demand for appraisal. Therefore, a stockholder who submits a proxy and who wishes to exercise appraisal rights must submit a proxy containing instructions to vote against the adoption of the merger agreement or abstain from voting on the adoption of the merger agreement. Neither voting against the adoption of the merger agreement nor abstaining from voting or failing to vote on the proposal to adopt the merger agreement will, in and of itself, constitute a written demand for appraisal satisfying the requirements of Section 262. The written demand for appraisal must be in addition to and separate from any proxy or vote on the adoption of the merger agreement. A proxy or vote against the adoption of the merger agreement will not constitute a demand. A stockholder’s failure to make the written demand prior to the taking of the vote on the adoption of the merger agreement at the special meeting will constitute a waiver of appraisal rights.
Only a holder of record of shares of our common stock is entitled to demand appraisal rights for the shares registered in that holder’s name. A demand for appraisal in respect of shares of our common stock should be executed by or on behalf of the holder of record and must reasonably inform Mandiant of the identity of the holder and that the stockholder intends thereby to demand an appraisal of such stockholder’s shares. If the shares are owned of record in a fiduciary or representative capacity, such as by a trustee, guardian or custodian, such demand must be executed by or on behalf of the record owner, and if such shares are owned of record by more than one person, as in a joint tenancy and tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose that, in executing the demand, the agent is acting as agent for the record owner or owners. A record holder, such as a broker who holds shares of Mandiant’s common stock as nominee for several beneficial owners, may exercise appraisal rights with respect to the shares of Mandiant’s common stock issued and outstanding immediately prior to the effective time of the merger held for one or more beneficial owners while not exercising such rights with respect to the shares of Mandiant’s common stock held for other beneficial owners; in such case, however, the written demand should set forth the number of shares of Mandiant’s common stock issued and outstanding immediately prior to the effective time of the merger as to which appraisal is sought and where no number of shares of common stock is expressly mentioned the demand will be presumed to cover all shares of Mandiant’s common stock which are held in the name of the record owner. Stockholders who hold their shares of Mandiant’s common stock in brokerage accounts or other nominee forms and who wish to exercise appraisal rights are urged to consult with their brokers to determine the appropriate procedures for the making of a demand for appraisal by such a nominee.
A beneficial owner of shares of Mandiant’s common stock held in “street name” who desires appraisal should take such actions as may be necessary to ensure that a timely and proper demand for appraisal is made by the record holder of such shares. Shares of Mandiant common stock held through brokerage firms, banks and other financial institutions are frequently deposited with and held of record in the name of a nominee of a central security depository, such as Cede & Co. Any beneficial holder desiring appraisal who holds shares through a brokerage firm, bank or other financial institution is responsible for ensuring that the demand for appraisal is made by the record holder. The beneficial holder of such shares should instruct such firm, bank or institution that the demand for appraisal be made by the record holder of the shares, which may be the nominee of a central security depository if the shares have been so deposited.
ONLY A HOLDER OF RECORD OF SHARES OF MANDIANT’S COMMON STOCK IS ENTITLED TO DEMAND APPRAISAL RIGHTS FOR THE SHARES REGISTERED IN THAT HOLDER’S NAME. STOCKHOLDERS WHO HOLD THEIR SHARES IN BROKERAGE OR “STREET NAME” BY A BANK, BROKER, TRUST OR OTHER NOMINEE FORMS AND WHO

WISH TO EXERCISE APPRAISAL RIGHTS SHOULD CONSULT WITH THEIR BANK, BROKER, TRUST OR OTHER NOMINEE, AS APPLICABLE, TO DETERMINE THE APPROPRIATE PROCEDURES FOR THE BANK, BROKER, TRUST OR OTHER NOMINEE TO MAKE A DEMAND FOR APPRAISAL OF THOSE SHARES. A PERSON HAVING A BENEFICIAL INTEREST IN SHARES HELD OF RECORD IN THE NAME OF ANOTHER PERSON, SUCH AS A BANK, BROKER, TRUST OR OTHER NOMINEE, MUST ACT PROMPTLY TO CAUSE THE RECORD HOLDER TO FOLLOW PROPERLY AND IN A TIMELY MANNER THE STEPS NECESSARY TO PERFECT APPRAISAL RIGHTS.
All written demands for appraisal pursuant to Section 262 should be mailed or delivered to:
Mandiant, Inc.
11951 Freedom Drive, 6th Floor
Reston, VA 20190
Attention: Corporate Secretary
At any time within 60 days after the effective date of the merger, any holder of shares of our common stock may withdraw his, her or its demand for appraisal and accept the per share price offered pursuant to the merger agreement, without interest and less any applicable withholding taxes, by delivering to Mandiant, as the surviving corporation, a written withdrawal of the demand for appraisal. However, any such attempt to withdraw the demand made more than 60 days after the effective time of the merger will require written approval of the surviving corporation. Notwithstanding the foregoing, no appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just; provided, however, that this shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the merger consideration within 60 days after the effective time of the merger. If Mandiant, as the surviving corporation, does not approve a request to withdraw a demand for appraisal when that approval is required, or, except with respect to any stockholder who withdraws such stockholder’s demand in accordance with the proviso in the immediately preceding sentence, if the Delaware Court of Chancery does not approve the dismissal of an appraisal proceeding with respect to a stockholder, the stockholder will be entitled to receive only the appraised value determined in any such appraisal proceeding, which value could be less than, equal to or more than the per share price being offered pursuant to the merger agreement.
Notice by the Surviving Corporation
If the merger is completed, within 10 days after the effective time of the merger, the surviving corporation will notify each record holder of shares of our common stock who has properly made a written demand for appraisal pursuant to Section 262, and who has not voted in favor of the adoption of the merger agreement, that the merger has become effective and the effective date thereof.
Filing a Petition for Appraisal
Within 120 days after the effective time of the merger, but not thereafter, the surviving corporation or any holder of shares of our common stock who has complied with Section 262 and is entitled to appraisal rights under Section 262 (or the beneficial owner of such shares) may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery, with a copy served on the surviving corporation in the case of a petition filed by a stockholder, demanding a determination of the fair value of the shares held by all dissenting stockholders entitled to appraisal. The surviving corporation is under no obligation, and has no present intention, to file a petition, and stockholders should not assume that the surviving corporation will file a petition or initiate any negotiations with respect to the fair value of the shares of our common stock. Accordingly, any holders of shares of our common stock who desire to have their shares appraised should initiate all necessary action to perfect their appraisal rights in respect of their shares of our common stock within the time and in the manner prescribed in Section 262. The failure to file such a petition within the period specified in Section 262 could nullify a previous written demand for appraisal.
Within 120 days after the effective time of the merger, any holder of shares of our common stock who has complied with the requirements for an appraisal of such holder’s shares pursuant to Section 262 will be entitled, upon written request, to receive from the surviving corporation a statement setting forth the aggregate number of shares not voted in favor of the adoption of the merger agreement and with respect to which Mandiant has received demands for appraisal, and the aggregate number of holders of such shares. The surviving corporation must send this statement to the requesting stockholder within 10 days after receipt by the surviving corporation of the written request for such a statement or within 10 days after the expiration of the period for delivery of demands for appraisal, whichever is later. A beneficial owner of shares of our common stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition seeking appraisal or request from the surviving corporation the foregoing statements. As noted above, however, the demand for appraisal can only be made by a stockholder of record.
If a petition for an appraisal is duly filed by a holder of shares of our common stock and a copy thereof is served upon the surviving corporation, the surviving corporation will then be obligated within 20 days after such service to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached. The Delaware Court of Chancery may order that notice of the time and place fixed for the hearing of such petition be given to the surviving corporation and all of the stockholders shown on the verified list at the addresses stated therein. Any such notice shall also be given by one or more publications at least one week before the day of the hearing in a newspaper of general circulation published in the City of Wilmington, Delaware or any other publication which the Delaware Court of Chancery deems advisable. The costs of any such notice are borne by the surviving corporation.
After notice to dissenting stockholders as required by the court, at the hearing on such petition, the Delaware Court of Chancery will determine the stockholders who have complied with Section 262 and who have become entitled to appraisal rights thereunder. The Delaware Court of Chancery may require the stockholders who demanded appraisal for their shares to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings. If any stockholder fails to comply with the direction, the Delaware Court of Chancery may dismiss the proceedings as to such stockholder.
The Delaware Court of Chancery will dismiss appraisal proceedings as to all of our stockholders who assert appraisal rights unless (1) the total number of shares for which appraisal rights have been pursued and perfected exceeds one percent of the outstanding shares of our common stock as measured in accordance with subsection (g) of Section 262 or (2) the value of the merger consideration in respect of the shares for which appraisal rights have been pursued and perfected exceeds $1 million.
Determination of Fair Value
After the Delaware Court of Chancery determines the holders of our common stock entitled to appraisal, and that at least one of the ownership thresholds above has been satisfied in respect of our stockholders seeking appraisal rights, then the appraisal proceeding will be conducted in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding, the Delaware Court of Chancery will determine the “fair value” of the shares of our common stock, exclusive of any elements of value arising from the accomplishment or expectation of the merger, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining fair value, the Delaware Court of Chancery will take into account all relevant factors. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment will be compounded quarterly and will accrue at five percent over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. However, the surviving corporation has the right, at any time prior to the Delaware Court of Chancery’s entry of judgment in the proceedings, to make a voluntary cash payment to each stockholder seeking appraisal. If the surviving corporation makes a voluntary cash payment pursuant to subsection (h) of Section 262, interest will accrue thereafter only on the sum of (1) the difference, if any, between the amount paid by the surviving corporation in such voluntary cash payment and the fair value of the shares as determined by the Delaware Court of Chancery; and (2) interest accrued before such voluntary cash payment, unless paid at that time. In Weinberger v. UOP, Inc., the Supreme Court of Delaware discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “fair price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the merger that throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be “exclusive of any elements of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Supreme Court of Delaware also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”
Stockholders considering seeking appraisal should be aware that the fair value of their shares as so determined by the Delaware Court of Chancery could be more than, the same as or less than the consideration they would receive pursuant to the merger if they did not seek appraisal of their shares and that an opinion of an investment banking firm as to the fairness from a financial point of view of the consideration payable in a merger is not an opinion as to, and may not in any manner address, fair value under Section 262. Although Mandiant believes that the per share price is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery, and stockholders should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the per share price. Neither Mandiant nor Parent anticipates offering more than the per share price to any stockholder exercising appraisal rights, and each of Mandiant and Parent reserves the rights to make a voluntary cash payment pursuant to subsection (h) of Section 262 and to assert, in any appraisal proceeding, that for purposes of Section 262, the “fair value” of a share of our common stock is less than the per share price. If a petition for appraisal is not timely filed, or if neither of the ownership thresholds above has been satisfied in respect of our stockholders seeking appraisal rights, then the right to an appraisal will cease. The costs of the appraisal proceedings (which do not include attorneys’ fees or the fees and expenses of experts) may be determined by the Delaware Court of Chancery and taxed upon the parties as the Delaware Court of Chancery deems equitable under the circumstances. Upon application of a stockholder, the Delaware Court of Chancery may also order that all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, be charged pro rata against the value of all the shares entitled to an appraisal. In the absence of such determination or assessment, each party bears its own expenses.
If any stockholder who demands appraisal of his, her or its shares of our common stock under Section 262 fails to perfect, or loses or validly withdraws, such holder’s right to appraisal, the stockholder’s shares of our common stock will be deemed to have been converted at the effective time of the merger into the right to receive the per share price as provided in the merger agreement. A stockholder will fail to perfect, or effectively lose, such holder’s right to appraisal if no petition for appraisal is filed within 120 days after the effective time of the merger, if neither of the ownership thresholds above has been satisfied in respect of our stockholders seeking appraisal rights or if the stockholder delivers to the surviving corporation a written withdrawal of such holder’s demand for appraisal and an acceptance of the per share price as provided in the merger agreement in accordance with Section 262.
From and after the effective time of the merger, no stockholder who has demanded appraisal rights in compliance with Section 262 will be entitled to vote such shares of our common stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger); provided, however, that if no petition for an appraisal is filed within the time provided in Section 262, if neither of the ownership thresholds above has been satisfied in respect of the stockholders seeking appraisal rights or if such stockholder delivers to the surviving corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger, either within 60 days after the effective date of the merger or thereafter with the written approval of the surviving corporation, then the right of such stockholder to an appraisal will cease. Notwithstanding the foregoing, no appraisal proceeding in the Delaware Court of

Chancery will be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however, that the foregoing shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger.
Failure to comply strictly with all of the procedures set forth in Section 262 may result in the loss of a stockholder’s statutory appraisal rights. In that event, you will be entitled to receive the per share price for your dissenting shares in accordance with the merger agreement, without interest and less any applicable withholding taxes. Consequently, any stockholder wishing to exercise appraisal rights is encouraged to consult legal counsel before attempting to exercise those rights.
Accounting Treatment
The merger will be accounted for as a “purchase transaction” for financial accounting purposes.
Material U.S. Federal Income Tax Consequences of the Merger
The following discussion is a summary of material U.S. federal income tax consequences of the merger that may be relevant to U.S. Holders and Non-U.S. Holders (each as defined below) of shares of our common stock whose shares are converted into the right to receive cash pursuant to the merger. This discussion is based upon the Internal Revenue Code of 1986 (which we refer to as the “Code”) Treasury Regulations promulgated under the Code, court decisions, published positions of the Internal Revenue Service (which we refer to as the “IRS”) and other applicable authorities, all as in effect on the date of this proxy statement and all of which are subject to change or differing interpretations, possibly with retroactive effect. This discussion is limited to holders who hold their shares of our common stock as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment purposes).
This discussion is for general information only and does not address all of the tax consequences that may be relevant to holders in light of their particular circumstances. For example, this discussion does not address:
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tax consequences that may be relevant to holders who may be subject to special treatment under U.S. federal income tax laws, such as financial institutions; tax-exempt organizations; S corporations, partnerships and any other entity or arrangement treated as a partnership or pass-through entity for U.S. federal income tax purposes; insurance companies; mutual funds; dealers in stocks and securities; traders in securities that elect to use the mark-to-market method of accounting for their securities; regulated investment companies; real estate investment trusts; entities subject to the U.S. anti-inversion rules; holders who hold their common stock as “qualified small business stock” for purposes of Sections 1045 and 1202 of the Code; Non-U.S. Holders that own (directly or by attribution) more than five percent of our common stock; or certain former citizens or long-term residents of the United States;

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tax consequences to holders holding the shares as part of a hedging, constructive sale or conversion, straddle or other risk reduction transaction;

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tax consequences to holders who received their shares of our common stock in a compensatory transaction or pursuant to the exercise of options or warrants;

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tax consequences to U.S. Holders whose “functional currency” is not the U.S. dollar;

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tax consequences to holders who hold their common stock through a bank, financial institution or other entity, or a branch thereof, located, organized or resident outside the United States;

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tax consequences arising from the Medicare tax on net investment income;

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tax consequences to holders subject to special tax accounting rules as a result of any item of gross income with respect to the shares of our common stock being taken into account in an “applicable financial statement” (as defined in the Code);

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the U.S. federal estate, gift or alternative minimum tax consequences, if any;

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any state, local or non-U.S. tax consequences; or

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tax consequences to holders that do not vote in favor of the merger and who properly demand appraisal of their shares under Section 262 of the DGCL.

If a partnership (including an entity or arrangement, domestic or foreign, treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of shares of our common stock, then the tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partner and the partnership. Partnerships holding shares of our common stock and partners therein should consult their tax advisors regarding the consequences of the merger.
No ruling has been or will be obtained from the IRS regarding the U.S. federal income tax consequences of the merger described below. If the IRS contests a conclusion set forth herein, no assurance can be given that a holder would ultimately prevail in a final determination by a court.
THIS DISCUSSION IS PROVIDED FOR GENERAL INFORMATION ONLY AND DOES NOT CONSTITUTE LEGAL ADVICE TO ANY HOLDER. A HOLDER SHOULD CONSULT ITS OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE MERGER IN LIGHT OF ITS PARTICULAR CIRCUMSTANCES AND ANY CONSEQUENCES ARISING UNDER FEDERAL NON-INCOME TAX LAWS OR THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION.
U.S. Holders
For purposes of this discussion, a “U.S. Holder” is a beneficial owner of shares of our common stock that is for U.S. federal income tax purposes:
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an individual who is a citizen or resident of the United States;

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a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

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an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

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a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more United States persons as defined in section 7701(a)(30) of the Code; or (2) has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

The receipt of cash by a U.S. Holder in exchange for shares of our common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. In general, such U.S. Holder’s gain or loss will be equal to the difference, if any, between the amount of cash received and the U.S. Holder’s adjusted tax basis in the shares surrendered pursuant to the merger. A U.S. Holder’s adjusted tax basis generally will equal the amount that such U.S. Holder paid for the shares. Such gain or loss will be capital gain or loss and will be long-term capital gain or loss if such U.S. Holder’s holding period in such shares is more than one year at the time of the completion of the merger. A reduced tax rate on capital gain generally will apply to long-term capital gain of a non-corporate U.S. Holder (including individuals). The deductibility of capital losses is subject to limitations. If a U.S. Holder acquired different blocks of shares of our common stock at different times and different prices, such holder must determine its adjusted tax basis and holding period separately with respect to each block of our common stock.
Non-U.S. Holders
For purposes of this discussion, the term “Non-U.S. Holder” means a beneficial owner of shares of our common stock that is neither a U.S. Holder nor a partnership for U.S. federal income tax purposes.
Any gain realized by a Non-U.S. Holder pursuant to the merger generally will not be subject to U.S. federal income tax unless:
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the gain is effectively connected with a trade or business of such Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by such Non-U.S. Holder in the United States), in which case such gain generally will be subject to U.S. federal income tax at rates generally applicable to U.S. persons, and, if the Non-U.S. Holder is a corporation, such gain may also be subject to the branch profits tax at a rate of 30 percent (or a lower rate under an applicable income tax treaty);
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such Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of the completion of the merger, and certain other conditions are met, in which case such gain will be subject to U.S. federal income tax at a rate of 30 percent (or a lower rate under an applicable income tax treaty); or

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Mandiant is or has been a “United States real property holding corporation” as such term is defined in Section 897(c) of the Code (which we refer to as “USRPHC”), at any time within the shorter of the five-year period preceding the merger or such Non-U.S. Holder’s holding period with respect to the applicable shares of our common stock (which we refer to as the “relevant period”) and, if shares of our common stock are regularly traded on an established securities market (within the meaning of Section 897(c)(3) of the Code), such Non-U.S. Holder owns (directly, indirectly or constructively) more than five percent of our common stock at any time during the relevant period, in which case such gain will be subject to U.S. federal income tax at rates generally applicable to U.S. persons (as described in the first bullet point above), except that the branch profits tax will not apply. Generally, a corporation is a USRPHC if the fair market value of its U.S. real property interests (as defined in the Code) equals or exceeds 50 percent of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. For this purpose, U.S. real property interests generally include land, improvements and associated personal property. Although there can be no assurances in this regard, we believe that we are not, and have not been, a USRPHC at any time during the five-year period preceding the merger. Non-U.S. Holders are encouraged to consult their own tax advisors regarding the possible consequences to them if we are a USRPHC.

Information Reporting and Backup Withholding
Information reporting and backup withholding (at a current rate of 24 percent) may apply to the proceeds received by a holder pursuant to the merger. Backup withholding generally will not apply to (1) a U.S. Holder that furnishes a correct taxpayer identification number and certifies that such U.S. Holder is not subject to backup withholding on IRS Form W-9 (or a substitute or successor form); or (2) a Non-U.S. Holder that (a) provides a certification of such Non-U.S. Holder’s non-U.S. status on the appropriate series of IRS Form W-8 (or a substitute or successor form); or (b) otherwise establishes an exemption from backup withholding. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against the holder’s U.S. federal income tax liability, if the required information is timely furnished to the IRS.
A U.S. holder may be required to retain records related to such holder’s common stock and file with its U.S. federal income tax return, for the taxable year that includes the merger, a statement setting forth certain facts relating to the merger.
Withholding on Foreign Entities
Sections 1471 through 1474 of the Code, and the Treasury regulations and administrative guidance issued thereunder (which we refer to as “FATCA”), impose a U.S. federal withholding tax of 30 percent on certain payments made to a “foreign financial institution” (as specially defined under these rules) unless such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding certain U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or an exemption applies. FATCA also generally will impose a U.S. federal withholding tax of 30 percent on certain payments made to a non-financial foreign entity unless such entity provides the withholding agent a certification identifying certain direct and indirect U.S. owners of the entity or an exemption applies. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Under certain circumstances, a Non-U.S. Holder might be eligible for refunds or credits of such taxes.

The U.S. Treasury Department released proposed regulations which, if finalized in their present form, would eliminate the federal withholding tax of 30 percent applicable to the gross proceeds of a sale or other disposition of our common stock. In its preamble to such proposed regulations, the Treasury Department stated that taxpayers may generally rely on the proposed regulations until final regulations are issued.
Holders of our common stock are encouraged to consult with their own tax advisors regarding the possible implications of FATCA on the disposition of our common stock pursuant to the merger.
Regulatory Approvals Required for the Merger
General Efforts
Under the merger agreement, Parent, Merger Sub and Mandiant agreed to use reasonable best efforts to take all actions and do all things necessary, proper or, in the good faith discretion of Parent, advisable, pursuant to applicable law or otherwise to consummate the merger and the conversion of the convertible preferred stock by no later than the termination date (as it may be extended in accordance with the merger agreement).
HSR Act; Competition Laws; Foreign Investment Laws
Under the HSR Act, the merger cannot be completed until Parent and Mandiant file a Notification and Report Form with the Federal Trade Commission (which we refer to as the “FTC”) and the applicable waiting period has expired or been terminated. The parties filed a notification and report form with the FTC and DOJ on March 21, 2022. A transaction notifiable under the HSR Act may not be completed until the expiration of a 30-calendar day waiting period following the parties’ filing of their respective HSR Act notification forms or the early termination of that waiting period. On April 20, 2022, Mandiant and Parent each received a Second Request from the DOJ in connection with the DOJ’s review of the merger. The issuance of the Second Request extends the waiting period under the HSR Act until 30 days after both Mandiant and Parent have substantially complied with the Second Request, unless the waiting period is terminated earlier by the DOJ or extended by agreement of Mandiant and Parent.
Mandiant and Parent have each agreed to (1) use its respective reasonable best efforts to supply (or cause the other to be supplied) with any additional information that reasonably may be required or requested by the FTC, the DOJ or the governmental authorities of any other applicable jurisdiction in which any antitrust and FDI filing is made; and (2) use its respective reasonable best efforts to take all action necessary to, as soon as practicable, (a) cause the expiration or termination of the applicable waiting periods pursuant to the HSR Act and any other antitrust and FDI laws applicable to the merger and/or the conversion of the convertible preferred stock by the termination date (as it may be extended in accordance with the merger agreement) and (b) obtain any required consents pursuant to any antitrust and FDI laws applicable to the merger and/or the conversion of the convertible preferred stock by the termination date (as it may be extended in accordance with the merger agreement).
At any time before or after consummation of the merger, notwithstanding the termination of the waiting period under the HSR Act, the FTC or the DOJ could take such action under the antitrust laws as it deems necessary or desirable, including seeking to enjoin the completion of the merger, seeking divestiture of substantial assets of the parties or requiring the parties to license, or hold separate, assets or terminate existing relationships and contractual rights. At any time before or after the completion of the merger, and notwithstanding the termination of the waiting period under the HSR Act, any state could take such action under its antitrust laws as it deems necessary or desirable. Such action could include seeking to enjoin the completion of the merger or seeking divestiture of substantial assets of Mandiant or Parent. Private parties may also seek to take legal action under the antitrust laws under certain circumstances.
Antitrust and FDI approvals of the merger are required in various jurisdictions throughout Europe, the Middle East and Asia. As of the date of this proxy statement, Mandiant and Parent have determined to make antitrust notifications in Saudi Arabia, Israel, Taiwan and Turkey, and may make notifications in other jurisdictions. One or more governmental bodies may impose a condition, restriction, qualification, requirement or limitation when it grants the necessary approvals and consents to the merger. Third parties may also seek to intervene in the regulatory process or litigate to enjoin or overturn regulatory approvals, which actions could significantly impede or even preclude obtaining required regulatory approvals. There is currently no way to predict how long it will take to obtain all of the required regulatory approvals or whether such approvals will ultimately be obtained, and there may be a substantial period of time between the approval by our stockholders and the completion of the merger.
Subject to the terms of the merger agreement, none of Parent and Merger Sub is required to (and, without the consent of Parent, none of Mandiant or its affiliates may) (1) offer, negotiate, commit to or effect, by consent decree, hold separate order or otherwise, (a) the sale, divestiture, license, other disposition of any and all of the capital stock or other equity or voting interests, assets (whether tangible or intangible), rights, products or businesses of Parent, Merger Sub, their respective affiliates, Mandiant or any of its controlled affiliates, and (b) any other restrictions on the activities of Parent, Merger Sub, their respective affiliates, Mandiant or any of its controlled affiliates; or (2) initiate, contest, defend or appeal any legal proceedings, whether judicial or administrative, against any governmental authority challenging the merger agreement or the consummation of the merger or the conversion of the convertible preferred stock.
Although we expect that all required regulatory clearances and approvals will be obtained, we cannot assure you that these regulatory clearances and approvals will be timely obtained, obtained at all or that the granting of these regulatory clearances and approvals will not involve the imposition of additional conditions on the completion of the merger or require changes to the terms of the merger agreement. These conditions or changes could result in the conditions to the merger not being satisfied.
The Voting Agreements
In connection with entering into the merger agreement, on March 7, 2022, following the Mandiant Board’s approval thereof, Mandiant’s convertible preferred stockholders, Blackstone and ClearSky, and Mr. Mandia, in each case in their capacities as stockholders of Mandiant (which we refer to as the “voting agreement stockholders”), entered into the voting agreements with Parent and Mandiant. As of the record date, the voting agreements cover, in the aggregate, approximately 11.80 percent of our common stock (on an as-converted-into-common-stock basis and excluding shares of our common stock issuable upon vesting of Mandiant restricted stock units and Mandiant PSUs). A copy of each voting agreement is attached as Annex D-1 through Annex D-3 to this proxy statement.
Under the voting agreements, the voting agreement stockholders have agreed to vote all of their respective shares of our common stock and convertible preferred stock (1) in favor of the adoption of the merger agreement and the approval of the transactions contemplated thereby and by the other transaction documents, including the merger, (2) in favor of any proposal to adjourn or postpone such meeting of Mandiant’s stockholders to a later date if there are not sufficient votes to adopt the merger agreement, and (3) against (a) any action or proposal in favor of an acquisition proposal, without regard to the terms of such acquisition proposal, and (b) any action, proposal, transaction or agreement that would reasonably be likely to prevent, materially impede or materially delay the merger or the other transactions contemplated by the merger agreement. The voting agreement stockholders have also waived appraisal rights in connection with the merger and have agreed not to raise certain legal challenges to the merger. In the case of the convertible preferred stockholders, the voting agreements obligate the convertible preferred stockholders to take all steps necessary to convert all of their shares of Mandiant’s convertible preferred stock into shares of common stock, including delivering to Mandiant a conversion notice in respect of their convertible preferred stock concurrently with the execution and delivery of the voting agreements, prior to the effective time of the merger and, in the case of Blackstone, prior to any exercise of remedies by their lenders with respect to such shares, if earlier.
Pursuant to the voting agreements, the voting agreement stockholders have agreed not to, until the earlier of (x) the expiration of the voting agreements and (y) the date when the requisite stockholder approval is obtained, directly or indirectly transfer, either voluntarily or involuntarily, or enter into any contract, option or other arrangement or understanding providing for the transfer, of any rights arising from any shares of our convertible preferred stock or common stock. The foregoing restriction does not apply to any ordinary course transfer by members of voting agreement stockholders of any equity interests in such stockholder, so long as any such transfer does not have any adverse effect on the ability of the voting agreement stockholder to perform its obligations pursuant to the voting agreements. The voting agreement stockholders have agreed that in connection with any transfer of shares of convertible preferred stock (including all in-kind dividends thereon), at any time following the date on which the requisite stockholder approval is obtained and prior to the expiration of the applicable voting agreement, prior to and as a condition to the effectiveness of such transfer: (1) such voting agreement stockholders must give reasonable advance notice of any proposed transfer to Parent and Mandiant and the proposed form of written undertaking by the transferee to be bound by the applicable voting agreement as if such transferee were a voting agreement stockholder; (2) such form of undertaking must be reasonably satisfactory in all material respects to Parent and Mandiant; and (3) the transferee must have executed and delivered, for the benefit of Parent and Mandiant, such undertaking to be bound by the applicable voting agreement as if such transferee were such voting agreement stockholder. In respect of the voting agreements with Blackstone, the restrictions on transfer contained therein do not apply to any transfers of shares pursuant to (i) a pledge to their lenders or a collateral agent on behalf thereof; or (ii) pursuant to a foreclosure or exercise of remedies (or transfer in lieu of foreclosure) by any such lender or collateral agent (and the voting obligations of Blackstone shall not apply following any exercise of remedies with respect to shares sold or transferred by the lender or collateral agent with respect to such exercise).
The voting agreement stockholders’ obligations to vote in favor of the adoption of the merger agreement terminate (except with respect to certain provisions that survive such termination) automatically upon the earliest to occur of (1) the termination of the merger agreement in accordance with its terms, (2) the effective time of the merger, or (3) the entry into any amendment or modification to, or waiver of Mandiant’s rights under the merger agreement that (a) results in a decrease in, change in the composition of, or otherwise adversely affects the merger consideration, (b) extends the termination date (except as contemplated by the merger agreement), or (c) modifies in any material respect Article II or Article VII of the merger agreement in a manner that is adverse to Mandiant’s stockholders without the prior written consent of the stockholders party to the voting agreements.
Delisting and Deregistration of Our Common Stock
If the merger is completed, our common stock will no longer be traded on the Nasdaq and will be deregistered under the Exchange Act. We will no longer be required to file periodic reports, current reports and proxy and information statements with the SEC on account of our common stock.
Litigation Relating to the Merger
On April 1, 2022, a purported Mandiant stockholder filed a complaint in the U.S. District Court for the Southern District of New York against Mandiant and the Mandiant Board, captioned Stein v. Mandiant, Inc., et al., No. 1:22-cv-02697. On April 4, 2022, a purported Mandiant stockholder filed a complaint in the U.S. District Court for the Southern District of New York against Mandiant and the Mandiant Board, captioned O’Dell v. Mandiant, Inc., et al., No. 1:22-cv-02782. On April 5, 2022, a purported Mandiant stockholder filed a complaint in the U.S. District Court for the Southern District of New York against Mandiant and the Mandiant Board, captioned Banda v. Mandiant, Inc., et al., No. 1:22-cv-02805. On April 6, 2022, a purported Mandiant stockholder filed a complaint in the U.S. District Court for the Eastern District of New York against Mandiant and the Mandiant Board, captioned Whitfield v. Mandiant, Inc., et al., No. 1:22-cv-01973. On April 8, 2022, a purported Mandiant stockholder filed a complaint in the U.S. District Court for the Eastern District of Pennsylvania against Mandiant and the Mandiant Board, captioned Waterman v. Mandiant, Inc., et al., No. 2:22-cv-01400. On April 10, 2022, a purported Mandiant stockholder filed a complaint in the U.S. District Court for the Eastern District of New York against Mandiant and the Mandiant Board, captioned Farley v. Mandiant, Inc., et al., No. 1:22-cv-02045. On April 11, 2022, a purported Mandiant stockholder filed a complaint in the U.S. District Court for the Southern District of New York against Mandiant and the Mandiant Board, captioned Boncore v. Mandiant, Inc., et al., No. 1:22-cv-02988. We refer to the complaints referenced in this paragraph collectively as the “Complaints.”
The Complaints assert claims against all defendants under Section 14(a) of the Exchange Act and Rule 14a-9 promulgated thereunder for allegedly false and misleading statements in Mandiant’s preliminary proxy statement and against the individual defendants under Section 20(a) of the Exchange Act for alleged “control person” liability with respect to such allegedly false or misleading statements. The allegations in the Complaints include that the preliminary proxy statement omitted material information regarding Mandiant’s financial projections, the analyses performed by Goldman Sachs, the sales process leading up to the merger, potential conflicts of interest involving Mandiant insiders, and potential conflicts of interest involving Goldman Sachs. The Complaints seek, among other relief, (1) to enjoin defendants from consummating the merger; (2) to rescind the merger or recover damages, if the merger is completed; (3) declaratory relief; and (4) attorneys’ fees and costs. The defendants believe that the claims are without merit. Additional lawsuits arising out of the merger may be filed in the future. No assurances can be made as to the outcome of such lawsuits or the Complaints.

PROPOSAL 1: ADOPTION OF THE MERGER AGREEMENT
We are asking you to approve the adoption of the merger agreement. For a summary of and detailed information regarding this proposal, see the information about the merger agreement throughout this proxy statement, including the information set forth in the sections of this proxy statement captioned “The Merger” and “The Merger Agreement.” A copy of the merger agreement is attached as Annex A to this proxy statement. You are urged to read the merger agreement carefully and in its entirety.
The Mandiant Board unanimously recommends that you vote “FOR” this proposal.

PROPOSAL 2: APPROVAL, ON A NON-BINDING, ADVISORY BASIS, OF CERTAIN
MERGER-RELATED EXECUTIVE COMPENSATION
Section 14A of the Exchange Act, which was enacted as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, requires that we provide stockholders with the opportunity to vote, on a nonbinding, advisory basis, on the compensation that will or may become payable to our named executive officers in connection with the merger, as disclosed in the section of this proxy statement captioned “The Merger — Interests of Mandiant’s Directors and Executive Officers in the Merger — Golden Parachute Compensation,” including the additional disclosures referenced therein that otherwise are disclosed in the section of this proxy statement captioned “The Merger — Interests of Mandiant’s Directors and Executive Officers in the Merger.”
We are asking our stockholders to approve the compensation that will or may become payable to our named executive officers in connection with the merger. These payments are set forth in the section of this proxy statement captioned “The Merger — Interests of Mandiant’s Directors and Executive Officers in the Merger — Golden Parachute Compensation” and the accompanying footnotes and additional disclosures referenced therein. The various plans and arrangements pursuant to which these compensation payments may be made generally have previously formed part of Mandiant’s overall compensation program for our named executive officers and previously have been disclosed to stockholders as part of the Compensation Discussion and Analysis and related sections of our annual proxy statements. These historical arrangements were adopted and approved by the Compensation Committee of the Mandiant Board, which is composed solely of non-employee directors, and are believed to be reasonable and in line with marketplace norms.
Accordingly, we are seeking approval of the following resolution at the special meeting:
“RESOLVED, that the stockholders of Mandiant, Inc. approve the compensation that will or may become payable to Mandiant’s named executive officers in connection with the merger as disclosed pursuant to Item 402(t) of Regulation S-K in the section captioned “The Merger — Interests of Mandiant’s Directors and Executive Officers in the Merger — Golden Parachute Compensation” in Mandiant’s proxy statement for the special meeting.”
Our stockholders should note that this proposal is not a condition to completion of the merger, and as a nonbinding, advisory vote, the result will not be binding on Mandiant, the Mandiant Board or Parent. Further, the underlying plans and arrangements are contractual in nature and not, by their terms, subject to stockholder approval. Accordingly, regardless of the outcome of the advisory vote, if the merger is consummated our named executive officers will be eligible to receive the compensation that is based on or that otherwise relates to the merger in accordance with the terms and conditions applicable to those payments.
The Mandiant Board unanimously recommends that you vote “FOR” this proposal.

PROPOSAL 3: ADJOURNMENT OF THE SPECIAL MEETING
We are asking you to approve a proposal to adjourn the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting. If stockholders approve this proposal, we can adjourn the special meeting and any adjourned session of the special meeting and use the additional time to solicit additional proxies, including soliciting proxies from stockholders that have previously returned properly signed proxies voting against adoption of the merger agreement. Among other things, approval of the adjournment proposal could mean that, even if we received proxies representing a sufficient number of votes against adoption of the merger agreement such that the proposal to adopt the merger agreement would be defeated, we could adjourn the special meeting without a vote on the adoption of the merger agreement and seek to convince the holders of those shares to change their votes to votes in favor of adoption of the merger agreement. Additionally, we may seek stockholder approval to adjourn the special meeting if a quorum is not present. Finally, the chairperson of the special meeting is permitted by our bylaws to adjourn the special meeting if a quorum is not present even if our stockholders have not approved the proposal to adjourn the special meeting.
The Mandiant Board unanimously recommends that you vote “FOR” this proposal.

THE MERGER AGREEMENT
The following summary describes the material provisions of the merger agreement. The descriptions of the merger agreement in this summary and elsewhere in this proxy statement are not complete and are qualified in their entirety by reference to the merger agreement, a copy of which is attached to this proxy statement as Annex A and incorporated into this proxy statement by reference. We encourage you to carefully read and consider the merger agreement, which is the legal document that governs the merger, and in its entirety because this summary may not contain all the information about the merger agreement that is important to you. The rights and obligations of the parties are governed by the express terms of the merger agreement, and not by this summary or any other information contained in this proxy statement.
The representations, warranties, covenants and agreements described below and included in the merger agreement (1) were made only for purposes of the merger agreement and as of specific dates; (2) were made solely for the benefit of the parties to the merger agreement; (3) may be subject to important qualifications, limitations and supplemental information agreed to by Mandiant, Parent and Merger Sub in connection with negotiating the terms of the merger agreement; and (4) may also be subject to a contractual standard of materiality different from those generally applicable to reports and documents filed with the SEC and in some cases were qualified by confidential matters disclosed to Parent and Merger Sub by Mandiant in connection with the merger agreement. In addition, the representations and warranties may have been included in the merger agreement for the purpose of allocating contractual risk between Mandiant and Parent and Merger Sub rather than to establish matters as facts, and may be subject to standards of materiality applicable to such parties that differ from those applicable to investors. Further, the representations and warranties were negotiated with the principal purpose of establishing the circumstances in which a party to the merger agreement may have the right not to consummate the merger if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise. Our stockholders are not generally third-party beneficiaries under the merger agreement and should not rely on the representations, warranties, covenants and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of Mandiant, Parent or Merger Sub or any of their respective affiliates or businesses. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the merger agreement. None of the representations and warranties will survive the closing of the merger, and, therefore, they will have no legal effect under the merger agreement after the effective time of the merger. In addition, you should not rely on the covenants in the merger agreement as actual limitations on the respective businesses of Mandiant, Parent and Merger Sub because the parties may take certain actions that are either expressly permitted in the confidential disclosure letter to the merger agreement or as otherwise consented to by the appropriate party, which consent may be given without prior notice to the public. The merger agreement is described below, and included as Annex A, only to provide you with information regarding its terms and conditions, and not to provide you with any other factual information regarding Mandiant, Parent, Merger Sub or their respective businesses. Accordingly, the representations, warranties, covenants and other agreements in the merger agreement should not be read alone, and you should read the information provided elsewhere in this document and in our filings with the SEC regarding Mandiant and our business.
Closing and Effective Time of the Merger
The closing of the merger will take place (1) at 9:00 a.m., Eastern time, at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, located at 650 Page Mill Road, Palo Alto, California 94304 (or remotely via the electronic exchange of documents), on a date that is as soon as possible, but no later than the fourth business day after the satisfaction or waiver (to the extent permitted under the merger agreement) of the last to be satisfied or waived of the closing conditions of the merger (described in the section of this proxy statement captioned “The Merger Agreement — Conditions to the Closing of the Merger”), other than conditions that by their terms are to be satisfied at the closing of the merger, but subject to the satisfaction or waiver of each of such conditions; or (2) at such other time, location and date mutually agreed to in writing by Mandiant, Parent and Merger Sub. On the closing date of the merger, the parties will file a certificate of merger with the Secretary of State of the State of Delaware as provided under the DGCL. The merger will become effective upon the filing and acceptance of such certificate of merger, or at a later time agreed to in writing by the parties and specified in such certificate of merger.

Effects of the Merger; Certificate of Incorporation; Bylaws; Directors and Officers
The merger agreement provides that, subject to the terms and conditions of the merger agreement, and in accordance with the DGCL, at the effective time of the merger: (1) Merger Sub will merge with and into Mandiant; (2) the separate existence of Merger Sub will cease; and (3) Mandiant will continue as the surviving corporation in the merger and a wholly owned subsidiary of Parent. From and after the effective time of the merger, all of the property, rights, privileges, powers and franchises of Mandiant and Merger Sub will vest in the surviving corporation and all of the debts, liabilities and duties of Mandiant and Merger Sub will become the debts, liabilities and duties of the surviving corporation.
At the effective time of the merger, the certificate of incorporation of Mandiant as the surviving corporation will be amended and restated in its entirety to conform to the certificate of incorporation of Merger Sub as in effect immediately prior to the effective time of the merger, and the bylaws of Mandiant as the surviving corporation will be amended and restated in its entirety to conform to the bylaws of Merger Sub, as in effect immediately prior to the effective time of the merger, except, in each case, the name of the surviving corporation shall be “Mandiant, Inc.”, until thereafter amended.
From and after the effective time of the merger, the parties will take all necessary actions so that the board of directors of the surviving corporation will consist of the directors of Merger Sub as of immediately prior to the effective time of the merger, to hold office in accordance with the certificate of incorporation and bylaws of the surviving corporation until their successors are duly elected or appointed and qualified, or until their resignation or removal. From and after the effective time of the merger, the parties will take all necessary actions so that the officers of Mandiant as of immediately prior to the effective time of the merger will be the officers of the surviving corporation, each to hold office in accordance with the certificate of incorporation and bylaws of the surviving corporation until their successors are duly appointed, or until their resignation or removal.
Conversion of Shares
Common Stock
Upon the terms and subject to the conditions of the merger agreement, at the effective time of the merger, each outstanding share of our common stock (other than shares: (1) held by Mandiant as treasury stock; (2) owned by Parent or Merger Sub; (3) owned by any direct or indirect wholly owned subsidiary of Parent or Merger Sub; or (4) held by stockholders who have properly and validly exercised, and not withdrawn or otherwise lost, their appraisal rights under the DGCL) will be cancelled and automatically converted into the right to receive the per share price in cash, without interest and less any applicable withholding taxes (or, in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit (and bond, if required) in accordance with the terms of the merger agreement).
At the effective time of the merger, each outstanding share of our common stock that is (1) held by Mandiant as treasury stock, (2) owned by Parent or Merger Sub, or (3) owned by any direct or indirect wholly owned subsidiary of Parent or Merger Sub will be cancelled and extinguished without any payment therefor.
At the effective time of the merger, each share of common stock of Merger Sub outstanding immediately prior to the effective time of the merger will be converted into one validly issued, fully paid and nonassessable share of our common stock of the surviving corporation and each certificate representing ownership of such shares of our common stock of Merger Sub will thereafter represent ownership of shares of common stock of the surviving corporation.
Equity-Based Awards; ESPP
The merger agreement provides that Mandiant’s equity-based awards that are outstanding immediately prior to the effective time of the merger will be subject to the following treatment at the effective time of the merger:

Treatment of Mandiant Restricted Stock Units
Each vested Mandiant restricted stock unit will accelerate vesting in full (to the extent not already vested) and be cancelled and converted into a right to receive an amount in cash, without interest, equal to the product of (1) the excess of the per share price over the exercise or purchase price per share, if any, of such vested Mandiant restricted stock unit and (2) the total number of shares of our common stock then-subject to such vested Mandiant restricted stock unit. This amount (less any required withholding and other taxes) will be paid to the applicable holder promptly following the effective time of the merger.
Each unvested Mandiant restricted stock unit will be cancelled and converted into a right to receive an amount in cash, without interest, equal to the product of (1) the excess of the per share price over the exercise or purchase price per share, if any, of such unvested Mandiant restricted stock unit and (2) the total number of shares of our common stock then-subject to such unvested Mandiant restricted stock unit. Such cash amount will (1) vest and become payable (less any required withholding and other taxes) in accordance with the vesting schedule applicable to the corresponding unvested Mandiant restricted stock unit immediately prior to the effective time of the merger, subject to such holder’s continued service with Parent and its affiliates through the applicable vesting dates, and (2) be subject to the terms and conditions of the unvested payment plan.
All other Mandiant restricted stock units not described above that are outstanding immediately prior to the effective time of the merger will be canceled for no consideration.
Treatment of Mandiant Performance-Based Awards
Each completed Mandiant PSU will be canceled and converted into a right to receive an amount in cash, without interest, equal to completed Mandiant PSU consideration with such completed Mandiant PSU consideration vesting in accordance with the service-based vesting schedule applicable to such completed Mandiant PSU immediately prior to the effective time of the merger and subject to the terms of the unvested payment plan.
At the effective time of the merger, each uncompleted Mandiant PSU will be canceled and converted into a right to receive, an amount in cash, without interest, equal to the uncompleted Mandiant PSU consideration with such uncompleted Mandiant PSU consideration vesting in accordance with the service-based vesting schedule applicable to such uncompleted Mandiant PSU immediately prior to the effective time of the merger and subject to the terms of the unvested payment plan.
Treatment of Mandiant Options
Each Mandiant option that is outstanding and unexercised as of immediately prior to the effective time of the merger will accelerate vesting in full and be cancelled and converted into a right to receive an amount in cash, without interest, equal to the product of (1) the excess, if any, of the per share price over the exercise price per share of such Mandiant option, and (2) the number of shares of our common stock then issuable upon exercise in full of such Mandiant option. This amount (less any required withholding and other taxes) will be paid to the applicable holder promptly following the effective time of the merger.
Any Mandiant option, whether vested or unvested, with an exercise price per share that is equal to or greater than the per share price will be canceled without any cash payment being made in respect thereof.
Treatment of the ESPP
Prior to the effective time of the merger, Mandiant will take all action necessary to cause any offering period or purchase period under the ESPP that was outstanding as of the date of the merger agreement to be terminated no later than ten business days prior to the date of the closing of the merger. We will also make any adjustments that may be necessary or advisable to reflect the shortened offering period or purchase period. Mandiant will cause the exercise (as of no later than ten business days prior to the closing date of the merger) of each outstanding purchase right pursuant to the ESPP. On such exercise date, Mandiant will apply the funds credited as of such date pursuant to the ESPP within each participant’s account to the purchase of whole shares of Mandiant common stock in accordance with the terms of the ESPP. Immediately prior to and effective as of the effective time of the merger Mandiant will terminate the ESPP. No further offering period or purchase period will commence pursuant to the ESPP on or after the date of the closing of the merger. The amount of the accumulated contributions of each participant under the ESPP will, to the extent not used to purchase shares of our common stock, be refunded in cash to such participant as promptly as practicable following the effective time of the merger.
Payment Agent, Exchange Fund and Exchange and Payment Procedures
Prior to the closing of the merger, Parent will appoint a payment agent reasonably acceptable to Mandiant, which we refer to as the “payment agent,” to make payments of the merger consideration to our stockholders. On the closing date of the merger or the first business day following the closing date of the merger, Parent will deposit (or cause to be deposited) with the payment agent, an amount of cash that is sufficient in the aggregate to pay the aggregate per share price to our stockholders in accordance with the merger agreement.
Promptly (and in any event within three business days) following the effective time of the merger, Parent and the surviving corporation will cause the payment agent to mail to each holder of record (as of immediately prior to the effective time of the merger) of a certificate that immediately prior to the effective time of the merger represented outstanding shares of our common stock (other than excluded shares), a letter of transmittal and instructions advising stockholders how to surrender stock certificates in exchange for merger consideration. Upon receipt of (1) surrendered certificates for cancellation (or an appropriate affidavit for lost, stolen or destroyed certificates, together with any required bond); and (2) a duly completed and signed letter of transmittal and such other documents as may be reasonably requested by the payment agent, the holder of such certificate will be entitled to receive an amount in cash equal to the product of (a) the aggregate number of shares of our common stock represented by such certificate and (b) the per share price. The amount of any per share price paid to our stockholders will not include interest and may be reduced by any applicable withholding taxes.
Notwithstanding the foregoing, any holder of shares of our common stock held in book-entry form (which we refer to as “uncertificated shares”) will not be required to deliver a certificate or an executed letter of transmittal (as both are described above) to the payment agent to receive the consideration payable in respect thereof. Each holder of record (as of immediately prior to the effective time of the merger) of uncertificated shares that immediately prior to the effective time of the merger represented an outstanding share of our common stock will, upon receipt of an “agent’s message” in customary form at the effective time of the merger, and any documents as may reasonably be requested by the payment agent, be entitled to receive, and the payment agent will pay and deliver as promptly as practicable, an amount in cash equal to the product of (1) the aggregate number of shares of our common stock represented by such holder’s transferred uncertificated shares; and (2) the per share price. The amount of consideration paid to such Mandiant stockholders will not include interest and may be reduced by any applicable withholding taxes.
If any cash deposited with the payment agent is not claimed within one year following the effective time of the merger, such cash will be returned to Parent upon demand, and any of our stockholders as of immediately prior to the merger who have not complied with the exchange procedures in the merger agreement will thereafter look only to Parent for satisfaction of payment of the merger consideration (subject to abandoned property law, escheat law or similar laws). None of the payment agent, Parent, the surviving corporation or any other party will be liable to any of our stockholder with respect to any cash amounts properly paid to a public official pursuant to any applicable abandoned property law, escheat law or similar laws.
The letter of transmittal will include instructions if a stockholder has lost a share certificate or if such certificate has been stolen or destroyed. In the event that any share certificates have been lost, stolen or destroyed, then the payment agent will issue the per share price to such holder upon the making by such holder of an affidavit for such lost, stolen or destroyed certificate. Parent or the payment agent may, in its discretion and as a condition precedent to the payment of the per share price, require such stockholder to deliver a bond in such amount as Parent or the payment agent may direct as indemnity against any claim that may be made against Parent, the surviving corporation or the payment agent with respect to such certificate.

Representations and Warranties
The merger agreement contains representations and warranties of Mandiant, Parent and Merger Sub.
Some of the representations and warranties in the merger agreement made by Mandiant are qualified as to “materiality” or “Company Material Adverse Effect.” For purposes of the merger agreement, “Company Material Adverse Effect” means any change, event, violation, inaccuracy, effect or circumstance (each, an “Effect”) that, individually or taken together with all other Effects that exist or have occurred prior to the date of determination of the occurrence of the Company Material Adverse Effect, has had or would reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of Mandiant and its subsidiaries, taken as a whole; provided, that no Effect will be deemed to be or constitute a Company Material Adverse Effect or will be taken into account when determining whether a Company Material Adverse Effect has occurred or may, would or could occur to the extent that such Effect arises out of or results from:
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changes in general economic conditions in the United States or any other country or region in the world, or changes in conditions in the global economy generally (except to the extent that such Effect has had or would reasonably be expected to have a disproportionate adverse effect on Mandiant relative to comparable companies operating in the industry in which Mandiant and its subsidiaries conduct business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether a Company Material Adverse Effect has occurred);

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changes in conditions in the financial markets, credit markets or capital markets in the United States or any other country or region in the world, including (1) changes in interest rates or credit ratings in the United States or any other country; (2) changes in exchange rates for the currencies of any country; or (3) any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market operating in the United States or any other country or region in the world (except, in each case, to the extent that such effect has had or would reasonably be expected to have a disproportionate adverse effect on Mandiant relative to comparable companies operating in the industry in which Mandiant and its subsidiaries conduct business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether a Company Material Adverse Effect has occurred);

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changes in conditions in the industry in which Mandiant and its subsidiaries conduct business (except to the extent that such Effect has had or would reasonably be expected to have a disproportionate adverse effect on Mandiant relative to comparable companies operating in the industry in which Mandiant and its subsidiaries conduct business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether a Company Material Adverse Effect has occurred);

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changes in regulatory, legislative or political conditions (including the imposition or adjustment of tariffs) in the United States or any other country or region in the world (except to the extent that such Effect has had or would reasonably be expected to have a disproportionate adverse effect on Mandiant relative to comparable companies operating in the industry in which Mandiant and its subsidiaries conduct business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether a Company Material Adverse Effect has occurred);

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any geopolitical conditions, outbreak of hostilities, civil unrest, civil disobedience, acts of war, sabotage, cyberattack, cybercrime, terrorism or military actions (including any escalation or worsening of any of the foregoing) in the United States or any other country or region in the world, including an outbreak or escalation of hostilities involving the United States or any other governmental authority or the declaration by the United States or any other governmental authority of a national emergency or war (except to the extent that such Effect has had or would reasonably be expected to have a disproportionate adverse effect on Mandiant relative to comparable companies operating in the industry in which Mandiant and its subsidiaries conduct business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether a Company Material Adverse Effect has occurred);

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earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wildfires or other natural disasters or weather conditions in the United States or any other country or region in the world (or escalation or worsening of any such events or occurrences) (except to the extent that such Effect has had or would reasonably be expected to have a disproportionate adverse effect on Mandiant relative to comparable companies operating in the industry in which Mandiant and its subsidiaries conduct business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether a Company Material Adverse Effect has occurred);
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pandemics (including the COVID-19 pandemic), epidemics or contagious disease outbreaks (or escalation or worsening of any such events or occurrences), including, in each case, the response of governmental authorities (including COVID-19 measures such as, for example, any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester, safety or similar law, in connection with or in response to COVID-19 that is aimed at protecting the health and safety of individuals) (except to the extent that such Effect has had or would reasonably be expected to have a disproportionate adverse effect on Mandiant relative to comparable companies operating in the industry in which Mandiant and its subsidiaries conduct business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether a Company Material Adverse Effect has occurred);

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the continuation or worsening of supply chain disruptions affecting the industry in which Mandiant and its subsidiaries conduct business (except to the extent that such Effect has had or would reasonably be expected to have a disproportionate adverse effect on Mandiant relative to comparable companies operating in the industry in which Mandiant and its subsidiaries conduct business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether a Company Material Adverse Effect has occurred);

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the announcement of the merger agreement or the pendency of the merger, including the impact thereof on the relationships, contractual or otherwise, of Mandiant and its subsidiaries with employees, suppliers, customers, partners, vendors, governmental authorities or any other third Person (except this clause shall not apply to (1) any representation or warranty to the extent that the purpose of such representation or warranty is to directly address the consequences resulting from the execution and delivery of the merger agreement or the consummation of the transactions; or (2) compliance with certain interim operating covenants under the merger agreement);

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any action taken or refrained from being taken, in each case that Parent has expressly requested or approved in writing following the date of the merger agreement (except this clause shall not apply to any consent or approval from Parent in respect of certain interim operating covenants under the merger agreement);

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changes or proposed changes in GAAP or other accounting standards or law (or the official enforcement or interpretation of any of the foregoing) (except to the extent that such Effect has had or would reasonably be expected to have a disproportionate adverse effect on Mandiant relative to comparable companies operating in the industry in which Mandiant and its subsidiaries conduct business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether a Company Material Adverse Effect has occurred);

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changes in the price or trading volume of our common stock or indebtedness, in each case in and of itself (it being understood that the underlying cause(s) of such change may be deemed to constitute, in and of themselves, a Company Material Adverse Effect and shall be taken into consideration when determining whether a Company Material Adverse Effect has occurred unless otherwise prohibited by the proviso to the definition of “Company Material Adverse Effect”); or

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any failure, in and of itself, by Mandiant and its subsidiaries to meet (1) any public estimates or expectations of Mandiant’s revenue, earnings or other financial performance or results of operations for any period; or (2) any internal budgets, plans, projections or forecasts of its revenues, earnings or other financial performance or results of operations (it being understood that the underlying cause(s) of any such failure may be deemed to constitute, in and of themselves, a Company Material Adverse Effect and shall be taken into consideration when determining whether a Company Material Adverse Effect has occurred (unless otherwise prohibited by any of the other exclusions from the definition of Company Material Adverse Effect).

In the merger agreement, Mandiant has made customary representations and warranties to Parent and Merger Sub that are subject, in some cases, to specified exceptions and qualifications contained in the merger agreement and the confidential disclosure letter to the merger agreement. These representations and warranties relate to, among other things:
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organization and good standing;

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corporate power and enforceability;

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approval of the Mandiant Board;

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fairness opinion of our financial advisor;

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restrictions under anti-takeover laws;

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the nature of the required approval of our stockholders;

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non-contravention of organizational documents, certain agreements, permits and laws;

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requisite governmental approvals;

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Mandiant’s capitalization;

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Mandiant’s subsidiaries and their capitalization;

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Mandiant’s SEC reports;

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Mandiant’s financial statements, internal controls and indebtedness;

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no undisclosed liabilities;

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absence of certain changes;

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material contracts;

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real property matters;

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environmental matters;

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intellectual property matters;

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privacy, data protection and data security;

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tax matters;

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employee plans;

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labor matters;

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permits;

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compliance with laws;

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legal proceedings and orders;

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insurance;

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related party transactions;

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brokers;

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government contracts;

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facility security clearances and personnel security clearances;

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organizational conflicts of interest;

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suppliers;

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customers;

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channel partners; and

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products.

Under the merger agreement, Parent and Merger Sub acknowledge that Mandiant has not made any representations or warranties other than those expressly set forth in the merger agreement or the certificate delivered by Mandiant pursuant to the merger agreement, and expressly disclaim reliance on any representation, warranty or other information regarding Mandiant, other than those expressly set forth in the merger agreement or the certificate delivered by Mandiant pursuant to the merger agreement.
In the merger agreement, Parent and Merger Sub have made customary representations and warranties to Mandiant that are subject, in some cases, to specified exceptions and qualifications contained in the merger agreement. These representations and warranties relate to, among other things:
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organization and good standing;

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power and enforceability;

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non-contravention of organizational documents, certain agreements and laws;

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requisite governmental approvals;

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legal proceedings and orders;

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ownership of Mandiant capital stock by Parent, Merger Sub or their respective affiliates;

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brokers;

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no Parent vote or approval required;

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financial capability; and

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absence of stockholder and management arrangements.

Under the merger agreement, Mandiant acknowledges that Parent and Merger Sub have not made any representations or warranties other than those expressly set forth in the merger agreement or the certificate delivered by Parent and Merger Sub pursuant to the merger agreement and expressly disclaims reliance on any representation, warranty or other information regarding Parent and Merger Sub, other than those expressly set forth in the merger agreement or the certificate delivered by Parent and Merger Sub pursuant to the merger agreement.
The representations and warranties contained in the merger agreement will not survive the consummation of the merger.
Conduct of Business Pending the Merger
Except as expressly required by the merger agreement, set forth in the confidential disclosure letter to the merger agreement, actions taken in good faith pursuant to COVID-19 measures (such as, for example, any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester, safety or similar law, in connection with or in response to COVID-19 that is aimed at protecting the health and safety of individuals) (it being understood that Mandiant will use its reasonable best efforts to provide reasonable advance notice to, and consult with, Parent (if reasonably practicable and legally permissible) prior to taking such actions), as required by applicable law or with Parent’s prior written consent (which consent is not to be unreasonably withheld, conditioned or delayed), from the date of the merger agreement to the effective time of the merger (or, if earlier, the termination of the merger agreement), Mandiant has agreed to (and to cause its subsidiaries to):
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maintain its existence in good standing pursuant to applicable law;

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use its reasonable best efforts to conduct its business and operations in the ordinary course of business; and

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use its reasonable best efforts to (1) preserve intact its material assets, properties, contracts and business organizations; (2) keep available the services of its current officers, employees and consultants; and (3) preserve the goodwill and current relationships with its customers, suppliers, distributors, partners, lessors, licensors, licensees, creditors, contractors and other persons with whom Mandiant or any of its subsidiaries has business relations.

Mandiant has also agreed that, except as expressly required by the merger agreement, set forth in the corresponding clause of the confidential disclosure letter to the merger agreement, actions taken in good faith pursuant to COVID-19 measures (such as, for example, any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester, safety or similar law, in connection with or in response to COVID-19 that is aimed at protecting the health and safety of individuals) (it being understood that Mandiant will use its reasonable best efforts to provide reasonable advance notice to, and consult with, Parent (if reasonably practicable and legally permissible) prior to taking such actions), as required by applicable law or with Parent’s prior written consent (which consent is not to be unreasonably withheld, conditioned or delayed), from the date of the merger agreement to the effective time of the merger (or, if earlier, the termination of the merger agreement), it will not (and will cause its subsidiaries not to):
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amend or otherwise change Mandiant’s charter, bylaws or similar organizational or governing documents of any of its subsidiaries or otherwise take any action to exempt any person from any provision of Mandiant’s charter or bylaws;

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propose or adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization or file a petition in bankruptcy under any provisions of applicable law on behalf of Mandiant or any of its subsidiaries or consent to the filing of any bankruptcy petition against Mandiant or any of its subsidiaries under any similar applicable law;

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issue, sell, grant, pledge, encumber, transfer or deliver, or agree or commit to issue, sell, grant, pledge, encumber, transfer or deliver, any of Mandiant’s securities or capital stock or other equity interest of any of Mandiant’s subsidiaries (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise), except (1) for the issuance, delivery or sale of shares of our common stock pursuant to the Mandiant equity-based awards or Mandiant options outstanding as of March 4, 2022, or pursuant to the ESPP, in each case, in accordance with their terms as in effect on the date of the merger agreement and the terms of the merger agreement; (2) Mandiant’s convertible notes indentures or any offer letters or similar agreements entered into or extended as of the date of the merger agreement in the ordinary course; (3) as permitted by the relevant sections of the merger agreement; or (4) any issuance of shares of our common stock upon the conversion of our convertible preferred stock in accordance with its terms in effect on the date of the merger agreement;

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directly or indirectly acquire, repurchase or redeem any securities, except for (1) with respect to Mandiant’s securities pursuant to the terms and conditions of the Mandiant equity-based awards or Mandiant options outstanding as of the date of the merger agreement to otherwise satisfy tax obligations with respect to awards granted pursuant to the Mandiant equity-based plans or pay the exercise price of the Mandiant options, in each case, in the ordinary course of business, in accordance with the terms of the Mandiant equity-based plans as in effect on the date of the merger agreement; (2) transactions between Mandiant and any of its direct or indirect wholly owned subsidiaries; (3) acquisitions of our common stock (or cash settlement amounts in respect of our common stock) pursuant to the Mandiant capped call confirmations or the Mandiant forward stock purchase confirmation (in each case, as in effect on the date of the merger agreement), or (4) repurchases of Mandiant’s convertible notes upon exercise of holders’ put rights pursuant to the terms of the applicable series of Mandiant convertible notes;

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acquire (by merger, consolidation, acquisition of stock or assets or otherwise) any other person or any material equity interest therein or any material assets or properties of any person or make any material investment in any other person (other than a wholly owned subsidiary of Mandiant) or enter into any joint venture, partnership, limited liability company or similar arrangement with any person (other than Mandiant or any of its wholly owned subsidiaries) or create any subsidiary of Mandiant or any of its subsidiaries;

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other than sales of inventory in the ordinary course of business, (1) sell, transfer, mortgage, lease, license, pledge, abandon, encumber, or otherwise dispose of any of its material tangible properties or assets to any person other than to Mandiant or a wholly owned subsidiary of Mandiant, (2) waive, cancel, forgive, release, settle or assign any material indebtedness (other than indebtedness solely among

Mandiant and its wholly owned subsidiaries or solely among Mandiant’s wholly owned subsidiaries, in each case in the ordinary course of business and only to the extent such waiver, cancellation, forgiveness, release, settlement or assignment would not result in the recognition of material cancellation of debt income or incurrence of material withholding taxes by Mandiant or any of its subsidiaries and is not made in connection with any restructuring or reorganization plan) owed to Mandiant or any of its subsidiaries or any material claims held by Mandiant or any of its subsidiaries against any person; or (3) other than in the ordinary course of business, grant any new material refunds, credits, rebates or allowances to any customers or channel partners;
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acquire, or agree to acquire, fee ownership (or its jurisdictional equivalent) of any real property;

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(1) adjust, split, subdivide, combine or reclassify any shares of capital stock or other equity or voting interest, or issue or authorize or propose the issuance of any other of Mandiant’s securities in respect of, in lieu of or in substitution for, shares of capital stock or other equity or voting interest; (2) declare, set aside, establish a record date for, authorize or pay any dividend or other distribution (whether in cash, shares or property or any combination thereof) in respect of any shares of capital stock or other equity or voting interest (including Mandiant securities), or make any other actual, constructive or deemed distribution in respect of the shares of capital stock or other equity or voting interest, except for cash dividends made by any direct or indirect wholly owned subsidiary of Mandiant to Mandiant or one of its other wholly owned subsidiaries (to the extent that such dividends would not result in a material liability for taxes and are paid in the ordinary course of business); (3) pledge or encumber any shares of its capital stock or other equity or voting interest; (4) modify the terms of any shares of its capital stock or other equity or voting interest (including any of Mandiant’s securities); or (5) enter into any transaction or contract with any stockholder (in its capacity as such) of Mandiant or with any beneficial owner of Mandiant’s convertible preferred stock (in its capacity as such) or any person acting in concert (in relation to Mandiant) with any beneficial owner of Mandiant convertible preferred stock other than the voting agreements;

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(1) incur or assume any indebtedness or issue any debt securities, except (a) short-term debt incurred to fund the working capital needs of the business in the ordinary course of business; (b) for loans or advances between Mandiant’s subsidiaries or between Mandiant and its subsidiaries in the ordinary course of business that are not (i) recharacterized as an equity investment under Section 385 of the Code or (ii) made in connection with a reorganization; (c) obligations incurred pursuant to business credit cards in the ordinary course of business; and (d) reimbursement obligations in accordance with the terms thereof as of the date of the merger agreement with respect to letters of credit issued to Mandiant by Silicon Valley Bank and outstanding on the date of the merger agreement; (2) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person, except with respect to obligations of wholly owned subsidiaries of Mandiant; (3) make any loans, advances or capital contributions to, or investments in, any other person, except for (A) extensions of credit to customers granted in the ordinary course of business; (B) advances to directors, officers and other employees for reasonable business expenses, in each case, granted in the ordinary course of business; and (C) for loans or advances between wholly owned subsidiaries of Mandiant or between Mandiant and its wholly owned subsidiaries and capital contributions in wholly owned subsidiaries of Mandiant; or (4) mortgage, pledge or otherwise encumber any assets, tangible or intangible, or create any lien thereon (other than permitted liens, as described in the merger agreement);

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except (1) in order to comply with applicable law, (2) as required pursuant to the terms of any Mandiant benefit plan as in effect on the date of the merger agreement, (3) as provided in the merger agreement or (4) pursuant to the proposed budget set forth in the confidential disclosure letter to the merger agreement, (a) establish, adopt, enter into, terminate or amend, or take any action to accelerate the vesting, payment or funding of any compensation, or benefits under, any Mandiant benefit plan (or any plan, program, policy, agreement or arrangement that would be a Mandiant benefit plan if in effect as of the date of the merger agreement); (b) grant, or commit to grant, to any service provider whose annual cash compensation exceeds $400,000 any increase in cash compensation, bonus or fringe or other benefits or in the case of any such person whose annual cash compensation does not exceed such amount, grant any such increase other than in the ordinary course of business; (c) grant, or commit to grant, to any service provider, any increase in change in control, retention severance or termination pay (other than severance payments paid to departing service providers in the ordinary course of business); (d) enter into, or promise or commit to enter into, any employment, consulting, change in control, retention, severance or termination agreement with any service providers (other than (1) offer letters or consulting agreements using one of Mandiant’s standard templates provided to Parent prior to the date of the merger agreement or templates approved by Parent in writing following the date of the merger agreement and entered into in the ordinary course of business with newly-hired non-officer employees or consultants and (2) separation agreements with departing services providers entered into in the ordinary course of business using one of Mandiant’s standard templates provided to Parent prior to the date of the merger agreement or templates approved by Parent in writing following the date of the merger agreement and providing severance payments as permitted under the merger agreement); (e) grant, or commit to grant, any equity-related, performance, incentive or similar awards or bonuses to any service provider or take any action that would result in the adjustment of exercisability of any outstanding equity-based award, including Mandiant equity-based awards and Mandiant options; (f) grant any loan to any service provider (except for commission advances or similar advances provided to service providers in the ordinary course of business); (g) pay to any service provider any benefit or amount not required under any Mandiant benefit plan; (h) hire or promote the employment or services of any employee at the level of Vice President or above other than with respect to a vacancy for a position at the level of Vice President or above in existence as of or following the date of the merger agreement (following reasonable advance notice to, and consultation with, Parent), or (i) terminate any employee of Mandiant or any of its subsidiaries at the level of Vice President or above, other than terminations as a direct result of such employee’s (1) willful failure to perform the duties or responsibilities of his or her employment, (2) serious misconduct, or (3) conviction or plea of guilty or no contest to any crime;
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enter into or negotiate to enter into any labor agreement;

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settle, release, waive or compromise any pending or threatened material legal proceeding, except for the settlement of any legal proceedings (1) solely for monetary damages in an amount not in excess of $500,000 individually or $2,000,000 in the aggregate; or (2) settled in compliance with the merger agreement;

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sell, transfer, assign, dispose of or otherwise subject to any lien (other than a permitted lien, as described in the merger agreement) any material Mandiant intellectual property, or license any material Mandiant intellectual property, except for non-exclusive licenses (1) to customers solely for their use of the Mandiant products, or (2) to channel partners for the purposes of reselling and distributing the Mandiant products, in each case, granted in the ordinary course of business; or, except in the ordinary course of business, take any action or fail to take any action, if such action or failure to take action would reasonably be likely to result in the loss, lapse, abandonment, invalidity or unenforceability of any material Mandiant registered intellectual property or other material Mandiant intellectual property;

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enter into, or agree to enter into, any contract that directly or indirectly obligates or purports to obligate (1) an affiliate (including any future affiliate) of Mandiant (other than a subsidiary of Mandiant) or (2) Mandiant or any of its subsidiaries to cause or require, or purport to cause or require, an affiliate (including any future affiliate) of Mandiant (other than a subsidiary of Mandiant), in any such case, to (a) grant to any other person (including the counterparty to such contract and/or its affiliates) any right to or with respect to any intellectual property or (b) be bound by, or subject to, any license or covenant (including any covenant not to sue, assert rights, or offer fixed or reasonable royalties) with respect to any intellectual property;

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use any open source software in any manner that could, with respect to any Mandiant software or Mandiant product, (1) require its disclosure or distribution in source code form; (2) require the licensing thereof for the purpose of making derivative works; or (3) impose any restriction on the consideration to be charged for the distribution thereof (including, with respect to the foregoing (1) through (3), where any such open source software has been incorporated into, integrated with, combined with or linked to any Mandiant software or Mandiant product);

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except as required by a change in applicable law or GAAP, (1) other than in the ordinary course of business, revalue in any material respect any of its properties or assets, including writing-off notes or accounts receivable; or (2) implement or adopt any change in any of its accounting principles, policies, practices or methods;

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change in any material respect the policies or practices regarding accounts receivable or accounts payable or fail to manage working capital in accordance with past practice;

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(1) make, change or revoke any tax election (other than any periodic tax election made consistent with past practice); (2) adopt or change any tax accounting method; (3) enter into or request any closing agreement or tax ruling; (4) settle or compromise any tax claim or assessment; (5) consent to any extension or waiver of the limitation period applicable to any tax claim or assessment (other than in connection with any ongoing tax examination); (6) file any U.S. federal or California income tax return (including any amended tax return) or file any claim for a tax refund in excess of $500,000 unless such tax return has been provided to Parent for review within a reasonable period prior to the due date for filing and Parent has had reasonable opportunity to comment on such filing; or (7) register Mandiant or its subsidiaries to pay tax in a jurisdiction in which Mandiant or its subsidiaries were not previously registered (except in the case of sales, use or similar taxes);

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incur, authorize or commit to incur any material capital expenditures other than as specified in the capital expenditure budget set forth in the confidential disclosure letter to the merger agreement;

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(1) terminate or cancel any material contract or lease; (2) amend or grant any waivers under any contracts relating to the business divested by Mandiant pursuant to the Asset Purchase Agreement, dated as of May 29, 2021 (as amended on October 8, 2021), by and between Polaris Buyer LLC and Mandiant or amend in a material manner or grant a material waiver under any material contract or lease; (3) knowingly take (or fail to take) any action that would reasonably be expected to cause or result in a material breach of, or material default under, any material contract or lease, or (4) except in the ordinary course of business, enter into any contract that, if existing on the date of this agreement, would be a material contract or enter into any lease;

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maintain insurance at less than current levels or otherwise in a manner inconsistent with past practice;

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engage in any transaction with, or enter into any agreement, arrangement or understanding with, any affiliate of Mandiant or other person covered by Item 404 of Regulation S-K promulgated by the SEC that would be required to be disclosed pursuant to Item 404 in Mandiant’s SEC reports;

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effectuate a “plant closing,” “mass layoff” (each as defined in the Worker Adjustment and Retraining Notification Act) or other employee layoff event affecting in whole or in part any site of employment, facility or operating unit;

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amend in a manner that adversely impacts in any material respect the ability to conduct its business, terminate or allow to lapse any material permits of Mandiant;

•
abandon or discontinue any existing line of business or enter into any new line of business; or

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enter into or agree or commit to enter into a contract to take any such prohibited actions.

Conversion of Convertible Preferred Stock
Mandiant has agreed to cooperate with the holders of the shares of its convertible preferred stock to facilitate and enable their compliance with their obligations under the voting agreements to convert their shares of Mandiant’s convertible preferred stock into Mandiant’s common stock and accept their optional conversion notices (as referenced in the voting agreements) on the terms set forth in the voting agreements, and accept, prepare, execute and deliver any such additional notices, documents and instruments required on the part of Mandiant, so that all of the shares of Mandiant’s convertible preferred stock for which optional conversion notices have been validly submitted are converted into Mandiant’s common stock in advance of the effective time of the merger and converted into the right to receive the per share price in accordance with the merger agreement.

Security Assessment; Code Scan; Remediation
Mandiant has agreed to allow Parent to conduct a reasonable security assessment of Mandiant’s information technology assets, including through audits, penetration testing, vulnerability scanning or reviews of any applicable tools, Mandiant software, policies and contracts; provided, that in no event will the specific details of any controls used by Mandiant or any of its subsidiaries be provided to any employees of Parent other than those who are on the security assessment team.
Mandiant has also agreed to, upon Parent’s request, engage or assist Parent with engaging, at Parent’s cost, a third party service provider reasonably acceptable to Mandiant to conduct a scan of all of Mandiant’s and its subsidiaries’ material software (including the source code to any product and tools, scripts and other materials), including to identify and report on the quality, provenence, contents and rights associated with the use thereof, and the use of open source software therein, and to provide Parent, at Parent’s cost, with a copy of any report detailing the service provider’s findings of such scan; provided, that the copy of the report provided will not include a description of specific details of Mandiant’s source code other than the open source software.
Beginning on the date of the merger agreement and continuing until the effective time of the merger (or the earlier termination of the merger agreement), subject to applicable law, Mandiant has agreed to (and to cause its subsidiaries to), use commercially reasonable efforts to cause its and their respective representatives to, on a timely basis, upon the reasonable written request of Parent or any of its representatives, provide reasonable cooperation in connection with (i) any remediation of any material issues identified as part of a security assessment or in the source code scan (including by deleting, modifying or abandoning any applicable Mandiant software or data associated with such material issues); or (ii) any other material issues identified by Parent during due diligence (it being understood that Mandiant will be under no obligation to take any action prior to the effective time of the merger that would have an adverse impact on its business prior to the effective time of the merger); provided, that, the failure of Mandiant to comply with this clause (ii) of this covenant will not be taken into account for purposes of determining whether any conditions to the effective time of the merger have been satisfied. Any out-of-pocket costs incurred by Mandiant or any of its subsidiaries in connection with any such request shall be reimbursed by Parent.
No Solicitation of Other Acquisition Offers
Beginning on the date of the merger agreement and continuing until the effective time of the merger (or the earlier termination of the merger agreement), Mandiant has agreed to cease and cause to be terminated any activities, discussions or negotiations with, and terminate any data room access of, any person and its representatives relating to an acquisition proposal. Unless Mandiant has already so requested, promptly following the date of the merger agreement, Mandiant is required to request each person (other than Parent and its representatives) that has executed a confidentiality agreement in connection with its consideration of an acquisition transaction or acquisition proposal promptly to return or destroy, in accordance with the terms of such confidentiality agreement, all non-public information furnished to such person by or on behalf of Mandiant or its subsidiaries prior to the date of the merger agreement.
During the period commencing on the date of the merger agreement, and continuing until the effective time of the merger (or the earlier termination of the merger agreement), Mandiant has agreed that it will not, and will cause its subsidiaries and their respective directors and executive officers not to, and it will not authorize, and will use its reasonable best efforts to cause, its or its subsidiaries’ employees, consultants and other representatives to not, directly or indirectly:
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solicit, initiate, propose or induce the making, submission or announcement of, or knowingly encourage, facilitate or assist, any offer, inquiry, indication of interest or proposal that constitutes, or would reasonably be expected to lead to, an acquisition proposal;

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furnish to any person or group (other than Parent, Merger Sub or any of their respective representatives) any non-public information relating to Mandiant or any of its subsidiaries or afford to any person or group (other than Parent, Merger Sub or any of their respective representatives) access to the business, properties, assets, books, records or other non-public information, or to any personnel, of Mandiant or any of its subsidiaries, in any such case in connection with any acquisition proposal or with the intent to induce the making, submission or announcement of, or to knowingly encourage, facilitate or assist, an acquisition proposal or the making of any offer, inquiry, indication of interest or proposal that constitutes or would reasonably be expected to lead to an acquisition proposal;
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participate, or engage in discussions or negotiations, with any person or group with respect to an acquisition proposal or with respect to any inquiries from third persons about making an offer, indication of interest or proposal relating to an acquisition proposal (other than only informing such persons of the “no-shop” restrictions contained in the merger agreement or solely to the extent necessary to clarify the terms of any acquisition proposal);

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approve, endorse or recommend any offer, inquiry, indication of interest or proposal that constitutes, or would reasonably be expected to lead to, an acquisition proposal;

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enter into any alternative acquisition agreement; or

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authorize or commit to do any of the foregoing.

However, under the merger agreement, from the date of the merger agreement until Mandiant’s receipt of the requisite stockholder approval, (a) Mandiant may refrain from enforcing, and may waive, any provision of any “standstill” or confidentiality agreement to the extent that such provision prohibits or purports to prohibit a confidential proposal being made to the Mandiant Board (or any committee thereof) if the Mandiant Board (or a committee thereof) has determined that a failure to refrain from such enforcement or a failure to grant such waiver would reasonably be expected to be inconsistent with its fiduciary duties pursuant to applicable law; and (b) Mandiant and the Mandiant Board (or a committee thereof) may, directly or indirectly through one or more of their representatives (including Mandiant’s financial advisor), following the execution and delivery of a customary confidentiality agreement, (1) participate or engage in discussions or negotiations with; (2) furnish any non-public information relating to Mandiant or any of its subsidiaries to; or (3) afford access to the business, properties, assets, books, records or other non-public information, or to any personnel, of Mandiant or any of its subsidiaries to, in each case, any person or group or their respective representatives that has made, renewed or delivered to Mandiant a bona fide written acquisition proposal after the date of the merger agreement that was not solicited in material breach of the applicable restrictions, but only if the Mandiant Board has determined in good faith (after consultation with its financial advisor and outside legal counsel) that (1) such acquisition proposal either constitutes a superior proposal or would be reasonably likely to lead to a superior proposal; and (2) the failure to take such actions would reasonably be expected to be inconsistent with its fiduciary duties pursuant to applicable law. From the date of the merger agreement to the effective time of the merger (or, if earlier, the termination of the merger agreement), Mandiant has agreed that it will prior to or contemporaneously make available to Parent and its representatives any non-public information concerning Mandiant and its subsidiaries that is provided to any such person or its representatives that was not previously made available to Parent or its representatives.
From the date of the merger agreement to the effective time of the merger (or, if earlier, the termination of the merger agreement), Mandiant has agreed that it will promptly (and, in any event, within 24 hours from the receipt thereof) notify Parent in writing if any acquisition proposal, or inquiry about making an offer, indication of interest or proposal relating to an acquisition proposal, is received by, any nonpublic information is requested from, or any discussions or negotiations are sought to be initiated or continued with, Mandiant or any of its representatives. Such notice must include (1) the identity of the person or group making such proposal, inquiry or request; and (2) a summary of the terms and conditions of such proposal, inquiry or request and, if in writing, a copy thereof. Thereafter, Mandiant must keep Parent reasonably informed, on a prompt basis, of the status and terms of any such acquisition proposal, inquiry or request (including any amendments thereto) and the status of any such discussions or negotiations (and, in any event, within twenty-four (24) hours of any change to the form or amount consideration or any other material terms specified in such acquisition proposal, inquiry or request).
For purposes of this proxy statement and the merger agreement:
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“superior proposal” means any bona fide written acquisition proposal on terms that the Mandiant Board (or a committee thereof) has determined in good faith (after consultation with its financial advisor and outside legal counsel) (1) would be more favorable, from a financial point of view, to Mandiant stockholders (in their capacity as such) than the merger (taking into account (A) any revisions to the merger agreement made or proposed in writing by Parent prior to the time of such determination; and (B) those factors and matters deemed relevant in good faith by the Mandiant Board (or any committee thereof), which factors shall include the (i) identity of the Person making the proposal; and (ii) legal, financial (including the financing terms), regulatory, timing and other aspects of such acquisition proposal); (2) is not subject to any financing or due diligence condition; and (3) is reasonably likely to be consummated in accordance with its terms on a timely basis. For purposes of the reference to an “acquisition proposal” in this definition, all references to “15 percent” in the definition of “acquisition transaction” will be deemed to be references to “50.1 percent.”
The Mandiant Board’s Recommendation; Board Recommendation Change
The Mandiant Board has recommended that the holders of shares of our common stock vote “FOR” the proposal to adopt the merger agreement. Under the merger agreement, except as set forth below, at no time after the date of the merger agreement may the Mandiant Board (or a committee thereof):
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withhold, withdraw, amend, qualify or modify, or publicly propose to withhold, withdraw, amend, qualify or modify, the Mandiant Board’s recommendation in a manner adverse to Parent;

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adopt, approve or recommend an acquisition proposal;

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fail to publicly reaffirm the Mandiant Board’s recommendation within ten (10) business days of the occurrence of a material event or development and after Parent so requests in writing (or, if the Mandiant stockholder meeting is scheduled to be held within ten (10) business days, then within one business day after Parent so requests in writing) (it being understood that Mandiant will not be obligated to affirm the Mandiant Board’s recommendation to adopt the merger agreement more than once per material event (but that any material change to such material event will constitute a  new material event for purposes of this parenthetical));

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take or fail to take any formal action or make or fail to make and maintain any recommendation in connection with a tender or exchange offer, other than a publicly disclosed recommendation against such offer or the issuance of a “stop, look and listen” communication by the Mandiant Board (or a committee thereof) to our stockholders pursuant to Rule 14d-9 (f) promulgated under the Exchange Act (or any substantially similar communication) (it being understood that the Mandiant Board (or a committee thereof) may refrain from taking a position with respect to an acquisition proposal until 5:30 p.m., Eastern time, on the 10th business day after the commencement of a tender or exchange offer in connection with such acquisition proposal without such action being considered a violation of the merger agreement);

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fail to include the recommendation of the Mandiant Board to adopt the merger agreement in the proxy statement (we refer to the actions described in these five bullets as a “Mandiant Board recommendation change”); or

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cause or permit Mandiant or any of its subsidiaries to enter into an alternative acquisition agreement.

Other than in connection with an acquisition proposal, at any time prior to obtaining the requisite stockholder approval, the Mandiant Board (or a committee thereof) may effect a Mandiant Board recommendation change in response to an intervening event if and only if:
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the Mandiant Board determines in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to take such action would reasonably be expected to be inconsistent with its fiduciary duties pursuant to applicable law;

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Mandiant has provided prior written notice to Parent at least four business days in advance to the effect that the Mandiant Board has (1) so determined; and (2) resolved to effect a Mandiant Board recommendation change, which notice will describe the intervening event in reasonable detail; and

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prior to effecting such Mandiant Board recommendation change, Mandiant and its representatives, until 5:00 p.m., Pacific time, at the end of such four business day period, have (1) negotiated with Parent and its representatives in good faith (to the extent that Parent requests to negotiate) to make such adjustments to the terms and conditions of the merger agreement and the transaction documents so that the Mandiant Board (or a committee thereof) no longer determines in good faith that the failure to make a Mandiant Board recommendation change in response to such intervening event would reasonably be expected to be inconsistent with its fiduciary duties pursuant to applicable law; and (2) permitted Parent and its representatives to make a presentation to the Mandiant Board regarding the merger agreement and any adjustments with respect thereto (to the extent that Parent requests to make such a presentation).
At any time prior to obtaining the requisite stockholder approval, if Mandiant has received a bona fide written acquisition proposal that the Mandiant Board has concluded in good faith (after consultation with its financial advisor and outside legal counsel) is a superior proposal, then the Mandiant Board may (1) effect a Mandiant Board recommendation change with respect to such superior proposal; or (2) authorize Mandiant to terminate the merger agreement to enter into an acquisition agreement with respect to such superior proposal, in each case, if and only if:
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the Mandiant Board determines in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to do so would reasonably be expected to be inconsistent with its fiduciary duties pursuant to applicable law;

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Mandiant has complied in all material respects with its obligations pursuant to the merger agreement with respect to such acquisition proposal;

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(1) Mandiant has provided prior written notice to Parent at least four business days in advance (which we refer to as the “notice period”) to the effect that the Mandiant Board has (a) received a bona fide written acquisition proposal that has not been withdrawn; (b) concluded in good faith (after consultation with its financial advisor and outside legal counsel) that such acquisition proposal constitutes a superior proposal; and (c) resolved to effect a Mandiant Board recommendation change or to terminate the merger agreement, which notice describes the basis for such Mandiant Board recommendation change or termination, including the identity of the person or group making such acquisition proposal and the terms of such acquisition proposal and includes copies of all relevant documents relating to such acquisition proposal; and (2) prior to effecting such Mandiant Board recommendation change or termination, Mandiant and its representatives, until 5:00 p.m. on the last day of the notice period, have (a) negotiated with Parent and its representatives in good faith (to the extent that Parent requests to negotiate) to make such adjustments to the terms and conditions of the merger agreement and the transaction documents so that such acquisition proposal would cease to constitute a superior proposal; and (b) permitted Parent and its representatives to make a presentation to the Mandiant Board regarding the merger agreement and any adjustments with respect thereto (to the extent that Parent requests to make such a presentation), it being understood that (i) in the event of any change to the form or amount of consideration or any other material revision, amendment, update or supplement to such acquisition proposal, Mandiant will be required to deliver a new written notice to Parent and to comply with the requirements of the merger agreement with respect to such new written notice (with the “notice period” in respect of such new written notice being three business days); and (ii) at the end of the notice period, the Mandiant Board must have in good faith (after consultation with its financial advisor and outside legal counsel) reaffirmed its determination that such bona fide written acquisition proposal is a superior proposal; and

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in the event of any termination of the merger agreement in order to cause or permit Mandiant to enter into an alternative acquisition agreement with respect to such acquisition proposal, Mandiant will have validly terminated the merger agreement in accordance with the applicable provisions of the merger agreement, including paying the applicable termination fee.

For purposes of this proxy statement and the merger agreement, “intervening event” means any Effect, or any material consequence of such Effect, that (1) as of the date of the merger agreement was not known or reasonably foreseeable, in each case, based on facts known to the Mandiant Board as of the date of the merger agreement; and (2) does not relate to an acquisition proposal.
Stockholder Meeting
Mandiant has agreed to take all action necessary to establish a record date for, duly call, give notice of, convene and hold the special meeting as promptly as reasonably practicable following the mailing of this proxy statement. Mandiant is permitted to postpone or adjourn the special meeting in certain circumstances related to soliciting additional proxies or requirements of applicable law subject to limitations set forth in the merger agreement.
Employee Benefits
From and after the effective time of the merger, all of our arrangements providing for compensation or benefits to our service providers (which we refer to as “Mandiant benefit plans”) will be honored in accordance with their terms as in effect immediately prior to the effective time of the merger. However, subject to the below, Parent or the surviving corporation will be permitted to amend or terminate any such Mandiant benefit plans in accordance with their terms or if otherwise required pursuant to applicable law.
We refer to each individual who is our employee or an employee of any of our subsidiaries immediately prior to the effective time of the merger and continues to be an employee of Parent or one of its subsidiaries (including the surviving corporation) immediately following the effective time of the merger as a “continuing employee.”
For one year following the effective time of the merger, each continuing employee generally will receive (i) base salary and annual cash target bonus opportunities that are substantially comparable in the aggregate to the base salary and annual cash target bonus opportunities provided to such continuing employee as of immediately prior to the effective time of the merger and (ii) health and welfare benefits that are substantially similar to those health and welfare benefits that are provided to similarly situated employees of Parent or its subsidiaries. However, no defined benefit pension, post-retirement medical, equity-based, retention, change-in-control, severance or other special or non-recurring compensation or benefits provided to continuing employees prior to the effective time of the merger will be taken into account for the foregoing.
Continuing employees generally will receive credit for all service with us and our subsidiaries prior to the effective time of the merger and with Parent, the surviving corporation, and any of their subsidiaries on or after the effective time of the merger, for purposes of eligibility to participate, vesting and entitlement to benefits where length of service is relevant (including for purposes of vacation accrual and severance pay entitlement) under each of the comparable employee benefit plans, programs and policies of Parent, the surviving corporation or the relevant subsidiary, as applicable (which we refer to as “new plans”), in which such continuing employee becomes a participant. However, such recognition of service will not apply to the extent it would result in the duplication of benefits or for purposes of: (A) any equity or equity-based plans (including any entitlement to equity acceleration in connection with retirement); (B) for purposes of any plan that provides retiree welfare benefits; (C) benefit accruals or participation eligibility under any defined benefit pension plan or plan providing post-retirement pension plan benefits other than as required by applicable law outside of the United States; or (D) any plan, program or arrangement under which similarly situated employees of Parent and its subsidiaries do not receive credit for prior service or that is grandfathered or frozen.
Additionally, with respect to each new plan that is an “employee welfare benefit plan” (as that term is defined in Section 3(1) of ERISA) (other than the Mandiant benefit plans) for the purpose of providing medical, surgical or hospital care or benefits for the benefit of any continuing employees, Parent will use commercially reasonable efforts so that generally (A) all waiting periods, pre-existing conditions or limitations, physical examination requirements, evidence of insurability requirements and actively-at-work or similar requirements of such new plan generally will be waived, and (B) any eligible expenses incurred by a continuing employee and his or her covered dependents during the plan year that includes the closing date of the merger will be given full credit pursuant to such new plan for purposes of satisfying all deductible, co-payments, coinsurance, offset and maximum out-of-pocket requirements applicable to such continuing employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such new plan.
Efforts to Close the Merger
General
Under the merger agreement, Parent and Merger Sub, on the one hand, and Mandiant, on the other hand, agreed to use their respective reasonable best efforts to (1) take (or cause to be taken) all actions;

(2) do (or cause to be done) all things; and (3) assist and cooperate with the other parties in doing (or causing to be done) all things, in each case as are necessary, proper or, in the good faith discretion of Parent (as determined after consultation and discussion with, and consideration in good faith of the views of, the Company), advisable pursuant to applicable law or otherwise to consummate and make effective, by no later than the termination date (as it may be extended under the merger agreement) the merger and the conversion of the convertible preferred stock including by using reasonable best efforts to:
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cause the closing conditions to the merger to be satisfied;

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(1) seek to obtain all consents, waivers, approvals, orders and authorizations from governmental authorities; and (2) make all registrations, declarations and filings with governmental authorities, in each case that are necessary or, in the good faith discretion of Parent, advisable to consummate the merger; and

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subject to obtaining the prior approval of Parent as to the form and content of all communications and notifications to the extent permissible under the laws or orders of the relevant jurisdiction, (1) seek to obtain all consents, waivers and approvals; and (2) deliver all notifications, in each case pursuant to any contracts in connection with the merger agreement and the consummation of the merger so as to seek to maintain and preserve the benefits to the surviving corporation of such material contracts as of and following the consummation of the merger.

HSR Act; Competition Laws; Foreign Investment Laws
Mandiant and Parent have each agreed to (1) use its respective reasonable best efforts to supply (or cause the other to be supplied) with any additional information that reasonably may be required or requested by the FTC, the DOJ or the governmental authorities of any other applicable jurisdiction in which any such filing is made; and (2) use its respective reasonable best efforts to take all action necessary to, as soon as practicable, (a) cause the expiration or termination of the applicable waiting periods pursuant to the HSR Act and any other antitrust and FDI laws applicable to the merger and/or the conversion of the convertible preferred stock by the termination date (as it may be extended in accordance with the merger agreement), and (b) obtain any required consents pursuant to any antitrust and FDI laws applicable to the merger and/or the conversion of the convertible preferred stock by the termination date (as it may be extended in accordance with the merger agreement). On April 20, 2022, Mandiant and Parent each received a Second Request from the DOJ in connection with the DOJ’s review of the merger. The issuance of the Second Request extends the waiting period under the HSR Act until 30 days after both Mandiant and Parent have substantially complied with the Second Request, unless the waiting period is terminated earlier by the DOJ or extended by agreement of Mandiant and Parent.
Subject to the terms of the merger agreement, none of Parent and Merger Sub is required to (and, without the consent of Parent, none of Mandiant or its affiliates may), (1) offer, negotiate, commit to or effect, by consent decree, hold separate order or otherwise, (a) the sale, divestiture, license or other disposition of any and all of the capital stock or other equity or voting interests, assets (whether tangible or intangible), rights, products or businesses of Parent, Merger Sub, their respective affiliates Mandiant or any of its controlled affiliates, and (b) any other restrictions on the activities of Parent, Merger Sub, and their respective affiliates, Mandiant or any of its controlled affiliates; nor (2) initiate, contest, defend or appeal any legal proceedings, whether judicial or administrative, against any governmental authority challenging the merger agreement or the consummation of the merger or the conversion of the convertible preferred stock.
Financing
Parent’s and Merger Sub’s obligations under the merger agreement are not conditioned on the receipt or availability of any funds, or subject to any financing condition. Parent intends to finance the transaction using its cash on hand and has represented to us in the merger agreement that it has sufficient cash resources to pay the aggregate merger consideration.
Mandiant has outstanding $600 million in aggregate principal amount of the 2024 Notes, $23.4 million in aggregate principal amount of the Series A 2035 Notes and $460 million in aggregate principal amount of the Series B 2035 Notes. At the closing date of the merger, each series of Convertible Notes will be convertible into the merger consideration at the then applicable conversion rate for the relevant series of

Convertible Notes. Mandiant will be required to make an offer to repurchase each series of Convertible Notes at 100 percent of their principal amount plus accrued and unpaid interest to, but excluding, the applicable fundamental change repurchase date (as defined in the applicable convertible notes indenture). The Series A 2035 Notes are also redeemable at the option of Mandiant, and after June 1, 2022, the Series B 2035 Notes will be redeemable at the option of Mandiant, in each case at 100 percent of their principal amount plus accrued and unpaid interest, if any, to, but excluding, the applicable redemption date (as defined in the applicable convertible notes indenture). Under the merger agreement, Mandiant has agreed to cooperate with Parent in the event that Parent seeks to launch a tender offer with respect to any or all of the Convertible Notes.
In connection with the issuance of the 2024 Notes, Mandiant entered into capped call transactions with certain option counterparties. The capped call transactions were expected by Mandiant to reduce the potential dilution to Mandiant’s common stock upon any conversion of the 2024 Notes and/or to offset any cash payments that Mandiant would be required to make in excess of the principal amount of such converted 2024 Notes, as the case may be, with such reduction and/or offset subject to a cap set forth in the capped call transactions. In order to hedge the risks of the option counterparties under or in respect of the capped call transactions, the option counterparties or their respective affiliates from time to time enter into or unwind various derivative transactions with respect to Mandiant’s common stock and/or purchase or sell Mandiant’s common stock or other securities issued by Mandiant in secondary market transactions.
Pursuant to the merger agreement, Parent has the right to direct Mandiant to effect an early termination and cash settlement of all obligations in respect of the capped call transactions. Pursuant to the merger agreement, Mandiant has agreed that, except as directed by Parent, Mandiant will not exercise any option or make any election under, or amend, modify, supplement, negotiate any adjustment to or obtain any waiver of, or novate, accelerate, liquidate, terminate early, cancel or otherwise settle, any of the capped call transactions.
In connection with the issuance of the Series A 2035 Notes and the Series B 2035 Notes, Mandiant entered into two privately negotiated prepaid share forward transactions with the forward counterparty. The prepaid share forward transaction entered into in connection with the issuance of the Series A 2035 Notes was fully settled on June 3, 2020. The prepaid share forward transaction entered into in connection with the issuance of the Series B 2035 Notes was intended by Mandiant to facilitate privately negotiated derivative transactions pursuant to which investors in the Series B 2035 Notes are able to hedge their investment in the Series B 2035 Notes. It is scheduled to settle on or about June 1, 2022.
Pursuant to the merger agreement, Mandiant has agreed that, except for the settlement on June 1, 2022 of the prepaid share forward transaction in accordance with its terms, Mandiant will not exercise any option or make any election under, or amend, modify, supplement, negotiate any adjustment to or obtain any waiver of, or novate, accelerate, liquidate, terminate early, cancel or otherwise settle, such prepaid share forward transaction.
Indemnification and Insurance
The merger agreement provides that the surviving corporation and its subsidiaries will honor and fulfill, in all respects, the obligations of Mandiant and its subsidiaries pursuant to any indemnification agreements between Mandiant and any of its subsidiaries, on the one hand, and any of their respective current or former directors or officers (and any person who becomes a director or officer of Mandiant or any of its subsidiaries prior to the effective time of the merger), on the other hand (we refer to such persons collectively as the “indemnified persons”) to the extent permitted by applicable law. In addition, under the merger agreement, during the period commencing at the effective time of the merger and ending on the sixth anniversary of the effective time of the merger, the surviving corporation and its subsidiaries will (and Parent will cause the surviving corporation and its subsidiaries to) cause the certificates of incorporation, bylaws and other similar organizational documents of the surviving corporation and its subsidiaries to contain provisions with respect to indemnification, exculpation and the advancement of expenses that are at least as favorable as the indemnification, exculpation and advancement of expenses provisions set forth in the charter, the bylaws and the other similar organizational documents of the subsidiaries of Mandiant, as applicable, as of the date of the merger agreement. During such six-year period, such provisions may not be repealed, amended or otherwise modified in any manner adverse to the beneficiaries thereof except as required by applicable law.
During the period commencing at the effective time of the merger and ending on the sixth anniversary of the effective time of the merger, the surviving corporation will (and Parent will cause the surviving corporation to) maintain in effect Mandiant’s current directors’ and officers’ liability insurance in respect of acts or omissions occurring at or prior to the effective time of the merger on terms (including with respect to coverage, conditions, retentions, limits and amounts) that are equivalent to those of Mandiant’s current directors’ and officers’ liability insurance. In satisfying its obligations contemplated by the merger agreement, the surviving corporation will not be obligated to pay annual premiums in excess of 300 percent of the amount paid by Mandiant for coverage for its last full fiscal year (which we refer to as the “maximum annual premium”). If the annual premiums of such insurance coverage exceed the maximum annual premium, then the surviving corporation will be obligated to obtain a policy with the greatest coverage available for a cost not exceeding the maximum annual premium from an insurance carrier with the same or better credit rating as Mandiant’s current directors’ and officers’ liability insurance carrier.
Prior to the effective time of the merger and in lieu of maintaining the directors’ and officers’ liability insurance mentioned above, Mandiant may purchase a prepaid “tail” policy with respect to the directors’ and officers’ liability insurance so long as the annual cost for such tail policy does not exceed the maximum annual premium. The surviving corporation will (and Parent will cause the surviving corporation to) maintain the tail policy in full force and effect and continue to honor its obligations thereunder for so long as the tail policy is in full force and effect.
For more information, refer to the section of this proxy statement captioned “The Merger — Interests of Mandiant’s Directors and Executive Officers in the Merger.”
Conditions to the Closing of the Merger
The obligations of Parent, Merger Sub and Mandiant, as applicable, to consummate the merger are subject to the satisfaction or waiver (where permitted by applicable law) of certain conditions, including the following:
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the adoption of the merger agreement by the requisite affirmative vote of our stockholders;

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the expiration or termination of the waiting period, if any, applicable to the merger and the conversion of the convertible preferred stock of Mandiant into common stock pursuant to the HSR Act;

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receipt of all approvals, clearances, and consents and expirations of waiting periods relating to the merger and the conversion of the convertible preferred stock of Mandiant in various jurisdictions throughout Europe, the Middle East and Asia; and

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the absence of any Restraint.

In addition, the obligations of Parent and Merger Sub to consummate the merger are subject to the satisfaction or waiver (where permitted by applicable law) of each of the following additional conditions, any of which may be waived exclusively by Parent:
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the accuracy of the representations and warranties of Mandiant in the merger agreement, subject to applicable materiality or other qualifiers, as of the date of the merger agreement and as of the closing date of the merger (or as of the date as of which such representation or warranty was specifically made);

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Mandiant having performed and complied in all material respects with all covenants and obligations under the merger agreement required to be performed and complied with by it at or prior to the closing of the merger;

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the absence of any Company Material Adverse Effect having occurred since the date of the merger agreement;

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the receipt by Parent and Merger Sub of a customary closing certificate of Mandiant; and

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no order arising under any antitrust or FDI law and no antitrust or FDI law having been issued, enacted, rendered, promulgated, enforced, formally deemed applicable or formally asserted by any governmental authority imposing a remedial action on any of the parties in connection with the merger or the conversion of the convertible preferred stock of Mandiant.

In addition, the obligations of Mandiant to consummate the merger are subject to the satisfaction or waiver (where permitted by applicable law) of each of the following additional conditions, any of which may be waived exclusively by Mandiant:
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the accuracy of the representations and warranties of Parent and Merger Sub in the merger agreement, subject to applicable materiality or other qualifiers, as of the date of the merger agreement and as of the closing date of the merger (or as of the date as of which such representation or warranty was specifically made);

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Parent and Merger Sub having performed and complied in all material respects with all covenants and obligations under the merger agreement required to be performed and complied by Parent and Merger Sub prior to the closing of the merger; and

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the receipt by Mandiant of a customary closing certificate of Parent and Merger Sub.

Termination of the Merger Agreement
The merger agreement may be terminated at any time prior to the effective time of the merger, whether before or after the adoption of the merger agreement by our stockholders (except as otherwise provided in the merger agreement), in the following ways:
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by mutual written agreement of Mandiant and Parent;

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by either Mandiant or Parent if:

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any Restraint has become final and non-appealable, except that the right to terminate will not be available to any party whose action or failure constitutes a material breach of the merger agreement and has been the primary cause of, or primarily resulted in, such Restraint or in such Restraint becoming final and non-appealable or failing to be removed;

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the merger has not been consummated by 11:59 p.m., Pacific time, on March 7, 2023 (which we refer to as the “termination date”), subject to two automatic extensions to June 7, 2023 and September 7, 2023, if certain conditions to closing are not met by these dates, except that a party may not terminate the merger agreement pursuant to this provision if such party’s action or failure to act constitutes a material breach of the merger agreement and has been the primary cause of, or primarily resulted in the failure of the effective time of the merger to have occured prior to the termination date; or

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our stockholders do not adopt the merger agreement at the special meeting.

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by Mandiant if:

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subject to a 45-day cure period, Parent or Merger Sub has breached or failed to perform any of its respective representations, warranties, covenants or other agreements in the merger agreement such that the related closing condition would not be satisfied (subject to Mandiant not being in material breach of the merger agreement at the time of such termination); or

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prior to the adoption of the merger agreement by our stockholders: (1) Mandiant has received a superior proposal; (2) the Mandiant Board (or a committee thereof) has authorized Mandiant to enter into a definitive alternative acquisition agreement to consummate the acquisition transaction contemplated by that superior proposal and Mandiant and the counterparties thereto execute and deliver such definitive alternative acquisition agreement concurrently with or within the first business day occurring on or after Mandiant’s termination of the merger agreement; (3) prior to or concurrently with such termination, Mandiant pays to Parent the applicable termination fee; and (4) Mandiant has complied with its covenants under the merger agreement with respect to soliciting such superior proposal.

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by Parent if:

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subject to a 45-day cure period, Mandiant has breached or failed to perform any of its representations, warranties, covenants or other agreements in the merger agreement such that the related closing condition would not be satisfied (subject to Parent or Merger Sub not being in material breach of the merger agreement at the time of such termination);

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the Mandiant Board (or a committee thereof) (1) changes its recommendation with respect to the merger, (2) Mandiant enters into an alternative acquisition agreement or (3) Mandiant has committed a material and willful breach of its “no-shop” restrictions or covenants relating to its stockholder meeting to adopt the merger agreement and approve the merger; or

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if an order arising under any of the antitrust and FDI laws, or any antitrust and FDI laws, has been issued, enacted, rendered, promulgated, enforced or deemed applicable by any governmental authority of competent jurisdiction that will expressly impose a remedial action in connection with the consummation of either the merger or the conversion of the convertible preferred stock into common stock and the imposition of such remedial action shall have become final and non-appealable, except Parent may not terminate the merger agreement pursuant to this provision if Parent’s action or failure to act constitutes a material breach of the merger agreement and has been the primary cause of, or primarily resulted in, the imposition of such remedial action or in such remedial action becoming final and non-appealable or failing to be removed.

In the event that the merger agreement is terminated pursuant to the termination rights above, the merger agreement will be of no further force or effect and no party shall have any liability to the other parties (or any equity holder, controlling person, partner, member, manager, stockholder, director, officer, employee, affiliate, agent or other representative of such party), as applicable, except certain sections of the merger agreement will survive the termination of the merger agreement, in each case in accordance with their respective terms. Notwithstanding the previous sentence, but subject to the provisions of the merger agreement relating to the payment of termination fee and Parent termination fee (including that such fee when paid, in the circumstances when the agreement is validly terminated and such fee is payable, is the sole and exclusive remedy in respect of the merger agreement and the other transaction documents), nothing in the merger agreement will relieve any party from any liability for any willful breach of the merger agreement prior to the termination of the merger agreement or fraud or any party to any voting agreements from any liability for breach of such voting agreement prior to the termination thereof. Furthermore, no termination of the merger agreement will affect the rights or obligations of any party pursuant to the confidentiality agreement, which rights, obligations and agreement will survive the valid termination of the merger agreement in accordance with their respective terms.
Termination Fees and Remedies
The merger agreement contains certain termination rights for Mandiant and Parent. Upon valid termination of the merger agreement under specified circumstances, Mandiant will be required to pay Parent (or its designee) a termination fee of $197,000,000. Specifically, this termination fee will be payable by Mandiant to Parent if the merger agreement is terminated:
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by Parent, if the Mandiant Board (or a committee thereof) changes its recommendation with respect to the merger, Mandiant enters into an alternative acquisition agreement or Mandiant has committed a material and willful breach of its “no-shop” restrictions or covenants relating to its stockholder meeting to adopt the merger agreement and approve the merger; or

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by Mandiant, if, prior to receiving the requisite stockholder approval, the Mandiant Board (or a committee thereof) authorizes the acceptance of a superior proposal and Mandiant enters into a definitive alternative acquisition agreement for the transaction contemplated by such superior proposal.

The termination fee will also be payable in certain circumstances if:
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the merger agreement is terminated (1) because the merger is not completed by the termination date; (2) because of a failure to obtain the required approval of our stockholders; or (3) subject to a 45-day cure period, because Mandiant breaches or fails to perform any of its representations, warranties or covenants in a manner that would cause the related closing conditions to not be satisfied;

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prior to such termination (but after the date of the merger agreement) an acquisition proposal is publicly announced or publicly disclosed or delivered to the Mandiant Board and, in the case of a termination for a failure to obtain the requisite approval of Mandiant’s stockholders, is not withdrawn or otherwise abandoned at least one business day before such vote is taken; and

•
Mandiant subsequently consummates or enters into a definitive agreement providing for an acquisition transaction that is subsequently consummated (or is terminated but a subsequent acquisition transaction is subsequently consummated), in either case, within one year of such termination.

Upon termination of the merger agreement under other specified circumstances, Parent will be required to pay Mandiant a termination fee in the amount of (i) $328,000,000 if a termination notice is delivered on or prior to 11:59 p.m., Pacific time, on March 7, 2023, (ii) $394,000,000 if a termination notice is delivered at any time after 11:59 p.m., Pacific time, on March 7, 2023 but on or prior to 11:59 p.m., Pacific time, on June 7, 2023, and (iii) $460,000,000 if a termination notice is delivered at any time after 11:59 p.m., Pacific time, on June 7, 2023. Specifically, the termination fee will be payable by Parent to Mandiant if the merger agreement is terminated:
•
by Parent or Mandiant if the merger is not completed by the termination date and at such time (a) the closing conditions requiring (i) the receipt of certain antitrust and FDI clearances, (ii) the absence of any law, injunction or order preventing, materially restraining or materially impairing the merger or the conversion of the convertible preferred stock into common stock (arising as a result of antitrust and FDI laws) and (iii) the absence of any order under any antitrust or FDI law and the absence of any antitrust or FDI law enacted imposing certain remedial actions in connection with the merger or the conversion of the convertible preferred stock into common stock, in each case, have not been satisfied or waived (if a waiver is permitted by law); (b) such non-satisfaction is not primarily caused by a material breach by Mandiant of the merger agreement; and (c) all other conditions to the obligations of Parent and Merger Sub to effect the merger under the merger agreement have been satisfied or waived (if a waiver is permitted by law); or

•
(a) by Parent or Mandiant if a Restraint (if arising as a result of antitrust or FDI laws); or (b) by Parent if an order under any antitrust or FDI law is in effect or any antitrust or FDI law has been enacted imposing certain remedial actions in connection with the merger or the conversion of the convertible preferred stock into common stock and at such time, in either case, has become final and non-appealable (and a material breach by Mandiant is not the primary cause of such law, injunction or order becoming final and non-appealable or failing to be removed or such remedial action being imposed) and all of the other conditions to the obligations of Parent and Merger Sub to effect the merger under the merger agreement have been satisfied or waived (if a waiver is permitted by law).

The merger agreement also provides that Mandiant, on the one hand, or Parent and Merger Sub, on the other hand, may specifically enforce the obligations under the merger agreement.
Neither Parent nor Mandiant is required to pay to the other its termination fee on more than one occasion.
Mandiant’s receipt of the termination fee payable by Parent to the extent owed, and Mandiant’s right to specific performance, are the sole and exclusive remedies of Mandiant, but in no event will Mandiant have a right to both.
Fees and Expenses
Except in specified circumstances, whether or not the merger is completed, Mandiant, on the one hand, and Parent and Merger Sub, on the other hand, are each responsible for all of their respective costs and expenses incurred in connection with the merger agreement and the merger.
No Third Party Beneficiaries
The merger agreement is binding upon and inures solely to the benefit of each party thereto, and nothing in the merger agreement, express or implied, is intended to or will confer upon any other person any rights or remedies, except (1) as set forth in or contemplated by the merger agreement (including for the rights described above in the section entitled “The Merger Agreement — Indemnification and Insurance”); and (2) from and after the effective time of the merger, the rights of the holders of shares of our common stock, Mandiant equity-based awards and Mandiant options to receive the merger consideration on and subject to the terms of the merger agreement.
Amendment and Waiver
Subject to applicable law, the merger agreement may be amended or waived in writing by the parties prior to the effective time of the merger, whether before or after adoption of the merger agreement by stockholders. However, after adoption of the merger agreement by stockholders, no amendment that requires further approval by such stockholders pursuant to the DGCL may be made without such approval.
At any time prior to the effective time of the merger, any party may extend the time for the performance of any of the obligations or other acts of the other parties, waive any inaccuracies in the representations and warranties in the merger agreement or waive compliance with any of the agreements or conditions contained in provisions of the merger agreement (subject to compliance with applicable law). Any agreement by a party to any such extension or waiver will be valid only if set forth in an instrument in writing signed by such party. Any delay in exercising any right pursuant to the merger agreement will not constitute a waiver of such right.
Governing Law and Venue
The merger agreement is governed by Delaware law. The venue for disputes relating to the merger agreement is the Delaware Court of Chancery of the State of Delaware or, to the extent that the Delaware Court of Chancery of the State of Delaware does not have subject matter jurisdiction, the United States District Court for the District of Delaware, or if such court does not have jurisdiction, any state court in the State of Delaware.
Waiver of Jury Trial
Each of the parties irrevocably waived any and all right to trial by jury in any action arising out of or relating to the merger agreement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding the beneficial ownership of our common stock as of April 6, 2022, as to (1) each of our named executive officers; (2) each of our directors; (3) all of our executive officers and directors as a group; and (4) each person, or group of affiliated persons, who beneficially owned more than five percent of our common stock or convertible preferred stock, who is known by us to beneficially own more than five percent of our outstanding common stock or convertible preferred stock. Unless otherwise indicated, the address of each listed stockholder is c/o Mandiant, Inc., 11951 Freedom Drive, 6th Floor, Reston, Virginia 20190.
We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. In computing a person’s percentage ownership of common stock, (a) shares of common stock subject to options or restricted stock units held by that person that are currently exercisable, or exercisable (or, in the case of restricted stock units, scheduled to vest and settle) within 60 days after April 6, 2022, and (b) shares of common stock into which shares of convertible preferred stock are convertible, are deemed to be outstanding and beneficially owned by that person. None of these shares, however, are deemed outstanding for the purpose of computing the percentage ownership of any other person.
Except as indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable. For the percentage of beneficial ownership of common stock, we have based our calculation on 233,978,294 shares of our common stock outstanding as of April 6, 2022. For the percentage of beneficial ownership of our convertible preferred stock, we have based our calculation on 400,000 shares of our convertible preferred stock outstanding as of April 6, 2022. Unless otherwise indicated, the address of each beneficial owner is c/o Mandiant, Inc., 11951 Freedom Drive, 6th Floor, Reston, Virginia 20190.
	Common Stock		Convertible Preferred Stock
Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% Stockholders:
Blackstone Entities(1)	22,757,008	9.73%	370,000	92.5%
The Vanguard Group(2)	21,727,091	9.29%	—	—
Allianz Global Investors U.S. LLC(3)	14,032,951	6.00%	—	—
FMR LLC(4)	21,694,412	9.27%	—	—
BlackRock, Inc.(5)	13,321,460	5.69%	—	—
ClearSky Entities(6)	1,845,162	0.79%	30,000	7.5%
Directors and Named Executive Officers:
Peter Bailey(7)	46,421	*	—	—
Alexa King(8)	191,579	*	—	—
Kevin R. Mandia(9)	3,556,753	1.52%	—	—
William T. Robbins(10)	99,357	*	—	—
Frank E. Verdecanna(11)	416,194	*	—	—
Kimberly Alexy	82,904	*	—	—
Sara C. Andrews	8,347	—	—	—
Ronald E. F. Codd(12)	136,625	*	—	—
Arthur W. Coviello, Jr.(13)	22,519	—	—	—
Adrian McDermott	30,225	*	—	—
Viral Patel	—	—	—	—

	Common Stock		Convertible Preferred Stock
Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Enrique Salem	278,653	*	—	—
Robert E. Switz	68,590	*	—	—
John P. Watters(14)	267,563	*	—	—
All current directors and current executive officers as a group (12 persons)(15)	4,967,730	2.12%	—	—

*
Represents beneficial ownership of less than one percent of the outstanding shares of our common stock.

(1)
Consists of (i) 362,974 shares of our convertible preferred stock, which are convertible into 22,324,871 shares of our common stock, directly held by Blackstone Delta Lower Holdings DE L.P. and (ii) 7,026 shares of our convertible preferred stock, which are convertible into 432,137 shares of our common stock, directly held by BTO FD Delta Holdings DE L.P.

Blackstone Delta Lower Holdings Manager L.L.C. is the general partner of Blackstone Delta Lower Holdings DE L.P. Blackstone Delta Holdings DE L.P. is the managing member of Blackstone Delta Lower Holdings Manager L.L.C. BTO Holdings Manager L.L.C. is the general partner of Blackstone Delta Holdings DE L.P. Blackstone Tactical Opportunities Associates L.L.C. is the managing member of BTO Holdings Manager L.L.C. BTOA L.L.C. is the sole member of Blackstone Tactical Opportunities Associates L.L.C. Blackstone Holdings III L.P. is the managing member of BTOA L.L.C. Blackstone Holdings III GP L.P. is the general partner of Blackstone Holdings III L.P. Blackstone Holdings III GP Management L.L.C. is the general partner of Blackstone Holdings III GP L.P.
BTO FD Delta Holdings Manager L.L.C. is the general partner of BTO FD Delta Holdings DE L.P. Blackstone Tactical Opportunities Fund  —  FD L.P. is the managing member of BTO FD Delta Holdings Manager L.L.C. Blackstone Tactical Opportunities Associates III  —  NQ L.P. is the general partner of Blackstone Tactical Opportunities Fund  —  FD L.P. BTO DE GP  —  NQ L.L.C. is the general partner of Blackstone Tactical Opportunities Associates III  —  NQ L.P. Blackstone Holdings II L.P. is the managing member of BTO DE GP  —  NQ L.L.C. Blackstone Holdings I/II GP L.L.C. is the general partner of Blackstone Holdings II L.P. The Blackstone Group Inc. is the sole member of each of Blackstone Holdings I/II GP L.L.C. and Blackstone Holdings III GP Management L.L.C. The sole holder of the Class C common stock of The Blackstone Group Inc. is Blackstone Group Management L.L.C.
Blackstone Group Management L.L.C. is wholly-owned by Blackstone’s senior managing directors and controlled by its founder, Stephen A. Schwarzman. Each of the Blackstone entities described in this footnote and Stephen A. Schwarzman (other than to the extent it or he directly holds securities as described herein) may be deemed to beneficially own the securities directly or indirectly controlled by such Blackstone entities or him, but each disclaims beneficial ownership of such securities. The address of each of the entities listed in this footnote and Mr. Schwarzman is c/o The Blackstone Group Inc., 345 Park Avenue, New York, New York 10154.
(2)
As of December 31, 2021, the reporting date of The Vanguard Group’s filing with the SEC on February 10, 2022 pursuant to Section 13(g) of the Exchange Act, The Vanguard Group, as investment advisor, has sole voting power with respect to zero shares of our common stock, shared voting power with respect to 119,284 shares of our common stock, sole dispositive power with respect to 21,396,178 shares of our common stock and shared dispositive power with respect to 330,913 shares of our common stock. The principal business address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

(3)
As of December 31, 2021, the reporting date of the filing by Allianz Global Investors U.S. Holdings LLC with the SEC on February 14, 2022 pursuant to Section 13(g) of the Exchange Act, Allianz Global Investors U.S. Holdings LLC, as investment advisor, has sole voting power with respect to 13,995,546 shares of our common stock, shared voting power with respect to 37,405 shares of our common stock, sole dispositive power with respect to 14,032,951 shares of our common stock and shared dispositive power with respect to zero shares of our common stock. The principal business address of Allianz Global Investors U.S. Holdings LLC is 1633 Broadway, New York, NY 10019.

(4)
As of December 31, 2021, the reporting date of the joint filing by FMR LLC and Abigail P. Johnson, Chairman and Chief Executive Officer of FMR LLC, with the SEC on February 9, 2022 pursuant to Section 13(g) of the Exchange Act, (i) FMR LLC, as a parent holding company, has sole voting power with respect to 426,903 shares of our common stock, shared voting power with respect to zero shares of our common stock, sole dispositive power with respect to 21,694,412 shares of our common stock and shared dispositive power with respect to zero shares of our common stock, and (ii) Abigail P. Johnson has sole voting power with respect to zero shares of our common stock, shared voting power with respect to zero shares of our common stock, sole dispositive power with respect to 21,694,412 shares of our common stock and shared dispositive power with respect to zero shares of our common stock. The principal business address of FMR LLC and Abigail P. Johnson is 245 Summer Street, Boston, MA 02210.

(5)
As of December 31, 2021, the reporting date of the filing by BlackRock, Inc. with the SEC on February 4, 2022 pursuant to Section 13(g) of the Exchange Act, BlackRock, Inc., as a parent holding company, has sole voting power with respect to 12,484,727 shares of our common stock, shared voting power with respect to zero shares of our common stock, sole dispositive power with respect to 13,321,460 shares of our common stock and shared dispositive power with respect to zero shares of our common stock. The principal business address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(6)
Consists of (i) 965,159 shares of our common stock held of record by ClearSky Security Fund I LLC, (ii) 24,000 shares of our convertible preferred stock, which are convertible into 1,476,130 shares of our common stock, directly held by ClearSky Security Fund I LLC, and (iii) 6,000 shares of our convertible preferred stock, which are convertible into 369,032 shares of our common stock, directly held by ClearSky Power & Technology Fund II LLC.

ClearSky Security Fund I LLC is a Delaware limited liability company. Voting and investment decisions of ClearSky Security Fund I LLC are made by an investment committee, which is comprised of Joseph Wright, Alexander Weiss, James Huff, Jay Leek and Peter Kuper, each of whom individually disclaims beneficial ownership of the shares held of record by ClearSky Security Fund I LLC except to the extent of any their pecuniary interest therein. The address of ClearSky Security Fund I LLC is 11231 US Highway 1, Suite 395, North Palm Beach, Florida 33408.
ClearSky Power & Technology Fund II LLC is a Delaware limited liability company. Voting and investment decisions of ClearSky Power & Technology Fund II LLC are made by an investment committee, which is comprised of Joseph Wright, Alexander Weiss, James Huff, Jay Leek, Peter Kuper, and Erik Straser, each of whom individually disclaims beneficial ownership of the shares held of record by ClearSky Power & Technology Fund II LLC except to the extent of any their pecuniary interest therein. The address of ClearSky Power & Technology Fund II LLC is 11231 US Highway 1, Suite 395, North Palm Beach, Florida 33408.
(7)
Consists of (i) 29,780 shares of our common stock held of record by Mr. Bailey and (ii) 16,641 shares of our common stock issuable upon the vesting of restricted stock units within 60 days of April 6, 2022. With respect to shares of our common stock, represents shares held by Mr. Bailey as of April 5, 2021, the date on which he ceased to serve as our Chief Operating Officer.

(8)
Represents shares of our common stock directly held by Ms. King as of November 1, 2021, the date on which she ceased to serve as our Executive Vice President, Corporate and Legal Affairs, General Counsel, and Secretary.

(9)
Consists of (i) 3,011,159 shares of our common stock held of record by Mr. Mandia, (ii) 60,718 shares of our common stock issuable upon the vesting of restricted stock units within 60 days of April 6, 2022, (iii) 340,691 shares of our common stock held of record by Kevin R. Mandia 2011 Irrevocable Trust Dated July 29, 2011, and (iv) 144,185 shares of our common stock held of record by Mr. Mandia’s wife. Mr. Mandia’s wife, as trustee, has shared voting and investment power with respect to the shares held of record by the Kevin R. Mandia 2011 Irrevocable Trust dated July 29, 2011. Mr. Mandia disclaims beneficial ownership of the shares held of record by the Kevin R. Mandia 2011 Irrevocable Trust dated July 29, 2011 and the shares held of record by Mr. Mandia’s wife.

(10)
Consists of (i) 68,952 shares of our common stock held of record by Mr. Robbins and (ii) 30,405 shares of our common stock issuable upon the vesting of restricted stock units within 60 days of April 6, 2022.

(11)
Consists of (i) 390,008 shares of our common stock held of record by Mr. Verdecanna and (ii) 26,186 shares of our common stock issuable upon the vesting of restricted stock units within 60 days of April 6, 2022.

(12)
Consists of 136,625 shares held of record by the Codd Revocable Trust Dtd March 6, 1998, for which the Reporting Person serves as a trustee.

(13)
Consists of (i) 9,641 shares of our common stock held of record by Mr. Coviello and (ii) 12,878 shares held of record by the Arthur W. Coviello Jr. Revocable Trust, for which the Reporting Person serves as a trustee.

(14)
Consists of (i) 186,001 shares of our common stock held of record by Mr. Watters, (ii) 26,562 shares of our common stock issuable upon the vesting of restricted stock units within 60 days of April 6, 2022, (ii) 20,000 shares of our common stock held of record by JPW Advisory, Inc., for which Mr. Watters serves as the sole officer and director, and (iii) 35,000 shares of our common stock held of record by Dorset Investment Partners, Ltd., a family limited partnership of which Mr. Watters and his spouse are general partners. Mr. Watters disclaims beneficial ownership of all shares held by the family limited partnership, except to the extent of his pecuniary interest therein.

(15)
Consists of (i) 4,823,859 shares of our common stock beneficially owned by our current directors and current executive officers, and (ii) 143,871 shares of our common stock issuable upon the vesting of restricted stock units within 60 days of April 6, 2022.

FUTURE STOCKHOLDER PROPOSALS
If the merger is completed, we will have no public stockholders and there will be no public participation in any future meetings of our stockholders. However, if the merger is not completed, our stockholders will continue to be entitled to attend and participate in stockholder meetings.
Mandiant will hold an annual meeting of stockholders in 2022 only if the merger has not already been completed.
Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at the next annual meeting of stockholders by submitting their proposals in writing to our Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for our 2022 annual meeting of stockholders, our Secretary must have received the written proposal at our principal executive offices not later than December 28, 2021. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 under the Exchange Act, regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals should be addressed to:
Mandiant, Inc.
11951 Freedom Drive, 6th Floor
Reston, VA 20190
Attention: Corporate Secretary
Our bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our bylaws provide that the only business that may be conducted at an annual meeting is business that is (i) specified in our proxy materials with respect to such meeting, (ii) otherwise properly brought before the annual meeting by or at the direction of the Mandiant Board, or (iii) properly brought before the annual meeting by a stockholder of record entitled to vote at the annual meeting who has delivered timely written notice to our Secretary, which notice must contain the information specified in our bylaws. To be timely for our 2022 annual meeting of stockholders, our Secretary must have received the written notice at our principal executive offices:
•
not earlier than February 11, 2022; and

•
not later than March 13, 2022.

In the event that we hold our 2022 annual meeting of stockholders more than 30 days before or more than 60 days after the first anniversary of the date of our annual meeting of the preceding year (which was held on June 11, 2021), then notice of a stockholder proposal that is not intended to be included in our proxy statement must be received no earlier than the close of business on the 120th day before such annual meeting and no later than the close of business on the later of the following two dates:
•
the 90th day prior to such annual meeting; or

•
the 10th day following the day on which public announcement of the date of such annual meeting is first made.

If a stockholder who has notified us of his, her or its intention to present a proposal at an annual meeting does not appear to present his, her or its proposal at such annual meeting, we are not required to present the proposal for a vote at such annual meeting.

WHERE YOU CAN FIND MORE INFORMATION
Mandiant files annual, quarterly and current reports, proxy statements and other information with the SEC.
The SEC allows us to “incorporate by reference” information into this proxy statement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information contained in this proxy statement or incorporated by reference subsequent to the date of this proxy statement. This proxy statement incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our financial condition and are incorporated by reference into this proxy statement.
The following Mandiant filings with the SEC are incorporated by reference:
•
Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed on March 1, 2022; and

•
Current Reports on Form 8-K filed on February 8, 2022, March 9, 2022, April 20, 2022 and April 22, 2022.

Notwithstanding the above, information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, including related exhibits, is not and will not be incorporated by reference into this proxy statement.
We also incorporate by reference into this proxy statement additional documents that we may file with the SEC between the date of this proxy statement and the earlier of the date of the special meeting or the termination of the merger agreement. These documents include annual, quarterly and current reports, proxy statements and other information.
These SEC filings are also available to the public from commercial document retrieval services and at www.sec.gov.
You may obtain any of the documents that we file with the SEC, without charge, by requesting them in writing from us at the following address:
Mandiant, Inc.
11951 Freedom Drive, 6th Floor
Reston, VA 20190
Attention: Investor Relations
If you would like to request documents from us, please do so as soon as possible to receive them before the special meeting. If you request any documents from us, we will mail them to you by first class mail, or another equally prompt method. Please note that all of our documents that we file with the SEC are also promptly available through the “Investor Relations” section of our website, https://investors.Mandiant.com. The information included on our website is not incorporated by reference into this proxy statement. The website addresses, and the website addresses included in any documents incorporated by reference in this proxy statement, are not intended to function as hyperlinks, and the information contained on such websites and on the SEC’s website is not incorporated by reference in this proxy statement and you should not consider it a part of this proxy statement.
If you have any questions concerning the merger, the special meeting or the accompanying proxy statement, would like additional copies of this proxy statement or need help voting your shares of our common stock, please contact our proxy solicitor:
MacKenzie Partners, Inc.
1407 Broadway, 27th Floor
New York, NY 10018
Call toll free: 1 (800) 322-2885
Email: proxy@mackenziepartners.com

MISCELLANEOUS
Mandiant has supplied all information relating to Mandiant, and Parent has supplied, and Mandiant has not independently verified, all of the information relating to Parent and Merger Sub contained in this proxy statement.
YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT IN VOTING YOUR SHARES OF OUR COMMON STOCK AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED APRIL 28, 2022. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE (OR AS OF AN EARLIER DATE IF SO INDICATED IN THIS PROXY STATEMENT), AND THE SENDING OF THIS PROXY STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY. THIS PROXY STATEMENT DOES NOT CONSTITUTE A SOLICITATION OF A PROXY IN ANY JURISDICTION WHERE, OR TO OR FROM ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE A PROXY SOLICITATION.
.

Annex A
EXECUTION COPY
AGREEMENT AND PLAN OF MERGER
between
GOOGLE LLC,
DUPIN INC.
and
MANDIANT, INC.
Dated March 7, 2022

A-i

A-ii

EXHIBITS
Exhibit A            Form of Exclusive Forum By-law
SCHEDULES
Schedule 7.1(b)      Antitrust and Foreign Investment Laws

A-iii

AGREEMENT AND PLAN OF MERGER
This agreement and plan of merger (this “Agreement”) is dated March 7, 2022, between Google LLC, a Delaware limited liability company (“Parent”), Dupin Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and Mandiant, Inc., a Delaware corporation (the “Company”). Each of Parent, Merger Sub and the Company are sometimes referred to as a “Party.” All capitalized terms that are used in this Agreement have the meanings given to them in Article I.
RECITALS
A.   The Company Board has unanimously (i) determined that it is in the best interests of the Company and its stockholders, and declared it advisable, to enter into this Agreement providing for the merger of Merger Sub with and into the Company (collectively with the other transactions contemplated by this Agreement, the “Merger” and, collectively with the transactions contemplated by the Voting Agreements (as defined below), the “Transactions”) in accordance with the DGCL upon the terms and subject to the conditions set forth in this Agreement; (ii) approved the execution and delivery of this Agreement by the Company, the performance by the Company of its covenants and other obligations in this Agreement, and the consummation of the Merger upon the terms and subject to the conditions set forth in this Agreement; (iii) directed that the adoption of this Agreement be submitted to a vote of the Company Stockholders at a meeting of the Company Stockholders; (iv) recommended that the Company Stockholders vote in favor of the adoption of this Agreement and the approval of the Merger in accordance with the DGCL; and (v) approved the Voting Agreements and the transactions contemplated thereby.
B.   Each of Parent and the board of directors of Merger Sub has (i) declared it advisable to enter into this Agreement and, in the case of Parent, the Voting Agreements; (ii) approved the execution and delivery of this Agreement and, in the case of Parent, the Voting Agreements, the performance of their respective covenants and other obligations under this Agreement and, in the case of Parent, the Voting Agreements, and the consummation of the Merger upon the terms and subject to the conditions set forth in this Agreement and, in the case of Parent, the other Transactions; (iii) directed that the adoption of this Agreement be submitted to a vote of Parent in its capacity as Merger Sub’s sole stockholder; and (iv) recommended that Parent vote in favor of the adoption of this Agreement and the approval of the Merger in accordance with the DGCL.
C.   Concurrent with the execution and delivery of this Agreement, certain holders of outstanding Company Common Stock and/or Company Convertible Preferred Stock have entered into conversion, voting and support agreements or voting and support agreements (each, as it may be amended from time to time, a “Voting Agreement”) in favor of Parent, whereby such stockholders have agreed, in the case of holders of Company Convertible Preferred Stock, to convert all of the Company Convertible Preferred Stock into Company Common Stock in advance of the Effective Time, and, in all such cases, to vote in favor of the adoption of this Agreement, and otherwise take certain steps to support the consummation of the Transactions.
AGREEMENT
The Parties therefore agree as follows:
ARTICLE I
DEFINITIONS & INTERPRETATIONS
1.1   Certain Definitions.   For all purposes of this Agreement, the following capitalized terms have the following respective meanings:
(a)   “Acceptable Confidentiality Agreement” means a customary confidentiality agreement (whether in effect as of the execution of this Agreement or executed after the execution of this Agreement) containing terms no less restrictive to the counterparty than those contained in the Confidentiality Agreement (except for such changes necessary in order for the Company to be able to comply with its obligations under this Agreement).

(b)   “Acquisition Proposal” means any offer, indication of interest or proposal or any inquiry about making an offer, indication of interest or proposal (in each case, other than by Parent or Merger Sub) relating to an Acquisition Transaction.
(c)   “Acquisition Transaction” means any transaction or series of related transactions (other than the Merger) involving:
(i)   any direct or indirect purchase or other acquisition by any Person or Group (other than Parent or Merger Sub or any of their Affiliates, or any Group that includes Parent or Merger Sub or any of their Affiliates), whether from the Company or any other Person, of securities representing more than 15 percent (15%) of the total outstanding voting power of the Company or more than 15 percent (15%) of the total outstanding shares of capital stock of the Company (on an as-converted basis) after giving effect to the consummation of such purchase or other acquisition, including pursuant to a tender offer or exchange offer by any Person or Group that, if consummated in accordance with its terms, would result in such Person or Group beneficially owning more than 15 percent (15%) of the total outstanding voting power of the Company or more than 15 percent (15%) of the total outstanding shares of capital stock of the Company (on an as-converted basis) after giving effect to the consummation of such tender offer or exchange offer;
(ii)   any direct or indirect purchase, license, lease or other acquisition by any Person or Group (other than Parent or Merger Sub or any of their Affiliates, or any Group that includes Parent or Merger Sub or any of their Affiliates) of assets constituting or accounting for more than 15 percent (15%) of the revenue, net income or consolidated assets of the Company and its Subsidiaries, taken as a whole; or
(iii)   any merger, consolidation, business combination, recapitalization, reorganization, liquidation, dissolution, joint venture or other transaction involving the Company (or any of its Subsidiaries whose business accounts for more than 15 percent (15%) of the revenue, net income or consolidated assets of the Company and its Subsidiaries, taken as a whole) pursuant to which any Person or Group (other than Parent or Merger Sub or any of their Affiliates, or any Group that includes Parent or Merger Sub or any of their Affiliates) would hold securities representing more than 15 percent (15%) of the total outstanding voting power or the total outstanding shares of capital stock of the Company (on an as converted basis), such Subsidiary, or the surviving company succeeding or holding the Company or such Subsidiary after giving effect to the consummation of such transaction.
(d)   “Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For purposes of this definition, the term “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract or otherwise (provided that, for the avoidance of doubt, none of Parent, Merger Sub and their respective Affiliates shall be deemed, as a result of the Voting Agreements, to be affiliates of the Company or any of the stockholder counterparties to the Voting Agreements).
(e)   “Anti-Bribery Laws” means, collectively, the FCPA, the UK Bribery Act 2010, applicable Laws passed pursuant to the Organization for Economic Co-operation and Development Convention on Combating Bribery of Foreign Public Officials in International Business Transactions and any other applicable anti-bribery or anti-corruption related provisions in criminal and anti-competition laws and/or anti-bribery, anti-corruption and/or anti-money laundering laws.
(f)   “Antitrust and Foreign Investment Laws” means, collectively, the Sherman Antitrust Act of 1890, the Clayton Antitrust Act of 1914, the HSR Act, the Federal Trade Commission Act of 1914 and all other Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or significant impediments or lessening of competition or the creation or strengthening of a dominant position through merger or acquisition, in any case that are applicable to the Merger and all applicable Laws and Orders relating to foreign investment or that provide for the review of national security or defense matters or the national interest in connection with the cross-border acquisition of any interest in or assets of a business under the jurisdiction of a Governmental Authority.
(g)   “Audited Company Balance Sheet” means the consolidated balance sheet (and the notes thereto) of the Company and its consolidated Subsidiaries as of December 31, 2021, set forth in the Company’s Annual Report on Form 10-K filed by the Company with the SEC for the fiscal year ended December 31, 2021.
(h)   “Bid” means each outstanding bid, quotation or proposal by the Company in connection with a Company Government Contract or Company Government Subcontract.
(i)   “Business Day” means each day that is not a Saturday, Sunday or other day on which the Federal Reserve Bank of San Francisco is closed.
(j)   “Bylaws” means the bylaws of the Company in effect as of the date of this Agreement.
(k)   “Capitalization Date” means 5:00 p.m. on March 4, 2022.
(l)   “CARES Act” means the Coronavirus Aid, Relief and Economic Security Act (H.R. 748), Pub. L. 116-136 (March 27, 2020).
(m)   “Certificate of Designations” means that Certificate of Designations, dated December 11, 2020, setting forth the powers, designations, preferences, relative participation, and other rights and the qualifications, limitations and restrictions of, the Company Convertible Preferred Stock.
(n)   “Certificate of Merger” means the certificate of merger, in customary form, relating to the Merger.
(o)   “Channel Partners” means those Persons engaged by the Company and its Subsidiaries for the distribution and/or resale of technology, products and/or services of the Company and its Subsidiaries, including value-added resellers, value-added distributors, original equipment manufacturers, managed service providers and other third-party distributors or resellers.
(p)   “Charter” means the Amended and Restated Certificate of Incorporation of the Company (including the Certificate of Designations), as amended and in effect as of the date of this Agreement.
(q)   “Chosen Courts” means the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Court of Chancery of the State of Delaware does not have subject matter jurisdiction, the United States District Court for the District of Delaware or, if jurisdiction is not then available in the United States District Court for the District of Delaware, then any Delaware state court).
(r)   “Code” means the Internal Revenue Code of 1986.
(s)   “Company 2024 Notes” means the 0.875% Convertible Senior Notes due 2024 issued under the Company 2024 Notes Indenture.
(t)   “Company 2024 Notes Indenture” means the Indenture, dated as of May 24, 2018, between the Company and U.S. Bank National Association, as trustee.
(u)   “Company 2035 Notes (Series A)” means the 1.000% Convertible Senior Notes due 2035 issued under the Company 2035 Notes Indenture (Series A).
(v)   “Company 2035 Notes (Series B)” means the 1.625% Convertible Senior Notes due 2035 issued under the Company 2035 Notes Indenture (Series B).
(w)   “Company 2035 Notes Indenture (Series A)” means the Indenture, dated as of June 2, 2015, between the Company and U.S. Bank National Association, as trustee.
(x)   “Company 2035 Notes Indenture (Series B)” means the Indenture, dated as of June 2, 2015, between the Company and U.S. Bank National Association, as trustee.

(y)   “Company Benefit Plan” means any plan, program, policy, practice, contract, agreement or other arrangement providing for employment, compensation, bonus, stock option, stock appreciation, stock purchase or other equity-based award, performance award, incentive compensation, profit sharing, savings, retirement, pension, disability, life insurance, health or medical benefits, employee assistance program, sick leave, vacation, deferred compensation, severance, termination pay, post-employment or retirement benefits, unemployment benefits, workers’ compensation benefits, retention, change of control compensation, and other similar fringe, welfare or other employee benefit or remuneration of any kind, in each case, whether or not in writing, whether funded or unfunded, whether insured or self-insured, including each “employee benefit plan” within the meaning of Section 3(3) of ERISA (whether or not subject to ERISA), in each case, which is maintained or contributed to, or obligated to be maintained or contributed to, for the benefit of any Service Provider and with respect to which the Company or any of its Subsidiaries or ERISA Affiliates has, or would reasonably be expected to have, any Liability, contingent or otherwise.
(z)   “Company Board” means the Board of Directors of the Company.
(aa)   “Company Capital Stock” means the Company Common Stock and the Company Convertible Preferred Stock.
(bb)   “Company Capped Call Confirmations” means (i) those certain Base Call Option Transaction Confirmations, dated as of May 21, 2018, by and between the Company and each of Bank of America, N.A., Goldman Sachs & Co. LLC and Morgan Stanley & Co. Inc., respectively, and (ii) those certain Additional Call Option Transaction Confirmations, dated as of June 1, 2018, by and between the Company and each of Bank of America, N.A., Goldman Sachs & Co. LLC and Morgan Stanley & Co. Inc., respectively, in each case as amended through the date hereof.
(cc)   “Company Common Stock” means the common stock, par value $0.0001 per share, of the Company.
(dd)   “Company Convertible Notes” means the Company 2024 Notes, the Company 2035 Convertible Notes (Series A) and the Company 2035 Convertible Notes (Series B).
(ee)   “Company Convertible Notes Indentures” means the Company 2024 Notes Indenture, the Company 2035 Notes Indenture (Series A) and the Company 2035 Notes Indenture (Series B).
(ff)   “Company Convertible Preferred Stock” means the 4.5% Series A Convertible Preferred Stock, par value $0.0001 per share, of the Company.
(gg)   “Company Data” means all data contained in the IT Assets in the Company’s possession or control or otherwise used by the Company or any of its Subsidiaries, whether or not in electronic form.
(hh)   “Company Employee” means any current or former employee, consultant, independent contractor, officer or director of the Company or any of its Subsidiaries.
(ii)   “Company Equity Plans” means the compensatory plans set forth in Section 1.1(ii) of the Company Disclosure Letter that provide for the issuance of any Company Options or Company Equity-Based Awards.
(jj)   “Company Equity-Based Award” means each right of any kind, contingent or accrued, to receive shares of Company Common Stock or benefits measured in whole or in part by the value of a number of shares of Company Common Stock granted pursuant to the Company Equity Plans or Company Benefit Plans (including performance shares, performance-based units, market stock units, stock appreciation rights, restricted stock, restricted stock units, phantom units, deferred stock units and dividend equivalents, but not including any 401(k) plan of the Company), other than Company Options and purchase rights under the ESPP.
(kk)   “Company Financial Advisor” means Goldman Sachs & Co. LLC.
(ll)   “Company Forward Stock Purchase Confirmation” means that certain Forward Stock Purchase Confirmation, dated May 27, 2015, by and between the Company and Morgan Stanley & Co. LLC, as amended through the date hereof.

(mm)   “Company Government Contract” means each Contract between the Company or any of its Subsidiaries, on the one hand, and any Governmental Authority, on the other hand, and each Bid that if accepted or awarded could lead to a Contract between the Company or any of its Subsidiaries, on the one hand, and any Governmental Authority, on the other hand.
(nn)   “Company Government Subcontract” means each Contract or Bid between the Company or any of its Subsidiaries, on the one hand, and any prime contractor or upper-tier subcontractor, on the other hand, relating to a Contract between such person and any Governmental Authority.
(oo)   “Company Intellectual Property” means any Intellectual Property that is owned or purported to be owned by the Company or any of its Subsidiaries.
(pp)   “Company Material Adverse Effect” means any change, event, violation, inaccuracy, effect or circumstance (each, an “Effect”) that, individually or taken together with all other Effects that exist or have occurred prior to the date of determination of the occurrence of the Company Material Adverse Effect, has had or would reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole; provided, that no Effect will be deemed to be or constitute a Company Material Adverse Effect or will be taken into account when determining whether a Company Material Adverse Effect has occurred or may, would or could occur to the extent that such Effect arises out of or results from:
(i)   changes in general economic conditions in the United States or any other country or region in the world, or changes in conditions in the global economy generally (except to the extent that such Effect has had or would reasonably be expected to have a disproportionate adverse effect on the Company relative to comparable companies operating in the industry in which the Company and its Subsidiaries conduct business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether a Company Material Adverse Effect has occurred);
(ii)   changes in conditions in the financial markets, credit markets or capital markets in the United States or any other country or region in the world, including (A) changes in interest rates or credit ratings in the United States or any other country; (B) changes in exchange rates for the currencies of any country; or (C) any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market operating in the United States or any other country or region in the world (except, in each case, to the extent that such Effect has had or would reasonably be expected to have a disproportionate adverse effect on the Company relative to comparable companies operating in the industry in which the Company and its Subsidiaries conduct business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether a Company Material Adverse Effect has occurred);
(iii)   changes in conditions in the industry in which the Company and its Subsidiaries conduct business (except to the extent that such Effect has had or would reasonably be expected to have a disproportionate adverse effect on the Company relative to comparable companies operating in the industry in which the Company and its Subsidiaries conduct business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether a Company Material Adverse Effect has occurred);
(iv)   changes in regulatory, legislative or political conditions (including the imposition or adjustment of tariffs) in the United States or any other country or region in the world (except to the extent that such Effect has had or would reasonably be expected to have a disproportionate adverse effect on the Company relative to comparable companies operating in the industry in which the Company and its Subsidiaries conduct business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether a Company Material Adverse Effect has occurred);
(v)   any geopolitical conditions, outbreak of hostilities, civil unrest, civil disobedience, acts of war, sabotage, cyberattack, cybercrime, terrorism or military actions (including any escalation or worsening of any of the foregoing) in the United States or any other country or region in the world, including an outbreak or escalation of hostilities involving the United States or any other Governmental Authority or the declaration by the United States or any other Governmental Authority of a national emergency or war (except to the extent that such Effect has had or would reasonably be expected to have a disproportionate adverse effect on the Company relative to comparable companies operating in the industry in which the Company and its Subsidiaries conduct business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether a Company Material Adverse Effect has occurred);
(vi)   earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wildfires or other natural disasters or weather conditions in the United States or any other country or region in the world (or escalation or worsening of any such events or occurrences) (except to the extent that such Effect has had or would reasonably be expected to have a disproportionate adverse effect on the Company relative to comparable companies operating in the industry in which the Company and its Subsidiaries conduct business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether a Company Material Adverse Effect has occurred);
(vii)   pandemics (including the COVID-19 pandemic), epidemics or contagious disease outbreaks (or escalation or worsening of any such events or occurrences), including, in each case, the response of Governmental Authorities (including COVID-19 Measures) (except to the extent that such Effect has had or would reasonably be expected to have a disproportionate adverse effect on the Company relative to comparable companies operating in the industry in which the Company and its Subsidiaries conduct business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether a Company Material Adverse Effect has occurred);
(viii)   the continuation or worsening of supply chain disruptions affecting the industry in which the Company and its Subsidiaries conduct business (except to the extent that such Effect has had or would reasonably be expected to have a disproportionate adverse effect on the Company relative to comparable companies operating in the industry in which the Company and its Subsidiaries conduct business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether a Company Material Adverse Effect has occurred);
(ix)   the announcement of this Agreement or the pendency of the Merger, including the impact thereof on the relationships, contractual or otherwise, of the Company and its Subsidiaries with employees, suppliers, customers, partners, vendors, Governmental Authorities or any other third Person (provided, that this clause (ix) shall not apply to (A) any representation or warranty to the extent that the purpose of such representation or warranty is to directly address the consequences resulting from the execution and delivery of this Agreement or the consummation of the Transactions; or (B) compliance with Section 5.1);
(x)   any action taken or refrained from being taken, in each case, that Parent has expressly requested or approved in writing (including by email) following the date of this Agreement (provided, that this clause (x) shall not apply to any consent or approval from Parent pursuant to Section 5.1);
(xi)   changes or proposed changes in GAAP or other accounting standards or Law (or the official enforcement or interpretation of any of the foregoing) (except to the extent that such Effect has had or would reasonably be expected to have a disproportionate adverse effect on the Company relative to comparable companies operating in the industry in which the Company and its Subsidiaries conduct business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether a Company Material Adverse Effect has occurred);
(xii)   changes in the price or trading volume of the Company Common Stock or Indebtedness of the Company, in each case in and of itself (it being understood that the underlying cause(s) of such change may be deemed to constitute, in and of themselves, a Company Material Adverse Effect and shall be taken into consideration when determining whether a Company Material Adverse Effect has occurred unless otherwise prohibited by the proviso to the definition of “Company Material Adverse Effect”); or
(xiii)   any failure, in and of itself, by the Company and its Subsidiaries to meet (A) any public estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period; or (B) any internal budgets, plans, projections or forecasts of its revenues, earnings or other financial performance or results of operations (it being understood that the underlying cause(s) of any such failure may be deemed to constitute, in and of themselves, a Company Material Adverse Effect and shall be taken into consideration when determining whether a Company Material Adverse Effect has occurred unless otherwise prohibited by the proviso to the definition of “Company Material Adverse Effect”).
(qq)   “Company Options” means any options to purchase shares of Company Common Stock outstanding pursuant to any of the Company Equity Plans other than the ESPP.
(rr)   “Company Products” means, excluding the Divested Business Products to the extent developed, manufactured, made publicly or commercially available, marketed, sold, offered for sale, imported, exported, licensed out, provided or distributed or otherwise made available following the consummation of the transactions contemplated by the Divested Business APA, any and all products and services developed, manufactured, made publicly or commercially available, marketed, sold, offered for sale, imported, exported, licensed out, provided or distributed or otherwise made available (whether as an on-premise solution or via software-as-a-service or other distributed models) by or on behalf of the Company or any of its Subsidiaries currently or at any time since January 1, 2020, including products and services for which development is ongoing and that the Company or a Subsidiary thereof intends to release or otherwise make available within six (6) months after the date hereof.
(ss)   “Company PSUs” means any performance-based restricted stock units outstanding pursuant to any Company Equity Plan with respect to shares of Company Common Stock.
(tt)   “Company Registered Intellectual Property” means all of the Company Intellectual Property that is Registered Intellectual Property.
(uu)   “Company Related Parties” means, collectively, (i) the Company and its Subsidiaries; and (ii) the former, current and future holders of any equity, controlling persons, Representatives, Affiliates, members, managers, general or limited partners, stockholders and assignees of each of the Company, its Subsidiaries and each of their respective Affiliates.
(vv)   “Company RSUs” means any service-based restricted stock units outstanding pursuant to any Company Equity Plans with respect to shares of Company Common Stock.
(ww)   “Company Software” means Software that (i) embodies Company Intellectual Property, (ii) has been incorporated into, integrated with, or combined with any Company Product (including any scripts and tools used by the Company or any of its Subsidiaries for diagnostic or analytical purposes, whether made available to or used for the benefit of third parties or otherwise), or (iii) that is otherwise owned, or the rights to which are owned, by the Company or any of its Subsidiaries (in each case, other than Open Source Software).
(xx)   “Company Stockholders” means the holders of shares of Company Capital Stock.
(yy)   “Company Termination Fee” means an amount in cash equal to $197,000,000.
(zz)   “Confidentiality Agreement” means the Mutual Confidentiality and Non-Disclosure Agreement made and entered into between Parent and the Company effective as of December 12, 2021.
(aaa)   “Consent” means any consent, approval, clearance, waiver, Permit or order.
(bbb)   “Continuing Employees” means each individual who is an employee of the Company or any of its Subsidiaries immediately prior to the Effective Time and continues to be an employee of Parent or one of its Subsidiaries (including the Surviving Corporation) immediately following the Effective Time.

(ccc)   “Contract” means any binding written or oral contract, lease, license, indenture, note, bond, agreement, understanding or other instrument.
(ddd)   “Convertible Preferred Transactions” means the transactions contemplated by the Voting Agreements to the extent relating to the conversion, repurchase or Transfer (as defined therein) of Company Convertible Preferred Stock.
(eee)   “COVID-19” means SARS-CoV-2 or COVID-19, and any variants, evolutions or mutations thereof, or any related or associated epidemics, pandemics or disease outbreaks, or any escalation or worsening of any of the foregoing (including any subsequent waves).
(fff)   “COVID-19 Measures” means any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester, safety or similar Law, directive, guideline or recommendation of or promulgated by any Governmental Authority, including the Centers for Disease Control and Prevention and the World Health Organization, in connection with or in response to COVID-19 that is aimed at protecting the health and safety of individuals (and excluding, for the avoidance of doubt, Laws, directives, guidelines or recommendations that are primarily focused on addressing issues relating to the economy) and including, in each case, any changes in any such Law, directive, guideline or recommendation.
(ggg)   “D&O Insurance” means the Company’s current directors’ and officers’ liability insurance.
(hhh)   “Data Processor” means any service provider, software developer or other Person (in each case, other than the Company and its Subsidiaries) that the Company or any of its Subsidiaries engages and allows access to Personal Information, Company Data or IT Assets (including any information and transactions stored or contained therein or transmitted thereby).
(iii)   “Data Protection Requirements” means (i) all Laws relating to the processing, privacy or security of Personal Information and all regulations or guidance issued thereunder, including the EU General Data Protection Regulation (EU) 2016/679 and all laws implementing it, the California Consumer Privacy Act, the Health Insurance Portability and Accountability Act of 1996 and its implementing regulations, 42 U.S.C. §§ 1320d et seq., as amended by Subtitle D of the Health Information Technology for Economic and Clinical Health Act, also known as Title XIII of Division A and Title IV of Division B of the American Recovery and Reinvestment Act of 2009, and its implementing regulations, Section 5 of the Federal Trade Commission Act, Children’s Online Privacy Protection Act, and all other Laws, regulations, guidelines, industry standards and codes of practice relating to data protection, information security, cybercrime, data breach notification, social security number protection, outbound communications and/or electronic marketing, use of electronic data and privacy matters (including online privacy) in any applicable jurisdictions; (ii) all Laws concerning the security of Company Products and/or IT Assets; (iii) all Contracts to which the Company or any of its Subsidiaries is a party or otherwise bound relating to the processing of Personal Information; (iv) all Company Privacy Policies; and (v) the Payment Card Industry Data Security Standard, to the extent applicable.
(jjj)   “DGCL” means the Delaware General Corporation Law.
(kkk)   “Divested Business” means the business of the Company divested pursuant to the Divested Business APA.
(lll)   “Divested Business APA” means the Asset Purchase Agreement, dated as of May 29, 2021 (as amended on October 8, 2021), by and between Polaris Buyer LLC, a Delaware limited liability company, and the Company.
(mmm)   “Divested Business Products” means the “Business Products” as defined in the Divested Business APA.
(nnn)   “DOJ” means the United States Department of Justice.
(ooo)   “DOL” means United States Department of Labor.

(ppp)   “Environmental Law” means all applicable federal, national, state, provincial or local Laws relating to pollution, worker health and safety with respect to exposure to Hazardous Substance, and protection of the environment (including ambient air, surface water, groundwater, land surface or subsurface strata).
(qqq)   “ERISA” means the Employee Retirement Income Security Act of 1974.
(rrr)   “ERISA Affiliate” means any Person under common control with the Company or any Subsidiary or that, together with the Company, could be deemed a “single employer” within the meaning of Section 4001(b)(1) of ERISA or within the meaning of Section 414(b), (c), (m) or (o) of the Code.
(sss)   “ESPP” means the Company’s 2013 Employee Stock Purchase Plan, as amended.
(ttt)   “Exchange Act” means the Securities Exchange Act of 1934.
(uuu)   “FAR” means Federal Acquisition Regulation, 48 CFR 1.
(vvv)   “FCPA” means the U.S. Foreign Corrupt Practices Act of 1977, as amended (15 U.S.C. § 78dd-1, et seq.).
(www)   “Foreign Intelligence Surveillance Act” means the Foreign Intelligence Surveillance Act of 1978, as amended.
(xxx)   “Fraud” means, with respect to a Party, an actual and intentional fraud with respect to a representation or warranty in this Agreement that involves a knowing and intentional misrepresentation or omission.
(yyy)   “FTC” means the United States Federal Trade Commission.
(zzz)   “GAAP” means generally accepted accounting principles, consistently applied, in the United States.
(aaaa)   “Government Official” means any official, officer, employee or representative of, or any Person acting in an official capacity for or on behalf of, any Governmental Authority, and includes any official or employee of any government-owned entity, and any officer or employee of a public international organization, as well as any person acting in an official capacity for or on behalf of any such government or department, agency or instrumentality, or for or on behalf of any such public international organization, or any family member thereof.
(bbbb)   “Governmental Authority” means any federal, national, state, provincial or local, whether domestic or foreign, government or any court of competent jurisdiction, administrative agency or commission of any governmental authority or other governmental authority, regulator or instrumentality, whether domestic, foreign or supranational, or any arbitrator, arbitral body, mediator or other tribunal (whether public or private) or any stock exchange or other self-regulatory organization.
(cccc)   “Group” means a “group” (as defined pursuant to Section 13(d) of the Exchange Act) of Persons.
(dddd)   “GSA Excluded Parties List” means the list of Persons that are not permitted to receive Contracts, subcontracts or certain types of assistance from the United States government, including as maintained on the United States government’s Excluded Parties List System at https://sam.gov/content/exclusions.
(eeee)   “Hazardous Substance” means any substance, material or waste that is characterized or regulated by a Governmental Authority pursuant to any Environmental Law as “hazardous,” “pollutant,” “contaminant,” “toxic” or “radioactive,” including petroleum and petroleum products.
(ffff)   “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.
(gggg)   “HSR Reservation Notice” means a communication or notification from a Governmental Authority in the United States that an investigation of the Transactions with respect to the HSR Act may be conducted or continue following the expiration of the waiting period under the HSR Act and the consummation of the Transactions.
(hhhh)   “Indebtedness” means, with respect to any Person, without duplication, (i) all obligations of such Person for borrowed money (including any principal, premium, accrued and unpaid interest, related expenses, prepayment penalties, commitment and other fees, sale or liquidity participation amounts, reimbursements, indemnities and all other amounts payable in connection with such borrowed money), or with respect to deposits or advances of any kind to such Person; (ii) all obligations of such Person evidenced by bonds, debentures, notes, mortgages or similar instruments or debt securities; (iii) all capitalized lease obligations of such Person or obligations of such Person to pay the deferred and unpaid purchase price of assets, equity, property, or services, contingent or otherwise (including any potential future earn-out, post-closing purchase price adjustment, release of “holdback,” and “seller notes” or similar payment obligations, but excluding trade payables or accruals in the ordinary course of business); (iv) all obligations of such Person pursuant to securitization or factoring programs or arrangements; (v) all guarantees and arrangements having the economic effect of a guarantee or other forms of credit support (including all “keepwell” arrangements) of such Person of any Indebtedness of any other Person of a type described in clauses (i) through (vii) or obligations of the type described in clauses (i) through (vii) secured by a Lien on property or assets owned or acquired by such Person, whether or not the obligations secured thereby have been assumed by such Person; (vi) net cash payment obligations of such Person under swaps, options, derivatives and other hedging agreements or arrangements that will be payable upon termination thereof (assuming they were terminated on the date of determination); or (vii) reimbursement obligations with respect to letters of credit, bank guarantees, and other similar contractual obligations, whether or not drawn or contingent, entered into by or on behalf of such Person.
(iiii)   “Intellectual Property” means the rights associated with or arising under any of the following anywhere in the world, whether registered or unregistered: (i) patents and applications therefor, including continuations, continuations-in-part, divisionals, renewals, provisionals, substitutions, extensions, reexaminations and reissues (“Patents”) and all inventions, invention disclosures, discoveries, improvements, methods, and processes, whether or not patentable; (ii) copyrights, copyright registrations and applications therefor and all other corresponding rights in work of authorship, including moral rights (“Copyrights”); (iii) trademarks, trade names, logos, service marks, and domain names, and all registrations and applications for any of the foregoing and corresponding rights in indicia of origin (“Marks”); (iv) trade secrets rights and corresponding rights in confidential business and technical information and know-how (“Trade Secrets”); (v) databases and data (including all compilations thereof and all rights therein); (vi) social media identifiers; and (vii) any similar, corresponding or equivalent rights to any of the foregoing.
(jjjj)   “Intervening Event” means any Effect, or any material consequence of such Effect, that (i) as of the date of this Agreement was not known or reasonably foreseeable, in each case, based on facts known to the Company Board as of the date of this Agreement; and (ii) does not relate to an Acquisition Proposal.
(kkkk)   “IRS” means the United States Internal Revenue Service.
(llll)   “IT Assets” means the computers, Software, servers, routers, hubs, switches, circuits, networks, electronic data processing and information and communications systems, data communications lines and all other information technology infrastructure and equipment of the Company and its Subsidiaries used in connection with the operation of the business of the Company and its Subsidiaries.
(mmmm)   “Knowledge of the Company” or “Company’s Knowledge” with respect to any matter in question, means, the actual knowledge of the individuals set forth on Section 1.1(mmmm) of the Company Disclosure Letter, in each case after reasonable inquiry of their direct reports who would reasonably be expected to have actual knowledge of the matter in question.
(nnnn)   “Law” means any federal, state, local, foreign or transnational statute, law (including common law), ordinance, rule, regulation, constitution, treaty, convention, code, Order or other similar requirement enacted, adopted or applied by a Governmental Authority or stock exchange rule or listing requirement or Order.

(oooo)   “Legal Proceeding” means any civil, criminal, administrative, judicial or investigative action, suit, demand, claim, notice of violation, hearing, charge, settlement or enforcement action, lawsuit, litigation, complaint, audit, inquiry, investigation, criminal prosecution, examination or formal or informal investigation or SEC “Wells” process, arbitration or other similarly formal legal proceeding brought or initiated by or pending before any Governmental Authority.
(pppp)   “Liability” means any and all Indebtedness, liabilities, commitments or obligations, whether accrued or fixed, known or unknown, absolute or contingent, matured or unmatured, liquidated or unliquidated, determined or determinable, disputed or undisputed, secured or unsecured, subordinated or unsubordinated, on or off-balance sheet, and whether arising in the past, present or future, and including those arising in connection with any Contract, Legal Proceeding or Order.
(qqqq)   “Lien” means, with respect to any property or asset, any charge, claim, adverse interest, community property interest, pledge, hypothecation, condition, equitable interest, lien (statutory or other), option, security interest, mortgage, deed of trust, encumbrance, easement, encroachment, lease, sublease, right of way, right of first refusal or offer, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership or any interest or restriction similar in substance to any of the foregoing.
(rrrr)   “Lookback Date” means January 1, 2021.
(ssss)   “Material Contract” means any of the following Contracts (other than a Company Benefit Plan), whether or not such Contract is listed on Section 3.13 of the Company Disclosure Letter:
(i)   any “material contract” (as defined in Item 601(b)(10) of Regulation S-K promulgated by the SEC) with respect to the Company and its Subsidiaries, taken as whole;
(ii)   the IP Contracts;
(iii)   any Contract containing (A) any covenant materially limiting the right of the Company or any of its Subsidiaries (or any covenant that following the Closing will limit the right of Parent or any of its Affiliates (other than the Company and its Subsidiaries)) to engage in or compete with any Person in any geography or any line of business, products, services or activities, including pursuant to an exclusivity provision, to solicit any Person to become, following the Closing, an employee of Parent or any of its Affiliates (other than the Company and its Subsidiaries) or to acquire the securities, assets, properties or rights of another Person, or (B) any “most favored nation” or similar covenants requiring preferential treatment (x) the enforcement of which would materially affect the Company or any of its Subsidiaries, or (y) that following the Closing would apply to Parent or any of its Affiliates (other than the Company and its Subsidiaries)), other than, in each case, any such Contracts that may be cancelled by the Company or its Subsidiaries without material liability to the Company or its Subsidiaries (or, following the Closing, without liability to Parent or any of its Affiliates (other than the Company and its Subsidiaries)) upon notice of 90 days or less;
(iv)   any Contract (A) relating to (1) the sale of the Divested Business or any post-closing arrangements with the buyer of the Divested Business or (2) the disposition or acquisition of assets, properties, rights or businesses by the Company or any of its Subsidiaries with a value greater than $2,000,000, other than acquisitions or dispositions of inventory in the ordinary course of business; or (B) pursuant to which the Company or any of its Subsidiaries has any right or obligation (whether or not contingent) to acquire any ownership interest or otherwise invest in any Person (other than any wholly owned Subsidiary of the Company);
(v)   (A) any Contracts relating to the Company Convertible Notes, the Company Convertible Preferred Stock, the Company Capped Call Confirmations, or the Company Forward Stock Purchase Confirmations and (B) any Contracts relating to Indebtedness in which the aggregate principal amount outstanding exceeds $2,000,000 or the amount owing upon settlement, unwind, or the occurrence of a specified contingency would be reasonably likely to exceed $2,000,000, other than (A) current accounts receivable or payable incurred in the ordinary course of business; (B) loans to wholly owned Subsidiaries of the Company in the ordinary course of business; and (C) extensions of credit to customers in the ordinary course of business;
(vi)   any Contract that resulted in the payment of more than $2,000,000 by the Company and its Subsidiaries in the fiscal year ended December 31, 2021, or that is expected to result in the payment of more than $2,000,000 in the fiscal year ending December 31, 2022;
(vii)   any Contract requiring or otherwise relating to any future capital expenditures by the Company or any of its Subsidiaries in excess of $2,000,000;
(viii)   any Contract providing for the joint development with any Person (other than the Company and its Subsidiaries) of any Company Products or Intellectual Property;
(ix)   any Contract that grants any option, right of first refusal, right of first offer or similar right or any other Lien (other than any Permitted Lien) with respect to any material assets, rights or properties of the Company or its Subsidiaries (other than awards granted under the Company Equity Plans);
(x)   any joint venture, partnership, limited liability company or other similar Contract that includes the sharing of profits and losses by the Company or any of its Subsidiaries with any Person (other than solely among the Company or any of its wholly owned Subsidiaries);
(xi)   any Contract expressly limiting or restricting the ability of the Company or any of its Subsidiaries (A) to make distributions or declare or pay dividends in respect of their capital stock, partnership interests, membership interests or other equity interests, as the case may be, (B) to incur Indebtedness or make loans, or (C) to grant or incur Liens (other than Permitted Liens);
(xii)   any Contract that obligates the Company or any of its Subsidiaries to make any loans, advances or capital contributions to, or investments in, any Person (other than the Company or any of its wholly owned Subsidiaries and other than commission advances or similar advances to Service Providers in the ordinary course of business);
(xiii)   any Contract that waives any rights or grants any release where such waiver or grant was or would reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole;
(xiv)   any Contract granting special rights to specific stockholders, including registration rights, investor rights, board nomination rights or voting rights (other than as set forth in the Charter and the Bylaws);
(xv)   any Contract to which a (A) Top Supplier, (B) Top Customer, or (C) Top Channel Partner is a party;
(xvi)   each Company Government Contract and Company Government Subcontract that forms part of the top twenty Company Government Contracts and Company Government Subcontracts measured by revenue generated by the Company and its Subsidiaries (excluding the Divested Business) from all Company Government Contracts and Company Government Subcontracts during the fiscal year ended December 31, 2021;
(xvii)   any Labor Agreement; and
(xviii)   any Contract that is an agreement in settlement of a dispute that imposes obligations or restrictions on the Company or any of its Subsidiaries that, after the date of this Agreement, will be material to the Company and its Subsidiaries, taken as a whole.
(tttt)   “Nasdaq” means The Nasdaq Stock Market.
(uuuu)   “NISPOM” means the National Industrial Security Program Operating Manual.
(vvvv)   “Open Source Software” means any Software that is licensed, distributed or conveyed as “open source software,” “free software,” “copyleft,” or under a similar licensing or distribution model,

or under a Contract that requires as a condition of its use, modification or distribution that it, or other Software into which such Software is incorporated or integrated or with which such Software is combined or distributed or that is derived from or linked to such Software, be disclosed or distributed in source code form, licensed, distributed, or conveyed at no charge or be licensed, distributed, or conveyed under some or all of the terms of such Contract (including Software licensed under the GNU General Public License (GPL), GNU Lesser General Public License (LGPL), Mozilla Public License (MPL), BSD licenses, Microsoft Shared Source License, Common Public License, Artistic License, Netscape Public License, Sun Community Source License (SCSL), Sun Industry Standards License (SISL), Apache License and any license listed at www.opensource.org).
(wwww)   “Order” means, with respect to any Person, any order, injunction, judgment, decision, determination, award, writ, ruling, stipulation, assessment or decree or other similar requirement of, or entered, enacted, adopted, promulgated or applied by, with or under the supervision of, a Governmental Authority.
(xxxx)   “Parent Material Adverse Effect” means any Effect that, individually or taken together with all other Effects that exist or have occurred prior to the date of determination of the occurrence of the Parent Material Adverse Effect, has prevented, materially impaired or materially delayed or would reasonably be expected to prevent or materially impair or materially delay the consummation of the Merger or the ability of Parent and Merger Sub to perform their respective covenants and obligations pursuant to this Agreement.
(yyyy)   “Parent Related Parties” means, collectively, (i) Parent, Merger Sub and each of their Affiliates; and (ii) the former, current and future holders of any equity, controlling persons, Representatives, Affiliates, members, managers, general or limited partners, stockholders and assignees of each of the Parent, Merger Sub, each of their Subsidiaries, and each of their respective Affiliates.
(zzzz)   “PBGC” means Pension Benefit Guaranty Corporation.
(aaaaa)   “Permit” means any permits, licenses, variances, clearances, consents, commissions, franchises, exemptions, Orders and approvals from Governmental Authorities.
(bbbbb)   “Permitted Lien” means any of the following: (i) Liens for Taxes, assessments and governmental charges or levies either not yet delinquent or that are being contested in good faith and by appropriate proceedings, in each case, for which adequate reserves have been established to the extent required by GAAP; (ii) mechanics, carriers’, workmen’s, warehouseman’s, repairmen’s, materialmen’s or other similar Liens incurred in the ordinary course of business that are not yet delinquent or that are being contested in good faith and by appropriate proceedings, in each case, for which adequate reserves have been established to the extent required by GAAP; (iii) third Person leases, subleases and licenses (other than capital leases and leases underlying sale and leaseback transactions) entered into the ordinary course of business under which there exists no material default; (iv) pledges or deposits to secure obligations pursuant to workers’ compensation Laws or similar legislation or to secure public or statutory obligations; (v) pledges and deposits to secure the performance of bids, trade contracts, leases, surety and appeal bonds, performance bonds, letters of credit and other obligations of a similar nature, in each case, entered into in the ordinary course of business, unless an event has occurred that, with or without notice or lapse of time or both, would result in a foreclosure or drawdown on such pledge or deposits; (vi) defects, imperfections or irregularities in title, easements, covenants and rights of way (unrecorded and of record) and other similar Liens (or other encumbrances of any type), incurred in the ordinary course of business and that, in each case, do not, and are not reasonably likely to, adversely affect in any material respect the current use or occupancy of the applicable property owned, leased, used or held for use by the Company or any of its Subsidiaries; (vii) zoning, building and other similar codes or restrictions that are not violated in any material respect by the current use or occupancy by the Company or any of its Subsidiaries of the real property subject thereto; (viii) non-exclusive licenses to Company Intellectual Property, in each case, granted in the ordinary course of business; (ix) statutory, common law or contractual Liens of landlords under real property leases; (x) Liens against the fee interests of the landlord or owner of any Company properties unless caused by the Company or any of its Subsidiaries; and (xi) Liens or encumbrances imposed on the underlying fee interest in real property leased, subleased or otherwise occupied by the Company or any of its Subsidiaries; provided, however, that, in all cases, the term Permitted Liens shall not include any Liens that secure the payment of borrowed money or other Indebtedness (except in the case of Liens that secure the items in clause (iii) of the definition of Indebtedness, but only to the extent no event has occurred that, with or without notice or lapse of time or both, would result in a default under or foreclosure or other exercise of remedies with respect to such Lien or Indebtedness).
(ccccc)   “Person” means any individual, corporation (including any non-profit corporation), limited liability company, joint stock company, general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, firm, Governmental Authority or other enterprise, association, organization or entity.
(ddddd)   “Personal Information” means any data or information that is defined as “personal data,” “personally identifiable information,” “personal information,” or any equivalent defined term under any applicable Data Protection Requirement including any such data or information that identifies, relates to, describes, is reasonably capable of being associated with, or could reasonably be linked, directly or indirectly, with a particular individual or household (including an individual’s first and last names, home address, telephone number, email address, government issued identifier (including social security number, driver’s license number, passport number, or other similar identifiers), credit card or other financial information, billing and transactional information, medical, health or insurance information, gender, date of birth, educational or employment information, and marital or other status, behavioral information, opinions, beliefs, vehicle identification number, IP address, cookie identifier, geolocation data, biometric information, or any other number or identifier that identifies an individual).
(eeeee)   “Pre-Closing Period” means the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the (i) termination of this Agreement pursuant to Article VIII and (ii) Effective Time.
(fffff)   “Registered Intellectual Property” means all (i) Patents; (ii) registered Marks; and (iii) registered Copyrights.
(ggggg)   “Release” means any actual or threatened release, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, abandonment, disposing, or allowing to escape or migrate into or through the environment (including ambient air (indoor or outdoor), surface water, groundwater, land surface or subsurface strata).
(hhhhh)   “Representatives” means the Affiliates, directors, officers, employees, consultants, agents, representatives and advisors of a Party; provided, however, that in the case of the Company, reference to “Affiliates” for the purposes of this Section 1.1(hhhhh) shall be deemed to refer to “controlled Affiliates.”
(iiiii)   “Sanctioned Country” means any country or territory subject to comprehensive economic sanctions or trade restrictions of the United States, the European Union or the United Nations that broadly prohibit or restrict dealings with such country, which as of the date of this Agreement include Cuba, Iran, North Korea, Syria, and the Crimea and separatist-controlled portions of the Donetsk and Luhansk regions of Ukraine.
(jjjjj)   “Sanctioned Person” means any Person, organization, or vessel with whom dealings are restricted or prohibited by any economic sanctions, trade restrictions, or similar restrictions imposed by the United States, the European Union or the United Nations, including (i) any Person identified in any sanctions list maintained by (A) the United States government, including the United States Department of Treasury, OFAC, the United States Department of Commerce, Bureau of Industry and Security, and the United States Department of State; (B) the European Union; or (C) the United Nations Security Council; (ii) any Person located, organized, or resident in, or a government instrumentality of, any Sanctioned Country and (iii) any Person directly or indirectly owned or controlled by or acting for the benefit or on behalf of a Person described in clause (i) or (ii) above.
(kkkkk)   “Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

(lllll)   “SEC” means the United States Securities and Exchange Commission.
(mmmmm)   “Securities Act” means the Securities Act of 1933.
(nnnnn)   “Service Provider” means any current or former employee, officer, consultant, independent contractor, or member of the board of directors of the Company or any of its Subsidiaries.
(ooooo)   “Software” means software, firmware and computer programs and applications (including source code, executable or object code, architecture, algorithms, data files, computerized databases, plugins, libraries, subroutines, scripts, tools and application programming interfaces (APIs)), and all related specifications and documentation.
(ppppp)   “Stored Communications Act” means the Stored Communications Act of 1986, as amended.
(qqqqq)   “Subsidiary” of any Person means (i) a corporation more than fifty percent (50%) of the combined voting power of the outstanding voting stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more other Subsidiaries of such Person; (ii) a partnership of which such Person or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, is the general partner and has the power to direct the policies, management and affairs of such partnership; (iii) a limited liability company of which such Person or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries of such Person, directly or indirectly, is the managing member and has the power to direct the policies, management and affairs of such company; and (iv) any other Person (other than a corporation, partnership or limited liability company) in which such Person or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries of such Person, directly or indirectly, has at least a majority ownership or the power to direct the policies, management and affairs thereof (including by contract).
(rrrrr)   “Superior Proposal” means any bona fide written Acquisition Proposal on terms that the Company Board (or a committee thereof) has determined in good faith (after consultation with its financial advisor and outside legal counsel) (i) would be more favorable, from a financial point of view, to the Company Stockholders (in their capacity as such) than the Merger (taking into account (1) any revisions to this Agreement made or proposed in writing by Parent prior to the time of such determination; and (2) those factors and matters deemed relevant in good faith by the Company Board (or any committee thereof), which factors shall include the (A) identity of the Person making the proposal; and (B) legal, financial (including the financing terms), regulatory, timing and other aspects of such Acquisition Proposal); (ii) is not subject to any financing or due diligence condition; and (iii) is reasonably likely to be consummated in accordance with its terms on a timely basis. For purposes of the reference to an “Acquisition Proposal” in this definition, all references to “15 percent” in the definition of “Acquisition Transaction” will be deemed to be references to “50.1 percent.”
(sssss)   “Tax” means all taxes, customs, tariffs, imposts, levies, duties, fees or other like assessments or charges in the nature of a tax imposed by a Governmental Authority, including income, franchise, profits, corporations, advance corporation, gross receipts, transfer, excise, real and personal property, sales, use, goods and services, production, privilege, lease, service, service use, recapture, value-added, ad valorem, license, capital, capital gains, capital unit, capital stock, wage, employment, unemployment, payroll, withholding, social security (or similar), severance, environmental, premium, business and occupation, import, custom, stamp, documentary, escheat or unclaimed property, windfall profits, registration, utility, communications, disability, worker’s compensation, estimated, alternative, add-on minimum, or other governmental taxes or charges, together with any interest, penalty, addition to tax or additional amount with respect thereto, whether disputed or not, and including any obligations to indemnify or otherwise assume or succeed to the Liabilities for Taxes of any other Person and (ii) any amounts described in clause (i) which are imposed upon or incurred under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or non-United States Law) or otherwise as a result of membership in an affiliated, consolidated, combined or unitary group for tax purposes, and including any liability for taxes, charges or other assessments as a transferee or successor, by Contract (other than Contracts entered into in the ordinary course of business the primary purpose of which is not related to Taxes) or otherwise.

(ttttt)   “Tax Returns” means all Tax returns, declarations, statements, reports, schedules, forms and information returns, including any attachments thereto or amendments thereof, filed or required to be filed with any Governmental Authority relating to Taxes.
(uuuuu)   “Taxing Authority” means any Governmental Authority exercising any authority to determine impose regulate, collect, levy, assess, enforce or administer any Tax.
(vvvvv)   “Transaction Documents” means, collectively, the Confidentiality Agreement, the Voting Agreements and any other document contemplated by those agreements or any document or instrument delivered in connection with this Agreement or those agreements.
(wwwww)   “Transaction Litigation” means any Legal Proceeding commenced or threatened against a Party or any of its Subsidiaries, Affiliates or officers or directors or otherwise relating to, involving or affecting such Party or any of its Subsidiaries, Affiliates or officers or directors, in each case in connection with, arising from or otherwise relating to this Agreement, the Transaction Documents or the Transactions, including any Legal Proceeding alleging or asserting any misrepresentation or omission in the Proxy Statement or any Other Required Company Filing, in each case other than any Legal Proceedings solely among the Parties or their respective Affiliates related to this Agreement, the Transaction Documents or the Transactions.
(xxxxx)   “Treasury Regulation” means regulations promulgated under the Code by the IRS.
(yyyyy)   “Unvested Company RSU” means any Company RSU (or portion thereof) that is unvested as of immediately prior to the Effective Time.
(zzzzz)   “Unvested Payment Plan” means the plan and related plan Contracts (each, an “Unvested Payment Plan Agreement”) containing the payment, vesting conditions and other terms by which the Unvested RSU Consideration, Actual PSU Consideration and Unvested PSU Consideration is payable to the grantees thereof in accordance with Section 2.8(a)(ii), Section 2.8(a)(iv) and Section 2.8(a)(v), respectively.
(aaaaaa)   “Vested Company RSU” means (i) any Company RSU (or portion thereof) that is vested but has not been settled in shares of Company Common Stock as of immediately prior to the Effective Time and (ii) any Company RSU (or portion thereof) that is outstanding as of immediately prior to the Effective Time and held by a non-employee director of the Company Board.
(bbbbbb)    “Willful Breach” means, with respect to any covenant or agreement, a breach that is a consequence of an act deliberately undertaken or omitted to be taken by the breaching party with the knowledge that the taking of such act or failure to take such act would, or would reasonably be expected to, cause a breach of the relevant covenant or agreement.
1.2   Additional Definitions.   The following capitalized terms have the respective meanings given to them in the respective Sections of this Agreement set forth opposite each of the capitalized terms below:
Term	Section Reference
Actual PSU Consideration	2.8(a)(iv)
Agreement	Preamble
Alternative Acquisition Agreement	5.3(a)
Certificates	2.9(c)(i)
Closing	2.3
Closing Date	2.3
Company	Preamble
Company Board Recommendation	3.3(a)
Company Board Recommendation Change	5.3(c)(i)
Company Disclosure Letter	1.4
Company Equity-Based Award Consideration	2.8(a)(i)

Term	Section Reference
Company Option Consideration	2.8(b)
Company Privacy Policy	3.17(a)
Company SEC Reports	3.9
Company Securities	3.7(b)
Company Stockholder Meeting	6.3(a)
Copyrights	1.1(iiii)
Derivative Action	6.18(c)
Dissenting Company Shares	2.7(c)(i)
EAR	3.22(b)(i)
Effect	1.1(pp)
Effective Time	2.2
Electronic Delivery	9.14
Exchange Fund	2.9(b)
Export and Import Approvals	3.22(b)(iv)
Facility Security Clearances	3.28(a)
Indemnified Persons	6.9(a)
International Employee Plans	3.19(a)
IP Contracts	3.16(d)
Labor Agreements	3.20(a)
Labor Entities	3.20(a)
Lease	3.14(b)
Leased Real Property	3.14(b)
Marks	1.1(iiii)
Maximum Annual Premium	6.9(b)
Merger	Recitals
Merger Sub	Preamble
New Plans	6.10(c)(i)
Nonqualified Deferred Compensation Plan	3.18(h)
Notice Period	5.3(d)(ii)(3)
OFAC	3.22(b)(i)
Other Required Company Filing	6.2(e)
Owned Company Shares	2.7(a)(ii)
Parent	Preamble
Parent Termination Fee	8.3(c)
Party	Preamble
Patents	1.1(iiii)
Payment Agent	2.9(a)
Payoff Letters	6.18(f)
Pension Benefits	3.18(i)
Per Share Price	2.7(a)(iv)
Proxy Statement	6.2(a)
Qualified Plans	3.18(c)
Remedy Action	6.1(e)(i)
Repurchase Transaction	6.18(a)(iii)

Term	Section Reference
Required Parent Filing	6.2(f)
Requisite Stockholder Approval	3.4
Restraint	7.1(c)
Section 16 Officer	6.10(f)
Security Assessment	6.6(b)(i)
Security Assessment Team	6.6(b)(i)
Security Clearances	3.28(b)
Source Code Scan	6.6(b)(ii)
Surviving Corporation	2.1
Tail Policy	6.9(b)
Tax Incentive	3.18(h)
Termination Date	8.1(c)
Top Channel Partners	3.32
Top Customers	3.31
Top Suppliers	3.30
Trade Compliance Laws	3.22(b)(i)
Trade Secrets	1.1(iiii)
Transactions	Recitals
Uncertificated Shares	2.9(c)(ii)
Unvested Payment Plan Agreement	1.1(zzzzz)
Unvested PSU Consideration	2.8(a)(v)
Unvested RSU Consideration	2.8(a)(ii)
Voting Agreement	Recitals
WARN Act	3.20(a)
1.3    Certain Interpretations.
(a)   References to this Agreement.   Unless the context of this Agreement otherwise requires, (i) when a reference is made in this Agreement to an Article, Section, Schedule or Exhibit, that reference is to an Article, Section, Schedule or Exhibit to this Agreement, as applicable, and (ii) references to “paragraphs” or “clauses” are to separate paragraphs or clauses of the Section or subsection in which the reference occurs. References to this Agreement (in this Agreement or any Transaction Document) mean this Agreement as amended, supplemented or otherwise modified from time to time in accordance with Section 9.3.
(b)   Hereof, Including, etc.   When used in this Agreement, (i) the words “hereof,” “herein” and “herewith” and words of similar import will, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement; (ii) the phrase “the date hereof” means “the date of this Agreement;” and (iii) the words “include,” “includes” and “including” will be deemed in each case to be followed by the words “without limitation.”
(c)   Neither, etc. Not Exclusive.   Unless the context of this Agreement otherwise requires, “neither,” “nor,” “any,” “either” and “or” are not exclusive.
(d)   Extent.   The phrase “to the extent” means the degree to which a subject or other thing extends, and does not simply mean “if.”
(e)   Dollars.   When used in this Agreement, references to “$” or “Dollars” are references to United States dollars. All amounts in this Agreement will be paid in Dollars, unless otherwise required by applicable Law, and if any amounts, costs, fees or expenses incurred by any Party pursuant to this Agreement are denominated in a currency other than Dollars, to the extent applicable, the Dollar equivalent for such costs, fees and expenses will be determined by converting such other currency to Dollars at the foreign exchange rates published by Bloomberg or, if not reported thereby, another authoritative source reasonably determined by the Company, in effect at the time that such amount, cost, fee or expense is incurred. If the resulting conversion yields a number that extends beyond two decimal points, it will be rounded to the nearest penny.
(f)   Meaning of Terms.   The meaning assigned to each capitalized term defined and used in this Agreement is equally applicable to both the singular and the plural forms of such term, and words denoting any gender include all genders. Where a word or phrase is defined in this Agreement, each of its other grammatical forms has a corresponding meaning. All terms defined in this Agreement will have the defined meanings when used in any certificate or other document made or delivered pursuant to this Agreement unless otherwise defined in such certificate or document. References to the “United States” or abbreviations thereof mean the United States of America and its states, territories and possessions.
(g)   References to Parties.   References to any Person (including any Party) include references to such Person’s successors and permitted assigns, and, in the case of any Governmental Authority, to any Person succeeding to its functions and capacities.
(h)   References to Subsidiaries.   Unless the context otherwise requires, all references in this Agreement to the Subsidiaries of a Person will be deemed to include all direct and indirect Subsidiaries of such Person.
(i)   Writings.   References to “writing” mean the representation or reproduction of words, symbols or other information in a visible form by any method or combination of methods, whether in electronic form or otherwise, and including writings delivered by Electronic Delivery. “Written” will be construed in the same manner.
(j)   Legislation; Contracts.   A reference to any specific legislation or to any provision of any legislation includes any amendment to, and any modification, re-enactment or successor thereof, any legislative provision substituted therefor and all rules, regulations and statutory instruments issued thereunder or pursuant thereto, except that, for purposes of any representations and warranties in this Agreement that are made as a specific date, references to any specific legislation will be deemed to refer to such legislation or provision (and all rules, regulations, statutory instruments and applicable guidance, guidelines, bulletins or policies issued or made in connection therewith by a Governmental Authority) as of such date. References to any agreement or Contract are to that agreement or Contract as amended, modified or supplemented from time to time, and any exhibits, schedules, annexes, statements of work, riders and other documents attached thereto, provided, that with respect to any Contract listed on any schedule annexed to this Agreement, including the Company Disclosure Letter, such references shall only include any such amendments, modifications or supplements and exhibits, schedules, annexes, statements of work, riders and other documents that were made available to Parent.
(k)   Accounting Matters.   Except as otherwise provided in this Agreement, all accounting terms used in this Agreement will be interpreted, and all accounting determinations hereunder will be made, in accordance with GAAP.
(l)   Headings.   The table of contents and headings set forth in this Agreement are for convenience of reference purposes only and will not affect or be deemed to affect in any way the meaning or interpretation of this Agreement or any term or provision of this Agreement.
(m)   Applicable Time.   Unless otherwise indicated, all references to a specific time are to the then-applicable local time in San Francisco, California.
(n)   Calculation of Time Periods.   Unless otherwise indicated, (i) when calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period will be excluded; (ii) if the last day of such period is not a Business Day, then the period in question will end on the next Business Day; (iii) if any action must be taken on or by a day that is not a Business Day, then such action may be validly taken on or by the next day that is a Business Day; (iv) the measure of a period of one month or year for purposes of this Agreement will be the day of the following month or year corresponding to the starting date; and (v) if no corresponding date exists, then the end date of such period being measured will be the next actual day of the following month or year (for example, one month following February 18 is March 18 and one month following March 31 is May 1). References to “from” or “through” any date mean, unless otherwise specified, from and including or through and including such date, respectively.
(o)   Nature of Days and Months.   Whenever this Agreement refers to a number of days, that number will refer to calendar days unless Business Days are specified. Any reference to a “month” means a calendar month.
(p)   Representations Are Not Covenants.   Nothing contained in Article III or Article IV may be construed as a covenant under the terms of this Agreement, other than the acknowledgments and agreements set forth in Section 3.34 and Section 4.11 to the extent necessary to give full effect to the acknowledgments and agreements set forth therein.
(q)   Joint Drafting.   The Parties agree that they have been represented by legal counsel during the negotiation and execution of this Agreement. Accordingly, the Parties irrevocably waive the application of any Law, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.
(r)   Summaries.   No summary of this Agreement or any Exhibit, Schedule or other document delivered with this Agreement that is prepared by or on behalf of any Party will affect the meaning or interpretation of this Agreement or such Exhibit, Schedule or document.
(s)   No Admission.   The information contained in this Agreement and in the Company Disclosure Letter is disclosed solely for purposes of this Agreement, and no information contained in this Agreement or in the Company Disclosure Letter will be deemed to be an admission by any Party to any third Person of any matter whatsoever, including (i) any violation of Law or breach of contract; or (ii) that such information is material or is required to be referred to or disclosed under this Agreement. Disclosure of any information or document in the Company Disclosure Letter is not a statement or admission that it is material or required to be disclosed in the Company Disclosure Letter. Nothing in the Company Disclosure Letter constitutes an admission against the Company’s interest or represents the Company’s legal position or legal rights on the matter so disclosed. No reference in this Agreement to dollar amount thresholds will be deemed to be evidence of a Company Material Adverse Effect or Parent Material Adverse Effect, as applicable, or materiality.
(t)   Nature of Information Disclosed.   It is understood and agreed that the (i) specification of any dollar amount in the representations and warranties contained in this Agreement is not intended to imply that such amounts (or higher or lower amounts) are or are not material; and (ii) the inclusion of any specific item in the Company Disclosure Letter is not intended to imply that such items are or are not material or are within or outside of the ordinary course of business. In each case, no Party may use the fact of the setting of such amounts or the fact of the inclusion of any such item in the Company Disclosure Letter in any dispute or controversy between the Parties as to whether any obligation, item or matter not described in this Agreement is or is not material for purposes of this Agreement or whether any obligation, item or matter included in the Company Disclosure Letter is or is not material for purposes of this Agreement or is within or outside of the ordinary course of business.
(u)   No Reliance by Others on Representations.   The representations and warranties in this Agreement are the product of negotiations among the Parties and are for the sole benefit of the Parties. Any inaccuracies in such representations and warranties are subject to waiver by the Parties in accordance with Section 9.4 without notice or liability to any other Person. In some instances, the representations and warranties in this Agreement may represent an allocation among the Parties of risks associated with particular matters regardless of the knowledge of any of the Parties. Consequently, Persons other than the Parties may not rely on the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

(v)   Made Available.   The phrases “furnished,” “provided,” “delivered” or “made available” or words of similar import when used with respect to documents or other information means that such documents or information have been physically or electronically delivered to the relevant Party prior to the date of this Agreement by being (i) not later than two (2) hours prior to the execution and delivery of this Agreement posted to the virtual data room managed by the Company in connection with the Merger or (ii) filed with or furnished to the SEC and available in its Electronic Data Gathering, Analysis and Retrieval (EDGAR) database, at least two (2) Business Days prior to the date hereof.
(w)   Ordinary Course.   References to “ordinary course” or “ordinary course of business” refers to the ordinary course of business of the Company and its Subsidiaries consistent with past practice.
1.4   Company Disclosure Letter.   The information set forth in the disclosure letter delivered by the Company to Parent and Merger Sub on the date of this Agreement (the “Company Disclosure Letter”) is disclosed under separate Section and subsection references that correspond to the Sections and subsections of this Agreement to which such information relates. The information set forth in each Section or subsection of the Company Disclosure Letter will be deemed to be an exception to (or, as applicable, a disclosure for purposes of) (a) the representations, warranties or covenants of the Company that are set forth in the corresponding Section or subsection of this Agreement; and (b) any other representations or warranties of the Company that are set forth in Article III, but in the case of this clause (b) only if the relevance of that disclosure as an exception to (or a disclosure for purposes of) such other representations or warranties is reasonably apparent on the face of such disclosure.
ARTICLE II
THE MERGER
2.1   The Merger.   Upon the terms and subject to the conditions set forth in this Agreement and the applicable provisions of the DGCL, at the Effective Time, (a) Merger Sub will be merged with and into the Company; (b) the separate corporate existence of Merger Sub will cease; and (c) the Company will continue as the surviving corporation of the Merger and a wholly owned Subsidiary of Parent. The Company, as the surviving corporation of the Merger, is sometimes referred to as the “Surviving Corporation.”
2.2   The Effective Time.   Upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date, Parent, Merger Sub and the Company will cause the Merger to be consummated pursuant to the DGCL by filing the Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the applicable provisions of the DGCL. The Merger shall become effective on such date and at such time as the acceptance of such filing by the Secretary of State of the State of Delaware, or such later time as may be agreed in writing by Parent, Merger Sub and the Company and specified in the Certificate of Merger in accordance with the DGCL (the “Effective Time”).
2.3   The Closing.   The consummation of the Merger will take place at a closing (the “Closing”) to occur at (a) 9:00 a.m., Eastern time, at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, located at 650 Page Mill Road, Palo Alto, California 94304 (or remotely via the electronic exchange of documents), on a date to be agreed upon by Parent, Merger Sub and the Company that is no later than the fourth Business Day after the satisfaction or waiver (to the extent permitted under this Agreement) of the last to be satisfied or waived of the conditions set forth in Article VII (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver (to the extent permitted under this Agreement) of such conditions); or (b) such other time, location and date as Parent, Merger Sub and the Company mutually agree in writing. The date on which the Closing actually occurs is referred to as the “Closing Date.”
2.4   Effect of the Merger.   At the Effective Time, the effect of the Merger will be as provided in this Agreement, the Certificate of Merger and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all (a) of the property, rights, privileges, powers and franchises of the Company and Merger Sub will vest in the Surviving Corporation; and (b) debts, liabilities and duties of the Company and Merger Sub will become the debts, liabilities and duties of the Surviving Corporation.

2.5   Certificate of Incorporation and Bylaws.
(a)   Certificate of Incorporation.   At the Effective Time and without any further action on the part of the Company or Merger Sub, the certificate of incorporation of Merger Sub will (subject to Section 6.9) be the certificate of incorporation of the Surviving Corporation until amended in accordance with such certificate of incorporation and the DGCL, except that the name of the Surviving Corporation shall be “Mandiant, Inc.”
(b)   Bylaws.   At the Effective Time and without any further action on the part of the Company or Merger Sub, the bylaws of Merger Sub will (subject to Section 6.9) be the bylaws of the Surviving Corporation until thereafter amended in accordance with its terms, the certificate of incorporation of the Surviving Corporation and the DGCL, except that the name of the Surviving Corporation shall be “Mandiant, Inc.”
2.6   Directors and Officers of the Surviving Corporation.
(a)   Directors.   The Parties will take all necessary actions so that the directors of Merger Sub as of immediately prior to the Effective Time are the initial directors of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified, or until their resignation or removal.
(b)   Officers.   The Parties will take all necessary actions so that the officers of the Company as of immediately prior to the Effective Time are the initial officers of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their respective successors are duly appointed, or until their resignation or removal.
2.7   Effect on Capital Stock.
(a)   Capital Stock.   Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any of the following securities, the following will occur:
(i)   each share of common stock, par value $0.001 per share, of Merger Sub that is outstanding as of immediately prior to the Effective Time will be converted into one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation, and each certificate representing ownership of such shares of common stock of Merger Sub will thereafter represent ownership of shares of common stock of the Surviving Corporation;
(ii)   each share of Company Common Stock that is (A) held by the Company as treasury stock; (B) owned by Parent or Merger Sub; or (C) owned by any direct or indirect wholly owned Subsidiary of Parent or Merger Sub, in each case, as of immediately prior to the Effective Time (collectively, the “Owned Company Shares”) will be cancelled and extinguished without any conversion thereof or consideration paid therefor;
(iii)   each share of Company Convertible Preferred Stock shall have been converted in advance of the Effective Time in accordance with the Voting Agreements and the undertakings by the Company in Section 6.4 so that the Company Common Stock into which such shares of Company Convertible Preferred Stock have so converted may be converted at the Effective Time as provided in Section 2.7(a)(iv); and
(iv)   each share of Company Common Stock that is issued and outstanding as of immediately prior to the Effective Time (other than Owned Company Shares and Dissenting Company Shares) will be cancelled and extinguished and automatically converted into the right to receive cash in an amount equal to $23.00, without interest thereon (the “Per Share Price”), in accordance with the provisions of Section 2.9 (or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit (and bond, if required) in accordance with the provisions of Section 2.11).
(b)   Adjustment to the Per Share Price.   The Per Share Price will be adjusted appropriately to reflect the effect of any stock split, reverse stock split, stock distribution or dividend (including any dividend or other distribution of securities convertible into Company Common Stock), reorganization, recapitalization, reclassification, combination, exchange of shares or other similar change with respect to the Company Common Stock occurring on or after the date of this Agreement and prior to the Effective Time.
(c)   Statutory Rights of Appraisal.
(i)   Dissenting Company Shares.   Notwithstanding anything to the contrary set forth in this Agreement, all shares of Company Capital Stock that are issued and outstanding as of immediately prior to the Effective Time and held by Company Stockholders who have (A) neither voted in favor of the adoption of this Agreement nor consented thereto in writing and (B) properly and validly exercised their statutory rights of appraisal in respect of such shares of Company Common Stock or Company Convertible Preferred Stock, as applicable, in accordance with Section 262 of the DGCL (the “Dissenting Company Shares”) will not be converted into, or represent the right (if any) to receive, the Per Share Price pursuant to this Section 2.7. Such Company Stockholders will be entitled to receive payment of the appraised value of such Dissenting Company Shares in accordance with the provisions of Section 262 of the DGCL, except that all Dissenting Company Shares held by Company Stockholders who have failed to perfect or who have effectively withdrawn or lost their rights to appraisal of such Dissenting Company Shares pursuant to Section 262 of the DGCL will be deemed to have been converted into, and to have become exchangeable for, as of the Effective Time, the right (if any) to receive the Per Share Price pursuant to this Section 2.7 (less any payments made by the Surviving Corporation with respect to such Company Common Stock or Company Convertible Preferred Stock, as applicable, before entry of judgment in accordance with Section 262(h) of the DGCL), upon surrender of the Certificates or Uncertificated Shares that formerly evidenced such shares of Company Capital Stock in the manner provided in Section 2.9.
(ii)   Notification of Parent of Demands for Appraisal.   The Company will give Parent (A) prompt notice of any demands for appraisal received by the Company, withdrawals of such demands and any other instruments served pursuant to the DGCL and received by the Company in respect of the Dissenting Company Shares; and (B) the opportunity to participate in and control all negotiations and Legal Proceedings with respect to demands for appraisal pursuant to the DGCL in respect of the Dissenting Company Shares. Notwithstanding anything to the contrary in Section 2.7(c), the notice contemplated by the prior sentence may only be delivered to counsel to Parent and may be delivered by email. The Company may not, except with the prior written consent of Parent, make any payment with respect to any demands for appraisal or settle or offer to settle any such demands for payment in respect of Dissenting Company Shares.
2.8   Equity Awards.
(a)   Company Equity-Based Awards.   Parent will not assume any Company Equity-Based Awards.
(i)   Vested Company RSUs.   At the Effective Time, each Vested Company RSU outstanding as of immediately prior to the Effective Time will, without any action on the part of Parent, Merger Sub, the Company or the holder thereof, accelerate vesting in full (to the extent not already vested) and be cancelled and converted into and will become a right to receive an amount in cash, without interest, equal to the product obtained by multiplying (x) the amount of the Per Share Price (less the exercise or purchase price per share, if any, attributable to such Company Equity-Based Award) by (y) the total number of shares of Company Common Stock subject to such Company Equity-Based Award immediately prior to the Effective Time (such amount in cash, the “Company Equity-Based Award Consideration”). The payment of the Company Equity-Based Award Consideration will be subject to withholding for all required Taxes.
(ii)   Unvested Company RSUs.   At the Effective Time, each Unvested Company RSU that (A) is held by an individual who is providing services to the Company or its Subsidiaries immediately prior to the Effective Time and (B) is outstanding immediately prior to the Effective Time will, without any action on the part of Parent, Merger Sub, the Company or the holder thereof, be canceled and converted into the right to receive an amount in cash, without interest, equal to the product obtained by multiplying (x) the amount of the Per Share Price (less the exercise or purchase price per share, if any, attributable to such Unvested Company RSU) by (y) the total number of shares of Company Common Stock subject to such Unvested Company RSUs (the “Unvested RSU Consideration”), with such Unvested RSU Consideration vesting in accordance with the vesting schedule applicable to such Unvested Company RSU immediately prior to the Effective Time, subject to Section 2.8(a)(vi). The vesting and payment of the Unvested RSU Consideration will also be subject to the terms and conditions of the Unvested Payment Plan.
(iii)   Other Company RSUs.   At the Effective Time, each Company RSU other than as described in Section 2.8(a)(i) or Section 2.8(a)(ii) that is outstanding immediately prior to the Effective Time shall, without any action on the part of Parent, Merger Sub, the Company or the holder thereof, be canceled for no consideration.
(iv)   Company PSUs-Completed Performance.   At the Effective Time, each Company PSU (including any portion thereof) for which the performance period has been completed at or prior to the Effective Time which is outstanding immediately prior to the Effective Time will, without any action on the part of Parent, Merger Sub, the Company or the holder thereof, be canceled and converted into, and will become a right to receive, an amount in cash, without interest, equal to the product of (x) the Per Share Price multiplied by (y) the total number of shares of Company Common Stock subject to such Company PSU based on the actual achievement of all relevant performance goals (the “Actual PSU Consideration”) with such Actual PSU Consideration vesting in accordance with the service-based vesting schedule applicable to such Company PSU immediately prior to the Effective Time, subject to Section 2.8(a)(vi). The vesting and payment of the Actual PSU Consideration will also be subject to the terms and conditions of the Unvested Payment Plan. For the avoidance of doubt, any Actual PSU Consideration payable pursuant to this Section 2.8(a)(iii) will not be subject to any performance-based vesting requirements and will be subject solely to the service-based vesting requirements applicable to the applicable Company PSU as of immediately prior to the Effective Time.
(v)   Company PSUs-Uncompleted Performance.   At the Effective Time, each Company PSU (including any portion thereof) for which the performance period has not been completed at or prior to the Effective Time which is outstanding immediately prior to the Effective Time will, without any action on the part of Parent, Merger Sub, the Company or the holder thereof, be canceled and converted into the right to receive, an amount in cash, without interest, equal to the product of (x) the Per Share Price multiplied by (y) the total number of shares of Company Common Stock subject to such Company PSU assuming maximum level of achievement of all relevant performance goals (the “Unvested PSU Consideration”), with such Unvested PSU Consideration vesting in accordance with the service-based vesting schedule applicable to such Company PSU immediately prior to the Effective Time, subject to Section 2.8(a)(vi). The vesting and payment of the Unvested PSU Consideration will also be subject to the terms and conditions of the Unvested Payment Plan. For the avoidance of doubt, any Unvested PSU Consideration payable pursuant to this Section 2.8(a)(v) will not be subject to any performance-based vesting requirements and will be subject solely to the service-based vesting requirements applicable to the applicable Company PSU as of immediately prior to the Effective Time.
(vi)   Acceleration.   The Unvested RSU Consideration, Actual PSU Consideration, and Unvested PSU Consideration will be treated as a Company Equity-Based Award for the purposes of any double-trigger accelerated vesting applicable with respect to the underlying Company RSU or Company PSU immediately prior to the Effective Time, which such double-trigger accelerated vesting provision is disclosed on Section 3.19(h) of the Company Disclosure Letter.
(b)   Company Options.   Parent will not assume any Company Options. At the Effective Time, each Company Option outstanding and unexercised as of immediately prior to the Effective Time will, without any action on the part of Parent, Merger Sub, the Company or the holder thereof, accelerate vesting in full and be cancelled and converted into, and will become a right to receive, an amount in cash, without interest, equal to the product obtained by multiplying (i) the amount of the Per Share Price (less the exercise price per share attributable to such Company Option) by (ii) the total number of shares of Company Common Stock issuable upon exercise in full of such Company Option (such amount in cash, the “Company Option Consideration”). Notwithstanding the foregoing, with respect to any Company Options for which the exercise price per share attributable to such Company Options is equal to or greater than the Per Share Price, such Company Options will be cancelled without any cash payment being made in respect thereof. The payment of the Company Option Consideration will be subject to withholding for all required Taxes.
(c)   Payment Procedures.   As soon as practicable following the Effective Time, Parent will deposit (or cause to be deposited) with the Company or its designee, by wire transfer of immediately available funds, the aggregate (i) Company Equity-Based Award Consideration owed to all holders of Vested Company RSUs; and (ii) Company Option Consideration owed to all holders of Company Options. As soon as practicable following the Closing Date (and in no event later than the second regular payroll period following the Closing Date), the applicable holders of Vested Company RSUs and Company Options will receive a payment from the Company or the Surviving Corporation, through its payroll system or payroll provider, or from the Company’s or Surviving Corporation’s designee of all amounts required to be paid to such holders in respect of Vested Company RSUs or Company Options that are cancelled and converted pursuant to Section 2.8(a)(i) or Section 2.8(b), as applicable. Notwithstanding the foregoing, if any payment owed to a holder of Vested Company RSUs or Company Options pursuant to Section 2.8(a)(i) or Section 2.8(b), as applicable, is not made through the Company’s or the Surviving Corporation’s payroll system or payroll provider, then the Surviving Corporation or its designee will wire or issue a check for such payment to such holder, which check will be sent to such holder promptly following the Closing Date (but in no event more than ten (10) Business Days thereafter).
(d)   Necessary Further Actions.   Prior to the Effective Time, the Company or the Company Board (or the appropriate committee thereof), as applicable, will take all action necessary to effect the cancellation of Company Equity-Based Awards and Company Options as of the Effective Time and to give effect to this Section 2.8 (including the satisfaction of the requirements of Rule 16b-3(e) promulgated under the Exchange Act). All Company Equity-Based Awards and Company Options and all Company Equity Plans will terminate as of the Effective Time (but subject to the consummation of the Merger), and the provisions in any other Company Benefit Plan or Contract providing for the issuance or grant of any other interest in respect of the capital stock of the Company or its Subsidiaries will be cancelled as of the Effective Time.
(e)   Treatment of Employee Stock Purchase Plan.   Prior to the Effective Time, the Company or the Company Board (or the appropriate committee thereof), as applicable, will take all action necessary to (i) cause any offering period or purchase period under the ESPP that is outstanding on the date of this Agreement and otherwise would be outstanding at the Effective Time to be terminated no later than ten (10) Business Days prior to the Closing Date; (ii) make any adjustments that may be necessary or advisable to reflect the shortened offering period or purchase period, but otherwise treat such shortened offering period or purchase period as a fully effective and completed offering period or purchase period for all purposes pursuant to the ESPP; (iii) cause the exercise (as of no later than ten (10) Business Days prior to the Closing Date) of each outstanding purchase right pursuant to the ESPP; (iv) provide that no further offering period or purchase period will commence pursuant to the ESPP on or after the Closing Date; and (v) provide that the amount of the accumulated contributions of each participant under the ESPP as of immediately prior to the Effective Time shall, to the extent not used to purchase shares of Company Common Stock in accordance with the terms and conditions of the ESPP (as amended pursuant to this Section 2.8(e)), be refunded in cash to such participant as promptly as practicable following the Effective Time (without interest). On such exercise date, the Company will apply the funds credited as of such date pursuant to the ESPP within each participant’s account to the purchase of whole shares of Company Common Stock in accordance with the terms of the ESPP. Immediately prior to and effective as of the Effective Time (but subject to the consummation of the Merger), the Company will terminate the ESPP.
2.9   Exchange of Certificates.
(a)   Payment Agent.   Prior to the Closing, Parent will (i) select a bank or trust company reasonably acceptable to the Company to act as the payment agent for the Merger (the “Payment

Agent”); and (ii) enter into a payment agent agreement, in form and substance reasonably acceptable to the Company, with such Payment Agent.
(b)   Exchange Fund.   On the Closing Date or on the first (1st) Business Day following the Closing Date, Parent will deposit (or cause to be deposited) with the Payment Agent, by wire transfer of immediately available funds, for payment to the holders of shares of Company Common Stock pursuant to Section 2.7, an amount of cash equal to the aggregate consideration to which such holders of Company Common Stock are entitled pursuant to Section 2.7 (such cash and any proceeds thereon, the “Exchange Fund”). To the extent that the Exchange Fund is insufficient at any time for any reason for the Payment Agent to promptly pay the cash amounts contemplated by Section 2.7, then Parent will, or will cause the Surviving Corporation to, promptly replace or restore the amount of cash in the Exchange Fund so as to ensure that the Exchange Fund is sufficient for the Payment Agent to make the payments contemplated by Section 2.7. Any interest or other income from investment of the Exchange Fund will be payable to Parent or the Surviving Corporation, as Parent directs.
(c)   Exchange and Payment Procedures.
(i)   Certificated Shares.   Promptly following the Effective Time (and in any event within three (3) Business Days thereafter), Parent and the Surviving Corporation will cause the Payment Agent to mail to each holder of record (as of immediately prior to the Effective Time) of a certificate that immediately prior to the Effective Time represented outstanding shares of Company Common Stock (other than Dissenting Company Shares and Owned Company Shares) (the “Certificates”) whose shares of Company Common Stock were converted into the right to receive the consideration payable in respect thereof pursuant to Section 2.7, (A) a letter of transmittal in such form as Parent may reasonably provide and which will specify that delivery will be effected, and risk of loss and title to the Certificates will pass, only upon delivery of the Certificates to the Payment Agent; and (B) instructions for use in effecting the surrender of the Certificates in exchange for the consideration payable in respect thereof pursuant to Section 2.7. Upon surrender to the Payment Agent of a Certificate (or affidavit of loss in lieu of a Certificate as provided in Section 2.11) for cancellation, together with such letter of transmittal, duly completed and validly executed, in accordance with the terms of such materials and instructions, the holder of such Certificate will be entitled to receive in exchange for the number of shares represented by such Certificate (and Parent will cause the Payment Agent to pay and deliver in exchange therefor as promptly as practicable) an amount in cash (less any applicable withholding Taxes payable in respect thereof) equal to the product obtained by multiplying (1) the aggregate number of shares of Company Common Stock represented by such Certificate by (2) the Per Share Price. The Certificate so surrendered will be cancelled. The Payment Agent will accept Certificates upon compliance with such reasonable terms and conditions as the Payment Agent may impose to cause an orderly exchange thereof in accordance with normal exchange practices. No interest will be paid or accrued for the benefit of any holder of the Certificates on the amount payable upon the surrender of such Certificates pursuant to this Section 2.9(c)(i). Until so surrendered, the Certificates will be deemed from and after the Effective Time to evidence only the right to receive the consideration payable in respect thereof pursuant to Section 2.7.
(ii)   Uncertificated Shares.   Notwithstanding anything to the contrary in this Agreement, any holder of shares of Company Common Stock held in book-entry form (the “Uncertificated Shares”) will not be required to deliver a Certificate or an executed letter of transmittal to the Payment Agent to receive the consideration payable in respect thereof pursuant to Section 2.7. In lieu thereof, each holder of record (as of immediately prior to the Effective Time) of an Uncertificated Share that immediately prior to the Effective Time represented an outstanding share of Company Common Stock (other than Dissenting Company Shares and Owned Company Shares) whose shares of Company Common Stock were converted into the right to receive the consideration payable in respect thereof pursuant to Section 2.7 will, upon receipt of an “agent’s message” in customary form (it being understood that the holders of Uncertificated Shares will be deemed to have surrendered such Uncertificated Shares upon receipt of an “agent’s message” or such other evidence, if any, as the Payment Agent may reasonably request) at the Effective Time, be entitled to receive (and Parent will cause the Payment Agent to pay and deliver as promptly as practicable) an amount in cash (less any applicable withholding Taxes payable in respect thereof) equal to the product obtained by multiplying (A) the aggregate number of shares of Company Common Stock represented by such holder’s transferred Uncertificated Shares by (B) the Per Share Price. The Uncertificated Shares so surrendered will be cancelled. The Payment Agent will accept transferred Uncertificated Shares upon compliance with such reasonable terms and conditions as the Payment Agent may impose to cause an orderly exchange thereof in accordance with customary exchange practices. No interest will be paid or accrued for the benefit of any holder of Uncertificated Shares on the amount payable upon the surrender of such Uncertificated Shares pursuant to this Section 2.9(c)(ii). Until so surrendered, Uncertificated Shares will be deemed from and after the Effective Time to evidence only the right to receive the consideration payable in respect thereof pursuant to Section 2.7.
(d)   Transfers of Ownership.   If a transfer of ownership of shares of Company Common Stock is not registered in the stock transfer books or ledger of the Company, or if the consideration payable is to be paid in a name other than that in which the Certificates surrendered or transferred in exchange therefor are registered in the stock transfer books or ledger of the Company, then the consideration payable pursuant to Section 2.7 may be paid to a Person other than the Person in whose name the Certificate so surrendered or transferred is registered in the stock transfer books or ledger of the Company only if such Certificate is properly endorsed and otherwise in proper form for surrender and transfer and the Person requesting such payment has paid to Parent (or any agent designated by Parent) any transfer or other Taxes required by reason of the payment of the consideration payable pursuant to Section 2.7 to a Person other than the registered holder of such Certificate, or established to the satisfaction of Parent (or any agent designated by Parent) that such transfer or other Taxes have been paid or are otherwise not payable. Payment of the consideration payable with respect to Uncertificated Shares will only be made to the Person in whose name such Uncertificated Shares are registered.
(e)   Escheat.   Notwithstanding anything to the contrary set forth in this Agreement, none of the Payment Agent, Parent, the Surviving Corporation or any other Party will be liable to a Company Stockholder for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar Law. If any Certificates or Uncertificated Shares have not been surrendered immediately prior to the date on which any cash in respect of such Certificate or Uncertificated Share would otherwise escheat to or become the property of any Governmental Authority, then any such cash in respect of such Certificate or Uncertificated Share will, to the extent permitted by applicable Law, become the property of Parent, free and clear of all claims or interest of any person previously entitled thereto.
(f)   Distribution of Exchange Fund to Parent.   Any portion of the Exchange Fund that remains undistributed to the holders of the Certificates or Uncertificated Shares on the date that is one year after the Effective Time will be delivered to Parent upon demand, and any holders of shares of Company Common Stock that were issued and outstanding immediately prior to the Merger who have not theretofore surrendered or transferred their Certificates or Uncertificated Shares representing such shares of Company Common Stock for exchange pursuant to this Section 2.9 will thereafter look for payment of the Per Share Price payable in respect of the shares of Company Common Stock represented by such Certificates or Uncertificated Shares solely to Parent (subject to abandoned property, escheat or similar Laws), solely as general creditors thereof, for any claim to the Per Share Price to which such holders may be entitled pursuant to Section 2.7.
2.10   No Further Ownership Rights in Company Common Stock.   From and after the Effective Time, (a) all shares of Company Common Stock will no longer be outstanding and will automatically be cancelled and cease to exist; and (b) each holder of a Certificate or Uncertificated Shares previously representing any shares of Company Common Stock will cease to have any rights with respect thereto, except the right to receive the consideration payable therefor in accordance with Section 2.7 (or in the case of Dissenting Company Shares, the rights pursuant to Section 2.7(c)). The consideration paid in accordance with the terms of this Article II upon conversion of any shares of Company Common Stock will be deemed to have been paid in full satisfaction of all rights pertaining to such shares of Company Common Stock. From and after the Effective Time, there will be no further registration of transfers on the records of the Surviving

Corporation of shares of Company Common Stock that were issued and outstanding immediately prior to the Effective Time, other than transfers to reflect, in accordance with customary settlement procedures, trades effected prior to the Effective Time. If, after the Effective Time, Certificates or Uncertificated Shares are presented to the Surviving Corporation for any reason, they will (subject to compliance with the exchange procedures of Section 2.9(c)) be cancelled and exchanged as provided in this Article II.
2.11   Lost, Stolen or Destroyed Certificates.   In the event that any Certificate has been lost, stolen or destroyed, the Payment Agent will issue in exchange therefor, upon the making of an affidavit of that fact by the holder thereof, the Per Share Price payable in respect thereof pursuant to Section 2.7. Parent or the Payment Agent may, in its discretion and as a condition precedent to the payment of such Per Share Price, require the owner of such lost, stolen or destroyed Certificate to deliver a bond in such amount as it may direct as indemnity against any claim that may be made against Parent, the Surviving Corporation or the Payment Agent with respect to the Certificate alleged to have been lost, stolen or destroyed.
2.12   Required Withholding.   Each of the Payment Agent, Parent, Merger Sub, the Company and the Surviving Corporation, or any Subsidiary of Parent, the Company or the Surviving Corporation, will be entitled to deduct and withhold from any amounts payable pursuant to this Agreement to any Person such amounts as are required to be deducted or withheld therefrom pursuant to any applicable Laws related to Taxes. To the extent that such amounts are so deducted or withheld and paid over to the appropriate Governmental Authority, such amounts will be treated for all purposes of this Agreement as having been paid to the Person in respect of whom such deduction and withholding was made.
2.13   Future Dividends or Distributions.   No dividends or other distributions with respect to capital stock of the Surviving Corporation with a record date on or after the Effective Time will be paid to the holder of any unsurrendered Certificates or Uncertificated Shares.
2.14   Necessary Further Actions.   If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, then the directors and officers of the Company and Merger Sub as of immediately prior to the Effective Time will take all such lawful and necessary action.
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
With respect to any Section of this Article III, except (a) as disclosed in the Company SEC Reports filed publicly no later than two (2) Business Days prior to the date of this Agreement and on or after the Lookback Date (other than any disclosures contained or referenced therein under the captions “Risk Factors,” “Forward-Looking Statements,” “Quantitative and Qualitative Disclosures About Market Risk” and any other disclosures contained or referenced therein of information, factors or risks that are predictive, cautionary or forward-looking in nature and provided that in no event shall any disclosure in any Company SEC Report qualify or limit the representations and warranties of the Company set forth in Section 3.1 (Organization; Good Standing), Section 3.2 (Corporate Power; Enforceability), Section 3.3 (Company Board Approval; Fairness Opinion; Anti-Takeover Laws), Section 3.4 (Requisite Stockholder Approval), Section 3.7 (Company Capitalization) and Section 3.26 (Brokers)); or (b) subject to Section 1.4, as set forth in the Company Disclosure Letter, the Company represents and warrants to Parent and Merger Sub as follows:
3.1   Organization; Good Standing.   The Company (a) is a corporation duly organized, validly existing and in good standing pursuant to the DGCL; and (b) has the requisite corporate power and authority to conduct its business as it is presently being conducted and to own, lease or operate its properties and assets. The Company is duly qualified to do business and is in good standing in each jurisdiction where the character of its properties and assets owned or leased or the nature of its activities make such qualification necessary (to the extent that the concept of “good standing” is applicable in the case of any jurisdiction outside the United States), except where the failure to be so qualified or in good standing has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect and has not prevented, materially impaired or materially delayed, and would not reasonably be expected to prevent, materially impair or materially delay, the consummation of the Merger or the ability of the Company to perform its covenants and obligations pursuant to this Agreement. The Company has made available to Parent true, correct and complete copies of the Charter and the Bylaws, each as amended and in existence to date. The Company is not in violation of the Charter or the Bylaws. The Company has made available to Parent true, correct, and complete copies of the minute books of the Company, which copies contain true, correct, and complete records of all meetings and other corporate actions held or taken since the Lookback Date (except for the redactions of matters relating to the entrance into this Agreement and the related sale process).
3.2   Corporate Power; Enforceability.   The Company has the requisite corporate power and authority to (a) execute and deliver this Agreement; (b) perform its covenants and obligations under this Agreement; and (c) subject to receiving the Requisite Stockholder Approval, consummate the Merger. The execution and delivery of this Agreement by the Company, the performance by the Company of its covenants and obligations under this Agreement, and the consummation of the Merger have each been duly authorized by all necessary corporate action on the part of the Company and no additional corporate actions on the part of the Company are necessary to authorize (i) the execution and delivery of this Agreement by the Company; (ii) the performance by the Company of its covenants and obligations under this Agreement; or (iii) subject to the receipt of the Requisite Stockholder Approval, the consummation of the Merger. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability (A) may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws affecting or relating to creditors’ rights generally; and (B) is subject to general principles of equity.
3.3   Company Board Approval; Fairness Opinion; Anti-Takeover Laws.
(a)   Company Board Approval.   The Company Board has unanimously (i) determined that it is in the best interests of the Company and its stockholders, and declared it advisable, to enter into this Agreement and consummate the Merger upon the terms and subject to the conditions set forth in this Agreement; (ii) approved the execution and delivery of this Agreement by the Company, the performance by the Company of its covenants and other obligations in this Agreement, and the consummation of the Merger upon the terms and subject to the conditions set forth in this Agreement; (iii) approved the Voting Agreements and the transactions contemplated thereby; (iv) directed that adoption of this Agreement be submitted to a vote at a meeting of the stockholders of the Company; (v) approved the adoption of an exclusive forum by-law in the form of Exhibit A to this Agreement to be effective as of the date hereof; and (vi) resolved to recommend that the Company Stockholders vote in favor of adoption of this Agreement and the approval of the Merger in accordance with the DGCL (collectively, the “Company Board Recommendation”).
(b)   Fairness Opinion.   The Company Board has received the written opinion (or an oral opinion to be confirmed in writing) of the Company Financial Advisor to the effect that, as of the date of such opinion and based upon and subject to the various limitations, qualifications, assumptions and other matters set forth in the written opinion of the Company Financial Advisor, the Per Share Price to be paid to the holders of shares of Company Common Stock (other than Parent and its Affiliates) pursuant to this Agreement is fair from a financial point of view to such holders (it being understood and agreed that such opinion is for the benefit of the Company Board and may not be relied upon by Parent, Merger Sub or any other Person). As of the date of this Agreement, to the Company’s Knowledge, such opinion has not been withdrawn, revoked or modified. The Company shall, promptly following the execution and delivery of this Agreement, furnish a true, correct and complete written copy of such opinion to Parent on a non-reliance basis and solely for informational purposes.
(c)   Anti-Takeover Laws.   Assuming that the representations of Parent and Merger Sub set forth in Section 4.6 are true and correct, the Company Board has taken all necessary actions so that the restrictions on business combinations set forth in Section 203 of the DGCL and any other applicable “anti-takeover” Law and any similar provisions in the Charter and the Bylaws will not be applicable to the Merger.
3.4   Requisite Stockholder Approval.   The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock and Company Convertible Preferred Stock (on an

as-converted-to-Company-Common-Stock basis), voting together as a single class, that are entitled to vote to adopt this Agreement (the “Requisite Stockholder Approval”) is the only vote of the holders of any class or series of Company Capital Stock that is necessary pursuant to applicable Law, the Charter or the Bylaws to consummate the Merger and the other Transactions.
3.5   Non-Contravention.   The execution and delivery of this Agreement by the Company, the performance by the Company of its covenants and obligations under this Agreement, and the consummation of the Merger do not (a) violate or conflict with any provision of the Charter (subject to, in the case of the consummation of the Merger, obtaining the Requisite Stockholder Approval) or the Bylaws or the equivalent organizational or governing documents of any Subsidiary of the Company; (b) violate, conflict with, result in the breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default) pursuant to, result in the termination of, accelerate the performance required by, result in the loss of a benefit under, or result in a right of termination or acceleration pursuant to any Contract, Permit, concession or right binding upon the Company or any of its Subsidiaries or by or to which any of their respective properties, rights or assets are bound or subject; (c) assuming all Consents and authorizations referred to in Section 3.6 have been obtained and all filings, registrations and notifications referred to in Section 3.6 have been made and, subject to, in the case of the consummation of the Merger, obtaining the Requisite Stockholder Approval, violate or conflict with any Law applicable to the Company or any of its Subsidiaries or by which any of their respective properties or assets are bound; or (d) result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets of the Company or any of its Subsidiaries, except in the case of each of clauses (b), (c) and (d) for such violations, conflicts, breaches, defaults, terminations, accelerations, loss of benefits or Liens that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect and that have not prevented, materially impaired or materially delayed, and would not reasonably be expected to prevent, materially impair or materially delay, the consummation of the Merger or the ability of the Company to perform its covenants and obligations pursuant to this Agreement.
3.6   Requisite Governmental Approvals.   No Consent, authorization of, filing or registration with, or notification to any Governmental Authority is required on the part of the Company or any of its Subsidiaries in connection with the (a) execution and delivery of this Agreement by the Company; (b) performance by the Company of its covenants and obligations pursuant to this Agreement; or (c) consummation of the Merger by the Company, except (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware; (ii) such filings and approvals as may be required by any federal or state securities Laws, including compliance with any applicable requirements of the Exchange Act; (iii) compliance with the rules and regulations of Nasdaq; (iv) compliance with any applicable requirements of the HSR Act and any applicable foreign Antitrust and Foreign Investment Laws; and (v) such other Consents the failure of which to obtain has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect and has not prevented, materially impaired or materially delayed, and would not reasonably be expected to prevent, materially impair or materially delay the consummation of the Merger or the ability of the Company to perform its covenants and obligations pursuant to this Agreement.
3.7   Company Capitalization.
(a)   Capital Stock and Related Matters.
(i)   Authorized Capital Stock and Stock Reservation.   The authorized capital stock of the Company consists of (i) 1,000,000,000 shares of Company Common Stock; and (ii) 100,000,000 shares of Company Convertible Preferred Stock. As of the Capitalization Date, the Company has reserved 54,859,922 shares of Company Common Stock for issuance pursuant to the Company Equity Plans.
(ii)   Current Capitalization.   As of the Capitalization Date, (A) 233,838,116 shares of Company Common Stock were issued and outstanding (not including shares of Company Common Stock held in treasury); (B) 400,000 shares of Company Convertible Preferred Stock were issued and outstanding, which shares of Company Convertible Preferred Stock are convertible, in the aggregate, at the option of the holder thereof into 24,501,708 shares of Company Common Stock, and no other shares of Company Convertible Preferred Stock were issued and outstanding; and (C) 1,777,382 shares of Company Common Stock were held by the Company as treasury shares.

As of the Capitalization Date, (x) 48,385,465 shares of Company Common Stock were reserved for issuance under the Company Equity Plans (other than the ESPP), of which amount there were outstanding (1) Company RSUs representing the right to receive 19,792,818 shares of Company Common Stock; (2) Company PSUs representing the right to receive 2,361,933 shares of Company Common Stock (assuming maximum-level performance); and (3) Company Options to acquire 1,691,008 shares of Company Common Stock (with a weighted average exercise price of $7.1703) and (y) 6,474,457 shares of Company Common Stock were available for purchase under the ESPP. As of the Capitalization Date, 33,856,022 shares of Company Common Stock were reserved for issuance pursuant to the Company Convertible Notes. As of the Capitalization Date, the Conversion Price (as defined in the Certificate of Designations), after taking into account all applicable adjustments thereto through the Capitalization Date, is $17.25.
(iii)   No Other Issuances.   The Company has sufficient authorized and unissued shares of Company Common Stock to effect the conversion of all of the Company Convertible Notes and all outstanding shares of Company Convertible Preferred Stock into shares of Company Common Stock. Since the Capitalization Date, through the date of this Agreement, the Company has not issued or repurchased any shares of its capital stock (other than in connection with the exercise, settlement, or vesting of Company Equity-Based Awards in accordance with their respective terms) or granted any Company Equity-Based Awards or other equity or equity-based awards or interests. Since the close of business on the Capitalization Date until the date of this Agreement, the Company has not issued or granted any Company Securities other than pursuant to the exercise, vesting, or settlement of Company Equity-Based Awards or Company Options granted prior to the date of this Agreement.
(iv)   Company Convertible Notes.   As of the date hereof, the aggregate principal amount of the outstanding Company 2024 Notes is $600,000,000, the aggregate principal amount of outstanding Company 2035 Notes (Series A) is $23,436,000 and the aggregate principal amount of outstanding Company 2035 Notes (Series B) is $460,000,000. As of the Capitalization Date, the Conversion Rate (as defined in the Company 2024 Notes Indenture, the Company 2035 Notes Indenture (Series A) and the Company 2035 Notes Indenture (Series B), as applicable), after taking into account all applicable adjustments thereto through the Capitalization Date, for the Company 2024 Notes is 43.1667 and for each of the Company 2035 Notes (Series A) and Company 2035 Notes (Series B) is 16.4572.
(v)   Validity.   All outstanding shares of Company Common Stock are validly issued, fully paid, nonassessable and free of any preemptive rights.
(b)   No Other Company Securities.   Except as set forth in this Section 3.7, as of the Capitalization Date, there were (i) no outstanding shares of capital stock of, or other equity or voting interest in, the Company; (ii) no outstanding securities of the Company convertible into or exchangeable for shares of capital stock of, or other equity or voting interest (including any voting debt) in, the Company; (iii) other than the Company Capped Call Confirmations and the Company Forward Stock Purchase Confirmation, no outstanding options, warrants or other rights or binding arrangements to acquire from the Company, or that obligate the Company to issue, any capital stock of, or other equity or voting interest (including any voting debt) in, or any securities convertible into or exchangeable for shares of capital stock of, or other equity or voting interest (including any voting debt) in, the Company; (iv) no obligations of the Company to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security, or other similar Contract relating to any capital stock of, or other equity or voting interest (including any voting debt) in, the Company; (v) no outstanding shares of restricted stock, restricted stock units, stock appreciation rights, performance shares, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock of, or other securities or ownership interests in, the Company (the items in clauses (i), (ii), (iii), (iv) and (v), collectively with the Company Capital Stock, the “Company Securities”); (vi) no voting trusts, proxies or similar arrangements or understandings to which the Company is a party or by which the Company is bound with respect to the voting of any shares of capital stock of, or other equity or voting interest in, the Company; (vii) no obligations or binding commitments of any character restricting the transfer of any shares of capital stock of, or other equity or voting interest in, the Company to which the Company is a party or by which it is bound; and (viii) no other obligations by the Company to make any cash settlements or other payments based on the price or value of any Company Securities. The Company is not a party to any Contract that obligates it to repurchase, redeem or otherwise acquire any Company Securities. There are no accrued and unpaid dividends with respect to any outstanding shares of Company Capital Stock. The Company does not have a stockholder rights plan in effect.
(c)   Company Equity-Based Awards and Company Options.   Section 3.7(c) of the Company Disclosure Letter sets forth a true, correct and complete list of each Company Equity-Based Award and Company Option outstanding as of the Capitalization Date, specifying, on a holder-by-holder basis: (i) the name and country and state of residence of each holder; (ii) the number of shares of Company Common Stock subject to each such Company Equity-Based Award and Company Option; (iii) the grant date of each such Company Equity-Based Award and Company Option and any modification dates; (iv) the vesting schedule of each such Company Equity-Based Award and Company Option and any modifications thereto (including the number of shares subject to each such Company Equity-Based Award and Company Option that are vested and unvested as of the date of this Agreement); (v) the exercise price for each such Company Equity-Based Award and Company Option, to the extent applicable, (vi) the expiration date of each such Company Equity-Based Award and Company Option, to the extent applicable; (vii) whether such Company Equity-Based Award and Company Option is nonqualified deferred compensation within the meaning of Section 409A of the Code; (viii) whether such Company Option is intended to qualify as an “incentive stock option” under Section 422 of the Code; and (ix) the Company Equity Plan pursuant to which the Company Equity-Based Award and Company Option was granted. With respect to each grant of Company Equity-Based Awards and Company Options; (x) each such grant was made in accordance with the terms of the applicable Company Equity Plan, the Exchange Act and all other applicable Law, including the rules of Nasdaq, and (y) each such grant was properly accounted for in accordance with GAAP in the financial statements (including the related notes) of the Company and disclosed in the Company SEC Reports (filed publicly no later than two (2) Business Days before the date hereof) to the extent required by, and otherwise in accordance with, the Exchange Act and all other applicable Law. The Company has sufficient authorized and unissued shares of Company Common Stock to effect the issuance of all shares of Company Common Stock subject to outstanding Company Equity-Based Awards and Company Options.
(d)   No Other Rights.   The Company is not a party to any Contract relating to the voting of, requiring registration of, or granting any preemptive rights, anti-dilutive rights or rights of first refusal or other similar rights with respect to any Company Securities.
3.8   Subsidiaries; Other Equity Interests.
(a)   Subsidiaries.   Section 3.8(a) of the Company Disclosure Letter contains a true, correct and complete list of the name and jurisdiction of organization of each Subsidiary of the Company and any joint ventures, partnerships, portfolio companies or similar arrangements in which the Company or its Subsidiaries has a limited liability, partnership or other equity interest (and the amount and percentage of any such interest), as well as tax classification of each Subsidiary of the Company for U.S. federal income tax purposes. Each Subsidiary of the Company (i) is duly organized, validly existing and in good standing pursuant to the Laws of its jurisdiction of organization (to the extent that the concept of “good standing” is applicable in the case of any jurisdiction outside the United States); and (ii) has the requisite corporate power and authority to carry on its respective business as it is presently being conducted and to own, lease or operate its respective properties and assets, except where the failure to be in good standing has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Each Subsidiary of the Company is duly qualified to do business and is in good standing in each jurisdiction where the character of its properties owned or leased or the nature of its activities make such qualification necessary (to the extent that the concept of “good standing” is applicable in the case of any jurisdiction outside the United States), except where the failure to be so qualified or in good standing has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company has made available to Parent true, correct and complete copies of the certificates of incorporation, bylaws and other similar organizational documents of each “significant subsidiary” (as defined in Rule 1-02(w) of Regulation S-X promulgated by the SEC) of the Company, each as amended to date. No Subsidiary of the Company is in violation of its charter, bylaws or other similar organizational documents, except for such violations that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Other than the Subsidiaries of the Company, there is no Person whose results of operations, cash flows, changes in shareholders’ equity or financial position are consolidated in the consolidated financial statements of the Company and its Subsidiaries.
(b)   Capital Stock of Subsidiaries.   All of the outstanding capital stock of, or other equity or voting interest (including any voting debt) in, each Subsidiary of the Company (i) has been duly authorized, validly issued and is fully paid and nonassessable; and (ii) except for director’s qualifying or similar shares in non-US Subsidiaries of the Company, is owned, directly or indirectly, by the Company, free and clear of all Liens (other than Permitted Liens) and any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other equity or voting interest (including any voting debt)) that would prevent such Subsidiary from conducting its business as of the Effective Time in substantially the same manner that such business is conducted on the date of this Agreement. The Company owns, directly or indirectly, 100% of the outstanding equity capital of each of its Subsidiaries.
(c)   No Other Interests in Subsidiaries.   There are no outstanding (i) securities convertible into or exchangeable for shares of capital stock of, or other equity or voting interest (including any voting debt) in, any Subsidiary of the Company; (ii) options, warrants or other rights or arrangements obligating the Company or any of its Subsidiaries to acquire or redeem from any Subsidiary of the Company, or that obligate any Subsidiary of the Company to issue, any capital stock of, or other equity or voting interest (including any voting debt) in, or any securities convertible into or exchangeable for, shares of capital stock of, or other equity or voting interest (including any voting debt) in, any Subsidiary of the Company; (iii) obligations of any Subsidiary of the Company to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security, or other similar Contract relating to any capital stock of, or other equity or voting interest (including any voting debt) in, such Subsidiary to any Person other than the Company or one of its Subsidiaries; (iv) shares of restricted stock, restricted stock units, stock appreciation rights, performance shares, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock of, or other securities or ownership interests in, any Subsidiary of the Company; (v) voting trusts, proxies or similar arrangements or understandings to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound with respect to the voting of any shares of capital stock of, or other equity or voting interest (including any voting debt) in, any Subsidiary of the Company; (vi) obligations or binding commitments of any character restricting the transfer of any shares of capital stock of, or other equity or voting interest (including any voting debt) in, any Subsidiary of the Company to which the Company or any of its Subsidiaries is a party or by which such Person is bound; or (vii) no other obligations by any Subsidiary of the Company to make any cash settlements or other payments based on the price or value of any shares of capital stock or other equity or voting interests, including voting debt (or securities convertible into or exchangeable for capital stock or other equity or voting interests). No Subsidiary of the Company owns any shares of capital stock of the Company.
3.9   Company SEC Reports.   The Company has filed with or furnished to the SEC all forms, reports, registration statements, exhibits, schedules and documents that have been required to be filed or furnished by it pursuant to applicable Laws since the Lookback Date (such forms, reports, registration statements, exhibits, schedules and documents filed or furnished to the SEC by the Company since the Lookback Date, whether or not required to have been filed or furnished, the “Company SEC Reports”). Each Company SEC Report complied as to form, as of its filing date, or, if amended or superseded by a subsequent filing made prior to the date of this Agreement, as of the date of the last such amendment or superseding filing prior to the date of this Agreement, in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, as the case may be, and the applicable rules and regulations promulgated thereunder each as in effect on the date that such Company SEC Report was filed. True, correct and complete copies of all Company SEC Reports are publicly available in the Electronic Data Gathering, Analysis and Retrieval database of the SEC. As of its filing date (or, if amended or superseded by a filing prior to the date of this Agreement, on the date of such amended or superseded filing), each Company SEC Report did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No Subsidiary of the Company is, or since the Lookback Date has been, required to file any forms, reports or documents with the SEC. As of the date hereof, there are no outstanding or unresolved comments in any comment letters of the staff of the SEC received by the Company relating to the Company SEC Reports. As of the date hereof, none of the Company SEC Reports is, to the Company’s Knowledge, the subject of ongoing SEC review.
3.10   Company Financial Statements; Internal Controls; Indebtedness.
(a)   Company Financial Statements.   The consolidated financial statements of the Company and its Subsidiaries filed with the Company SEC Reports (i) were prepared in accordance with GAAP in effect as of the respective dates thereof (except as may be indicated in the notes thereto or as otherwise permitted by Form 10-Q with respect to any financial statements filed on Form 10-Q); (ii) fairly present, in all material respects, the consolidated financial position of the Company and its Subsidiaries as of the dates thereof and the consolidated results of operations, changes in stockholders’ equity and cash flows for the periods then ended; (iii) were prepared from, and are in accordance with, the books and records of the Company and its consolidated Subsidiaries and (iv) comply in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC and the Exchange Act in effect as of the respective dates thereof. Except as have been described in the Company SEC Reports, there are no unconsolidated Subsidiaries of the Company or any off-balance sheet arrangements of the type required to be disclosed pursuant to Item 303(a)(4) of Regulation S-K promulgated by the SEC. As of the date of this Agreement, Deloitte & Touche LLP has not resigned (or informed the Company that it intends to resign) or been dismissed as the independent registered public accounting firm of the Company.
(b)   Disclosure Controls and Procedures.   The Company has established and maintains “disclosure controls and procedures” and “internal control over financial reporting” (in each case as defined pursuant to Rule 13a-15 and Rule 15d-15 promulgated under the Exchange Act). The Company’s disclosure controls and procedures are reasonably designed to ensure that all (i) material information required to be disclosed by the Company in the reports that it files or furnishes pursuant to the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC; and (ii) such material information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act. The Company’s management has completed an assessment of the effectiveness of the Company’s internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the fiscal year ended December 31, 2021, and such assessment concluded that such system was effective. The Company’s independent registered public accounting firm has issued (and not subsequently withdrawn or qualified) an attestation report concluding that the Company maintained, in all material respects, effective internal control over financial reporting as of December 31, 2021. Since December 31, 2021, and through the date of this Agreement, to the Knowledge of the Company, no events have occurred such that management would not be able to complete its assessment of the effectiveness of the Company’s internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2021, and conclude, after such assessment, that such system was effective. Since the Lookback Date, the principal executive officer and principal financial officer of the Company have each made all certifications required by the Sarbanes-Oxley Act. Neither the Company nor its principal executive officer or principal financial officer has received notice from any Governmental Authority challenging or questioning the accuracy, completeness, form or manner of filing of such certifications.
(c)   Internal Controls.   The Company has established and maintains a system of internal accounting controls that are effective in all material respects in providing reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP, including policies and procedures that (i) require the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the

Company and its Subsidiaries; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP and that receipts and expenditures of the Company and its Subsidiaries are being made only in accordance with appropriate authorizations of the Company’s management and the Company Board; and (iii) provide assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the assets of the Company and its Subsidiaries. Neither the Company nor, to the Knowledge of the Company, the Company’s independent registered public accounting firm has identified or been made aware of (A) any significant deficiency or material weakness (each as defined in Rule 13a-15(f) of the Exchange Act) in the system of internal control over financial reporting utilized by the Company and its Subsidiaries that has not been subsequently remediated; or (B) any fraud that involves the Company’s management or other employees who have a role in the preparation of financial statements or the internal control over financial reporting utilized by the Company and its Subsidiaries.
(d)   Indebtedness.   Section 3.10(d) of the Company Disclosure Letter contains a true, correct and complete list of all Indebtedness of the Company and its Subsidiaries as of the date of this Agreement, other than Indebtedness reflected in the Audited Company Balance Sheet or otherwise included in the Company SEC Reports filed publicly no later than two (2) Business Days before the date of this Agreement and other than Indebtedness in which neither the aggregate principal amount outstanding exceeds $2,000,000 nor the amount owing upon settlement, unwind, or the occurrence of a specified contingency would be reasonably likely to exceed $2,000,000.
3.11   No Undisclosed Liabilities.   Neither the Company nor any of its Subsidiaries has any Liabilities other than Liabilities (a) reflected or otherwise reserved against in the Audited Company Balance Sheet; (b) arising pursuant to this Agreement or incurred in connection with the Merger; (c) incurred in the ordinary course of business since December 31, 2021 (none of which is a Liability resulting from breach of Contract, breach of warranty, tort, infringement or misappropriation); or (d) that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
3.12   Absence of Certain Changes.
(a)   No Company Material Adverse Effect.   Since the date of the Audited Company Balance Sheet through the date of this Agreement, there has not occurred a Company Material Adverse Effect.
(b)   Forbearance.   From and including January 1, 2022, through the date of this Agreement, (i) the business of the Company and its Subsidiaries has been conducted, in all material respects, in the ordinary course of business; (ii) the Company has not taken any action that, if taken or proposed to be taken after the date of this Agreement, would be prohibited by Section 5.2(a), Section 5.2(b), Section 5.2(c), Section 5.2(d), Section 5.2(e), Section 5.2(g), Section 5.2(h), Section 5.2(l), Section 5.2(m), Section 5.2(n), Section 5.2(s) or Section 5.2(y).
(c)   Divested Business.   None of the Company and its Subsidiaries have any material (or, to the Knowledge of the Company, immaterial) Liabilities and there are no pending or, to the Company’s Knowledge, threatened claims against the Company or any of its Subsidiaries, in either case, arising from the Divested Business except for forward-looking obligations to perform under the Contracts entered at or before the closing of the sale of the Divested Business with the buyer of the Divested Business.
3.13   Material Contracts.
(a)   Material Contracts.   Section 3.13(a) of the Company Disclosure Letter sets forth a true and complete list of each Material Contract to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective assets, properties, rights or businesses are or purport to be bound (and any material amendments, supplements and modifications thereto, but excluding purchase orders and other similar documents issued in the ordinary course). The Company has made available to Parent a true, correct and complete copy of all Material Contracts (including all modifications, amendments, supplements, annexes and schedules thereto).

(b)   Validity.   Each Material Contract is valid and binding on the Company or each such Subsidiary of the Company party thereto and, to the Company’s Knowledge, each other party thereto and is in full force and effect and to the Company’s Knowledge is enforceable against each party thereto, except as such enforceability (A) may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws affecting or relating to creditors’ rights generally; and (B) is subject to general principles of equity. None of the Company, any of its Subsidiaries party thereto or, to the Knowledge of the Company, any other party thereto, is in breach of or default pursuant to any Material Contract, and no event has occurred that, with or without notice or lapse of time or both, would (i) constitute such a breach or default pursuant to any Material Contract by the Company or any of its Subsidiaries, or, to the Knowledge of the Company, any other party thereto; (ii) result in a right of termination for any party under any Material Contract; or (iii) cause or permit the acceleration of or other changes to any right or obligation or the loss of any benefit for any party under any Material Contract, in each case, except for such breaches, defaults, rights of termination, acceleration or losses that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
3.14   Real Property.
(a)   Owned Real Property.   Neither the Company nor any of its Subsidiaries owns, and no such Person has since the Lookback Date owned, any real property and no such Person is party to any Contract to purchase any real property or any interest therein.
(b)   Leased Real Property.   Section 3.14(b) of the Company Disclosure Letter contains a true, correct and complete list, as of the date of this Agreement, of all of the existing leases, subleases, licenses or other agreements pursuant to which the Company or any of its Subsidiaries uses or occupies, or has the right to use or occupy, now or in the future, any real property that is material or in excess of 8,000 square feet (such property, the “Leased Real Property,” and each such lease, sublease, license or other agreement, a “Lease”). The Company has made available to Parent true, correct and complete copies of all Leases (including all material modifications, amendments, supplements, annexes and schedules thereto). Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company or one of its Subsidiaries has valid leasehold estates, licenses or other similar interests in the Leased Real Property, free and clear of all Liens (other than Permitted Liens). Each Lease is a valid and binding obligation, enforceable in accordance with its terms, of the Company or the Subsidiary of the Company that is party thereto and, to the Company’s Knowledge, of each other party thereto, and is in full force and effect and is enforceable against each party thereto, except as such enforceability (i) may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws affecting or relating to creditors’ rights generally; and (ii) is subject to general principles of equity. None of the Company, any of its Subsidiaries party thereto nor, to the Knowledge of the Company, any other party thereto, is in breach of or default pursuant to any Lease, and no event has occurred that, with or without notice or lapse of time or both, would (i) constitute such a breach or default pursuant to any Lease by the Company or any of its Subsidiaries, or, to the Knowledge of the Company, any other party thereto; (ii) result in a right of termination for any party under any Lease; or (iii) cause or permit the acceleration of or other changes to any right or obligation or the loss of any benefit for any party under any Lease, in each case, except for such breaches and, defaults, rights of termination, acceleration or losses that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(c)   Real Estate Proceedings.   Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries has received notice of any Legal Proceedings in eminent domain, condemnation or other similar proceedings that are pending, and, to the Company’s Knowledge, there are no such Legal Proceedings threatened or affecting any of the Leased Real Property.
3.15   Environmental Matters.   Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (a) neither the Company nor any of its Subsidiaries has failed to comply with any Environmental Law (including any failure to possess any Permits required under applicable Environmental Laws or to comply with the terms and conditions thereof);

or received any written notice alleging that the Company or any Subsidiary has violated, or owes a fine or is subject to a penalty under, any applicable Environmental Law; (b) neither the Company nor any of its Subsidiaries has transported, produced, processed, manufactured, generated, used, treated, handled, stored or Released any Hazardous Substances in violation of any applicable Environmental Law (and there have been no Releases of any Hazardous Substances at any location, to the Company’s Knowledge, as a result of any operations or activities of the Company or any of its Subsidiaries (or the respective predecessors of the Company or its Subsidiaries) or their Representatives); (c) to the Company’s Knowledge, no Hazardous Substances are present at, on, in or under any property currently or formerly owned or leased by the Company or its Subsidiaries, (d) neither the Company nor any of its Subsidiaries has exposed any employee or other individual to Hazardous Substances in violation of any applicable Environmental Law; (e) neither the Company nor any of its Subsidiaries is a party to or is the subject of any pending or, to the Knowledge of the Company, threatened Legal Proceeding that is (i) alleging the non-compliance by the Company or any of its Subsidiaries with any Environmental Law; or (ii) seeking to impose any financial responsibility for any investigation, cleanup, removal or remediation pursuant to any Environmental Law; and (f) neither the Company nor any of its Subsidiaries is subject to any Order or any indemnity obligation or other Contract with any other Person that would reasonably be expected to result in obligations or Liabilities under Environmental Laws or concerning Hazardous Substances or Releases. The Company has made available to Parent copies of all formal environmental reports and assessments prepared within the past five (5) years that are in the possession, custody or control of the Company or any of its Subsidiaries pertaining to Releases, compliance or non-compliance with Environmental Laws or the presence of, or exposure to, Hazardous Substances and that contain information that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
3.16   Intellectual Property.
(a)   Registered Intellectual Property; Proceedings.   Section 3.16(a) of the Company Disclosure Letter sets forth a true, correct and complete list as of the date of this Agreement of all material Company Registered Intellectual Property, specifying, in each case, as applicable, the title, application and registration numbers, jurisdiction and record owner thereof. All material Company Registered Intellectual Property is subsisting and, to the Knowledge of the Company, not invalid or unenforceable.
(b)   Ownership.   The Company and its Subsidiaries solely and exclusively own all right, title, and interest, free and clear of all Liens other than Permitted Liens, in and to the material Company Intellectual Property. There are no restrictions on the Company or its Subsidiaries’ right to use, transfer or license any Company Intellectual Property, except for any such prohibitions or restrictions that have not been and would not be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole.
(c)   No Order.   No material Company Intellectual Property included in any Company Product is subject to any Legal Proceeding or outstanding Order to which the Company or any of its Subsidiaries are subject, in effect as of the date of this Agreement, that does or could reasonably be expected to prohibit or materially restrict the Company or its Subsidiaries from using, transferring, or licensing such Company Intellectual Property or Company Product.
(d)   IP Contracts.   Section 3.16(d) of the Company Disclosure Letter sets forth a complete and accurate list of material Contracts in effect as of the date of this Agreement pursuant to which (i) the Company or any of its Subsidiaries has granted a license to a third Person under any material Company Intellectual Property, other than (A) Contracts with end users and other customers (including resellers, distributors and Channel Partners), or with potential end users and other customers (including potential resellers, distributors and Channel Partners), to the extent granting non-exclusive licenses in connection with the evaluation, provision, sale, resale, license, distribution, support or maintenance of a Company Product or service in the ordinary course of business; (B) Contracts with consultants, contractors and vendors (including manufacturers, suppliers and contract research organizations) to the extent granting non-exclusive licenses in connection with the counterparty’s provision of products or services to or for the Company or any of its Subsidiaries in the ordinary course of business; (C) other licenses entered in the ordinary course of business; and (D) any non-disclosure agreements providing for the sharing of and access to confidential information (and the right to use confidential information for the purpose enumerated in the applicable non-disclosure agreement) that do not contain any other grants of licenses or other rights with respect to Intellectual Property; or (ii) a third Person has licensed any Intellectual Property to the Company or any of its Subsidiaries that is material to the operation of the business of the Company and its Subsidiaries taken as a whole, excluding, in each case, any (1) non-exclusive licenses or related services Contracts for commercially available software, technology or Intellectual Property; (2) any licenses to Open Source Software; (3) Contracts with employees or independent contractors for the assignment of, or license to the Company or its Subsidiaries of any Intellectual Property; (4) non-exclusive licenses authorizing limited use of brand materials, feedback, or other Intellectual Property that are incidental to the primary purpose of the Contract; and (5) any non-disclosure agreements providing for the sharing of and access to confidential information (and the right to use confidential information for the purpose enumerated in the applicable non-disclosure agreement) that do not contain any other grants of licenses or other rights with respect to Intellectual Property (all such Contracts that are, or are required to be, listed under clauses (i) and (ii) of this Section 3.16(d), the “IP Contracts”).
(e)   No Affiliate Contracts.   There are no Contracts to which the Company or any of its Subsidiaries is a party or which are binding on the Company or any of its Subsidiaries that directly or indirectly obligate or purport to obligate, and the consummation of the Merger will not, directly or indirectly, result in an obligation for, in each case, (i) an Affiliate (including any future Affiliate) of the Company (other than a Subsidiary of the Company) or (ii) the Company or any of its Subsidiaries to cause or require, or purport to cause or require, an Affiliate (including any future Affiliate) of the Company (other than a Subsidiary of the Company), in any such case, to (A) grant to any other Person (including the counterparty to such Contract and/or its Affiliates) any right to or with respect to any Intellectual Property, (B) be bound by, or subject to, any license or covenant (including any covenant not to sue, assert rights, or offer fixed or reasonable royalties) with respect to any Intellectual Property.
(f)   No Infringement.   To the Knowledge of the Company, none of (i) the Company Products or the operation, marketing, supporting, hosting, use, servicing, sale or distribution thereof by, or in a manner authorized in writing or otherwise intended by, the Company or any of its Subsidiaries, or (ii) the operation of the business of the Company and its Subsidiaries as currently conducted or as currently planned by the Company or its Subsidiaries to be conducted in the six (6) month period following the date of this Agreement infringes, misappropriates, dilutes or otherwise violates, or has since January 1, 2020 infringed, misappropriated, diluted or otherwise violated, or would, to the Company’s Knowledge, if conducted as planned in the six (6) month period following the date of this Agreement, infringe, misappropriate, dilute or otherwise violate, the Intellectual Property of any third Person, except, in each case, where such infringement, misappropriation, dilution or violation has not been and would not be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole. To the Knowledge of the Company, no Person is infringing, misappropriating, diluting or otherwise violating, or will infringe, misappropriate, dilute or otherwise violate, the Company Intellectual Property, and nor does the Company have any basis for believing any such infringement, misappropriation, dilution or violation would be likely to occur, except, in each case, where such infringement, misappropriation, dilution or violation has not been and would not be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole.
(g)   No Notice of Infringement.   Since January 1, 2020, neither the Company nor any of its Subsidiaries has received written notice (including in the form of cease and desist letters or invitations to license), that was or would be material to the Company and its Subsidiaries, taken as a whole, from any third Person: (i) alleging that (A) any Company Products or the operation, marketing, supporting, hosting, use, servicing, sale or distribution thereof, (B) the Company or any of its Subsidiaries, or (C) the operation of the business of the Company and its Subsidiaries as currently conducted, infringes, misappropriates, dilutes or otherwise violates the Intellectual Property of any third Person; or (ii) challenging the ownership, validity, enforceability, registrability or use of any Company Intellectual Property. Since January 1, 2020, the Company has not made or asserted any written notice (including in the form of cease and desist letters or invitations to license) that has been or would be material to the Company and its Subsidiaries, taken as a whole, to any third Person alleging infringement or misappropriation of any Company Intellectual Property or challenging the ownership, validity, enforceability, registrability or use of any Intellectual Property.

(h)   Employee and Contractor Agreements.   Each Person who has been engaged by the Company or any Subsidiary and has contributed to or participated in the conception or development of any material Company Intellectual Property on behalf of the Company or any Subsidiary has entered into proprietary rights agreements with the Company or a Subsidiary in which they have, subject to limitations of applicable Law, assigned or vested ownership of all their rights in such Intellectual Property to the Company or the Subsidiary and have agreed to maintain the confidentiality of such Intellectual Property, except where the failure of such Persons to have entered into such agreements or otherwise validly assigned or vested such ownership has not been and would not be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole. Except as has not been and would not be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, no such Person owns, or has any right, claim, interest or option (including the right to further remuneration or consideration) with respect to any such Intellectual Property or has made, or threatened to make, any assertion of any of the foregoing.
(i)   No Government Funding.   Except as has not been and would not be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, no funding, facilities or resources of any Governmental Authority, university, college, other educational institution, multi-national, bi-national or international organization or research center was used in the development of the Company Intellectual Property, nor do any such authorities or entities own or have any rights (including license rights) to (or options to obtain any rights to) any such Company Intellectual Property.
(j)   Trade Secrets.   Except as has not been and would not be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, the Company and its Subsidiaries have taken steps in accordance with industry best practice to protect and maintain the confidentiality of all Trade Secrets included in the Company Intellectual Property or disclosed to the Company or its Subsidiaries on condition of confidentiality.
(k)   Standards.   Except as has not been and would not be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, none of the Company Intellectual Property is subject to any promise, declaration, commitment or obligation to any industry standards body or other organization that produces and/or maintains standards or specifications, including obligations relating to non-assertion or licensing for free or on fair, reasonable or non-discriminatory terms.
(l)   Source Code Escrow.   The Company has not disclosed, licensed, made available or delivered to any escrow agent any of the source code for any Company Software or Company Product, and no event has occurred that would legally require the Company or any of its Subsidiaries or Parent or any of its Affiliates to do any of the foregoing. Neither this Agreement nor the consummation of the Merger will result in (i) the disclosure or delivery, or requirement to disclose or deliver, to any Person of any source code included in any Company Software or Company Product (including any release from escrow of any such source code), or (ii) any Person gaining additional rights in any such source code already in such Person’s possession.
(m)   Open Source Software.   The Company and its Subsidiaries have not used Open Source Software in any manner that could, with respect to any Company Software or Company Product, reasonably be expected to (i) require its disclosure or distribution in source code form; (ii) require the licensing thereof for the purpose of making derivative works; or (iii) impose any restriction on the consideration to be charged for the distribution thereof (including, with respect to the foregoing clauses (i)-(iii), where any such Open Source Software has been incorporated into, integrated with, combined with or linked to any Company Software or Company Product), in each case, except as has not been and would not be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole. With respect to any Open Source Software that is used by the Company or its Subsidiaries, the Company or the applicable Subsidiary is in compliance with all applicable agreements with respect thereto, except for any such non-compliance that has not been and would not be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole.
(n)   IT Assets.   Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, none of the Company Products or IT Assets:

(i) contains any bug, defect or error that materially affects the use, functionality or performance of such Company Products or IT Assets, other than those that allow material conformance with the specifications in the Company Product or IT Asset documentation or that arise in and are capable of remediation in the ordinary course of business without material and adverse financial impact on the Company or any of its Subsidiaries taken as a whole, or (ii) currently fails to operate or comply with any applicable express warranty, specifications or contractual commitment relating to the use, functionality or performance of such Company Products or IT Assets (or, in each case, any Software therein) made by the Company or any of its Subsidiaries.
(o)   No Viruses, etc.; Warranty Claims.   Except as has not had and would not be reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect, none of the Company Products or IT Assets (or, in each case, any Software therein) contains any computer virus, unauthorized disabling or erasing mechanism, worm, unauthorized software lock, drop dead device, Trojan horse, back door, trap door, time bomb or undocumented hidden command, undocumented hidden code, undocumented instructions key or other code or instruction that may be used to access, modify, delete, damage or disable any Company Products or IT Assets or other information technology assets or systems (or, in each case, any Software therein or data processed thereby) without the authorization of the end user. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, there have been, and are, no warranty or indemnification claims (or claims that could reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole) asserted against the Company or any of its Subsidiaries in writing, or, to the Knowledge of the Company, against customers or Channel Partners, related to the Company Products (or any Software therein) nor has the Company or any of its Subsidiaries, or, to the Knowledge of the Company, any customers or Channel Partner, received any written threats of Legal Proceedings against the Company, any of its Subsidiaries, any customers or Channel Partners with respect to such claims, nor is the Company aware of any basis on which such Legal Proceedings would be likely to arise.
3.17   Privacy, Data Protection and Data Security.
(a)   Company Privacy Policy.   Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and each of its Subsidiaries (i) maintains, and since January 1, 2020 has maintained, commercially reasonable policies regarding privacy and data protection, as applicable (each, a “Company Privacy Policy”), with respect to its collection, use and disclosure of Personal Information; and (ii) complies, and since January 1, 2020 has complied, with (A) each applicable Company Privacy Policy, (B) all applicable Laws pertaining to privacy, data protection, and information security with respect to the Company’s and its Subsidiaries’ collection, use and disclosure of Personal Information, and (C) all other applicable Data Protection Requirements.
(b)   Protection of Information.   Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and each of its Subsidiaries has implemented and maintained reasonable and appropriate policies, and has taken reasonable and appropriate steps, designed (i) to protect Personal Information and Company Data collected or otherwise maintained by or on behalf of the Company or any of its Subsidiaries from unauthorized access, acquisition, disclosure, security breaches, or compromise of confidentiality, integrity, availability, or security; (ii) to identify and address material internal and external risks to the security of Personal Information and Company Data; and (iii) to ensure, in all material respects, the continued, uninterrupted and error-free operation of the IT Assets and Company Products, including employing reasonable and appropriate security maintenance, disaster recovery, redundancy, backup, archiving, and virus or malicious device scanning/protection measures. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, there is not currently pending, and there has not been, since January 1, 2020, any written allegation raised with the Company or any of its Subsidiaries of a deficiency in or failure to meet any of the measures described above. Without limiting the generality of the foregoing, except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and each of its Subsidiaries maintains, and has since January 1, 2020 remained in compliance with, policies and procedures that (i) identify internal and external risks to the security of the IT Assets and Company Products; (ii) implement, monitor and improve reasonable and appropriate safeguards to control such risks; (iii) include documented controls concerning the prevention, detection, containment and correction of security violations related to IT Assets or Company Products; and (iv) comply with all applicable Data Protection Requirements in all material respects. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and each of its Subsidiaries has deployed reasonable and appropriate encryption on all portable devices and information systems containing Company Data or Personal Information. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries have addressed and remediated or mitigated all material threats and deficiencies in the IT Assets and Company Products identified in every security audit, penetration test or like security assessment performed by the Company and its Subsidiaries, or by a third party on their behalf, including any such audits, tests or like assessments required by any Contracts to which the Company or any of its Subsidiaries is a party.
(c)   Certification; Protection.   Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) each Company Employee and Data Processor has received appropriate training regarding information security, privacy and applicable Data Protection Requirements; (ii) the Company and each of its Subsidiaries has contractually obligated all Data Processors to contractual terms relating to the protection and use of IT Assets or Personal Information and other Company Data thereon, including obligations to (A) comply with applicable Data Protection Requirements, (B) implement an appropriate information security program that includes reasonable administrative, technical, and physical safeguards for the protection, of the applicable data and/or systems, (C) restrict processing of Personal Information; and (D) certify or guarantee the return or adequate disposal or destruction of Personal Information; and (iii) the Company and each of its Subsidiaries has taken reasonable and appropriate measures to ensure that all Data Processors have complied, in all material respects, with their contractual obligations.
(d)   No Disruption; No Breaches.   Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, since January 1, 2020, (i) the Company and each of its Subsidiaries has not suffered any disruption of IT Assets or any security breach of any of its systems with respect to any Personal Information or Company Data, or any unauthorized access to, or use, loss, acquisition or disclosure of, any Personal Information or Company Data controlled by or on behalf of the Company or any of its Subsidiaries; (ii) neither the Company nor any of its Subsidiaries has notified, or been required to notify under applicable Data Protection Requirements, any Person of any information security breach involving Personal Information or Company Data; (iii) to the Company’s Knowledge, no Person has requested, following execution of a Contract with the Company, that the Company remove or limit access to or use of any Personal Information stored by or on behalf of the Company and (iv) there have been no government or regulatory investigations or other Legal Proceedings against the Company and its Subsidiaries involving Company Data or IT Assets, past or current, relating to any privacy or security incidents, whether or not involving Personal Information or Data Protection Requirements.
(e)   Data Protection Requirements.   Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, since January 1, 2020, (i) neither the Company nor any of its Subsidiaries, nor, to the Knowledge of the Company, any other Person, has received any notice or other communication from any Governmental Authority or other Person regarding any violation of, or failure to comply with, any Data Protection Requirements by the Company or any of its Subsidiaries; (ii) there is not currently pending and, to the Knowledge of the Company, there has not been any Legal Proceeding against any Company or any of its Subsidiaries alleging any violation of, or failure to comply with, any Data Protection Requirements; (iii) neither the Company nor any of its Subsidiaries has: (A) conducted any unauthorized access, interception, monitoring or recording of any electronic communications in breach of applicable Data Protection Requirements; (B) received requests from any Governmental Authority or other Person to disclose confidential information related to customers and/or confidential information related to Company Products; (C) provided or been compelled to provide any Governmental Authority or other Person with direct access to IT Assets or information related to customers; or (D) had employees in any jurisdiction forced to provide access to confidential information or IT Assets outside normal legal process; and (iv) neither the Company nor any of its Subsidiaries is currently subject to any Data Protection Requirements or other legal obligations that, following the Closing, would, in their current forms, prohibit the Company or any of its Subsidiaries from receiving or using Personal Information in the manner in which the Company and its Subsidiaries receive and use Personal Information prior to the Closing.
3.18   Tax Matters.
(a)   Tax Returns, Payments and Reserves.   Except as is not, and would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, the Company and each of its Subsidiaries have (i) timely filed (taking into account valid extensions) all Tax Returns required to be filed by any of them and such Tax Returns are true, correct and complete in all material respects, and have been completed in accordance with applicable Law; and (ii) paid, or have reserved in accordance with GAAP for the payment of, all Taxes that are required to be paid (whether or not shown on a Tax Return). There is no material Tax deficiency outstanding, assessed or proposed in writing against the Company or any of its Subsidiaries. The Company has made available to Parent true, correct and complete copies of all U.S. federal income Tax Returns and California income Tax Returns for the Company and for its Subsidiaries filed for all periods for the last three years. The most recent financial statements contained in the Company SEC Reports reflect a reserve in accordance with GAAP for all income Taxes and other material Taxes accrued but not then payable by the Company and its Subsidiaries through the date of such financial statements, and neither the Company nor any of its Subsidiaries has liability for material unpaid Taxes accruing after the date of such Company SEC Reports, except for Taxes arising in the ordinary course of business following the date of the Company SEC Reports.
(b)   No Waivers.   Neither the Company nor any of its Subsidiaries has executed any waiver of any statute of limitations on, or extended the period for the assessment or collection of, any material Tax, in each case that has not since expired except in connection with any ongoing Tax examination that has been disclosed under Section 3.18(d) of the Company Disclosure Letter.
(c)   Withholding Taxes.   Except as is not, and would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, the Company and each of its Subsidiaries (i) has withheld with respect to their employees, stockholders, creditors and other third Persons all United States federal, state, local and non-United States Taxes, including Federal Insurance Contribution Act, Federal Unemployment Tax Act and other similar Taxes required to be withheld; and (ii) has timely paid over any amounts so withheld to the appropriate Taxing Authority.
(d)   No Audits.   No audits or other examinations with respect to income or other material Taxes of the Company or any of its Subsidiaries are presently in progress or have been asserted or proposed in writing and have not been resolved. Since January 1, 2020, no written claim has been made by a Governmental Authority in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns that the Company or such Subsidiary, as the case may be, is or may be subject to tax in that jurisdiction. Neither the Company nor any of its Subsidiaries has (or has ever had) any obligation to file Tax Returns or pay Taxes in any jurisdiction other than in (i) the jurisdiction in which such Company or Subsidiary, as applicable, is organized or (ii) in a jurisdiction in which such Company or Subsidiary currently files Tax Returns. No non-United States Subsidiary of the Company (x) is or was a “surrogate foreign corporation” within the meaning of Section 7874(a)(2)(B) of the Code or is treated as a U.S. corporation under Section 7874(b) of the Code; or (y) was created or organized in the United States such that such Person would be taxable in the United States as a domestic Person pursuant to Treasury Regulation § 301.7701-5(a).
(e)   No Spin-offs.   During the two years prior to the date of this Agreement, neither the Company nor any of its Subsidiaries has constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock intended to qualify for tax-free treatment pursuant to Section 355 or 361 of the Code.

(f)   No Listed Transactions.   Neither the Company nor any of its Subsidiaries has engaged in a “reportable transaction” as set forth in Treasury Regulation § 1.6011-4(b) or any similar provision of state, local or non-United States Law, or any transaction that is the same as or substantially similar to one of the types of transactions that the IRS or any state, local, or non-United States Taxing Authority has determined to be a Tax avoidance transaction and identified by notice, regulation or other form of published guidance as such a “listed transaction.”
(g)   No Tax Agreements.   Neither the Company nor any of its Subsidiaries (i) has ever been a member of an affiliated group (within the meaning of Section 1504(a) of the Code) other than a group the common parent of which was the Company; (ii) is a party to or bound by, or currently has any material liability pursuant to, any Tax sharing, allocation or indemnification agreement or obligation, other than any such agreement or obligation (A) entered into in the ordinary course of business the primary purpose of which is unrelated to Taxes or (B) solely by and among any of the Company and its Subsidiaries; or (iii) has any material liability for the Taxes of any Person other than the Company and its Subsidiaries pursuant to Treasury Regulation § 1.1502-6 (or any similar provision of state, local or non-United States Law) as a transferee or successor, or otherwise by Contract (other than Contracts entered into in the ordinary course of business the primary purpose of which is not related to Tax or to the acquisition of equity interests issued by, or assets of, another Person) or operation of law.
(h)   Tax Incentives.   The Company and each of its Subsidiaries is in compliance with all terms and conditions of any material Tax exemption, Tax holiday or other Tax reduction agreement or order (each, a “Tax Incentive”).
(i)   No Post-Closing Inclusions.   Except as is not, and would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, neither the Company nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of (i) any installment sale or open transaction disposition made on or prior to the Closing Date, (ii) any prepaid amount received on or prior to the Closing Date, (iii) any “closing agreement,” as described in Section 7121 of the Code (or any corresponding provision of state, local or non-United States income Tax Law) entered into on or prior to the Closing Date, (iv) a change in the method of accounting for a period ending prior to or including the Closing Date, (v) any “gain recognition agreement” described in Treasury Regulations promulgated under Section 367 of the Code or the utilization of dual consolidated losses described in Treasury Regulations promulgated under Section 1503(d) of the Code (or, in each case, any corresponding provision of state, local or non-United States income Tax Law) on or prior to the Closing Date, or (vi) the application of Section 965 of the Code (including Section 965(h)).
(j)   No Tax Rulings.   Neither the Company nor any of its Subsidiaries has received any letter ruling from the IRS (or any comparable ruling from any other Taxing Authority).
(k)   Tax Positions.   Each of the Company and its Subsidiaries (as applicable) has disclosed on its U.S. federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of U.S. federal income Tax within the meaning of Section 6662 of the Code.
(l)   No Section 956 Property.   No non-United States Subsidiary of the Company holds any material assets that constitute United States property within the meaning of Section 956 of the Code.
(m)   No Boycotts.   No non-United States Subsidiary of the Company has participated in or cooperated with, or has agreed to participate in or cooperate with, an international boycott within the meaning of Section 999 of the Code.
(n)   COVID-19.   The Company and each of its Subsidiaries has (i) to the extent it has elected such deferral, properly complied in all material respects with all applicable Law relating to the deferred payment of the employer’s share of any “applicable employment taxes” under Section 2302 of the CARES Act, (ii) to the extent applicable, eligible and claimed, properly complied in all material respects with all applicable Law and duly accounted for any available Tax credits under Sections 7001 through 7004 of the Families First Coronavirus Response Act and Section 2301 of the CARES Act, (iii) not deferred any payroll Tax obligations (including those imposed by Sections 3101(a) and 3201 of the

Code) (for example, by a failure to timely withhold, deposit or remit such amounts in accordance with the applicable provisions of the Code and the Treasury Regulations promulgated thereunder) pursuant to, or in connection with, the Memorandum on Deferring Payroll Tax Obligations in Light of the Ongoing COVID-19 Disaster, dated August 8, 2020, or IRS Notice 2020-22 and (iv) not sought a covered loan under paragraph (36) of Section 7(a) of the Small Business Act (15 U.S.C. § 636(a)), as added by Section 1102 of the CARES Act.
(o)   Intellectual Property.   Neither the Company nor any of its Subsidiaries has entered into a cost sharing arrangement to share research and development costs and rights to any developed Intellectual Property. No Subsidiary of the Company that is incorporated or organized outside of the United States or Ireland owns any Intellectual Property described in clauses (i) through (v) of the definition of Intellectual Property, including any economic or commercialization rights to such Intellectual Property.
(p)   Transfer Pricing.   Except as is not, and would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, the Company and each of its Subsidiaries are in compliance with all transfer pricing requirements in all jurisdictions in which the Company or the relevant Subsidiary, as the case may be, does business, including the execution and maintenance of contemporaneous United States documentation and documentation required for reporting compliance in other jurisdictions, substantiating the transfer pricing practices and methodology of the Company and each of its Subsidiaries.
3.19   Employee Plans.
(a)   Company Benefit Plans, Investigations or Audits.   Section 3.19(a) of the Company Disclosure Letter sets forth, as of the date hereof, a true, correct and complete list of each material Company Benefit Plan in respect of the jurisdictions (and organized by jurisdictions) set forth on Section 3.19(a) of the Company Disclosure Letter. The Company shall provide Parent with a true, correct and complete list, as of the date of this Agreement, of all material Company Benefit Plans organized by jurisdiction within five (5) Business Days following the date hereof. With respect to each material Company Benefit Plan, to the extent applicable, the Company has made available, or, solely with respect to clauses (i), (ii), (iv), (v), (vi) and (viii), will make available no more than five (5) Business Days following the date hereof, to Parent true, correct and complete copies of (i) the most recent annual report on Form 5500 required to have been filed with the DOL for each Company Benefit Plan, together with attached schedules; (ii) the most recent determination or opinion letter, if any, from the IRS for any Company Benefit Plan that is intended to qualify pursuant to Section 401(a) of the Code; (iii) the plan documents or agreements (including a written summary of any Company Benefit Plan not in writing); (iv) the most recent summary plan description; (v) any related trust agreements, insurance contracts or other funding instruments; (vi) the most recent audited financial statements; (vii) all material amendments, modifications or supplements to any such documents; (viii) any material notices to or from the IRS or any office or representative of the DOL or any similar Governmental Authority relating to any material compliance issues in respect of any such Company Benefit Plan; and (ix) all other material Contracts relating to each Company Benefit Plan, including administrative service agreements. With respect to each material Company Benefit Plan that is maintained for the benefit of any Service Provider whose primary work location is outside of the United States (the “International Employee Plans”), to the extent applicable, the Company has also made available to Parent true, correct and complete copies of (1) the most recent annual report or similar compliance documents required to be filed with any Governmental Authority with respect to such International Employee Plan; and (2) any document comparable to the determination or opinion letter referenced pursuant to clause (ii) above issued by a Governmental Authority relating to the satisfaction of Law necessary to obtain the most favorable tax treatment.
(b)   Absence of Certain Plans.   Neither the Company nor any of its ERISA Affiliates has previously maintained, sponsored, participated in or contributed to, currently maintains, sponsors or participates in, or contributes to, or has had any obligation to sponsor, maintain or contribute to, and no Company Benefit Plan is, (i) a “multiemployer plan” (as defined in Section 3(37) or 4001(a)(3) of ERISA); (ii) a “multiple employer plan” (as defined in Section 4063 or Section 4064 of ERISA); or (iii) a defined benefit pension plan or plan subject to Section 302 of Title I of ERISA, Section 412 of the Code or Title IV of ERISA (in each case under clause (i), (ii), or (iii), whether or not subject to ERISA). At no time has the Company or any of its Subsidiaries incurred any withdrawal liability (within the meaning of Section 4201 of ERISA, whether or not subject to ERISA), and there is no reason to believe that the Company or any of its Subsidiaries has any actual or contingent withdrawal liability.
(c)   Qualified Plans.   Section 3.19(c) of the Company Disclosure Letter identifies each Company Benefit Plan that is intended to be qualified under Section 401(a) of the Code or any applicable Law or regulation of any foreign jurisdiction or Governmental Authority (each, a “Qualified Plan”). Each Qualified Plan (i) may rely on a prototype opinion letter or has received a favorable determination letter from the IRS (or such other applicable Governmental Authority with respect to any International Employee Plan that is a Qualified Plan) to such effect and nothing has occurred or exists since the date of such determination or opinion letter that would reasonably be expected to materially and adversely affect the qualified status of any such Qualified Plan or (ii) has a period of time remaining under applicable Treasury Regulations, IRS pronouncements or similar regulation by a foreign Governmental Authority in which to apply for such a letter and to make any amendments necessary to obtain a favorable determination as to the “qualified” status of each such Qualified Plan. No trust funding any Company Benefit Plan is intended to meet the requirements of Code Section 501(c)(9).
(d)   Compliance.   Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) each Company Benefit Plan has been established, registered (where required), approved (where required), qualified (where required), maintained, funded, operated and administered in accordance with its terms and with all applicable Law, including the applicable provisions of ERISA, the Code and any applicable regulatory guidance issued by any Governmental Authority, and (ii) all contributions required to be made to any Company Benefit Plan pursuant to applicable Law or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any Company Benefit Plan, have, in each case, been timely made or paid in full or, to the extent not required to be made or paid on or before the date hereof, have been fully reflected on the books and records of the Company.
(e)   Company Benefit Plan Legal Proceedings.   Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) there are no Legal Proceedings pending or, to the Knowledge of the Company, threatened on behalf of or against any Company Benefit Plan, the assets of any trust pursuant to any Company Benefit Plan, or the plan sponsor, plan administrator or any fiduciary or any Company Benefit Plan with respect to the administration or operation of such plans, other than routine claims for benefits that have been or are being handled through an administrative claims procedure and (ii) no Company Benefit Plan is under audit or is the subject of an audit or investigation by the IRS, the DOL, the SEC, the PBGC or any other Governmental Authority (and the Company has not received written notice of any such audit or investigation) nor, to the Knowledge of the Company, is any such audit or investigation threatened or anticipated with respect to any Company Benefit Plan.
(f)   No Prohibited Transactions.   Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, none of the Company, any of its Subsidiaries, any fiduciary or administrator of any Company Benefit Plan or, to the Knowledge of the Company, any of their respective directors, officers, employees or agents has, with respect to any Company Benefit Plan, engaged in or been a party to any non-exempt “prohibited transaction” (as defined in Section 4975 of the Code or Section 406 of ERISA) that could reasonably be expected to result in the imposition of a penalty assessed pursuant to Section 502(i) of ERISA or a Tax imposed by Section 4975 of the Code, in each case applicable to the Company, any of its Subsidiaries or any Company Benefit Plan, or for which the Company or any of its Subsidiaries has any indemnification obligation.
(g)   No Welfare Benefit Plan.   Except as has not been and would not be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, no Company Benefit Plan that is a “welfare benefit plan” (as defined in Section 3(1) of ERISA) (whether or not subject to ERISA) provides post-termination or retiree life insurance, health or other welfare benefits to any person, except as may be required by Section 4980B of the Code or any similar Law, the full cost of which is borne by the employee or former employee (or any of their beneficiaries).

(h)   No Acceleration or Payment; Section 280G.   Neither the execution and delivery of this Agreement nor the consummation of the Merger nor the transactions contemplated hereby will, either alone or in combination with another event (whether contingent or otherwise) under any Company Benefit Plan, (i) entitle any Service Provider to severance pay, unemployment compensation or accrued pension benefit or any other payment or benefit, (ii) materially increase the amount or value of compensation or benefits due to any such Service Provider, (iii) accelerate the time of payment, vesting, or funding or increase the amount of compensation due any such Service Provider, (iv) trigger any funding or other obligation under any Company Benefit Plan, (v) result in any breach or violation of or default under or impose any restrictions or limitations on the Company’s rights to administer, amend or terminate any Company Benefit Plan or transfer the assets of any Company Benefit Plan or (vi) result in any payment under any Company Benefit Plan (whether in cash or property or the vesting of property) to any “disqualified individual” (as such term is defined in Treasury Regulation Section 1.280G-1) that could, individually or in combination with any other such payment, constitute an “excess parachute payment” (as defined in Section 280G(b)(1) of the Code). No Company Benefit Plan provides for, and none of the Company nor any of its Affiliates is a party to a Contract that provides for, or is otherwise obligated to provide, any gross-up, additional payment or reimbursement of Taxes under Sections 409A or 4999 of the Code or otherwise.
(i)   Section 409A.   Each Company Benefit Plan is in all material respects in material compliance (both operationally and documentarily) with Section 409A of the Code. No assets set aside for the payment of benefits under any Company Benefit Plan that is or was a nonqualified deferred compensation plan subject to Section 409A of the Code (a “Nonqualified Deferred Compensation Plan”) are held outside of the United States, except to the extent that substantially all of the services to which such benefits are attributable have been performed in the jurisdiction in which such assets are held, and otherwise no arrangement exists with respect to a Nonqualified Deferred Compensation Plan that would result in income inclusion under Section 409A(b) of the Code.
(j)   International Employee Plans.   Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) each International Employee Plan has been established, maintained and administered in compliance in all material respects with its terms and conditions and with the requirements prescribed by any applicable Laws, including making all required filings and reports in a timely manner with all Governmental Authorities, (ii) no event has occurred with respect to any registered International Employee Plan which would result in the revocation of the registration of such International Employee Plan, or which would entitle any Person (without the consent of the sponsor of such International Employee Plan) to wind up or terminate any such International Employee Plan, in whole or in part, or could otherwise reasonably be expected to have an adverse effect on the tax status of any such International Employee Plan and (iii) no contribution holidays have been taken under any of the International Employee Plans, and there have been no withdrawals of assets or transfers from any International Employee Plan, except in accordance with applicable Laws. No debt has arisen under Section 75 of the U.K. Pension Act 1995 in connection with any International Employee Plan, nor will any such debt become due as a result of the consummation of the Merger. No employee of the Company or any of its Subsidiaries who is domiciled outside of the United States (or any of their dependents) is entitled to any pension, superannuation, retirement (including on early retirement), or death benefits (including in the form of a lump sum) (together, “Pension Benefits”) that become payable before such employee’s normal retirement age as stated in his or her contract of employment or such International Employee Plan itself. With respect to each International Employee Plan, (A) apart from any general indemnity in favor of the trustees given by the Company or any of its Subsidiaries under the governing documents of such International Employee Plan, the Company and its Subsidiaries have not given any indemnity, undertaking or guarantee in respect of such International Employee Plan, (B) the financial statements of such International Employee Plan accurately reflect such International Employee Plan’s liabilities and accruals for contributions required to be paid to such International Employee Plan, in accordance with applicable generally accepted accounting principles consistently applied and (C) the assets of each International Employee Plan that provide Pension Benefits are sufficient to satisfy its respective liabilities (current and contingent) as of the date of this Agreement. No International Employee Plan has material unfunded liabilities that as of the Effective Time will not be fully accrued for in its financial statements or fully offset by insurance.

3.20   Labor Matters.
(a)   Union Activities.   Neither the Company nor any of its Subsidiaries is, and since January 1, 2020, has not been a party to any collective bargaining agreement, labor union contract, trade union agreement or similar agreement or contract with any Labor Entities, as defined below (collectively, “Labor Agreements”). To the Knowledge of the Company, there are no activities or proceedings of any labor, trade union, works council, or other similar representative body (collectively, “Labor Entities”) to organize any employees of the Company or any of its Subsidiaries with regard to their employment with the Company or any of its Subsidiaries. No Labor Agreement is being negotiated by the Company or any of its Subsidiaries. Other than with respect to the Divested Business, there is no strike, material slowdown, lockout, material work stoppage or similar industrial action or application to a labor tribunal made against the Company or any of its Subsidiaries pending or, to the Knowledge of the Company, threatened directly against the Company or any of its Subsidiaries, and no such activities have occurred with respect to the Company and Subsidiaries during the last three (3) years. The consummation of the Merger will not entitle any person (including any Labor Entities) to any payments under any Labor Agreement, or require the Company or any of its Subsidiaries to consult with, provide notice or other disclosure to, or obtain the consent or opinion of any Labor Entities.
(b)   Employment Law Compliance.   Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries are in compliance, and have complied since January 1, 2020, with all applicable Laws and Orders with respect to employment or labor, including applicable Laws, rules and regulations regarding wage and hour requirements, immigration status, discrimination in employment, employee health and safety, sexual harassment, workers’ compensation, document retention, disability rights or benefits, unemployment insurance, hiring, plant closures, affirmative action, contract of services or services relationships, classification of employees, independent contractors, outsourced staff or contingent workers and collective bargaining, and no Legal Proceedings relating to non-compliance with any of the foregoing are pending or, to the Knowledge of the Company, threatened.
(c)   Harassment; Misconduct.   To the Knowledge of the Company, since January 1, 2019, (i) no allegations, claims, reports or complaints of sexual harassment, sexual misconduct or similar claims have been made to the human resources or legal departments of the Company or any of its Subsidiaries against or in respect of any current non-employee director of the Company or current Service Provider at a level of Director or above, and (ii) neither the Company nor any of its Subsidiaries has entered into any severance or settlement agreement of $100,000 or more payable by the Company or any of its Subsidiaries related to allegations, claims or reports of sexual harassment, sexual misconduct or similar claims by any Service Provider.
(d)   Employment Claims.   Except as has not been and would not, individually or in the aggregate, have a Company Material Adverse Effect, there are no Legal Proceedings pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries brought by or on behalf of any applicant for employment, any current or former employee or any class of the foregoing alleging breach of any express or implied contract of employment, wrongful or unfair termination of employment or any other discriminatory, wrongful or tortious conduct in connection with the employment relationship, or otherwise alleging violation of any other employment or labor Laws.
(e)   Mass Layoffs.   Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each of the Company and its Subsidiaries is in compliance with the United States Worker Adjustment Retraining and Notification Act (“WARN Act”). In the eighteen (18) months prior to the date hereof, neither the Company nor any of its Subsidiaries has effectuated (i) a “plant closing” (as defined in the WARN Act or any similar term under any analogous applicable Law) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of the Company or any of its Subsidiaries, (ii) a “mass layoff” (as defined in the WARN Act, or any analogous applicable Law) affecting any site of employment or facility of the Company or any of its Subsidiaries, and (iii) neither the Company nor any of its Subsidiaries has been affected by any transaction or engaged in layoffs or employment terminations sufficient in number, including as aggregated, to trigger application of the WARN Act.

3.21   Permits.   Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries hold, and at all times since January 1, 2020 have held, to the extent legally required, all Permits that are required to own, lease, and operate their properties and assets and for the operation of the business of the Company and its Subsidiaries as currently conducted. The Company and its Subsidiaries are, and at all times since January 1, 2020 have been, in compliance with the terms of all of their respective Permits, and all such Permits are valid and in full force and effect and not subject to any Legal Proceeding that could result in any modification, termination, or revocation thereof and no suspension or cancellation of any such Permits is pending or, to the Knowledge of the Company, threatened, except for such non-compliance, modifications, terminations, revocations, suspensions or cancellations that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
3.22   Compliance with Laws.
(a)   General Compliance.   Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and each of its Subsidiaries is, and since January 1, 2020 has been, in compliance with all Laws that are applicable to the Company or its Subsidiaries or to the conduct of the business or operations of the Company or its Subsidiaries.
(b)   Trade Compliance Laws.
(i)   Compliance with Laws.   Each of the Company and its Subsidiaries conducts, and since January 1, 2020, has conducted its business, including its export and import transactions, in all material respects, in compliance with (A) all applicable U.S. export and reexport controls, including the Export Administration Regulations (“EAR”) and sanctions programs administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”), and (B) all other applicable import and export regulations in other countries in which the Company conducts business (collectively, “Trade Compliance Laws”).
(ii)   Not a Sanctioned Person.   None of the Company or any its Subsidiaries or, to the Company’s Knowledge, any Company Employee, Representative or other Person acting on behalf of the Company or any of its Subsidiaries is currently a Sanctioned Person.
(iii)   Compliance with Policies.   Each of the Company and each of its Subsidiaries maintains, and has remained, in all material respects, in compliance with, policies and procedures designed to prevent it and any Person acting on its behalf from violating Trade Compliance Laws.
(iv)   Export and Import Approvals.   Without limiting Section 3.22(b)(i)-(iii), except as has not been and would not be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole:
(1)
each of the Company and its Subsidiaries has obtained all export and import licenses and other Permits, consents, notices, waivers, approvals, Orders, authorizations, registrations, declarations and filings with any Governmental Authority, and satisfied all applicable requirements for the use of any license exceptions, as required for (A) the export, import or reexport of products, services, software or technologies by the Company and its Subsidiaries, and (B) releases of technologies and software to nationals from countries other than those in which the Company or any of its Subsidiaries is located (“Export and Import Approvals”);

(2)
each of the Company and its Subsidiaries is in compliance with the terms of all applicable Export and Import Approvals;

(3)
there are no active, pending or to the Knowledge of the Company, threatened claims or active or pending internal or third-party (including by a Governmental Authority) investigations related to the Company’s or its Subsidiaries’ compliance with Trade Compliance Laws or Export and Import Approvals;

(4)
to the Company’s Knowledge, there are no facts or circumstances pertaining to the

Company’s and its Subsidiaries’ business or compliance with Trade Compliance Laws or Export and Import Approvals that would constitute a reasonable basis for any future disclosures, claims or actions;
(5)
no Export and Import Approvals for the transfer of export licenses to Parent or the Surviving Corporation is required, or such Export and Import Approvals can be obtained expeditiously without material cost; and

(6)
Section 3.22(b)(iv)(6) of the Company Disclosure Letter sets forth the true, correct, and complete export control classifications applicable to the products, services, software, and technologies that have been exported to third parties by the Company and its Subsidiaries.

(c)   Anti-Bribery Laws.
(i)   Compliance.   The Company and each of its Subsidiaries, and, to the Company’s Knowledge, each of their respective directors, officers or employees, are in compliance with applicable Anti-Bribery Laws, and have not, directly or indirectly, committed a violation of any applicable Anti-Bribery Laws.
(ii)   No Improper Payments.   To the Knowledge of the Company, no director, officer, employee, Representative or other Person acting on behalf of the Company or any of its Subsidiaries, in each case, acting on behalf of the Company or any of its Subsidiaries, has made, authorized, or promised to make, directly or indirectly, any transfer of monies or anything of value: (i) to any national, provincial, municipal or other Government Official or any political party or candidate for political office for the purpose of corruptly influencing any act or decision of such official to obtain or retain business, or to secure any other improper benefit or advantage, or (ii) corruptly influencing an act by any Governmental Authority, in each case, in violation of any Anti-Bribery Laws.
(iii)   FCPA Policies.   The Company and each of its Subsidiaries have instituted and maintain policies and procedures reasonably designed to ensure compliance with the FCPA and Anti-Bribery Laws of each jurisdiction in which the Company and its Subsidiaries operate.
(iv)   Records.   Except as has not been and would not be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, the Company and each of its Subsidiaries has made and kept books and records, accounts and other records, that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company and each of its Subsidiaries as required by the FCPA.
3.23   No Legal Proceedings; Orders.
(a)   No Legal Proceedings.   There are no Legal Proceedings (other than Legal Proceedings that relate to, challenge or seek to prevent, enjoin, alter or materially delay, or recover any damages or obtain any other remedy in connection with, this Agreement, the Transaction Documents, the Merger or any other Transactions) pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries or against any present or former officer or director of the Company or any of its Subsidiaries in such individual’s capacity as such, except for Legal Proceedings that would not, individually or in the aggregate, be material to the Company and its Subsidiaries, taken as a whole, and have not prevented, materially impaired or materially delayed, and would not reasonably be expected to prevent, materially impair or materially delay, the consummation of the Merger or the ability of the Company to perform its covenants and obligations pursuant to this Agreement.
(b)   No Orders.   Neither the Company nor any of its Subsidiaries is subject to any Order, except for Orders that would not, individually or in the aggregate, be material to the Company and its Subsidiaries, taken as a whole, and have not prevented, materially impaired or materially delayed, and would not reasonably be expected to prevent, materially impair or materially delay, the consummation of the Merger or the ability of the Company to perform its covenants and obligations pursuant to this Agreement.

(c)   Merger-Related Proceedings.   As of the date of this Agreement, there are no Legal Proceedings pending or, to the Company’s Knowledge, threatened, that relate to, challenge or seek to prevent, enjoin, alter or materially delay, or recover any damages or obtain any other remedy in connection with, this Agreement, the Transaction Documents, the Merger or any other Transactions.
3.24   Insurance.
(a)   Insurance Coverage.   Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries maintain insurance with reputable insurers in such amounts and against such risks as is customary for the industry in which the Company and its Subsidiaries operate and as the management of the Company has in good faith determined to be prudent and appropriate.
(b)   Policies and Programs.   Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each of the insurance policies and all self-insurance programs and arrangements relating to the business, assets and operations of the Company and its Subsidiaries is in full force and effect, all premiums and other payments due on each such policy has been paid by the Company or its Subsidiaries and all claims thereunder have been filed in due and timely fashion.
(c)   No Cancellation; No Increase in Premium or Denial of Coverage.   Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, since the Lookback Date, the Company and its Subsidiaries have been in compliance with the terms and provisions of all insurance policies maintained by or on behalf of the Company or any of its Subsidiaries, neither the Company nor any of its Subsidiaries have received any written notice regarding any cancellation or invalidation of any such insurance policy other than in connection with ordinary renewals and, to the Company’s Knowledge, (i) there is no threatened termination of, or threatened premium increase with respect to, any of such policies other than increases in connection with the Company’s annual renewal process and (ii) there is no claim pending regarding the Company or any of its Subsidiaries under any of such policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies.
3.25   Related Person Transactions.   Except for compensation or other employment arrangements in the ordinary course of business, there are no Contracts, transactions, arrangements or understandings that are material to the Company and its Subsidiaries, taken as a whole, or that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC in the Company’s Form 10-K or proxy statement pertaining to an annual meeting of stockholders, and that are between the Company or any of its Subsidiaries, on the one hand, and any beneficial owner of five percent (5%) or more of Company Common Stock, beneficial owner of Company Convertible Preferred Stock, or present or former director or officer of the Company or any of its Subsidiaries, or any Affiliate or “immediate family member” (within the meaning of Item 404 of Regulation S-K promulgated by the SEC) of any of the foregoing, on the other hand.
3.26   Brokers.   Except for the Company Financial Advisor, there is no financial advisor, investment banker, broker, finder, agent or other Person that has been retained by or is authorized to act on behalf of the Company or any of its Subsidiaries who is entitled to any financial advisor, investment banking, brokerage, finder’s or other fee or commission in connection with the Merger. The Company has made available to Parent a true, correct and complete copy of any engagement letter or other Contract between the Company and the Company Financial Advisor relating to the Merger.
3.27   Government Contracts.
(a)   Compliance with Government Contracts.   With respect to each Company Government Contract and each Company Government Subcontract, except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:
(i)   to the Company’s Knowledge, each such Company Government Contract or Company Government Subcontract (A) was legally awarded and (B) unless expired prior to the date of this Agreement, is binding on the parties thereto and is in full force and effect; provided that, for purposes of this clause (i), the terms Company Government Contract and Company Government Subcontract shall not include any Bids;
(ii)   to the Company’s Knowledge, no reasonable basis exists to give rise to (A) a claim for fraud (as such concept is defined under the state or federal laws of the United States) in connection with any Company Government Contract or Company Government Subcontract or under the United States False Claims Act or the United States Procurement Integrity Act; (B) a claim under the United States Truth in Negotiations Act; (C) a finding of violation of any applicable Law relating to labor matters; or (D) a finding of failure to perform any obligation of any Company Government Contract or Company Government Subcontract;
(iii)   neither the United States government nor any prime contractor or subcontractor has notified the Company or its Subsidiaries, in writing, that the Company or its Subsidiaries has, or may have, breached or violated in any respect any applicable Law, certification, representation, clause, provision or requirement pertaining to such Company Government Contract or Company Government Subcontract, and, to the Knowledge of the Company, any representations or certifications submitted by the Company or its Subsidiaries in connection with such Company Government Contract or Company Government Subcontract were current, accurate and complete in all material respects on the date of submission;
(iv)   neither the Company nor its Subsidiaries has received, in writing, any notice of termination for convenience, notice of termination for default, cure notice or show cause notice pertaining to such Company Government Contract or Company Government Subcontract, and to the Company’s Knowledge, there is no basis for any such notice of termination for default, cure notice, or show cause notice, and, to the Company’s Knowledge, no termination for convenience of a Company Government Contract or Company Government Subcontract is being contemplated;
(v)   to the Knowledge of the Company, no cost incurred or amount invoiced by the Company or its Subsidiaries pertaining to such Company Government Contract or Company Government Subcontract has been questioned or challenged, is the subject of any audit or investigation, or has been disallowed by any Governmental Authority;
(vi)   no payment due to the Company or its Subsidiaries pertaining to such Company Government Contract or Company Government Subcontract has been withheld or set off, and, to the Company’s Knowledge, the Company or its Subsidiary, as applicable, is entitled to all progress or other payments received to date with respect thereto; and
(vii)   each of the Company and its Subsidiaries has complied with all requirements of such Company Government Contract or Company Government Subcontract and any applicable Law relating to the safeguarding of, and access to, classified information.
(b)   Investigations Relating to Government Contracts.   Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) none of the Company, its Subsidiaries or any of its or their respective directors or officers, is, or since January 1, 2020 has been, to the Company’s Knowledge (A) under any administrative, civil or criminal investigation, audit, or indictment by any Governmental Authority, (B) the subject of any audit or investigation by the Company or any of its Subsidiaries with respect to any alleged violation of applicable Law or Contract arising under or relating to any Company Government Contract or Company Government Subcontract, or (C) debarred or suspended, or proposed for debarment or suspension, or received notice of actual or proposed debarment or suspension (or, for purposes of this clause (C), in the case of Contracts governed by applicable Law other than the state or federal laws of the United States, the functional equivalents thereof, if any), from participation in the award of any Contract with any Governmental Authority and (ii) to the Company’s Knowledge, there exist no facts or circumstances that would warrant the institution of suspension or debarment proceedings or a finding of non-responsibility or ineligibility with respect to the Company, its Subsidiaries or any of its or their respective directors or officers, in any such case, for purposes of doing business with any Governmental Authority.
(c)   Claims Pursuant to Government Contracts.   Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) neither the Company nor its Subsidiaries has received written notice of any (A) outstanding claims against the Company or its Subsidiaries, either by any Governmental Authority or by any prime contractor, subcontractor, vendor or other person, arising under or relating to any Company Government Contract or Company Government Subcontract, (B) bid protest filed by another Person challenging the award of a Company Government Contract to the Company, or (C) outstanding claims or requests for equitable adjustment or disputes between the Company or its Subsidiaries, on the one hand, and the United States government, on the other hand, under the United States Contract Disputes Act, as amended, or between the Company or its Subsidiaries, on the one hand, and any prime contractor, subcontractor, vendor or other person, on the other hand, arising under or relating to any Company Government Contract or Company Government Subcontract; and (ii) to the Company’s Knowledge, neither the Company nor its Subsidiaries has received any written adverse or negative past performance evaluations or ratings in connection with any Company Government Contract or Company Government Subcontract.
(d)   Disclosures.   Except as has not been and would not be, individually or in the aggregate material to the Company and its Subsidiaries, taken as a whole, neither the Company nor its Subsidiaries has made any mandatory or voluntary disclosures to any Governmental Authority of credible evidence of a violation of Federal criminal law involving fraud, conflict of interest, bribery or gratuity violations found in Title 18 of the United States Code, or a violation of the Civil False Claims Act, with respect to any Company Government Contract or Company Government Subcontract.
(e)   No Transactions with Excluded Parties List.   To the Company’s Knowledge, neither the Company nor its Subsidiaries has been involved in any transaction or dealing with any individual or entity on the GSA Excluded Parties List that violates, in any material respect, any applicable requirement of FAR.
3.28   Facility Security Clearances; Personnel Security Clearances.
(a)   Facility Security Clearances.   Except as has not been and would not be, individually or in the aggregate material to the Company and its Subsidiaries, taken as a whole, (i) each of the Company and its Subsidiaries possesses all facility security clearances required to perform the applicable Company Government Contracts and Company Government Subcontracts (“Facility Security Clearances”); (ii) such clearances are (A) all of the Facility Security Clearances reasonably necessary to conduct the business of the Company and its Subsidiaries as currently conducted and (B) valid and in full force and effect and (iii) no termination, denial of eligibility, notice of rescission, notice of wrongdoing, marginal or unsatisfactory or failed vulnerability assessment, notice of breach, cure notice or show cause notice from the Defense Counterintelligence and Security Agency or any other Governmental Authority has been issued and remains unresolved with respect to any of the Facility Security Clearances, and to the Knowledge of the Company, no event, condition or omission has occurred or exists that would constitute grounds for such action or notice.
(b)   Security Clearances.   Except as has not been and would not be, individually or in the aggregate material to the Company and its Subsidiaries, taken as a whole, (i) the employees of the Company and its Subsidiaries possess all United States government security clearances required to perform the applicable Company Government Contracts and Company Government Subcontracts (“Security Clearances”); (ii) the subcontractor(s) and independent contractor(s) of the Company and its Subsidiaries possess all necessary security clearances required to perform the applicable Company Government Contracts and Company Government Subcontracts; (iii) such clearances are (A) all of the personnel Security Clearances reasonably necessary to conduct the business of the Company and its Subsidiaries as currently conducted and (B) valid and in full force and effect; and (iv) to the Knowledge of the Company, no termination, denial of eligibility, notice of rescission, notice of wrongdoing, notice of breach, cure notice or show cause notice from the Defense Counterintelligence and Security Agency or any other Governmental Authority has been issued and remains unresolved with respect to any of the personnel Security Clearances held by any of the employees of the Company and its Subsidiaries to the extent held or required in connection with the conduct of the business of the Company and its Subsidiaries as currently conducted.

(c)   Compliance with National Security Obligations.   Except as has not been and would not be, individually or in the aggregate material to the Company and its Subsidiaries, taken as a whole, (i) the Company, its Subsidiaries and its and their respective employees who hold Security Clearances are in compliance with all applicable national security obligations, including those specified in the NISPOM, and any supplements, amendments or revised editions thereof; and (ii) to the Knowledge of the Company, there has been no audit relating to the Company’s or its Subsidiaries’ compliance with the requirements of the National Industrial Security Program that resulted in adverse findings against the Company and its Subsidiaries.
3.29   No Organizational Conflicts of Interest.   Except as has not been and would not be, individually or in the aggregate material to the Company and its Subsidiaries, taken as a whole, no Governmental Authority nor any prime contractor or subcontractor has in the past three (3) years provided the Company or its Subsidiaries with any written (or to the Knowledge of the Company, oral) notice alleging that the Company or any of its Subsidiaries has an actual, apparent or potential organizational conflict of interest as defined in FAR Subpart 9.05.
3.30   Suppliers.   Section 3.30 of the Company Disclosure Letter sets forth a true, correct and complete list of the top twenty (20) suppliers (the “Top Suppliers”) measured by the aggregate amounts paid by the Company and its Subsidiaries (excluding the Divested Business) during the fiscal year ended December 31, 2021. The Company has made available the corresponding amounts paid to each Top Supplier during the fiscal year ended December 31, 2021. Since the Lookback Date to the date of this Agreement, (i) there has been no written notice of termination of the business relationship of the Company or its Subsidiaries with any Top Supplier given to or received from any such Top Supplier; (ii) there has been no material change in the pricing or other material terms of its business relationship with any Top Supplier in any material respect adverse to the Company or its Subsidiaries; and (iii) no Top Supplier has notified the Company or any of its Subsidiaries in writing that it intends to terminate or change the pricing or other material terms of its business in any material respect adverse to the Company or its Subsidiaries. Neither the Company nor any of its Subsidiaries is required to provide any material bonding or other material financial security arrangements in connection with any transactions with any Top Supplier in the ordinary course of business.
3.31   Customers.   Section 3.31 of the Company Disclosure Letter sets forth a true, correct and complete list of the top twenty (20) customers (the “Top Customers”), (other than Channel Partners), measured by revenue generated by the Company and its Subsidiaries (excluding the Divested Business) from customers (other than Channel Partners) during the fiscal year ended December 31, 2021. The Company has made available the corresponding revenue from each Top Customer during the fiscal year ended December 31, 2021. Since the Lookback Date to the date of this Agreement, (i) there has been no written notice of termination of the business relationship of the Company or its Subsidiaries with any Top Customer given to or received from any such Top Customer; (ii) there has been no material change in the pricing or other material terms of its business relationship with any Top Customer in any material respect adverse to the Company or its Subsidiaries; and (iii) no Top Customer has notified the Company or any of its Subsidiaries in writing that it intends to terminate or change the pricing or other material terms of its business in any material respect adverse to the Company or its Subsidiaries. Neither the Company nor any of its Subsidiaries is required to provide any material bonding or other material financial security arrangements in connection with any transactions with any Top Customer in the ordinary course of business.
3.32   Channel Partners.   Section 3.32 of the Company Disclosure Letter sets forth a true, correct and complete list of the top ten (10) Channel Partners (the “Top Channel Partners”) measured by revenue generated by the Company and its Subsidiaries (excluding the Divested Business) from Channel Partners during the fiscal year ended December 31, 2021. The Company has made available the corresponding revenue from each Channel Partner during the fiscal year ended December 31, 2021. Since the Lookback Date to the date of this Agreement, (i) there has been no written notice of termination of the business relationship of the Company or its Subsidiaries with any Top Channel Partner given to or received from any such Top Channel Partner; (ii) there has been no material change in the pricing or other material terms of its business relationship with any Top Channel Partner in any material respect adverse to the Company or its Subsidiaries; and (iii) no Top Channel Partner has notified the Company or any of its Subsidiaries in writing that it intends to terminate or change any material terms of its business in any material respect adverse to the Company or its Subsidiaries. Neither the Company nor any of its Subsidiaries is required to provide any material bonding or other material financial security arrangements in connection with any transactions with any Top Channel Partner in the ordinary course of business.
3.33   Products.
(a)   Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, since the Lookback Date:
(i)   none of the marketing and promotional materials used, including sales brochures, labeling, advertising and promotional claims in any format (whether print or website content or otherwise) is, or has been, materially false or misleading; and
(ii)   there have not been any claims or allegations made in writing to the Company or any of its Subsidiaries with respect to any Company Products under any theory of tort liability, including strict liability, product liability, defects, errors, failure to warn, negligence, warranty or indemnity, other than individual requests for customer support or customer complaints in the ordinary course of business.
3.34   Exclusivity of Representations and Warranties.
(a)   No Other Representations and Warranties.   The Company, on behalf of itself and its Subsidiaries, acknowledges and agrees that, except for the representations and warranties expressly set forth in Article IV:
(i)   None of Parent, Merger Sub or any of their respective Subsidiaries (or any other Person) makes, or has made, any representation or warranty relating to Parent or Merger Sub, their Subsidiaries or any of their businesses, operations or otherwise in connection with this Agreement or the Merger;
(ii)   no Person has been authorized by Parent or Merger Sub, any of their Subsidiaries or any of their respective Affiliates or Representatives to make any representation or warranty relating to Parent or Merger Sub, their respective Subsidiaries or any of their businesses or operations or otherwise in connection with this Agreement or the Merger, and if made, such representation or warranty has not been relied upon by the Company or any of its Affiliates or Representatives as having been authorized by Parent or Merger Sub, any of their respective Subsidiaries or any of their Affiliates or Representatives (or any other Person); and
(iii)   other than the representations and warranties made by Parent or Merger Sub in this Agreement, each of Parent and Merger Sub disclaims all implied representations or warranties, notwithstanding the delivery or disclosure to the Company or any of its Affiliates or Representatives of any documentation or other information (including any financial information, supplemental data or financial projections or other forward-looking statements).
(b)   No Reliance.   The Company, on behalf of itself and its Subsidiaries, acknowledges and agrees that, except for the representations and warranties expressly set forth in Article IV, it is not acting (including, as applicable, by entering into this Agreement or consummating the Merger) in reliance on any representation or warranty, express or implied, by Parent or Merger Sub, including any representation or warranty by Parent or Merger Sub about any estimate, projection, prediction, data, financial information, memorandum, presentation or other materials or information provided or addressed to the Company or any of its Affiliates or Representatives, in connection with presentations by or discussions with Parent’s management whether prior to or after the date of this Agreement or in any other forum or setting or about the accuracy or completeness of any other representation, warranty, estimate, projection, prediction, data, financial information, memorandum, presentation or other materials or information.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB
Parent and Merger Sub represent and warrant to the Company as follows:
4.1   Organization; Good Standing.
(a)   Parent.   Parent (i) is duly organized, validly existing and in good standing pursuant to the Laws of its jurisdiction of organization; and (ii) has the requisite power and authority to conduct its business as it is presently being conducted and to own, lease or operate its properties and assets.
(b)   Merger Sub.   Merger Sub (i) is a corporation duly organized, validly existing and in good standing pursuant to the DGCL; and (ii) has the requisite corporate power and authority to conduct its business as it is presently being conducted and to own, lease or operate its properties and assets. Merger Sub has been formed solely for the purpose of engaging in the Merger and, prior to the Effective Time, Merger Sub will not have engaged in any other business activities and will have incurred no material liabilities or obligations other than as contemplated by the Transaction Documents. Parent is the sole stockholder of Merger Sub and promptly following the execution and delivery of this Agreement will adopt this Agreement in its capacity as sole stockholder of Merger Sub.
4.2   Power; Enforceability.   Each of Parent and Merger Sub has the requisite power and authority to (a) execute and deliver this Agreement; (b) perform its covenants and obligations under this Agreement; and (c) consummate the Merger, subject to, in the case of the consummation of the Merger, the adoption of this Agreement by Parent as the sole stockholder of Merger Sub. The execution and delivery of this Agreement by each of Parent and Merger Sub, the performance by each of Parent and Merger Sub of its respective covenants and obligations under this Agreement and the consummation of the Merger each have been duly authorized by all necessary action on the part of each of Parent and Merger Sub and no additional actions on the part of Parent or Merger Sub are necessary to authorize (i) the execution and delivery of this Agreement by each of Parent and Merger Sub; (ii) the performance by each of Parent and Merger Sub of its respective covenants and obligations under this Agreement; or (iii) the consummation of the Merger, subject to, in the case of the consummation of the Merger, the adoption of this Agreement by Parent as the sole stockholder of Merger Sub. This Agreement has been duly executed and delivered by each of Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, except as such enforceability (A) may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws affecting or relating to creditors’ rights generally; and (B) is subject to general principles of equity.
4.3   Non-Contravention.   The execution and delivery of this Agreement by each of Parent and Merger Sub, the performance by each of Parent and Merger Sub of their respective covenants and obligations under this Agreement, and the consummation of the Merger do not (a) violate or conflict with any provision of the certificate of incorporation, bylaws or other similar organizational documents of Parent or Merger Sub; (b) violate, conflict with, result in the breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default) pursuant to, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration pursuant to any of the terms, conditions or provisions of any Contract or other instrument or obligation to which Parent or Merger Sub is a party or by which Parent, Merger Sub or any of their properties or assets may be bound; (c) assuming the Consents and authorizations referred to in Section 4.4 have been obtained and all filings, registrations and notifications referred to in Section 4.4 have been made and subject to, in the case of the consummation of the Merger, the adoption of this Agreement by Parent as the sole stockholder of Merger Sub, violate or conflict with any Law applicable to Parent or Merger Sub or by which any of their properties or assets are bound; or (d) result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets of Parent or Merger Sub, except in the case of each of clauses (b), (c) and (d) for such violations, conflicts, breaches, defaults, terminations, accelerations or Liens that have not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
4.4   Requisite Governmental Approvals.   No Consent of any Governmental Authority is required on the part of Parent, Merger Sub or any of their Affiliates in connection with the (a) execution and delivery of this Agreement by each of Parent and Merger Sub; (b) performance by each of Parent and Merger Sub of their respective covenants and obligations pursuant to this Agreement; or (c) consummation of the Merger, except (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware; (ii) such filings and approvals as may be required by any federal or state securities Laws, including compliance with any applicable requirements of the Exchange Act; (iii) compliance with the rules and regulations of the Nasdaq; (iv) compliance with any applicable requirements of the HSR Act and any applicable foreign Antitrust and Foreign Investment Laws; and (v) such other Consents the failure of which to obtain would have or would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
4.5   Legal Proceedings; Orders.
(a)   No Legal Proceedings.   As of the date of this Agreement, there are no Legal Proceedings or Orders pending or in existence or threatened against Parent or Merger Sub that relate to, challenge or seek to prevent, enjoin, alter or materially delay, or recover any damages or obtain any other remedy in connection with, this Agreement, the Transaction Documents, the Merger or any other Transactions.
4.6   Ownership of Company Capital Stock.   None of Parent, Merger Sub or any of their Affiliates has been an “interested stockholder” (as defined in Section 203 of the DGCL) of the Company, in each case, during the two years prior to the date of this Agreement.
4.7   Brokers.   There is no financial advisor, investment banker, broker, finder, agent or other Person that has been retained by or is authorized to act on behalf of Parent, Merger Sub or any of their Affiliates who is entitled to any financial advisor, investment banking, brokerage, finder’s or other similar fee or commission in connection with the Merger for which the Company or any of its Subsidiaries would be liable.
4.8   No Parent Vote or Approval Required.   No vote or consent of the holders of any capital stock of, or other equity or voting interest in, Parent that has not been obtained is necessary to approve this Agreement or the Merger.
4.9   Financial Capability.   Parent and Merger Sub have as of the date of this Agreement and will have at the Closing sufficient funds immediately available to (a) make all payments contemplated by this Agreement in connection with the Merger (including the payment of all amounts payable pursuant to Article II in connection with or as a result of the Merger and pursuant to the Company Convertible Notes); and (b) pay all fees and expenses required to be paid at the Closing by the Company, Parent, Merger Sub or any of their respective Affiliates in connection with the Merger.
4.10   Absence of Stockholder and Management Arrangements.   As of the date of this Agreement, except for this Agreement, the Voting Agreements and any arms-length commercial agreements that may exist in the ordinary course, none of Parent, Merger Sub or any of their respective Affiliates is a party to any Contract, or has authorized, made or entered into, or committed or agreed to enter into, any formal or informal arrangements or other understandings (whether or not binding) with any stockholder, director, officer, employee or other Affiliate of the Company or any of its Subsidiaries (each in their capacity as such) (a) relating to (i) this Agreement or the Merger; (ii) the Surviving Corporation or any of its Subsidiaries, businesses or operations (including as to continuing employment) from and after the Effective Time; or (b) pursuant to which any (i) holder of Company Common Stock would be entitled to receive consideration of a different amount or nature than the Per Share Price in respect of such holder’s shares of Company Common Stock; (ii) holder of Company Common Stock has agreed to approve this Agreement or vote against any Superior Proposal; or (iii) Person has agreed to provide, directly or indirectly, an equity investment to Parent, Merger Sub or the Company to finance any portion of the Merger.
4.11   Exclusivity of Representations and Warranties.
(a)   No Other Representations and Warranties.   Each of Parent and Merger Sub, on behalf of itself and its Subsidiaries, acknowledges and agrees that, except for the representations and warranties expressly set forth in Article III:
(i)   neither the Company nor any of its Subsidiaries (or any other Person) makes, or has made, any representation or warranty relating to the Company, its Subsidiaries or any of their businesses, operations or otherwise in connection with this Agreement or the Merger;

(ii)   no Person has been authorized by the Company, any of its Subsidiaries or any of its or their respective Affiliates or Representatives to make any representation or warranty relating to the Company, its Subsidiaries or any of their businesses or operations or otherwise in connection with this Agreement or the Merger, and if made, such representation or warranty has not been relied upon by Parent, Merger Sub or any of their respective Affiliates or Representatives as having been authorized by the Company, any of its Subsidiaries or any of its or their respective Affiliates or Representatives (or any other Person); and
(iii)   other than the representations and warranties made by the Company in this Agreement, the Company disclaims all implied representations or warranties, notwithstanding the delivery or disclosure to Parent, Merger Sub or any of their respective Affiliates or Representatives of any documentation or other information (including any financial information, supplemental data or financial projections or other forward-looking statements).
(b)   No Reliance.   Each of Parent and Merger Sub, on behalf of itself and its Subsidiaries, acknowledges and agrees that, except for the representations and warranties expressly set forth in Article III, it is not acting (including, as applicable, by entering into this Agreement or consummating the Merger) in reliance on any representation or warranty, express or implied by the Company or its Subsidiaries, including any representation or warranty by the Company or its Subsidiaries about any estimate, projection, prediction, data, financial information, memorandum, presentation or other materials or information provided or addressed to Parent, Merger Sub or any of their respective Affiliates or Representatives, including any representation and warranty about any materials or information made available in the virtual data room hosted by or on behalf of the Company in connection with the Merger, in connection with presentations by or discussions with the Company’s management (whether prior to or after the date of this Agreement) or in any other forum or setting or about the accuracy or completeness of any other representation, warranty, estimate, projection, prediction, data, financial information, memorandum, presentation or other materials or information.
ARTICLE V
INTERIM OPERATIONS OF THE COMPANY
5.1   Affirmative Obligations.   Except (a) as expressly required by this Agreement; (b) as set forth in Section 5.1 or the corresponding clause of Section 5.2 of the Company Disclosure Letter; (c) as permitted by the express exceptions to the covenants set forth in Section 5.2; (d) actions taken in good faith pursuant to COVID-19 Measures (it being understood that the Company will use its reasonable best efforts to provide reasonable advance notice to, and consult with, Parent (if reasonably practicable and legally permissible) prior to taking such actions); (e) as required by applicable Law; or (f) with Parent’s prior written consent (which consent will not be unreasonably withheld, conditioned or delayed), during the Pre-Closing Period, the Company shall, and shall cause each of its Subsidiaries to, (i) maintain its existence in good standing pursuant to applicable Law; (ii) use its reasonable best efforts to conduct its business and operations in the ordinary course of business; and (iii) use its reasonable best efforts to (A) preserve intact its material assets, properties, Contracts and business organizations; (B) keep available the services of its current officers, employees and consultants; and (C) preserve the goodwill and current relationships with its customers, suppliers, distributors, partners, lessors, licensors, licensees, creditors, contractors and other Persons with whom the Company or any of its Subsidiaries has business relations.
5.2   Forbearance Covenants.   Except (A) as set forth in the corresponding clause of Section 5.2 of the Company Disclosure Letter; (B) for actions taken in good faith pursuant to COVID-19 Measures (it being understood that the Company will use its reasonable best efforts to provide reasonable advance notice to, and consult with, Parent (if reasonably practicable and legally permissible) prior to taking such actions); (C) as required by applicable Law; (D) with Parent’s prior written consent (which consent will not be unreasonably withheld, conditioned or delayed); or (E) as expressly required by the terms of this Agreement, during the Pre-Closing Period, the Company will not, and will cause each of its Subsidiaries to not:
(a)   amend or otherwise change the Charter, the Bylaws or similar organizational or governing documents of the Company’s Subsidiaries or otherwise take any action to exempt any Person from any provision of the Charter or Bylaws;

(b)   propose or adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization or file a petition in bankruptcy under any provisions of applicable Law on behalf of the Company or any of its Subsidiaries or consent to the filing of any bankruptcy petition against any the Company or any of its Subsidiaries under any similar applicable Law;
(c)   issue, sell, grant, pledge, encumber, transfer or deliver, or agree or commit to issue, sell, grant, pledge, encumber, transfer or deliver, any Company Securities or capital stock or other equity interest of any Subsidiary of the Company (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise), except (i) for the issuance, delivery or sale of shares of Company Common Stock pursuant to Company Equity-Based Awards or Company Options outstanding as of the Capitalization Date or pursuant to the ESPP, in each case, in accordance with their terms as in effect on the date of this Agreement; (ii) in connection with the Company Convertible Notes Indentures or any offer letters or similar agreements entered into or extended as of the date of this Agreement in the ordinary course; (iii) as permitted by Section 5.2(j) or (iv) any issuance of shares of Company Common Stock upon the conversion of the Company Convertible Preferred Stock in accordance with its terms in effect on the date of this Agreement;
(d)   directly or indirectly acquire, repurchase or redeem any securities, except for (i) with respect to Company Securities pursuant to the terms and conditions of Company Equity-Based Awards or Company Options outstanding as of the date of this Agreement to otherwise satisfy Tax obligations with respect to awards granted pursuant to Company Equity Plans or pay the exercise price of Company Options, in each case, in the ordinary course of business and in accordance with their terms as in effect on the date of this Agreement; (ii) transactions between the Company and any of its direct or indirect wholly owned Subsidiaries; (iii) acquisitions of Company Common Stock (or cash settlement amounts in respect of Company Common Stock) pursuant to the Company Capped Call Confirmations or the Company Forward Stock Purchase Confirmation (in each case, as in effect on the date of this Agreement), or (iv) repurchases of Company’s Convertible Notes upon exercise of holders’ put rights pursuant to the terms of the applicable series of Company Convertible Notes;
(e)   acquire (by merger, consolidation, acquisition of stock or assets or otherwise) any other Person or any material equity interest therein or any material assets or properties of any Person or make any material investment in any other Person (other than a wholly owned Subsidiary of the Company) or enter into any joint venture, partnership, limited liability company or similar arrangement with any Person (other than the Company or any of its wholly owned Subsidiaries) or create any Subsidiary of the Company or any of its Subsidiaries;
(f)   other than sales of inventory in the ordinary course of business, (i) sell, transfer, mortgage, lease, license, pledge, abandon, encumber, or otherwise dispose of any of its material tangible properties or assets to any Person other than to the Company or a wholly owned Subsidiary of the Company, (ii) waive, cancel, forgive, release, settle or assign any material Indebtedness (other than Indebtedness solely among the Company and its wholly owned Subsidiaries or solely among the Company’s wholly owned Subsidiaries, in each case in the ordinary course of business and only to the extent such waiver, cancellation, forgiveness, release, settlement or assignment would not result in the recognition of material cancellation of debt income or incurrence of material withholding Taxes by the Company or any of its Subsidiaries and is not made in connection with any restructuring or reorganization plan) owed to the Company or any of its Subsidiaries or any material claims held by the Company or any of its Subsidiaries against any Person; or (iii) other than in the ordinary course of business, grant any new material refunds, credits, rebates or allowances to any customers or Channel Partners;
(g)   acquire, or agree to acquire, fee ownership (or its jurisdictional equivalent) of any real property;
(h)   (i) adjust, split, subdivide, combine or reclassify any shares of capital stock or other equity or voting interest, or issue or authorize or propose the issuance of any other Company Securities in respect of, in lieu of or in substitution for, shares of its capital stock or other equity or voting interest; (ii) declare, set aside, establish a record date for, authorize or pay any dividend or other distribution (whether in cash, shares or property or any combination thereof) in respect of any shares of capital stock or other equity or voting interest (including any Company Securities), or make any other actual, constructive or deemed distribution in respect of the shares of capital stock or other equity or voting interest, except for cash dividends made by any direct or indirect wholly owned Subsidiary of the Company to the Company or one of its other wholly owned Subsidiaries (to the extent such dividends would not result in a material Liability for Taxes and are paid in the ordinary course of business); (iii) pledge or encumber any shares of its capital stock or other equity or voting interest; (iv) modify the terms of any shares of its capital stock or other equity or voting interest (including any Company Securities); or (v) enter into any transaction or Contract with any stockholder (in its capacity as such) of the Company or with any beneficial owner of Company Convertible Preferred Stock (in its capacity as such) or any Person acting in concert (in relation to the Company) with any beneficial owner of Company Convertible Preferred Stock other than the Voting Agreements;
(i)   (i) incur or assume any Indebtedness or issue any debt securities, except (A) short-term debt incurred to fund the working capital needs of the business in the ordinary course of business; (B) for loans or advances between Subsidiaries of the Company or between the Company and its Subsidiaries in the ordinary course of business that are not (1) recharacterized as an equity investment under Section 385 of the Code or (2) made in connection with a reorganization; (C) obligations incurred pursuant to business credit cards in the ordinary course of business; and (D) reimbursement obligations in accordance with the terms thereof as of the date of this Agreement with respect to letters of credit issued to the Company by Silicon Valley Bank and outstanding on the date of this Agreement; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person, except with respect to obligations of wholly owned Subsidiaries of the Company; (iii) make any loans, advances or capital contributions to, or investments in, any other Person, except for (A) extensions of credit to customers granted in the ordinary course of business; (B) advances to directors, officers and other employees for reasonable business expenses, in each case, granted in the ordinary course of business; and (C) for loans or advances between wholly owned Subsidiaries of the Company or between the Company and its wholly owned Subsidiaries and capital contributions in wholly owned Subsidiaries of the Company; or (iv) mortgage, pledge or otherwise encumber any assets, tangible or intangible, or create any Lien thereon (other than Permitted Liens);
(j)   except (i) in order to comply with applicable Law, (ii) as required pursuant to the terms of any Company Benefit Plan as in effect on the date of this Agreement, (iii) as provided in this Agreement (including as permitted pursuant to this Section 5.2(j)) or (iv) pursuant to the proposed budget set forth in Section 5.2(j) of the Company Disclosure Letter, (A) establish, adopt, enter into, terminate or amend, or take any action to accelerate the vesting, payment or funding of any compensation, or benefits under, any Company Benefit Plan (or any plan, program, policy, agreement or arrangement that would be a Company Benefit Plan if in effect as of the date of this Agreement); (B) grant, or commit to grant, to any Service Provider whose annual cash compensation exceeds $400,000 any increase in cash compensation, bonus or fringe or other benefits, or in the case of any such Service Provider whose annual cash compensation does not exceed $400,000, grant any such increase other than in the ordinary course of business; (C) grant, or commit to grant, to any Service Provider any increase in change in control, retention, severance or termination pay (other than severance payments paid to departing Service Providers in the ordinary course of business); (D) enter into, or promise or commit to enter into, any employment, consulting, change in control, retention, severance or termination agreement with any Service Provider (other than (x) offer letters or consulting agreements using one of the Company’s standard templates provided to Parent prior to the date of this Agreement or templates approved by Parent in writing following the date of this Agreement and entered into in the ordinary course of business with newly-hired non-officer employees or consultants and (y) separation agreements with departing Services Providers entered into in the ordinary course of business using one of the Company’s standard templates provided to Parent prior to the date of this Agreement or templates approved by Parent in writing following the date of this Agreement and providing severance payments as permitted under Section 5.2(j)(iv)(C)); (E) grant, or commit to grant, any equity-related, performance, incentive or similar awards or bonuses to any Service Provider or take any action that would result in the adjustment of exercisability of any outstanding equity-based award, including Company Equity-Based Awards and Company Options; (F) grant any loan to any Service Provider (except for commission advances or similar advances provided to Service Providers in the ordinary course of business); (G) pay to any Service Provider any benefit or amount not required under any Company Benefit Plan; (H) hire or promote the employment or services of any employee at the level of Vice President or above other than with respect to a vacancy for a position at the level of Vice President or above in existence as of or following the date of this Agreement (following reasonable advance notice to, and consultation with, Parent), or (I) terminate any employee of the Company or any of its Subsidiaries at the level of Vice President or above, other than terminations as a direct result of such employee’s (1) willful failure to perform the duties or responsibilities of his or her employment, (2) serious misconduct, or (3) conviction or plea of guilty or no contest to any crime;
(k)   enter into or negotiate to enter into any Labor Agreement;
(l)   settle, release, waive or compromise any pending or threatened material Legal Proceeding, except for the settlement of any Legal Proceedings (i) solely for monetary damages in an amount not in excess of $500,000 individually or $2,000,000 in the aggregate; or (ii) settled in compliance with Section 6.14;
(m)   sell, transfer, assign, dispose of or otherwise subject to any Lien (other than a Permitted Lien) any material Company Intellectual Property, or license any material Company Intellectual Property, except for non-exclusive licenses (A) to customers solely for their use of the Company Products, or (B) to Channel Partners for the purposes of reselling and distributing the Company Products, in each case, granted in the ordinary course of business; or, except in the ordinary course of business, take any action or fail to take any action, if such action or failure to take action would reasonably be likely to result in the loss, lapse, abandonment, invalidity or unenforceability of any material Company Registered Intellectual Property or other material Company Intellectual Property;
(n)   enter into, or agree to enter into, any Contract that directly or indirectly obligates or purports to obligate (i) an Affiliate (including any future Affiliate) of the Company (other than a Subsidiary of the Company) or (ii) the Company or any of its Subsidiaries to cause or require, or purport to cause or require, an Affiliate (including any future Affiliate) of the Company (other than a Subsidiary of the Company), in any such case, to (A) grant to any other Person (including the counterparty to such Contract and/or its Affiliates) any right to or with respect to any Intellectual Property or (B) be bound by, or subject to, any license or covenant (including any covenant not to sue, assert rights, or offer fixed or reasonable royalties) with respect to any Intellectual Property;
(o)   use any Open Source Software in any manner that could, with respect to any Company Software or Company Product, (i) require its disclosure or distribution in source code form; (ii) require the licensing thereof for the purpose of making derivative works; or (iii) impose any restriction on the consideration to be charged for the distribution thereof (including, with respect to the foregoing (i) through (iii), where any such Open Source Software has been incorporated into, integrated with, combined with or linked to any Company Software or Company Product);
(p)   except as required by a change in applicable Law or GAAP, (i) other than in the ordinary course of business, revalue in any material respect any of its properties or assets, including writing-off notes or accounts receivable; or (ii) implement or adopt any change in any of its accounting principles, policies, practices or methods;
(q)   change in any material respect the policies or practices regarding accounts receivable or accounts payable or fail to manage working capital in accordance with past practice;
(r)   (i) make, change or revoke any Tax election (other than any periodic Tax election made consistent with past practice); (ii) adopt or change any Tax accounting method; (iii) enter into or request any closing agreement or Tax ruling; (iv) settle or compromise any Tax claim or assessment; (v) consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment (other than in connection with any ongoing Tax examination); (vi) file any U.S. federal or California income Tax Return (including any amended Tax Return) or file any claim for a Tax refund in excess of $500,000 unless such Tax Return has been provided to Parent for review within a reasonable period prior to the due date for filing and Parent has had reasonable opportunity to comment on such filing; or (vii) register the Company or its Subsidiaries to pay Tax in a jurisdiction in which the Company or its Subsidiaries were not previously registered (except in the case of sales, use or similar Taxes);

(s)   incur, authorize or commit to incur any material capital expenditures other than as specified in the capital expenditure budget set forth in Section 5.2(s) of the Company Disclosure Letter;
(t)   (i) terminate or cancel any Material Contract or Lease; (ii) amend or grant any waivers under any Contracts relating to the Divested Business or amend in a material manner or grant a material waiver under any Material Contract or Lease; (iii) knowingly take (or fail to take) any action that would reasonably be expected to cause or result in a material breach of, or material default under, any Material Contract or Lease, or (iv) except in the ordinary course of business, enter into any Contract that, if existing on the date of this Agreement, would be a Material Contract or enter into any Lease;
(u)   maintain insurance at less than current levels or otherwise in a manner inconsistent with past practice;
(v)   engage in any transaction with, or enter into any agreement, arrangement or understanding with, any Affiliate of the Company or other Person covered by Item 404 of Regulation S-K promulgated by the SEC that would be required to be disclosed pursuant to Item 404 in the Company SEC Reports;
(w)   effectuate a “plant closing,” “mass layoff” (each as defined in the WARN Act) or other employee layoff event affecting in whole or in part any site of employment, facility or operating unit;
(x)   amend in a manner that adversely impacts in any material respect the ability to conduct its business, terminate or allow to lapse any material Permits of the Company;
(y)   abandon or discontinue any existing line of business or enter into any new line of business; or
(z)   enter into or agree or commit to enter into a Contract to take any of the actions prohibited by this Section 5.2.
5.3   No Solicitation of Acquisition Proposals.
(a)   No Solicitation.   Subject to Section 5.3(b), during the Pre-Closing Period, the Company will cease and cause to be terminated any discussions or negotiations with, and terminate any data room access (or other access to diligence) of, any Person and its Representatives relating to an Acquisition Transaction or Acquisition Proposal. Unless the Company has already so requested, promptly following the date of this Agreement, the Company will request that each Person (other than Parent and its Representatives) that has executed a confidentiality agreement in connection with its consideration of an Acquisition Transaction or Acquisition Proposal promptly return or destroy, in accordance with the terms of such confidentiality agreement, all non-public information furnished to such Person by or on behalf of the Company or its Subsidiaries prior to the date of this Agreement. Subject to Section 5.3(b), during the Pre-Closing Period, the Company shall not, and shall cause its Subsidiaries and its and their respective directors and officers to not, and shall not authorize, and shall use its reasonable best efforts to cause, its and its Subsidiaries’ other employees, consultants and other Representatives to not, directly or indirectly, (i) solicit, initiate, propose or induce the making, submission or announcement of, or knowingly encourage, facilitate or assist, any offer, inquiry, indication of interest or proposal that, in any such case, constitutes, or would reasonably be expected to lead to, an Acquisition Proposal; (ii) furnish to any Person or Group (other than Parent, Merger Sub or any of their respective Representatives in their capacity as such) any non-public information relating to the Company or any of its Subsidiaries or afford to any Person or Group (other than Parent, Merger Sub or any of their respective Representatives in their capacity as such) access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company or any of its Subsidiaries, in any such case in connection with any Acquisition Proposal or with the intent to induce the making, submission or announcement of, or to knowingly encourage, facilitate or assist, an Acquisition Proposal or the making of any offer, inquiry, indication of interest or proposal that, in any such case, constitutes, or would reasonably be expected to, lead to an Acquisition Proposal; (iii) participate or engage in discussions or negotiations with any Person or Group with respect to an Acquisition Proposal or with respect to any inquiries from third Persons about making an offer, indication of interest or proposal relating to an Acquisition Transaction (other than informing such Persons of the provisions contained in this Section 5.3(a) or discussing any Acquisition Proposal made by any

Person or Group with such Person or Group solely to the extent necessary to clarify the terms of the Acquisition Proposal); (iv) approve, endorse or recommend any offer, inquiry, indication of interest or proposal that, in any such case, constitutes, or would reasonably be expected to lead to, an Acquisition Proposal; (v) enter into any letter of intent, memorandum of understanding, merger agreement, acquisition agreement or other Contract (whether written or oral, binding or non-binding) relating to an Acquisition Transaction, other than, in each case, an Acceptable Confidentiality Agreement (any such letter of intent, memorandum of understanding, merger agreement, acquisition agreement or other Contract relating to an Acquisition Transaction, an “Alternative Acquisition Agreement”); or (vi) authorize or commit to do any of the foregoing.
(b)   Permitted Conduct Related to Certain Proposals.   Notwithstanding anything to the contrary in this Section 5.3, from the date of this Agreement until the Company’s receipt of the Requisite Stockholder Approval, (i) the Company may refrain from enforcing, and may waive, any provision of any “standstill” or confidentiality agreement to the extent that such provision prohibits or purports to prohibit a confidential proposal being made to the Company Board (or any committee thereof) if the Company Board (or a committee thereof) has determined that a failure to refrain from such enforcement or a failure to grant such waiver would reasonably be expected to be inconsistent with its fiduciary duties pursuant to applicable Law; and (ii) the Company and the Company Board (or a committee thereof) may, directly or indirectly through one or more of their Representatives (including the Company Financial Advisor), following the execution and delivery of an Acceptable Confidentiality Agreement, (A) participate or engage in discussions or negotiations with, or (B) (1) furnish any non-public information relating to the Company or any of its Subsidiaries to or (2) afford access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company or any of its Subsidiaries to, in each case, any Person or Group or their respective Representatives that has made, renewed or delivered to the Company a bona fide written Acquisition Proposal after the date of this Agreement that was not solicited in material breach of Section 5.3(a), but only if the Company Board has determined in good faith (after consultation with its financial advisor and outside legal counsel) that (I) such Acquisition Proposal either constitutes a Superior Proposal or would be reasonably likely to lead to a Superior Proposal and (II) the failure to take the actions contemplated by this Section 5.3(b)(ii) would reasonably be expected to be inconsistent with its fiduciary duties pursuant to applicable Law. During the Pre-Closing Period, the Company will prior to or contemporaneously make available to Parent and its Representatives any non-public information concerning the Company and its Subsidiaries that is provided to any such Person or its Representatives that was not previously made available to Parent or its Representatives.
(c)   No Company Board Recommendation Change or Entry into an Alternative Acquisition Agreement.   Except as provided by Section 5.3(d), at no time after the date of this Agreement may the Company Board (or a committee thereof):
(i)   (A) withhold, withdraw, amend, qualify or modify, or publicly propose to withhold, withdraw, amend, qualify or modify, the Company Board Recommendation in a manner adverse to Parent; (B) adopt, approve or recommend an Acquisition Proposal; (C) fail to publicly reaffirm the Company Board Recommendation within ten (10) Business Days of the occurrence of a material event or development and after Parent so requests in writing (or, if the Company Stockholder Meeting is scheduled to be held within ten (10) Business Days, then within one Business Day after Parent so requests in writing) (it being understood that the Company Board (or a committee thereof) will not be obligated to affirm the Company Board Recommendation more than once per material event (but that any material change to such material event will constitute a new material event for purposes of this parenthetical)); (D) take or fail to take any formal action or make or fail to make and maintain any recommendation in connection with a tender or exchange offer, other than a publicly disclosed recommendation against such offer or the issuance of a “stop, look and listen” communication by the Company Board (or a committee thereof) to the Company Stockholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act (or any substantially similar communication) (it being understood that this clause (D) shall not be triggered while the Company Board (or a committee thereof) refrains from taking a position with respect to an Acquisition Proposal until immediately before 5:30 p.m., Eastern time, on the 10th Business Day after the commencement of a tender or exchange offer in connection with such Acquisition

Proposal); or (E) fail to include the Company Board Recommendation in the Proxy Statement (any action described in clauses (A) through (E), a “Company Board Recommendation Change”), it being understood that none of (1) the determination, in and of itself, by the Company Board (or a committee thereof) that an Acquisition Proposal constitutes, or would be reasonably likely to lead to, a Superior Proposal; (2) the delivery, in and of itself, by the Company to Parent and its Representatives of any notice contemplated by Section 5.3(d); or (3) the public disclosure, in and of itself, of the items in clauses (1) and (2) if and to the extent required by applicable Law (provided that such public disclosure under this clause (3) specifies, without qualification, that the Company Board continues to maintain the Company Board Recommendation at such time), will constitute a Company Board Recommendation Change or violate this Section 5.3; or
(ii)   cause or permit the Company or any of its Subsidiaries to enter into an Alternative Acquisition Agreement.
(d)   Permissible Company Board Recommendation Change and Entry into Alternative Acquisition Agreement.
(i)   Intervening Events.   Notwithstanding anything to the contrary set forth in this Agreement, at any time prior to obtaining the Requisite Stockholder Approval, other than in connection with an Acquisition Proposal, the Company Board may effect a Company Board Recommendation Change in response to an Intervening Event if and only if:
(1)
the Company Board determines in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to take such action would reasonably be expected to be inconsistent with its fiduciary duties pursuant to applicable Law;

(2)
the Company has provided prior written notice to Parent at least four (4) Business Days in advance to the effect that the Company Board has (A) so determined and (B) resolved to effect a Company Board Recommendation Change pursuant to this Section 5.3(d)(i), which notice will describe the Intervening Event in reasonable detail; and

(3)
prior to effecting such Company Board Recommendation Change, the Company and its Representatives, until 5:00 p.m. at the end of such four Business Day period, have (A) negotiated with Parent and its Representatives in good faith (to the extent that Parent requests to negotiate) to make such adjustments to the terms and conditions of this Agreement and the Transaction Documents so that the Company Board no longer determines in good faith that the failure to make a Company Board Recommendation Change in response to such Intervening Event would reasonably be expected to be inconsistent with its fiduciary duties pursuant to applicable Law; and (B) permitted Parent and its Representatives to make a presentation to the Company Board regarding this Agreement and any adjustments with respect thereto (to the extent that Parent requests to make such a presentation).

(ii)   Superior Proposals.   Notwithstanding anything to the contrary set forth in this Agreement, at any time prior to obtaining the Requisite Stockholder Approval, if the Company has received a bona fide written Acquisition Proposal that the Company Board has concluded in good faith (after consultation with its financial advisor and outside legal counsel) is a Superior Proposal, then the Company Board may (A) effect a Company Board Recommendation Change with respect to such Superior Proposal or (B) authorize the Company to terminate this Agreement pursuant to Section 8.1(i), in each case, if and only if:
(1)
the Company Board determines in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to take such action would reasonably be expected to be inconsistent with its fiduciary duties pursuant to applicable Law;

(2)
the Company has complied in all material respects with its obligations pursuant to this Section 5.3 with respect to such Acquisition Proposal;

(3)
the Company has provided prior written notice to Parent at least four (4) Business Days in advance (the “Notice Period”) to the effect that the Company Board has (A) received a bona fide written Acquisition Proposal that has not been withdrawn; (B) concluded in good faith (after consultation with its financial advisor and outside legal counsel) that such Acquisition Proposal constitutes a Superior Proposal; and (C) resolved to effect a Company Board Recommendation Change or to terminate this Agreement pursuant to Section 8.1(i), which notice will describe the basis for such Company Board Recommendation Change or termination, including the identity of the Person or Group making such Acquisition Proposal and the terms of such Acquisition Proposal and include copies of all relevant documents relating to such Acquisition Proposal; and
(4)
prior to effecting such Company Board Recommendation Change or termination, the Company and its Representatives, until 5:00 p.m. on the last day of the Notice Period, have (A) negotiated with Parent and its Representatives in good faith (to the extent that Parent requests to negotiate) to make such adjustments to the terms and conditions of this Agreement and the Transaction Documents so that such Acquisition Proposal would cease to constitute a Superior Proposal; and (B) permitted Parent and its Representatives to make a presentation to the Company Board regarding this Agreement and any adjustments with respect thereto (to the extent that Parent requests to make such a presentation), it being understood that (a) in the event of any change to the form or amount of consideration or any other material revision, amendment, update or supplement to such Acquisition Proposal, the Company will be required to deliver a new written notice to Parent and to comply with the requirements of this Section 5.3(d)(ii)(4) with respect to such new written notice (with the “Notice Period” in respect of such new written notice being three (3) Business Days); and (b) at the end of the Notice Period, the Company Board must have in good faith (after consultation with its financial advisor and outside legal counsel) reaffirmed its determination that such bona fide written Acquisition Proposal is a Superior Proposal.

(e)   Notice to Parent.   During the Pre-Closing Period, the Company will promptly (and, in any event, within twenty-four (24) hours from the receipt thereof) notify Parent in writing if an Acquisition Proposal or inquiry about making an offer, indication of interest or proposal relating to an Acquisition Proposal is received by, any non-public information is requested from, or any discussions or negotiations about an Acquisition Proposal or inquiry about making an offer, indication of interest or proposal relating to an Acquisition Proposal are sought to be initiated or continued with, the Company or any of its Representatives. Such notice must include (i) the identity of the Person or Group making such Acquisition Proposal, inquiry or request; and (ii) a summary of the terms and conditions of such Acquisition Proposal, inquiry or request and, if in writing, a copy thereof. Thereafter, the Company must keep Parent reasonably informed, on a prompt basis, of the status and terms of any such Acquisition Proposal, inquiry or request (including any amendments thereto) and the status of any such discussions or negotiations (and, in any event, within twenty-four (24) hours of any change to the form or amount consideration or any other material terms specified in such Acquisition Proposal, inquiry or request).
(f)   Permitted Disclosures.   Nothing in this Agreement will prohibit the Company or the Company Board from (i) taking and disclosing to the Company Stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or complying with Rule 14d-9 promulgated under the Exchange Act, including making a “stop, look and listen” communication by the Company Board (or a committee thereof) to the Company Stockholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act (or any substantially similar communication); (ii) complying with Item 1012(a) of Regulation M-A promulgated under the Exchange Act; or (iii) making any disclosure to the Company Stockholders (including factually accurate disclosure about the business, financial condition or results of operations of the Company and its Subsidiaries or factually accurate disclosure of the Company’s receipt of an Acquisition Proposal, the identity of the Person or Group making such Acquisition Proposal, the material terms of such Acquisition Proposal or the operation of this Agreement with respect thereto) that, in each case under clause (i), (ii) or (iii), the Company Board, after consultation with its outside legal counsel, has determined in good faith is required by applicable Law (it being understood that any such action or disclosure that constitutes a Company Board Recommendation

Change shall be made in compliance with the applicable provisions of this Section 5.3 and that a “stop, look and listen” communication by the Company Board (or a committee thereof) to the Company Stockholders pursuant to and within the confines of Rule 14d-9(f) promulgated under the Exchange Act (or any substantially similar communication) in connection with a tender or exchange offer shall not constitute a Company Board Recommendation Change).
(g)   Breach by Representatives.   The Company agrees that if it (i) authorizes any of its or its Subsidiaries’ Representatives to take any action or (ii) is made aware of an action by one or more of its or its Subsidiaries’ Representatives and does not use its reasonable best efforts to prohibit or terminate such action and, in either case, such action would constitute a breach of this Section 5.3 if taken by the Company during the Pre-Closing Period, then such action will be deemed to constitute a breach by the Company of this Section 5.3.
5.4   No Control of the Other Party’s Business.   The Parties acknowledge and agree that the restrictions set forth in this Agreement are not intended to give Parent or Merger Sub, directly or indirectly, the right to control or direct the business or operations of the Company or its Subsidiaries at any time prior to the Effective Time. Prior to the Effective Time, the Company and its Subsidiaries will exercise, consistent with the terms, conditions and restrictions of this Agreement, complete control and supervision over their respective businesses and operations.
ARTICLE VI
ADDITIONAL COVENANTS
6.1   Efforts; Required Action and Forbearance.
(a)   Reasonable Best Efforts.   Subject to Section 6.1(e), upon the terms and subject to the conditions set forth in this Agreement, Parent and Merger Sub, on the one hand, and the Company, on the other hand, will use their respective reasonable best efforts to (A) take (or cause to be taken) all actions; (B) do (or cause to be done) all things; and (C) assist and cooperate with the other Parties in doing (or causing to be done) all things, in each case as are necessary, proper or, in the good faith discretion of Parent (as determined after consultation and discussion with, and consideration in good faith of the views of, the Company), advisable pursuant to applicable Law or otherwise to consummate and make effective, by no later than the Termination Date, the Transactions, including by using reasonable best efforts to:
(i)   cause the conditions to the Merger set forth in ARTICLE VII to be satisfied;
(ii)   (1) seek to obtain all consents, waivers, approvals, Orders and authorizations from Governmental Authorities; and (2) make all registrations, declarations and filings with Governmental Authorities, in each case that are necessary or, in the good faith discretion of Parent, advisable (in each case, after consultation and discussion with, and consideration in good faith of the views of, the Company) in connection with the consummation of the Merger; and
(iii)   subject to obtaining the prior approval of Parent as to the form and content of all communications and notifications to the extent permissible under the Laws or Orders of the relevant jurisdiction, (1) seek to obtain all consents, waivers and approvals and (2) deliver all notifications, in each case pursuant to any Contracts of the Company or its Subsidiaries so as to seek to maintain and preserve the benefits to the Surviving Corporation of such Contracts as of and following the consummation of the Merger.
(b)   Filings Under the HSR Act and Other Applicable Antitrust and Foreign Investment Laws.   Each of Parent and Merger Sub (and their respective Affiliates, if applicable), on the one hand, and the Company (and its Affiliates, if applicable), on the other hand, will use (and will cause its respective Affiliates to use) their respective reasonable best efforts to promptly file (i) a Notification and Report Form relating to this Agreement and the Merger as required by the HSR Act with the FTC and the Antitrust Division of the DOJ; and (ii) comparable pre-merger or post-merger notification filings, forms and submissions with any Governmental Authority as may be necessary, proper, or, in the good faith discretion of Parent, advisable (as determined after consultation and discussion with, and consideration in good faith of the views of, the Company) to effectuate, or in connection with the effectuation of, the Transactions pursuant to other Antitrust and Foreign Investment Laws. Each of Parent and the Company will (and will cause each of its respective Representatives, as applicable, to) (A) cooperate and coordinate with the other in the making of such filings; (B) use its respective reasonable best efforts to supply the other (or cause the other to be supplied) any information that may be required in order to make such filings; (C) use its respective reasonable best efforts to supply (or cause the other to be supplied) with any additional information that reasonably may be required or requested by the FTC, the DOJ or the Governmental Authorities of any other applicable jurisdiction in which any such filing is made; and (D) use its respective reasonable best efforts to take all action necessary to, (1) cause the expiration or termination of the applicable waiting periods pursuant to the HSR Act and any other Antitrust and Foreign Investment Laws applicable to the Merger to permit the consummation of the Transactions by the Termination Date; (2) obtain any approvals, consents and clearances from any Governmental Authority in respect of the pre-merger or post-merger notification filings, forms and submissions made pursuant to clause (ii) of this Section 6.1(b) to effectuate, or in connection with the effectuation of, the Transactions by the Termination Date and to remove any court or regulatory orders under the Antitrust and Foreign Investment Laws impeding the ability to consummate the Transactions by the Termination Date. Each Party shall, after consultation with the other Party, use reasonable best efforts to certify compliance with any request for additional information or documentary material from any Governmental Authority with respect to the Merger pursuant to the HSR Act or any other Antitrust and Foreign Investment Laws applicable to the Merger.
(c)   NISPOM.   The parties hereto will cooperate to submit as promptly as reasonably practicable a notice pursuant to NISPOM to the Defense Counterintelligence and Security Agency regarding a change in control of the Company.
(d)   Cooperation.   In furtherance and not in limitation of the foregoing, the Company, Parent and Merger Sub shall (and shall cause each of their respective Affiliates, as applicable, to), subject to any restrictions under applicable Law, (i) promptly notify the other Parties of (and, if in writing, furnish them with copies of (or, in the case of oral communications, advise them of the contents of)) any substantive communication received by such Person from a Governmental Authority in connection with the Transactions and permit the other Parties to review and discuss in advance (and to consider in good faith any comments made by the other Parties in relation to) any proposed draft notifications, formal notifications, filings, submissions or other written communications (and any analyses, memoranda, white papers, presentations, correspondence or other documents submitted therewith) made in connection with the Transactions to a Governmental Authority; (ii) keep the other Parties reasonably informed with respect to the status of any such submissions and filings to any Governmental Authority in connection with the Transactions and any developments, meetings or discussions with any Governmental Authority in respect thereof, including with respect to (A) the receipt of any non-action, action, clearance, consent, approval or waiver; (B) the expiration of any waiting period; (C) the commencement or proposed or threatened commencement of any Legal Proceeding; and (D) the nature and status of any objections raised or proposed or threatened to be raised by any Governmental Authority with respect to any of the Transactions; and (iii) not independently participate in any meeting, hearing, proceeding or discussions with or before any Governmental Authority in respect of the Transactions without giving the other Parties reasonable prior notice of such meeting, hearing, proceeding or discussion, and, unless prohibited by such Governmental Authority, the opportunity to attend or participate. However, each of the Company, Parent and Merger Sub may designate any non-public information provided to any Governmental Authority as restricted to “outside counsel” only and any such information will not be shared with the Representatives of the other Party without approval of the Party providing the non-public information. Each of the Company, Parent and Merger Sub may redact any valuation and related information before sharing any information provided to any Governmental Authority with another Party on an “outside counsel” only basis.
(e)   Limitations.   Notwithstanding anything to the contrary in this Agreement (including Section 6.1 and Section 6.2):
(i)   None of Parent, Merger Sub or any of their respective Affiliates shall be required to (and, without the prior written consent of Parent, none of the Company or its Affiliates may) (A) offer, negotiate, commit to or effect (1) by consent decree, hold separate order or otherwise,

(I) the sale, divestiture, license, other disposition of, or imposition of any Lien or impediment upon, any and all of the capital stock or other equity or voting interests, assets (whether tangible or intangible), rights, products or businesses of Parent, Merger Sub, their respective Affiliates, the Company or any of its controlled Affiliates or (II) any other restrictions on the activities of Parent, Merger Sub, their respective Affiliates, the Company or any of its controlled Affiliates, including any limitation on the ability of Parent, Merger Sub, their respective Affiliates, the Company or its controlled Affiliates to conduct their respective businesses or own any capital stock or assets or to acquire, hold or exercise full rights of ownership of their respective businesses or assets and, in the case of Parent, the businesses or assets of the Company and its Subsidiaries; or (2) any concession, release, admission of liability, compromise, settlement or loss of rights in connection with any actual or threatened Legal Proceeding (such actions under clauses (1) and (2), each, a “Remedy Action”); (B) initiate, contest, defend or appeal any Legal Proceedings, whether judicial or administrative, against any Governmental Authority relating to challenges to this Agreement or any of the Transactions; or (C) pay any consideration, provide any guarantees or forms of credit support or profit-sharing, or agree to any modifications of existing Contracts or enter into new Contracts (other than the payment of customary filing, notification and application fees to Governmental Authorities) in connection with obtaining any waiver, consent, or approvals from any Governmental Authority or other third Person in connection with this Agreement or the Transactions.
(ii)   Following good faith consultation with the Company, Parent shall have the exclusive right to make all strategic and tactical decisions as to the matters addressed in this Section 6.1 to the extent permissible under the Laws or Orders of the relevant jurisdiction. The Company will not, nor will it permit any of its Subsidiaries or Representatives to, make any communications with, or proposals relating to, or enter into, any understanding, undertaking or agreement with, any Governmental Authority relating to the Transactions without Parent’s prior review and approval, to the extent permissible under the Laws or Orders of the relevant jurisdiction.
(iii)   Parent, Merger Sub, their respective Affiliates and the respective Representatives of the foregoing shall have no obligation to share with the Company, any of its Subsidiaries or any of their respective Representatives any nonpublic information, data or materials about any of the businesses or operations of Parent and its Affiliates.
(f)   Remedy Actions.   Without limiting any obligations of the Company under this Agreement, the Company shall, and shall cause its Subsidiaries to, agree to such Remedy Actions and enter into such Contracts in connection with obtaining any waiver, consent or approvals from any Governmental Authority or other third Person in connection with this Agreement or the Transactions as may be requested by Parent so long as such Remedy Actions and Contracts are conditioned on the Closing having occurred.
6.2   Proxy Statement and Other Required SEC Filings.
(a)   Preparation.   As promptly as practicable and in any event within fifteen (15) Business Days, if practicable, after the execution and delivery of this Agreement, the Company will prepare (with Parent’s reasonable cooperation) and file, with the SEC a preliminary proxy statement to be sent to the Company Stockholders in connection with the Company Stockholder Meeting (the proxy statement, including any amendments or supplements, the “Proxy Statement”). The Company will not file the Proxy Statement with the SEC without first providing Parent and its counsel a reasonable opportunity (as far in advance of filing as reasonably practicable and, in the case of the preliminary proxy statement, at least three (3) Business Days in advance of filing) to review and comment thereon, and the Company will give good faith consideration to all reasonable additions, deletions or changes suggested by Parent or its counsel. Subject to Section 5.3 and unless a Company Board Recommendation Change has been made in accordance with Section 5.3, the Company will (i) include the Company Board Recommendation in the Proxy Statement; and (ii) use its reasonable best efforts to solicit proxies to obtain the Requisite Stockholder Approval. Promptly following the (A) confirmation by the SEC that it has no further comments or (B) expiration of the 10-day waiting period contemplated by Rule 14a-6(a) promulgated under the Exchange Act, the Company will cause the Proxy Statement in definitive form to be mailed to the Company Stockholders.

(b)   Mutual Assistance.   Each of the Company, Parent and Merger Sub will furnish all information concerning such Person and its Affiliates to the other, and provide such other assistance, as may be reasonably requested by such other Party to be included therein and will otherwise reasonably assist and cooperate with the other in the preparation, filing and distribution of the Proxy Statement and the resolution of any comments to either received from the SEC.
(c)   SEC Correspondence.   The Parties will notify each other as promptly as practicable of the receipt of any comments, whether written or oral, from the SEC and of any request by the SEC for amendments or supplements to the Proxy Statement, any Other Required Company Filing or any Required Parent Filing, or for additional information, and will supply each other with copies of all correspondence between it or any of its Representatives, on the one hand, and the SEC, on the other hand, with respect to such filings. The Parties will use their respective reasonable best efforts to resolve all SEC comments, if any, with respect to the Proxy Statement as promptly as practicable after the receipt thereof.
(d)   No Amendments to Proxy Statement.   Except in connection with a Company Board Recommendation Change made in accordance with Section 5.3, no amendment or supplement to the Proxy Statement will be made by the Company without the approval of Parent, which approval will not be unreasonably withheld, conditioned or delayed.
(e)   Other Required Company Filings.   If the Company determines that it is required to file any document other than the Proxy Statement with the SEC in connection with the Merger pursuant to applicable Law (such document, as amended or supplemented, an “Other Required Company Filing”), then the Company will use its reasonable best efforts to promptly prepare and file such Other Required Company Filing with the SEC. The Company will use its reasonable best efforts to cause the Proxy Statement and any Other Required Company Filing to comply as to form in all material respects with the applicable requirements of the Exchange Act and the rules of the SEC and Nasdaq. Except in connection with a Company Board Recommendation Change made in accordance with Section 5.3, the Company may not file any Other Required Company Filing with the SEC without first providing Parent and its counsel a reasonable opportunity to review and comment thereon, and the Company will give good faith consideration to all reasonable additions, deletions or changes suggested by Parent or its counsel.
(f)   Required Parent Filings.   If Parent or Merger Sub determines that Parent’s ultimate parent company is required to file any document with the SEC as a result of the Merger or the Company Stockholder Meeting pursuant to applicable Law (a “Required Parent Filing”), then Parent and Merger Sub will use their respective reasonable best efforts to promptly prepare and file such Required Parent Filing with the SEC. Parent and Merger Sub will cause any Required Parent Filing to comply as to form in all material respects with the applicable requirements of the Exchange Act and the rules of the SEC. Parent shall not permit its ultimate parent company to file any Required Parent Filing with the SEC without first providing the Company and its counsel a reasonable opportunity to review and comment thereon, and Parent will cause its ultimate parent company to give good faith consideration to all reasonable additions, deletions or changes suggested by the Company or its counsel. Notwithstanding the foregoing, the term “Required Parent Filing” shall not include any filing that neither reveals material nonpublic information about the Company nor is necessary for the satisfaction of any of the conditions to closing in Section 7.1 or Section 7.3 and, in any event, shall not include any filing by Parent’s ultimate parent company in connection with an Acquisition Proposal or actual or proposed Company Board Recommendation Change.
(g)   Accuracy; Supplied Information.
(i)   By the Company.   On the date of filing, the date of mailing to the Company Stockholders (if applicable) and at the time of the Company Stockholder Meeting, the Company covenants and agrees that neither the Proxy Statement nor any Other Required Company Filing will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading. Notwithstanding the foregoing, no covenant is made by the Company with respect to any information supplied by Parent, Merger Sub or any of their

Affiliates for inclusion or incorporation by reference in the Proxy Statement or any Other Required Company Filing. The information supplied by the Company for inclusion or incorporation by reference in any Required Parent Filings (defined without regard to the last sentence of Section 6.2(f)) will not, at the time that such Required Parent Filing is filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.
(ii)   By Parent.   On the date of filing, Parent covenants and agrees that no Required Parent Filing will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading. Notwithstanding the foregoing, no covenant is made by Parent or Merger Sub with respect to any information supplied by the Company for inclusion or incorporation by reference in any Required Parent Filing. The information supplied by Parent, Merger Sub and their respective Affiliates for inclusion or incorporation by reference in the Proxy Statement or any Other Required Company Filing will not, at the time that the Proxy Statement or such Other Required Company Filing is filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.
6.3   Company Stockholder Meeting.
(a)   Call of Company Stockholder Meeting.   The Company will take all action necessary in accordance with applicable Law, the Charter and the Bylaws to establish a record date for (including conducting “broker searches” in a manner to enable such record date to be set in a manner that does not delay the mailing of the Proxy Statement), duly call, give notice of, convene and hold a meeting of the Company Stockholders (including any adjournment, postponement or other delay thereof, the “Company Stockholder Meeting”) as promptly as reasonably practicable following the mailing of the Proxy Statement to the Company Stockholders for the purpose of, (i) obtaining the Requisite Stockholder Approval; (ii) in accordance with Regulation 14A under the Exchange Act, obtaining advisory approval of a proposal in connection with a non-binding, advisory vote to approve certain compensation that may become payable to the Company’s named executive officers in connection with the consummation of the Merger; and (iii) a customary proposal to adjourn the Company Stockholder Meeting. The Company shall use its reasonable best efforts to comply with all legal requirements applicable to such meeting and shall cooperate with and keep Parent informed on a reasonably current basis regarding its solicitation efforts and voting results following the dissemination of the definitive Proxy Statement. Without limiting the generality of the foregoing, unless this Agreement has been terminated in accordance with its terms, the Company shall establish a record date for, call, give notice of, convene and hold the Company Stockholder Meeting and submit the Merger and the adoption of this Agreement for the approval of the Company Stockholders at the Company Stockholder Meeting whether or not a Company Board Recommendation Change shall have occurred or an Acquisition Proposal shall have been publicly announced or otherwise made known to the Company, the Company Board or the Company’s Representatives or the Company Stockholders.
(b)   Adjournment of Company Stockholder Meeting.   Notwithstanding anything to the contrary in this Agreement, the Company shall postpone or adjourn the Company Stockholder Meeting if (i) there are holders of insufficient shares of the Company Common Stock present or represented by proxy at the Company Stockholder Meeting to constitute a quorum at the Company Stockholder Meeting (provided, that, without the prior written consent of Parent, no individual postponement or adjournment under this clause (i) shall be for more than five (5) Business Days and, in any event, may not be to a date that is later than the date that is three (3) Business Days prior to the Termination Date); (ii) the Company is expressly required to postpone or adjourn the Company Stockholder Meeting by an applicable Order or a request from the SEC (provided, that, without the prior written consent of Parent, each such postponement or adjournment under this clause (ii) may be for no more than the amount of time expressly specified in such Order or request); (iii) and only to the extent that the Company Board (or a committee thereof) has determined in good faith (after consultation with outside legal counsel) that it is required by applicable Law to postpone or adjourn the Company Stockholder Meeting in order to give the Company Stockholders sufficient time to evaluate any information or disclosure that the Company has sent to the Company Stockholders or otherwise made available to the Company Stockholders by issuing a press release, filing materials with the SEC or otherwise (provided, that, without the prior written consent of Parent, no individual postponement or adjournment under this clause (iii) may be for more than ten (10) Business Days and, in any event, may not be to a date that is later than three (3) Business Days prior to the Termination Date); or (iv) such postponement or adjournment is not covered by clauses (i), (ii) or (iii) and only to the extent that the Company Board (or a committee thereof) has determined in good faith after consultation with outside legal counsel that it is required by applicable Law to postpone or adjourn the Company Stockholder Meeting (provided, that, without the prior consent of Parent, no individual postponement or adjournment under this clause (iv) shall be for more than ten (10) Business Days and, in any event, may not be to a date that is later than three (3) Business Days prior to the Termination Date); provided, however, that all such postponements and adjournments under clause (i) and clause (iv) of this Section 6.3(b) shall not, in the aggregate, delay the Company Stockholder Meeting by more than forty-five (45) days from the originally scheduled date. In no event will the record date of the Company Stockholder Meeting be changed without Parent’s prior written consent, unless required by applicable Law.
(c)   Matters to be Considered.   Without the prior written consent of Parent, the adoption of this Agreement and the proposals described in Section 6.3(a)(ii) and Section 6.3(a)(iii) shall be the only matters that the Company shall propose to be acted on by the Company Stockholders at the Company Stockholder Meeting.
6.4   Conversion of Company Convertible Preferred Stock.   The Company shall cooperate with the holders of the shares of Company Convertible Preferred Stock to facilitate and enable their compliance with Article III of each of the Voting Agreements and accept their Optional Conversion Notices (as defined in the Certificate of Designations and as referenced in the Voting Agreements) on the terms set forth in Exhibit A to each of the Voting Agreements, and accept, prepare, execute and deliver any such additional notices, documents and instruments required on the part of the Company, so that all of the shares of Company Convertible Preferred Stock for which Optional Conversion Notices have been validly submitted shall have been converted into Company Common Stock in advance of the Effective Time and converted into the right to receive the Per Share Price in accordance with Section 2.7.
6.5   Anti-Takeover Laws.   Neither Parent nor the Company will take any action that would cause any “anti-takeover” Law (including Section 203 of the DGCL) to become applicable to this Agreement or the Merger, and each of Parent, the Company and the Company Board will (a) take all actions within their power to ensure that no “anti-takeover” Law is or becomes applicable to the Merger; and (b) if any “anti-takeover” Law (including Section 203 of the DGCL) is or becomes applicable to the Merger, take all action within their power to ensure that the Merger may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to eliminate or minimize the effect of such Law on the Merger.
6.6   Access.
(a)   In General.   During the Pre-Closing Period, the Company will, and will cause its Subsidiaries to, afford Parent and its Representatives reasonable access during normal business hours, upon reasonable advance notice, to the properties, books and records and current Service Providers of the Company and its Subsidiaries (including (x) in connection with any Security Assessment and/or Source Code Scan; provided that in no event will Parent or its Affiliates be permitted access to any confidential Software included in the Company Intellectual Property in source code form, and (y) true, correct and complete copies of Tax Returns and other records relating to Taxes); provided that the Company will, and will cause its Subsidiaries to, provide Parent true, correct and complete copies of each income Tax Return (including any workpapers, amended income Tax Return or claim for refund) and all other material Tax Returns promptly after filing which, for convenience, can be delivered ten (10) Business Days after the end of each month for any Tax Return filed in the prior month), except that the Company may restrict or otherwise prohibit access to any documents or information to the extent that (i) any applicable Law requires the Company to restrict or otherwise prohibit access to such documents or information;

(ii) access to such documents or information would give rise to a material risk of waiving any attorney-client privilege, work product doctrine or other privilege applicable to such documents or information so long as the Company has used its reasonable best efforts to permit inspection of or to disclose such information and to respond in a timely manner to all subsequent queries by Parent and its Representatives based on such information on a basis that does not compromise the Company’s attorney-client privilege, work product doctrine or other privilege with respect thereto; or (iii) access to a Contract in effect as of the date of this Agreement to which the Company or any of its Subsidiaries is a party or otherwise bound would violate or cause a default pursuant to, or give a third Person the right terminate or accelerate the rights pursuant to, such Contract and the Company has concluded that providing Parent access to such Contract under the terms of this Agreement and the Confidentiality Agreement would expose the Company to an unreasonable risk of liability; provided, that with respect to the foregoing clauses (i) through (iii), the Company shall use its reasonable best efforts to implement appropriate measures (agreeable to Parent) to remove or minimize the bases under clauses (i) through (iii) to the provision of access to such information and documentation, including obtaining consents from third parties, entrance into joint defense arrangements, use of “clean team” procedures, and redaction to the extent necessary. Any investigation conducted pursuant to the access contemplated by this Section 6.6 will be conducted in a manner that does not unreasonably interfere with the conduct of the business of the Company and its Subsidiaries or create a risk of damage or destruction to any property or assets of the Company or its Subsidiaries. Any access to the properties of the Company and its Subsidiaries will be subject to the Company’s reasonable security measures, reasonable health and safety measures and insurance requirements, and will not include the right to perform any “invasive” testing or soil, air or groundwater sampling, including any Phase II environmental assessments. Notwithstanding anything to the contrary in this Agreement, the Company may satisfy its obligations set forth in this Section 6.6 by electronic means if physical access is not reasonably feasible or would not be permitted under applicable Law as a result or COVID-19 or any COVID-19 Measures. The terms and conditions of the Confidentiality Agreement will apply to any information obtained by Parent or any of its Representatives in connection with any investigation conducted pursuant to the access contemplated by this Section 6.6. All requests for access pursuant to this Section 6.6 must be directed to the Company’s General Counsel or another person designated in writing by the Company.
(b)   Security Assessment; Code Scan.   Subject to applicable Law, the Company shall (and shall cause its Subsidiaries, employees and other Representatives to):
(i)   upon Parent’s request, engage and allow Parent and its authorized Representatives (“Security Assessment Team”) to conduct (subject to the obligation of Parent to comply, and to cause its Representatives to comply, with all “clean team,” information barrier, confidentiality and other appropriate arrangements and protocols as may be reasonably required by the Company) a reasonable security assessment of the IT Assets and other systems and controls of the Company and its Subsidiaries, including through audits, penetration testing, vulnerability scanning, or reviews of any applicable tools, Company Software, policies and Contracts (a “Security Assessment”); provided, that in no event will the specific details of any controls used by the Company or any of its Subsidiaries be provided to any employees of Parent other than those who are on the Security Assessment Team; and
(ii)   upon Parent’s request, engage or assist Parent with engaging, in each case at Parent’s cost, a third party service provider reasonably acceptable to the Company to conduct a scan of all of the Company’s and its Subsidiaries’ material Software (including the source code to any Company Product and tools, scripts, and other materials), including to identify and report on the quality, provenence, contents, and rights associated with the use thereof, and the use of Open Source Software therein (a “Source Code Scan”), and the Company shall provide Parent, at Parent’s cost, with a copy of any report detailing the service provider’s findings of the Source Code Scan promptly following receipt of such report; provided, however, that the copy of the report provided will not include a description of specific details of the Company’s source code other than the Open Source Software.
(c)   Integration Planning.   Subject to applicable Law, the Company will make available officers and other employees of the Company, at reasonable intervals, to discuss integration and transition arrangements in connection with the transactions contemplated by this Agreement.

(d)   No Modification, etc.   No information or knowledge obtained by Parent or Merger Sub pursuant to this Section 6.6 or Section 6.12, during due diligence, or otherwise (except to the extent expressly provided in this Agreement with respect to the contents of the Company Disclosure Letter, which may not be amended or supplemented after the date of this Agreement) shall (i) limit, modify or otherwise affect any of the representations, warranties, covenants, obligations or conditions contained in this Agreement; (ii) otherwise prejudice in any way the rights and remedies of Parent and Merger Sub contained in this Agreement; (iii) be deemed to affect or modify Parent’s or Merger Sub’s reliance on the representations, warranties, covenants and agreements made by the Company in this Agreement; or (iv) be deemed to amend or supplement the Company Disclosure Letter or prevent or cure any misrepresentation, breach of warranty or breach of covenant by the Company.
6.7   Remediation.   During the Pre-Closing Period, subject to applicable Law, the Company shall, and shall cause each of its Subsidiaries to, use commercially reasonable efforts to cause its and their respective Representatives to, on a timely basis, upon the reasonable written request of Parent or any of its Representatives, provide reasonable cooperation in connection with (i) any remediation of any material issues identified as part of a Security Assessment or in the Source Code Scan (including by deleting, modifying or abandoning any applicable Company Software or Company Data associated with such material issues); or (ii) any other material issues identified by Parent during due diligence (it being understood that the Company will be under no obligation to take any action prior to the Closing that would have an adverse impact on its business prior to the Closing); provided, that, the failure of the Company to comply with this clause (ii) of this Section 6.7 will not be taken into account for purposes of determining whether any conditions set forth in ARTICLE VII have been satisfied. Any out-of-pocket costs incurred by the Company or any of its Subsidiaries in connection with any such request shall be reimbursed by Parent.
6.8   Section 16(b) Exemption.   Prior to the Effective Time, the Company will take all actions necessary or reasonably requested by any Party to cause the Merger, and any dispositions of equity securities of the Company (including derivative securities) in connection with the Merger by each individual who is a director or executive officer of the Company, and who would otherwise be subject to Rule 16b-3 under the Exchange Act, to be exempt pursuant to Rule 16b 3 promulgated under the Exchange Act.
6.9   Directors’ and Officers’ Exculpation, Indemnification and Insurance.
(a)   Indemnified Persons.   The Surviving Corporation and its Subsidiaries, as the case may be, will (and Parent will cause the Surviving Corporation and its Subsidiaries, as the case may be, to) honor and fulfill, in all respects, the obligations of the Company and its Subsidiaries, as the case may be, pursuant to any indemnification agreements between the Company and any of its Subsidiaries, on the one hand, and any of their respective current or former directors or officers (and any person who becomes a director or officer of the Company or any of its Subsidiaries prior to the Effective Time), on the other hand (collectively, the “Indemnified Persons”), to the extent permitted by applicable Law. In addition, during the period commencing at the Effective Time and ending on the sixth (6th) anniversary of the Effective Time, the Surviving Corporation and its Subsidiaries, as the case may be, will (and Parent will cause the Surviving Corporation and its Subsidiaries, as the case may be, to) cause the certificates of incorporation, bylaws and other similar organizational documents of the Surviving Corporation and its Subsidiaries, as the case may be, to contain provisions with respect to indemnification, exculpation and the advancement of expenses that are at least as favorable as the indemnification, exculpation and advancement of expenses provisions set forth in the Charter, the Bylaws and the other similar organizational documents of the Subsidiaries of the Company, as applicable, as of the date of this Agreement. During such six (6) year period, such provisions may not be repealed, amended or otherwise modified in any manner adverse to the beneficiaries thereof except as required by applicable Law.
(b)   D&O Insurance.   During the period commencing at the Effective Time and ending on the sixth anniversary of the Effective Time, the Surviving Corporation will (and Parent will cause the Surviving Corporation to) maintain in effect the D&O Insurance in respect of acts or omissions occurring at or prior to the Effective Time on terms (including with respect to coverage, conditions, retentions, limits and amounts) that are equivalent to those of the D&O Insurance. In satisfying its obligations pursuant to this Section 6.9(b), the Surviving Corporation will not be obligated to pay annual premiums in excess of 300 percent of the amount paid by the Company for coverage for its last full fiscal year (such 300 percent amount, the “Maximum Annual Premium”). If the annual premiums of such insurance coverage exceed the Maximum Annual Premium, then the Surviving Corporation will be obligated to obtain a policy with the greatest coverage available for a cost not exceeding the Maximum Annual Premium from an insurance carrier with the same or better credit rating as the Company’s current directors’ and officers’ liability insurance carrier. Prior to the Effective Time, and in lieu of maintaining the D&O Insurance pursuant to this Section 6.9(b), the Company may purchase a prepaid “tail” policy (the “Tail Policy”) with respect to the D&O Insurance from an insurance carrier with the same or better credit rating as the Company’s current directors’ and officers’ liability insurance carrier so long as the annual cost for the Tail Policy does not exceed the Maximum Annual Premium. If the Company purchases the Tail Policy prior to the Effective Time, then the Surviving Corporation will (and Parent will cause the Surviving Corporation to) maintain the Tail Policy in full force and effect and continue to honor its obligations thereunder for so long as the Tail Policy is in full force and effect.
(c)   Successors and Assigns.   Proper provisions will be made so that the successors and assigns of Parent, the Surviving Corporation or any of their respective successors or assigns will assume all of the obligations of Parent and the Surviving Corporation set forth in this Section 6.9 if Parent, the Surviving Corporation or any of their respective successors or assigns either (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity in such consolidation or merger; or (ii) transfers all or substantially all of its properties and assets to any Person.
(d)   No Impairment; Third Person Beneficiary Rights.   The obligations set forth in this Section 6.9 may not be terminated, amended or otherwise modified in any manner that adversely affects any Indemnified Person (or any other person (and his or her heirs and representatives) who is a beneficiary pursuant to the D&O Insurance or the Tail Policy) without the prior written consent of such affected Indemnified Person or other person. Each of the Indemnified Persons or other persons (and his or her heirs and representatives) who are beneficiaries pursuant to the D&O Insurance or the Tail Policy are intended to be third party beneficiaries of this Section 6.9, with full rights of enforcement of this Section 6.9. The rights of the Indemnified Persons (and other persons (and his or her heirs and representatives) who are beneficiaries pursuant to the D&O Insurance or the Tail Policy) pursuant to this Section 6.9 will be in addition to, and not in substitution for, any other rights that such persons may have pursuant to (i) the Charter and Bylaws; (ii) the similar organizational documents of the Subsidiaries of the Company; (iii) any and all indemnification agreements entered into with the Company or any of its Subsidiaries; or (iv) applicable Law.
(e)    Other Claims.   Nothing in this Agreement is intended to, or will be construed to, release, waive or impair any rights to directors’ and officers’ insurance claims pursuant to any applicable insurance policy or indemnification agreement that is or has been in existence with respect to the Company or any of its Subsidiaries for any of their respective directors, officers or other employees, it being understood and agreed that the indemnification provided for in this Section 6.9 is not prior to or in substitution for any such claims pursuant to such policies or agreements.
6.10   Employee Matters.
(a)   Existing Arrangements.    From and after the Effective Time, the Surviving Corporation will (and Parent will cause the Surviving Corporation to) honor all of the Company Benefit Plans in accordance with their terms as in effect immediately prior to the Effective Time. Notwithstanding the foregoing but subject to Section 6.10(c), nothing will prohibit Parent or the Surviving Corporation from amending or terminating any such Company Benefit Plans in accordance with their terms or if otherwise required pursuant to applicable Law.
(b)    Employment; Benefits.   For the one (1) year period immediately following the Effective Time, the Surviving Corporation and its Subsidiaries will (and Parent will cause the Surviving Corporation and its Subsidiaries to) provide to each Continuing Employee, for so long as such Continuing Employee remains employed by Parent, its Subsidiary or the Surviving Corporation, (i) base salary and annual cash target bonus opportunities that are substantially comparable in the aggregate to the base salary and annual cash target bonus opportunities provided to such Continuing Employee as of immediately prior to the Effective Time and (ii) health and welfare benefits that are substantially similar to those health and welfare benefits that are provided to similarly situated employees of Parent or its Subsidiaries, as determined by Parent; provided, however, that no defined benefit pension, post-retirement medical, equity-based, retention, change-in-control, severance or other special or non-recurring compensation or benefits provided prior to the Closing Date shall be taken into account for purposes of this covenant.
(c)    New Plans.
(i)   At or after the Effective Time, Parent will, or will cause the Surviving Corporation or any other Subsidiary of Parent to, use commercially reasonable efforts to the extent permitted by the terms of Parent’s existing benefit plans and applicable Law, provide that each Continuing Employee receives credit for all service with the Company and its Subsidiaries prior to the Effective Time and with Parent, the Surviving Corporation, and any of their Subsidiaries on or after the Effective Time, for purposes of eligibility to participate, vesting and entitlement to benefits where length of service is relevant (including for purposes of vacation accrual and severance pay entitlement) under each of the comparable employee benefit plans, programs and policies of Parent, the Surviving Corporation or the relevant Subsidiary, as applicable (“New Plans”), in which such Continuing Employee becomes a participant and in each case subject to the applicable information being provided to Parent in a form that Parent reasonably determines in its sole discretion is administratively feasible to take into account under its plans; except that such recognition of service will not apply (A) for purposes of any equity or equity-based plans (including any entitlement to equity acceleration in connection with retirement); (B) for purposes of any plan that provides retiree welfare benefits; (C) for purposes of benefit accruals or participation eligibility under any defined benefit pension plan or plan providing post-retirement pension plan benefits other than as required by applicable Law in non-US jurisdictions; (D) to the extent that it would result in duplication of coverage or benefits; or (E) for purposes of any plan, program or arrangement (1) under which similarly situated employees of Parent and its Subsidiaries do not receive credit for prior service or (2) that is grandfathered or frozen, either with respect to level of benefits or participation.
(ii)    In addition, and without limiting the generality of the foregoing, with respect to each New Plan that is an “employee welfare benefit plan” (as that term is defined in Section 3(1) of ERISA) (other than the Company Benefit Plans) for the purpose of providing for such plan’s participants or their beneficiaries, medical, surgical or hospital care or benefits for the benefit of any Continuing Employees, Parent will, or will cause the Surviving Corporation or any Subsidiaries of Parent to, use commercially reasonable efforts to the extent permitted by such New Plan and applicable Law, to cause (A) all waiting periods, pre-existing conditions or limitations, physical examination requirements, evidence of insurability requirements and actively-at-work or similar requirements of such New Plan to be waived for such Continuing Employee and his or her covered dependents, unless and to the extent the individual, immediately prior to entry in such plan, was subject to such conditions under the comparable Company Benefit Plan, and (B) any eligible expenses incurred by such Continuing Employee and his or her covered dependents during the plan year that includes the Closing Date to be given full credit pursuant to such New Plan for purposes of satisfying all deductible, co-payments, coinsurance, offset and maximum out-of-pocket requirements applicable to such Continuing Employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan, subject to the applicable information being provided to Parent in a form that Parent reasonably determines in its sole discretion is administratively feasible to take into account under its plans.
(d)    Qualified Plans.    Unless Parent provides written notice to the Company no later than ten (10) Business Days prior to the Closing Date to the contrary, the Company Board shall adopt resolutions providing that no rights to contributions will accrue after, and that each Qualified Plan and each Company Benefit Plan that is a cafeteria plan qualifying under Section 125 of the Code shall be terminated, as of the day immediately prior to the Closing Date (but conditioned upon the occurrence of the Closing). The Company and Parent shall cooperate in good faith prior to the Closing with respect to the preparation and execution of all documentation necessary to effect the foregoing termination, and the Company shall provide Parent a reasonable opportunity to review and comment on all such documentation. To the extent that any Qualified Plans or cafeteria plan is terminated pursuant to Parent’s request, the Continuing Employees shall be eligible to participate in a 401(k) plan or cafeteria plan (as applicable) maintained by Parent or any of its Subsidiaries or Affiliates as soon as reasonably practicable following the Closing Date.
(e)    Company Equity-Based Awards.    To the extent permitted by applicable Law (including applicable Data Protection Requirements), the Company shall use its reasonable best efforts to deliver to Parent, not less than ten (10) Business Days prior to the Closing Date, a schedule in a form reasonably acceptable to Parent, which shall include the information set forth below:
(i)   With respect to each holder of a Company Option: (A) such holder’s name, address, e-mail address and, if available to the Company, social security number (or tax identification number, as applicable), (B) the number of shares of Company Common Stock underlying each Company Option held by such holder, (C) the respective exercise price per Share of such Company Options, (D) the respective grant date(s) of such Company Options and any changes thereto, (E) the respective vesting schedule with respect to such Company Options and any changes thereto (including the number of shares subject to each such Company Option that are vested and unvested as of the date of such schedule), (F) whether such Company Option is intended to qualify as an “incentive stock option” under Section 422 of the Code, (G) whether any amount is required to be withheld and (H) such other relevant information that Parent may reasonably require.
(ii)   With respect to each holder of a Company RSU or Company PSU: (A) such holder’s name, address, e-mail address and, if available to the Company, social security number (or tax identification number, as applicable), (B) the number of shares of Company Common Stock underlying each Company RSU and/or Company PSU held by such holder, (C) the respective grant date(s) of such Company RSUs and/or Company PSUs and any changes thereto, (D) the respective vesting schedule with respect to such Company RSUs and/or Company PSUs and any changes thereto (including the number of shares subject to each such Company RSU or Company PSU that are vested and unvested as of the date of such schedule), (E) whether any amount is required to be withheld, and (F) such other relevant information that Parent may reasonably require.
(f)    Service Provider Communications.    Prior to the Closing, the Company shall not issue any formal or informal written or verbal communication (including any electronic communication) regarding the Merger or post-Closing employee benefit plans and compensation in connection with this Agreement that is intended for broad-based and general distribution to Service Providers without the prior written consent of Parent (not to be unreasonably withheld, conditioned or delayed). In connection with obtaining such consent, the Company will provide Parent with a copy of any such proposed communications and will provide Parent with a reasonable opportunity to review and comment on such communications prior to distribution, and the Company will give good faith consideration to such comments. Notwithstanding anything to the contrary in this Section 6.10(f), the Company may issue communications that are consistent with (i) communications previously approved by Parent or (ii) prior press releases, public announcements, public statements or other public disclosures made by Parent or the Company in compliance with this Agreement.
(g)    Section 280G.    As soon as reasonably practicable following the date of this Agreement, but in no event later than twenty (20) days following the date of this Agreement, with respect to each “officer” of the Company (as defined in Rule 16a-1 promulgated under the Exchange Act) (each a “Section 16 Officer”) and any other “disqualified individual” of the Company (as defined in Section 280G of the Code), the Company shall furnish to Parent a schedule that sets forth (i) the Company’s reasonable, good faith estimate of the maximum amount (separately identifying single and double-trigger amounts and any tax gross-up payments) that could be paid to such Section 16 Officer or other disqualified individual as a result of the Merger (alone or in combination with any other event), (ii) the “base amount” (as defined in Section 280G(b)(3) of the Code) for each such Section 16 Officer or other disqualified individual, and (iii) to the extent reasonably requested by Parent, underlying documentation on which such calculations are based. The Company and Parent agree to use best efforts to cooperate to update the schedules and underlying documentation required by this Section 6.10(g) prior to the anticipated Closing Date.

(h)    Labor Agreements.    To the extent that any Labor Agreement requires the Company or any of its Subsidiaries to consult with, provide notice to, or obtain the consent or opinion of any Labor Entities, the Company shall use its reasonable best efforts to comply with any such obligations.
(i)   No Third Person Beneficiary Rights.    Notwithstanding anything to the contrary set forth in this Agreement, neither this Section 6.10 nor any provisions of this Agreement relating to Company Benefit Plans will be deemed to (i) guarantee employment for any period of time for, or preclude the ability of Parent, the Surviving Corporation or any of their respective Subsidiaries to terminate any Continuing Employee for any reason; (ii) subject to the limitations and requirements specifically set forth in this Section 6.10 require Parent, the Surviving Corporation or any of their respective Subsidiaries to maintain or continue any Company Benefit Plan or prevent the amendment, modification, suspension or termination thereof after the Effective Time; (iii) create any third party beneficiary rights in any Person; or (iv) be treated as an amendment of, or undertaking to amend, or establishment of any Company Benefit Plan. This shall not prevent the parties entitled to enforce this Agreement from enforcing any provision in this Agreement, but no other party shall be entitled to enforce any provision in this Agreement on the grounds that it is an amendment to any Company Benefit Plan or any New Plan. If a party not entitled to enforce this Agreement brings a lawsuit or other action to enforce any provision in this Agreement as an amendment to such Company Benefit Plan or New Plan and that provision is construed to be such an amendment despite not being explicitly designated as one in this Agreement, that provision shall lapse retroactively as of its inception, thereby precluding it from having any amendatory effect.
6.11   Obligations of Merger Sub.    Parent will take all action necessary to cause Merger Sub and (following the Effective Time) the Surviving Corporation to perform their respective obligations pursuant to this Agreement and to consummate the Merger upon the terms and subject to the conditions set forth in this Agreement. Parent and Merger Sub will be jointly and severally liable for the failure by either of them to perform and discharge any of their respective covenants, agreements and obligations pursuant to this Agreement.
6.12   Notification of Certain Matters.
(a)    Notification by the Company.    During the Pre-Closing Period, the Company will give prompt notice to Parent (i) upon becoming aware that any representation or warranty made by it in this Agreement has become untrue or inaccurate in any material respect, or of any failure by the Company to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Agreement, in each case, if and only to the extent that such untruth, inaccuracy or failure would reasonably be expected to cause any of the conditions to the obligations of Parent and Merger Sub to consummate the Merger set forth in Section 7.2(a), Section 7.2(b) or Section 7.2(c) to fail to be satisfied at the Closing; (ii) of any notice or other communication received by the Company or any of its Subsidiaries, or any of their respective Representatives, from any Person alleging that the consent, approval, permission of or waiver from such Person is or may be required in connection with the Merger; or (iii) of any notice or other communication received by the Company or any of its Subsidiaries, or any of their respective Representatives, from any Governmental Authority in connection with the Transactions. No such notification shall (A) limit, modify or otherwise affect any of the representations, warranties, covenants, obligations or conditions contained in this Agreement; (B) otherwise prejudice in any way the rights and remedies of Parent and Merger Sub contained in this Agreement; (C) be deemed to affect or modify Parent’s or Merger Sub’s reliance on the representations, warranties, covenants and agreements made by the Company in this Agreement; or (D) be deemed to amend or supplement the Company Disclosure Letter or prevent or cure any misrepresentation, breach of warranty or breach of covenant by the Company. The terms and conditions of the Confidentiality Agreement apply to any information provided to Parent pursuant to this Section 6.12(a).
(b)    Notification by Parent.    During the Pre-Closing Period, Parent will give prompt notice to the Company upon becoming aware that any representation or warranty made by Parent or Merger Sub in this Agreement has become untrue or inaccurate in any material respect, or of any failure by Parent or Merger Sub to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Agreement, in each case, if and only to the extent that such untruth, inaccuracy or failure would reasonably be expected to cause any of the conditions to the obligations of the Company to consummate the Merger set forth in Section 7.3(a) or 7.3(b) to fail to be satisfied at the Closing. No such notification shall (i) limit, modify or otherwise affect any of the representations, warranties, covenants, obligations or conditions contained in this Agreement; (ii) otherwise prejudice in any way the rights and remedies of the Company contained in this Agreement; or (iii) be deemed to affect or modify the Company’s reliance on the representations, warranties, covenants and agreements made by Parent or Merger Sub in this Agreement. The terms and conditions of the Confidentiality Agreement apply to any information provided to the Company pursuant to this Section 6.12(b).
(c)    Impact of Non-Compliance.    The failure of the Company or Parent to comply with this Section 6.12 will not be taken into account for purposes of determining whether any conditions set forth in Article VII have been satisfied.
6.13   Public Statements and Disclosure.    Promptly following the execution and delivery of this Agreement, each of Parent and the Company will issue a separate initial press release concerning this Agreement and the Merger in a form reasonably acceptable to the Company (in the case of Parent’s initial press release) and Parent (in the case of the Company’s initial press release). The Company shall obtain Parent’s prior consent (not to be unreasonably withheld, conditioned or delayed), and Parent shall consult with the Company in advance and consider the Company’s comments in good faith prior to, to all other communications, disclosures or talking points to the extent they relate to this Agreement or any of the Transactions and are intended for broad-based or general use with or distribution or disclosure to, current or former employees, suppliers, customers, partners, vendors, institutional investors, stockholders, or analysts or to the public or media, except to the extent such communications, disclosures or talking points are (i) required by applicable Law (provided that, to the extent reasonably practicable, each Party shall consult with the other Party in advance and consider the other Party’s comments in good faith); (ii) subject to Section 5.3, relating to a Superior Proposal or Company Board Recommendation Change; (iii) with respect to any Legal Proceedings exclusively among the Parties or their respective Affiliates related to this Agreement or the Transaction Documents; or (iv) consistent with previous public disclosures made by either Party in compliance with this Section 6.13.
6.14   Transaction Litigation.    During the Pre-Closing Period, the Company will provide Parent with prompt notice of all Transaction Litigation (including by providing copies of all pleadings with respect thereto) and keep Parent reasonably informed with respect to the status thereof. Notwithstanding anything to the contrary in Section 9.2, the notice contemplated by the prior sentence may only be delivered to counsel to Parent and may be delivered by email. The Company will (a) give Parent the opportunity to participate in the defense, settlement or prosecution of any Transaction Litigation; (b) consult with Parent with respect to the defense, settlement and prosecution of any Transaction Litigation; and (c) consider in good faith Parent’s advice with respect to any Transaction Litigation. The Company may not compromise, settle or come to an arrangement regarding, or agree to compromise, settle or come to an arrangement regarding, any Transaction Litigation unless Parent has consented thereto in writing (which consent will not be unreasonably withheld, conditioned or delayed). For purposes of this Section 6.14, “participate” means that Parent will be kept apprised of proposed strategy and other significant decisions with respect to the Transaction Litigation by the Company (to the extent that the attorney-client privilege between the Company and its counsel is not undermined or otherwise affected), and Parent may offer comments or suggestions with respect to such Transaction Litigation but will not be afforded any decision-making power or other authority over such Transaction Litigation except for the settlement or compromise consent set forth above.
6.15   Stock Exchange Delisting; Deregistration.    Prior to the Effective Time, the Company will cooperate with Parent and use its reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, all things reasonably necessary, proper or advisable on its part pursuant to applicable Law to cause (a) the delisting of the Company Common Stock from Nasdaq as promptly as practicable after the Effective Time; and (b) the deregistration of the Company Common Stock pursuant to the Exchange Act as promptly as practicable after such delisting.
6.16   Additional Agreements.    If at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of either of the Company or Merger Sub, then the proper officers and directors of each Party will use their reasonable best efforts to take such action.
6.17   Parent Vote at Merger Sub.    Immediately following the execution and delivery of this Agreement, Parent, in its capacity as the sole stockholder of Merger Sub, will execute and deliver to Merger Sub (with a copy also sent to the Company) a written consent adopting this Agreement in accordance with the DGCL.
6.18   Compliance with Securities Agreements; Company Convertible Notes and Indebtedness.
(a)   Company Obligations with Respect to the Convertible Notes Indentures.
(i)    Within the time periods required by the terms of each Company Convertible Notes Indenture, the Company will take all actions required by the applicable Company Convertible Notes Indenture to be performed by the Company at or prior to the Effective Time as a result of the execution and delivery of this Agreement or the consummation of the Merger, including the giving of any notices that may be required and delivery to the trustees, holders or other applicable persons, as applicable, of any documents or instruments required to be delivered at or prior to the Effective Time. The Company will deliver a copy of any such notice or other document to Parent at least five (5) Business Days prior to delivering such notice or entering into other document in accordance with the terms of the applicable Company Convertible Notes Indenture and consider in good faith any comments made by Parent with respect thereto.
(ii)   In advance of the Closing, the Company shall use reasonable best efforts to prepare, facilitate and arrange for the delivery of, on the Closing Date, any required certificates, legal opinions, supplemental indentures and other documents required by the Company Convertible Notes Indentures in accordance with the Company Convertible Notes Indentures.
(iii)   In connection with the Merger and the other Transactions, in the event that Parent desires to purchase or obtain consents from the holders of some or all of the Company Convertible Notes, effective immediately prior to (but subject to the occurrence of), on, or after, the Effective Time, whether through open market purchases, privately negotiated transactions, consent solicitations, or one or more offers to purchase the Company Convertible Notes or other similar transactions (including any tender offer or consent solicitation) (any such transaction, a “Repurchase Transaction”), each of the Company, Parent and Merger Sub shall use its respective reasonable best efforts to, and will use its respective reasonable best efforts to cause its respective Affiliates and Representatives (and, in the case of the Company, the trustee) to, reasonably cooperate with one another in good faith to permit such Repurchase Transaction to be effected on such terms, conditions and timing as reasonably requested by Parent, including, if so reasonably requested by Parent, causing such Repurchase Transaction to be consummated substantially concurrently with, but not prior to, the Closing, and Parent shall, and the Company shall reasonably assist and cooperate with Parent to, prepare any documentation related thereto, in form and substance reasonably satisfactory to the Company, and shall provide the Company reasonable time to review such documentation; it being understood that in no event shall the Company or any of its Subsidiaries be required to (i) enter into or approve any documentation referred to in this Section 6.18(a)(iii) that takes effect or is effective prior to the Effective Time, or commence or effect any Repurchase Transaction that will result in such Repurchase Transaction being effective prior to the Effective Time, (ii) incur any financing or provide assistance in obtaining any financing for a Repurchase Transaction, or (iii) bear any out-of-pocket third party cost, fee or expense (including any fees and expenses of outside counsel to the Company) or pay any fee (other than those costs, fees and expenses that Parent commits to reimburse) or provide any indemnity (other than any indemnity that Parent commits to reimburse or indemnify the Company for); it being further understood that, subject to compliance by the Company with this Section 6.18(a)(iii), no such Repurchase Transaction shall delay the Closing beyond the date that it is required to occur under Section 2.3.
(b)    Parent Obligations with Respect to the Convertible Notes Indentures.    Following the Effective Time, Parent will use reasonable best efforts to cause the Surviving Corporation to comply with the terms and conditions of each of the Company Convertible Notes Indentures, including the execution of a supplemental indenture as required pursuant to the Company Convertible Notes Indentures, and the delivery of any required certificates, legal opinions, supplemental indenture and other documents required by the Company Convertible Notes Indentures to be delivered in connection with such supplemental indenture, and redemption or any required offer to repurchase any Company Convertible Notes.
(c)    Capped Call Confirmations.    Prior to the Effective Time, the Company will (i) take all actions reasonably requested by Parent in connection with exercising options or making elections under, amending, modifying, supplementing. negotiating adjustments to, obtaining waivers of, novating, accelerating, liquidating, terminating early, cancelling or otherwise settling (each, a “Derivative Action”) any of the Company Capped Call Confirmations; (ii) promptly advise Parent of any notices or other communications with the counterparties to any of the Company Capped Call Confirmations in respect of any Derivative Actions (including any adjustments arising out of an Announcement Event (as defined in the Company Capped Call Confirmations)), and (iii) cooperate with Parent in the event Parent seeks to effect a Derivative Action in respect of any of the Company Capped Call Confirmations and the negotiation of any payment, delivery or valuation related thereto. Prior to the Effective Time, the Company will not exercise any right that it may have to effect any Derivative Action under any of the Company Capped Call Confirmations except at Parent’s request; provided, that nothing in this Section 6.18(c) will require the Company to (1) pay any fees, incur or reimburse any costs or expenses, or make any payment or delivery in connection with the Company Capped Call Confirmations prior to the occurrence of the Effective Time; (2) enter into or effect any Derivative Action in respect of any of the Company Capped Call Confirmations that is effective prior to the occurrence of the Effective Time; or (3) refrain from delivering, or delay the delivery of, any notice required by the terms of the Company Capped Call Confirmations.
(d)    Company Forward Stock Purchase Confirmation.    Except for the settlement of the Company Forward Stock Purchase Confirmation in accordance with its terms at the stated maturity thereof, prior to the Effective Time, the Company will (i) take all Derivative Actions reasonably requested by Parent in connection with the Company Forward Stock Purchase Confirmation; (ii) promptly advise Parent of any notices or other communications with the counterparties to the Company Forward Stock Purchase Confirmation in respect of any Derivative Action, and (iii) cooperate with Parent in the event Parent seeks to effect a Derivative Action in respect of the Company Forward Stock Purchase Confirmation and the negotiation of any payment, delivery or valuation related thereto. Prior to the Effective Time, the Company will not exercise any right that it may have to effect any Derivative Action under the Company Forward Stock Purchase Confirmation except at Parent’s request; provided, that nothing in this Section 6.18(d) will require the Company to (1) pay any fees, incur or reimburse any costs or expenses, or make any payment or delivery in connection with the Company Forward Stock Purchase Confirmation prior to the occurrence of the Effective Time; (2) enter into or effect any Derivative Action in respect of the Company Forward Stock Purchase Confirmation that is effective prior to the occurrence of the Effective Time; or (3) refrain from delivering, or delay the delivery of, any notice required by the terms of the Company Forward Stock Purchase Confirmation.
(e)    Company Convertible Preferred Stock.    Within the time periods required by the terms of the Certificate of Designations, Company will take all actions required by the Certificate of Designations to be performed by the Company at or prior to the Effective Time as a result of the execution and delivery of this Agreement or the consummation of the Merger, including the giving of any notices that may be required and delivery to the holders of Company Convertible Preferred Stock or other applicable persons, as applicable, of any documents or instruments required. The Company will deliver a copy of any such notice or other document to Parent at least five (5) Business Days prior to delivering such notice or entering into other document in accordance with the terms of the Certificate of Designations and consider in good faith any comments made by Parent with respect thereto.
(f)   Payoff of Other Indebtedness.   At least three (3) Business Days prior to the Closing, the Company shall obtain and deliver to Parent customary payoff letters for any third party Indebtedness for borrowed money or letters of credit of the Company or any of its Subsidiaries (other than the Company Convertible Notes) in form and substance reasonably satisfactory to Parent evidencing full repayment and satisfaction of all such Indebtedness as of the Closing Date (the “Payoff Letters”), together with any collateral releases, collateral access agreement terminations, mortgage releases,

Intellectual Property releases, physical collateral deliveries and other related termination and/or release items in connection therewith. Any such Payoff Letter shall correctly specify the amount necessary to repay in full such Indebtedness as of the Closing Date and shall set forth the account(s) to which such amount(s) shall be paid, and shall acknowledge that, subject to the repayment (or other satisfactory arrangements with respect to outstanding letters of credit) of the aggregate principal amount outstanding under the relevant credit facility, together with all interest accrued thereon, all obligations in respect thereof shall be terminated or released and any Liens or guarantees with respect to such Indebtedness have been or concurrently will be released. The Company shall deliver (i) a draft of each such Payoff Letter to Parent at least five (5) Business Days prior to the anticipated Closing Date and (ii) an executed copy of each such Payoff Letter in substantially similar form at least three (3) Business Days prior to the Closing Date.
6.19   Director Resignations.    To the extent requested by Parent at least five (5) Business Days in advance of the Closing, the Company shall use its reasonable best efforts to deliver to Parent evidence reasonably satisfactory to Parent at the Closing of the resignation of the directors of the Company and its Subsidiaries (other than directors of the Subsidiaries of the Company whom Parent informs shall continue to serve in such capacities following the Effective Time), effective at the Effective Time.
ARTICLE VII
CONDITIONS TO THE MERGER
7.1   Conditions to Each Party’s Obligations to Effect the Merger.    The respective obligations of Parent, Merger Sub and the Company to consummate the Merger shall be subject to the satisfaction or waiver (where permissible pursuant to applicable Law) at or prior to the Effective Time of each of the following conditions:
(a)    Requisite Stockholder Approval.    The Requisite Stockholder Approval shall have been obtained at the Company Stockholder Meeting.
(b)    Antitrust and Foreign Investment Laws.    (i) The waiting period (and any extensions thereof) (including any timing agreement with the U.S. Department of Justice or the Federal Trade Commission), if any, applicable to the Merger or the Convertible Preferred Transactions pursuant to the HSR Act shall have expired or otherwise been terminated (it being understood that the receipt by any Party of an HSR Reservation Notice shall not result in a failure of the condition set forth in this Section 7.1(b) to be satisfied); and (ii) all approvals, clearances and consents relating to the Merger or the Convertible Preferred Transactions shall have been obtained, and all waiting periods (including any extensions thereof) (including any timing agreements with the applicable Governmental Authorities) relating to the Merger or the Convertible Preferred Transactions shall have expired or otherwise been terminated, in each case, under the Antitrust and Foreign Investment Laws set forth in Schedule 7.1(b) to this Agreement.
(c)    No Prohibitive Injunctions or Laws.    No (i) preliminary or permanent injunction or other judgment or Order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition will be in effect, (ii) action will have been taken by any Governmental Authority of competent jurisdiction or (iii) Law shall have been enacted, entered, enforced or deemed applicable to either the Merger or the Convertible Preferred Transactions by any Governmental Authority of competent jurisdiction that, in the case of each of the foregoing clauses (i), (ii) and (iii), prevents, materially restrains or materially impairs the consummation of the Merger or the Convertible Preferred Transactions (any such injunction, judgment, Order, restraint, prohibition, action or Law, a “Restraint”).
7.2   Conditions to the Obligations of Parent and Merger Sub.    The obligations of Parent and Merger Sub to consummate the Merger shall be subject to the satisfaction or waiver (where permissible pursuant to applicable Law) at or prior to the Effective Time of each of the following conditions, any of which may be waived exclusively by Parent:

(a)    Representations and Warranties.
(i)   Other than the representations and warranties listed in Section 7.2(a)(ii) and Section 7.2(a)(iii), the representations and warranties of the Company set forth in Article III shall be true and correct (without giving effect to any materiality or Company Material Adverse Effect qualifications set forth therein) as of the date of this Agreement and as of the Closing Date as if made at and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except for such failures to be true and correct as have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(ii)   The representations and warranties set forth in Section 3.1, Section 3.2, Section 3.3, Section 3.4, Section 3.5(a), Section 3.7(a)(v), Section 3.7(d), Section 3.12(a) and Section 3.26 (A) that are not qualified by Company Material Adverse Effect shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as if made at and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date); and (B) that are qualified by Company Material Adverse Effect shall be true and correct (without disregarding such Company Material Adverse Effect qualifications) as of the date of this Agreement and as of the Closing Date as if made at and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date).
(iii)   The representations and warranties set forth in Section 3.7(a)(i), Section 3.7(a)(ii), Section 3.7(a)(iii), Section 3.7(a)(iv), Section 3.7(b) and Section 3.7(c) shall be true and correct as of the Capitalization Date, except for de minimis inaccuracies.
(b)    Performance of Obligations of the Company.    The Company shall have performed and complied in all material respects with all covenants and obligations in this Agreement required to be performed and complied with by it at or prior to the Closing.
(c)   Absence of Company Material Adverse Effect.    No Company Material Adverse Effect shall have occurred since the date of this Agreement.
(d)    Officer’s Certificate.    Parent and Merger Sub shall have received a certificate of the Company, validly executed for and on behalf of the Company and in its name by a duly authorized executive officer thereof, certifying that the conditions set forth in Section 7.2(a), Section 7.2(b) and Section 7.2(c) have been satisfied.
(e)    No Remedy Action.    No Order arising under any of the Antitrust and Foreign Investment Laws, and no Antitrust and Foreign Investment Laws, shall have been issued, enacted, rendered, promulgated, enforced, formally deemed applicable or formally asserted by any Governmental Authority of competent jurisdiction that will expressly impose a Remedy Action in connection with the consummation of either the Merger or the Convertible Preferred Transactions.
7.3   Conditions to the Company’s Obligations to Effect the Merger.    The obligations of the Company to consummate the Merger shall be subject to the satisfaction or waiver (where permissible pursuant to applicable Law) at or prior to the Effective Time of each of the following conditions, any of which may be waived exclusively by the Company:
(a)    Representations and Warranties.    The representations and warranties of Parent and Merger Sub set forth in this Agreement shall be true and correct (without giving effect to any materiality or Parent Material Adverse Effect qualifications set forth therein) as of the date of this Agreement and as of the Closing Date as if made at and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except for such failures to be true and correct as have not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
(b)    Performance of Obligations of Parent and Merger Sub.    Parent and Merger Sub shall have performed and complied in all material respects with all covenants and obligations in this Agreement required to be performed and complied with by Parent and Merger Sub at or prior to the Closing.
(c)    Officer’s Certificate.    The Company shall have received a certificate of Parent and Merger Sub, validly executed for and on behalf of Parent and Merger Sub and in their respective names by a duly authorized officer thereof, certifying that the conditions set forth in Section 7.3(a) and Section 7.3(b) have been satisfied.
ARTICLE VIII
TERMINATION
8.1   Termination.    This Agreement may be terminated at any time prior to the Effective Time, whether before or after the receipt of the Requisite Stockholder Approval (except as otherwise provided in Section 8.1(i)), only as follows (it being understood and agreed that this Agreement may not be terminated for any other reason or on any other basis):
(a)    by mutual written agreement of Parent and the Company;
(b)    by either Parent or the Company if any Restraint has become final and non-appealable, except that the right to terminate this Agreement pursuant to this Section 8.1(b) will not be available to any Party whose action or failure to act constitutes a material breach by such Party of this Agreement (it being understood that a breach of this Agreement by Merger Sub will be deemed to be a breach by Parent for purposes of this Agreement) and has been the primary cause of, or primarily resulted in, such Restraint or in such Restraint becoming final and non-appealable or failing to be removed;
(c)    by either Parent or the Company if the Effective Time has not occurred by 11:59 p.m. on March 7, 2023 (such time and date, as it may be extended by the proviso to this Section 8.1(c), the “Termination Date”); provided, that (i) if as of 11:59 p.m. on March 7, 2023, any of the conditions set forth in Section 7.1(b), Section 7.1(c) (if such Restraint arises as a result of an Antitrust and Foreign Investment Law) or Section 7.2(e) have not been satisfied, then the Termination Date shall automatically be extended (without any action required by any Party) to 11:59 p.m. on June 7, 2023; and (ii) if as of 11:59 p.m. on June 7, 2023, any of the conditions set forth in Section 7.1(b), Section 7.1(c) (if such Restraint arises as a result of an Antitrust and Foreign Investment Law) or Section 7.2(e) have not been satisfied, then the Termination Date shall automatically be extended (without any action required by any Party) to 11:59 p.m. on September 7, 2023, it being understood that the right to terminate this Agreement pursuant to this Section 8.1(c) will not be available to any Party whose action or failure to act constitutes a material breach by such Party of this Agreement (it being understood that a breach of this Agreement by Merger Sub will be deemed to be a breach by Parent for purposes of this Agreement) and has been the primary cause of, or primarily resulted in, the failure of the Effective Time to have occurred prior to the Termination Date;
(d)    by either Parent or the Company if the Company fails to obtain the Requisite Stockholder Approval at the Company Stockholder Meeting at which a vote is taken on the adoption of this Agreement;
(e)    by Parent if the Company has breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, if (i) such breach or failure to perform would result in the failure of a condition set forth in Section 7.1 or Section 7.2 and (ii) such breach or failure to perform is incapable of being cured or is capable of being cured but has not been cured by the Company within forty-five (45) calendar days (or such shorter period of time as remains prior to the then-applicable Termination Date) after written notice has been given by Parent to the Company of such breach or failure to perform, except that Parent will not be entitled to terminate this Agreement pursuant to this Section 8.1(e) if, at the time that such termination would otherwise take effect in accordance with the foregoing, Parent or Merger Sub is in material breach of this Agreement;

(f)   by Parent if at any time (i) there has been a Company Board Recommendation Change, (ii) the Company shall have entered into an Alternative Acquisition Agreement, or (iii) the Company shall have committed a material and Willful Breach of Section 5.3 or Section 6.3;
(g)    by Parent if an Order arising under any of the Antitrust and Foreign Investment Laws, or any Antitrust and Foreign Investment Laws, shall have been issued, enacted, rendered, promulgated, enforced or deemed applicable by any Governmental Authority of competent jurisdiction that will expressly impose a Remedy Action in connection with the consummation of either the Merger or the Convertible Preferred Transactions and such imposition of such Remedy Action shall have become final and non-appealable, except that the right to terminate this Agreement pursuant to this Section 8.1(g) will not be available to Parent if Parent’s action or failure to act constitutes a material breach by Parent of this Agreement (it being understood that a breach of this Agreement by Merger Sub will be deemed to be a breach by Parent for purposes of this Agreement) and has been the primary cause of, or primarily resulted in, the imposition of such Remedy Action or in such Remedy Action becoming final and non-appealable or failing to be removed;
(h)   by the Company if Parent or Merger Sub has breached or failed to perform any of its respective representations, warranties, covenants or other agreements contained in this Agreement, if (i) such breach or failure to perform would result in a failure of a condition set forth in Section 7.1 or Section 7.3 and (ii) such breach or failure to perform is incapable of being cured or is capable of being cured but has not been cured by the Company within forty-five (45) calendar days (or such shorter period of time as remains prior to the then-applicable Termination Date) after written notice has been given by the Company to the Parent of such breach or failure to perform, it being understood that the Company will not be entitled to terminate this Agreement under this Section 8.1(h) if, at the time that such termination would otherwise take effect in accordance with the foregoing, the Company is in material breach of this Agreement; or
(i)   by the Company (at any time prior to receiving the Requisite Stockholder Approval) if (i) the Company has received a Superior Proposal; (ii) the Company Board (or a committee thereof) has authorized the Company to execute and deliver a definitive Alternative Acquisition Agreement for the Acquisition Transaction contemplated by that Superior Proposal and the Company and the counterparties thereto execute and deliver such definitive Alternative Acquisition Agreement concurrently with or promptly following (and in any event on the first (1st) Business Day occurring on or after) the Company’s termination of this Agreement pursuant to this Section 8.1(i); (iii) prior to or concurrently with (and as a condition to the effectiveness of) such termination, the Company pays, or causes to be paid, to Parent or its designee the Company Termination Fee pursuant to Section 8.3(b)(iii); and (iv) the Company has complied with Section 5.3(d)(ii) with respect to such Superior Proposal.
8.2   Manner and Notice of Termination; Effect of Termination.
(a)    Manner of Termination.    The Party terminating this Agreement pursuant to Section 8.1 (other than pursuant to Section 8.1(a)) must deliver written notice thereof to the other Party(ies) setting forth in reasonable detail the provision of Section 8.1 pursuant to which this Agreement is being terminated and the facts and circumstances forming the basis for such termination.
(b)    Effect of Termination.    Any valid termination of this Agreement pursuant to Section 8.1 will be effective immediately upon the mutual written agreement of Parent and the Company or the delivery of written notice by the terminating Party to the other Parties, as applicable. Following the termination of this Agreement pursuant to Section 8.1, this Agreement will be of no further force or effect, and no Party (or any equity holder, controlling person, partner, member, manager, stockholder, director, officer, employee, Affiliate, agent or other Representative of such Party) shall have any liability to the other Party(ies) (or any equity holder, controlling person, partner, member, manager, stockholder, director, officer, employee, Affiliate, agent or other Representative of any such Party), as applicable, except, and subject in all respects to this Section 8.2, that Parent’s reimbursement obligations pursuant to Section 6.7, this Section 8.2, Section 8.3 and Article IX will each survive the termination of this Agreement, in each case in accordance with their respective terms. Notwithstanding the previous sentence, but subject to Section 8.3, nothing in this Agreement will relieve any Party from any liability for Willful Breach of this Agreement prior to the termination of this Agreement or Fraud or any party to any Voting Agreement from any liability for breach of such Voting Agreement prior to the termination thereof. No termination of this Agreement will affect the rights or obligations of any Party pursuant to the Confidentiality Agreement, which will survive the termination of this Agreement in accordance with its terms.
8.3   Fees and Expenses.
(a)    General.    Except as set forth in this Section 8.3, all fees and expenses incurred in connection with this Agreement and the Merger and the other Transactions will be paid by the Party incurring such fees and expenses whether or not the Merger and the other Transactions are consummated. For the avoidance of doubt, Parent or the Surviving Corporation will be responsible for all fees and expenses of the Payment Agent. Except as set forth in Section 2.9(d), Parent will pay or cause to be paid all (i) transfer, stamp and documentary Taxes or fees; and (ii) sales, use, real property transfer and other similar Taxes or fees, in each case arising out of or in connection with entering into this Agreement and the consummation of the Merger and the other Transactions.
(b)    Company Payments.
(i)   Future Transactions.   If (A) this Agreement is validly terminated pursuant to Section 8.1(c) (Termination Date) (and in the case of such termination under Section 8.1(c), the Parent Termination Fee is not payable), Section 8.1(d) (No Vote) or Section 8.1(e) (Company Breach); (B) following the execution and delivery of this Agreement and prior to such termination of this Agreement, an Acquisition Proposal has been publicly announced or publicly disclosed or delivered to the Company Board and, in the case of a termination under Section 8.1(d) (No Vote), such Acquisition Proposal is not withdrawn or otherwise abandoned at least one Business Day before such vote is taken on the adoption of this Agreement; and (C) within one year of such termination, either an Acquisition Transaction (which need not be the Acquisition Transaction referenced under clause (B)) is consummated or the Company enters into a definitive agreement providing for the consummation of an Acquisition Transaction (which need not be the Acquisition Transaction referenced under clause (B)) and such Acquisition Transaction is subsequently consummated (or is subsequently terminated before consummation but a subsequent Acquisition Transaction is entered into in connection with the termination of such Acquisition Transaction and such subsequent Acquisition Transaction is subsequently consummated), then the Company will, concurrently with the consummation of such Acquisition Transaction, pay or cause to be paid to Parent or its designee an amount equal to the Company Termination Fee by wire transfer of immediately available funds to the account designated by Parent or its designee. For purposes of this Section 8.3(b)(i), all references to “15 percent” in the definition of “Acquisition Transaction” will be deemed to be references to “50 percent.”
(ii)    Company Board Recommendation Change.    If this Agreement is validly terminated by Parent pursuant to Section 8.1(f) (Change of Recommendation), then the Company must, within two (2) Business Days following such termination, pay or cause to be paid to Parent or its designee the Company Termination Fee by wire transfer of immediately available funds to the account designated by Parent or its designee.
(iii)   Superior Proposal.    If this Agreement is validly terminated by the Company pursuant to Section 8.1(i) (Superior Proposal), then the Company must, prior to or concurrently with (and as a condition to the effectiveness of) such termination, pay or cause to be paid to Parent or its designee the Company Termination Fee by wire transfer of immediately available funds to the account designated by Parent or its designee.
(c)    Parent Payments.    If this Agreement is validly terminated:
(i)   by Parent or the Company pursuant to Section 8.1(c) (Termination Date) and, as of the time of such termination, (A) the conditions set forth in at least one of Section 7.1(b), Section 7.1(c) (if such Restraint arises as a result of an Antitrust and Foreign Investment Law) or Section 7.2(e) shall have not have been satisfied or waived; (B) a material breach by the Company of this Agreement has not been the primary cause of, or primarily resulted in, one or more of the conditions in Section 7.1(b), Section 7.1(c) (if such Restraint arises as a result of an Antitrust and Foreign

Investment Law) or Section 7.2(e) to not be satisfied; and (C) all other conditions to the obligations of Parent and Merger Sub to effect the Merger set forth in Section 7.1 and Section 7.2 have been satisfied or (to the extent permitted by applicable Law) waived (or, in the case of those conditions that by their terms are to be satisfied at the Closing, such conditions are capable of being satisfied if the Closing were to occur); or
(ii)    by Parent or the Company pursuant to Section 8.1(b) (Nonappealable Restraint) (if such Restraint arises as a result of an Antitrust and Foreign Investment Law) or by Parent pursuant to Section 8.1(g) (Nonappealable Remedy Action), and, as of the time of such termination, (A) a material breach by the Company of this Agreement has not been the primary cause of, or primarily resulted in, such Restraint or such imposition of such Remedy Action as specified in Section 8.1(b) or Section 8.1(g); and (B) all conditions to the obligations of Parent and Merger Sub to consummate the Merger set forth in Section 7.1 and Section 7.2 (other than the conditions set forth in Section 7.1(b), Section 7.1(c) (if such Restraint arises as a result of an Antitrust and Foreign Investment Law) or Section 7.2(e)) have been satisfied or (to the extent permitted by applicable Law) waived (or, in the case of those conditions that by their terms are to be satisfied at the Closing, such conditions are capable of being satisfied if the Closing were to occur);
then Parent shall pay, or cause to be paid, to the Company or the Company’s designee(s), (A) if such termination notice is delivered on or prior to 11:59 p.m. on March 7, 2023, an amount equal to $328,000,000, (B) if such termination notice is delivered at any time after 11:59 p.m. on March 7, 2023 but on or prior to 11:59 p.m. on June 7, 2023, an amount equal to $394,000,000 and (C) if such termination notice is delivered at any time after 11:59 p.m. on June 7, 2023, an amount equal to $460,000,000 (any fee payable pursuant to this Section 8.3(c), the “Parent Termination Fee”). If the termination that triggers the payment under this Section 8.3(c) is by the Company, then Parent must, within two (2) Business Days following such termination, pay or cause to be paid to the Company or its designee the Parent Termination Fee by wire transfer of immediately available funds to the account designated by the Company or its designee. If the termination that triggers the payment under this Section 8.3(c) is by Parent, then Parent must, concurrently with such termination, pay or cause to be paid to the Company or its designee the Parent Termination Fee by wire transfer of immediately available funds to the account designated by the Company or its designee.
(d)    Single Payment Only; Liquidated Damages.    The Parties acknowledge and agree that in no event will the Company be required to pay the Company Termination Fee, or Parent be required to pay the Parent Termination Fee, on more than one occasion, whether or not the Company Termination Fee or the Parent Termination Fee, as the case may be, may be payable pursuant to more than one provision of this Agreement at the same or at different times and upon the occurrence of different events. The Parties acknowledge and agree that (i) the agreements contained in this Section 8.3 are an integral part of the transactions contemplated by this Agreement; (ii) the damages resulting from the termination of this Agreement under circumstances where the Company Termination Fee or the Parent Termination Fee is payable are uncertain and incapable of accurate calculation; and (iii) without these agreements, the Parties would not enter into this Agreement. Therefore, the Company Termination Fee or the Parent Termination Fee, as the case may be, if, as and when required to be paid pursuant to this Section 8.3 will not constitute a penalty but rather liquidated damages in a reasonable amount that will compensate Parent, Merger Sub and the Parent Related Parties (in the case of payment of the Company Termination Fee) or the Company and the Company Related Parties (in the case of payment of the Parent Termination Fee) in the circumstances in which it is payable for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Merger.
(e)    Sole and Exclusive Remedy.    If this Agreement is validly terminated pursuant to Section 8.1 and the Company Termination Fee or the Parent Termination Fee is payable, then Parent’s receipt of the Company Termination Fee, or the Company’s receipt of the Parent Termination Fee, as the case may be, will be the sole and exclusive remedy of the Parent Related Parties against the Company Related Parties or of the Company Related Parties against the Parent Related Parties, respectively, in respect of this Agreement, the Transaction Documents, the transactions contemplated by this Agreement or the Transaction Documents, the termination of this Agreement, or the failure to consummate the Merger.

Upon payment of the Company Termination Fee or the Parent Termination Fee, as the case may be, in accordance with this Agreement, none of the Company Related Parties or the Parent Related Parties, as the case may be, will have any further liability or obligation to any of the Parent Related Parties or the Company Related Parties, as applicable, or any other Person relating to or arising out of this Agreement, the Transaction Documents, the transactions contemplated by this Agreement or the Transaction Documents, or for any matters forming the basis of such termination, except that the Parties or their respective Affiliates (or both) will remain obligated with respect to the Confidentiality Agreement.
(f)   Payment Default.    If the Company or Parent, as the case may be, fails to promptly pay any amount due pursuant to Section 8.3(b) or Section 8.3(c) and, in order to obtain such payment, Parent or the Company commences a Legal Proceeding that results in a judgment against the Company or Parent for the amount set forth in Section 8.3(b) or any portion thereof, then the party against whom such judgment has been entered will pay or cause to be paid to Parent or the Company, as applicable, the reasonable and documented out-of-pocket costs and expenses (including reasonable and documented attorneys’ fees) of such party in connection with such Legal Proceeding, together with interest on such amount or portion thereof at an annual rate equal to the prime rate (as published in The Wall Street Journal or other authoritative source on the date that such payment or portion thereof was required to be made) plus five percent through the date that such payment or portion thereof was actually received, or a lesser rate that is the maximum permitted by applicable Law.
ARTICLE IX
GENERAL PROVISIONS
9.1   Survival of Representations, Warranties and Covenants.    The representations, warranties and covenants of the Company, Parent and Merger Sub contained in this Agreement will terminate at the Effective Time, except that any covenants that by their terms survive the Effective Time will survive the Effective Time in accordance with their respective terms.
9.2   Notices.
(a)    Addresses for Notice.    All notices and other communications under this Agreement must be in writing and will be deemed to have been duly delivered and received using one or a combination of the following methods: (i) four (4) Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid; (ii) one Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service; (iii) immediately upon delivery by hand; or (iv) on the date sent by email (except that notice given by email will not be effective unless either (A) a duplicate copy of such email notice is promptly given by one of the other methods described in this Section 9.2 or (B) the receiving Party delivers a written confirmation of receipt of such notice either by email or any other method described in this Section 9.2 (excluding “out of office” or other automated replies)). In each case, the intended recipient is set forth below:
if to Parent, Merger Sub or the Surviving Corporation to:
Google LLC
1600 Amphitheatre Parkway
Mountain View, CA 94043
Attn:
Svilen Karaivanov, M&A Legal
Andrew Coombs, M&A Legal

Email:
ma-notice@google.com

with a copy (which shall not constitute notice) to:
Freshfields Bruckhaus Deringer US LLP
601 Lexington Avenue
31st Floor
New York, New York 10022
Attn:
Ethan A. Klingsberg
Paul M. Tiger

Email:
ethan.klingsberg@freshfields.com
paul.tiger@freshfields.com

if to the Company (prior to the Effective Time) to:
Mandiant, Inc.
11951 Freedom Drive, 6th Floor
Reston, VA 20190
Attn:
Richard Meamber

Email:
richard.meamber@mandiant.com

with a copy (which shall not constitute notice) to:
Wilson Sonsini Goodrich & Rosati
Professional Corporation
650 Page Mill Road
Palo Alto, CA 94304-1050
Attn:
Douglas K. Schnell
Melissa V. Hollatz
Katherine H. Ku

Email:
dschnell@wsgr.com
mhollatz@wsgr.com
kku@wsgr.com

(b)    Additional Procedures.    Rejection or other refusal to accept any notice properly delivered hereunder will be deemed to be receipt of any notice pursuant to this Section 9.2 as of the date of such rejection or refusal. Any notice received by the addressee on any Business Day after 5:00 p.m., addressee’s local time, or on any day that is not a Business Day will be deemed to have been received at 9:00 a.m., addressee’s local time, on the next Business Day. From time to time, any Party may provide notice to the other Parties of a change in its address or any of the other details specified in or pursuant to this Section 9.2 through a notice given in accordance with this Section 9.2, except that notice of any such change will not be deemed to have been received until, and will be deemed to have been received upon, the later of the date (i) specified in such notice; or (ii) that is five (5) Business Days after such notice would otherwise be deemed to have been received pursuant to this Section 9.2.
9.3   Amendment.    Subject to applicable Law and the other provisions of this Agreement, this Agreement may be amended by the Parties at any time by execution of an instrument in writing signed on behalf of each of Parent, Merger Sub and the Company (pursuant to authorized action by the Company Board (or a committee thereof)), except that if the Company has received the Requisite Stockholder Approval, then no amendment may be made to this Agreement that requires the approval of the Company Stockholders pursuant to the DGCL without receiving such approval.
9.4   Extension; Waiver.    At any time and from time to time prior to the Effective Time, any Party may, to the extent legally allowed and except as otherwise set forth in this Agreement, (a) extend the time for the performance of any of the obligations or other acts of the other Parties, as applicable; (b) waive any inaccuracies in the representations and warranties made to such Party in this Agreement; and (c) subject to the requirements of applicable Law, waive compliance with any of the agreements or conditions for the benefit of such Party contained in this Agreement. Any agreement by a Party to any such extension or waiver will be valid only if set forth in an instrument in writing signed by such Party. Any delay in exercising any right pursuant to this Agreement will not constitute a waiver of such right.
9.5   Assignment.    No Party may assign either this Agreement or any of its rights, interests, or obligations under this Agreement without the prior written approval of the other Parties, except that Parent and Merger Sub will have the right to assign all or any portion of their respective rights and obligations pursuant to this Agreement from and after the Effective Time (a) in connection with a merger or consolidation involving Parent or Merger Sub or other disposition of all or substantially all of the assets of Parent, Merger Sub or the Surviving Corporation; or (b) to any of their respective Affiliates. Subject to the preceding sentence, this Agreement will be binding upon and will inure to the benefit of the Parties and their respective successors and permitted assigns. No assignment by any Party will relieve such Party of any of its obligations under this Agreement.

9.6   Confidentiality.    Parent, Merger Sub and the Company acknowledge that Parent and the Company have previously executed the Confidentiality Agreement, which will continue in full force and effect in accordance with its terms. Each of Parent, Merger Sub and their respective Representatives will hold and treat all documents and information concerning the Company and its Subsidiaries furnished or made available to Parent, Merger Sub or their respective Representatives in connection with the Merger in accordance with the Confidentiality Agreement.
9.7   Entire Agreement.    This Agreement and the documents and instruments and other agreements among the Parties as contemplated by or referred to in this Agreement, including the Confidentiality Agreement, the other Transaction Documents and the Company Disclosure Letter constitute the entire agreement among the Parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter of this Agreement. Notwithstanding anything to the contrary in this Agreement, the Confidentiality Agreement will (a) not be superseded; (b) survive any termination of this Agreement; and (c) continue in full force and effect until the earlier to occur of the (i) Effective Time and (ii) date on which the Confidentiality Agreement expires in accordance with its terms or is validly terminated.
9.8   Third Party Beneficiaries.    Except as set forth in Section 6.9 and this Section 9.8, the Parties agree that their respective representations, warranties and covenants set forth in this Agreement are solely for the benefit of the other Parties in accordance with and subject to the terms of this Agreement. This Agreement is not intended to, and will not, confer upon any other Person any rights or remedies under this Agreement, except (a) as set forth in or contemplated by Section 6.9; and (b) after, and only after, the Effective Time, the rights of the holders of shares of Company Common Stock, Company Equity-Based Awards and Company Options to receive the consideration on and subject to the terms set forth in Article II.
9.9   Severability.    In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the Parties. The Parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.
9.10   Remedies.
(a)    Remedies Cumulative.    Except as otherwise provided in this Agreement, any and all remedies expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred by this Agreement or by applicable Law on such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy.
(b)    Specific Performance.
(i)    Irreparable Damage.    The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy would occur in the event that the Parties do not perform the provisions of this Agreement (including any Party failing to take such actions that are required of it by this Agreement in order to consummate the Merger) in accordance with its specified terms or otherwise breach such provisions. The Parties acknowledge and agree that (A) the Parties will be entitled, in addition to any other remedy to which they are entitled at law or in equity, to an injunction, specific performance and other equitable relief to prevent breaches (or threatened breaches) of this Agreement and to enforce specifically the terms of this Agreement (including specific performance to cause the other Parties to consummate the Merger, subject to the satisfaction or waiver of the conditions set forth in Article VII); (B) the provisions of Section 8.3 are not intended to and do not adequately compensate the Company, on the one hand, or Parent and Merger Sub, on the other hand, for the harm that would result from a breach of this Agreement, and will not be construed to diminish or otherwise impair in any respect any Party’s right to an injunction, specific performance and other equitable relief; and (C) the right of specific enforcement is an integral part of the Merger and without that right, neither the Company nor Parent would have entered into this Agreement.

(ii)    No Objections; Cooperation.    The Parties agree not to raise any objections to (A) the granting of an injunction, specific performance or other equitable relief to prevent or restrain breaches or threatened breaches of this Agreement by the Company, on the one hand, or Parent and Merger Sub, on the other hand; and (B) the specific performance of the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants, obligations and agreements of the Parties pursuant to this Agreement. Any Party seeking an injunction or injunctions to prevent breaches (or threatened breaches) of this Agreement and to enforce specifically the terms and provisions of this Agreement will not be required to provide any bond or other security in connection with such injunction or enforcement, and each Party irrevocably waives any right that it may have to require the obtaining, furnishing or posting of any such bond or other security. Each Party agrees that it will use its reasonable best efforts to cooperate with the other Parties in seeking and agreeing to an expedited schedule in any litigation seeking an injunction or order of specific performance to attempt to fully resolve any dispute between the Parties prior to the Termination Date.
9.11   Governing Law.    This Agreement is governed by and construed in accordance with the Laws of the State of Delaware.
9.12   Consent to Jurisdiction.    Each of the Parties (i) irrevocably consents to the service of the summons and complaint and any other process (whether inside or outside the territorial jurisdiction of the Chosen Courts) in any Legal Proceeding relating to this Agreement, the Merger and the other transactions contemplated by this Agreement, for and on behalf of itself or any of its properties or assets, in accordance with Section 9.2 or in such other manner as may be permitted by applicable Law, but nothing in this Section 9.12 will affect the right of any Party to serve legal process in any other manner permitted by applicable Law; (ii) irrevocably and unconditionally consents and submits itself and its properties and assets in any Legal Proceeding to the exclusive general jurisdiction of the Chosen Courts in the event that any dispute or controversy arises out of this Agreement, the Merger and the other transactions contemplated by this Agreement; (iii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any Chosen Court; (iv) agrees that any Legal Proceeding arising in connection with this Agreement, the Merger and the other transactions contemplated by this Agreement will be brought, tried and determined only in the Chosen Courts; (v) waives any objection that it may now or hereafter have to the venue of any such Legal Proceeding in the Chosen Courts or that such Legal Proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and (vi) agrees that it will not bring any Legal Proceeding relating to this Agreement, the Merger and the other transactions contemplated by this Agreement in any court other than the Chosen Courts. Each of Parent, Merger Sub and the Company agrees that a final judgment in any Legal Proceeding in the Chosen Courts will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law.
9.13   WAIVER OF JURY TRIAL.    EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE PURSUANT TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE MERGER OR THE OTHER TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY ACKNOWLEDGES AND AGREES THAT (a) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (b) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (c) IT MAKES THIS WAIVER VOLUNTARILY; AND (d) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.13.
9.14   Counterparts.    This Agreement and any amendments to this Agreement may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the Parties and delivered to the other

Parties, it being understood that all Parties need not sign the same counterpart. Any such counterpart, to the extent delivered by fax or .pdf, .tif, .gif, .jpg or similar attachment to electronic mail or through an electronic signature service (any such delivery, an “Electronic Delivery”), will be treated in all manner and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version delivered in person. No Party may raise the use of Electronic Delivery to deliver a signature, or the fact that any signature, agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each Party forever waives any such defense.
9.15   No Limitation.    It is the intention of the Parties that, to the extent possible, unless provisions are mutually exclusive and effect cannot be given to both or all such provisions, (a) the representations, warranties, covenants and closing conditions in this Agreement will be construed to be cumulative; (b) each representation, warranty, covenant and closing condition in this Agreement will be given full, separate and independent effect; and (c) nothing set forth in any provision in this Agreement will (except to the extent expressly stated) in any way be deemed to limit the scope, applicability or effect of any other provision of this Agreement.
[Signature page follows.]

The Parties are signing this Agreement on the date stated in the introductory clause.
GOOGLE LLC
By:
/s/ Sanjay Kapoor

Name: Sanjay Kapoor
Title: Vice President, Corporate Development
DUPIN INC.
By:
/s/ Svilen I. Karaivanov

Name: Svilen I. Karaivanov
Title: CEO and President
Mandiant, Inc.,
a Delaware corporation
By:
/s/ Kevin R. Mandia

Name: Kevin R. Mandia
Title: Chief Executive Officer

Annex B
Section 262 of the Delaware General Corporation Law
§ 262 Appraisal rights
(a)   Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.
(b)   Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:
(1)   Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation (or, in the case of a merger pursuant to § 251(h), as of immediately prior to the execution of the agreement of merger), were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.
(2)   Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:
(a)   Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;
(b)   Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;
(c)   Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or
(d)   Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.
(3)   In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.
(4)   [Repealed.]
(c)   Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d),(e), and (g) of this section, shall apply as nearly as is practicable.
(d)   Appraisal rights shall be perfected as follows:
(1)   If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or
(2)   If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of giving such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of giving such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.
(e)   Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon request given in writing (or by electronic transmission directed to an information processing system (if any) expressly designated for that purpose in the notice of appraisal), shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation (or, in the case of a merger approved pursuant to § 251(h) of this title, the aggregate number of shares (other than any excluded stock (as defined in § 251(h)(6)d. of this title)) that were the subject of, and were not tendered into, and accepted for purchase or exchange in, the offer referred to in § 251(h)(2)), and, in either case, with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such statement shall be given to the stockholder within 10 days after such stockholder’s request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.
(f)   Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.
(g)   At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder. If immediately before the merger or consolidation the shares of the class or series of stock of the constituent corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger or consolidation for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.

(h)   After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the fmal determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is fmally determined that such stockholder is not entitled to appraisal rights under this section.
(i)   The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.
(j)   The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.
(k)   From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.
(l)   The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

Annex C
[Goldman Sachs & Co. LLC Letterhead]
PERSONAL AND CONFIDENTIAL
March 7, 2022
Board of Directors
Mandiant, Inc.
11951 Freedom Drive, 6th Floor
Reston, VA 20190
Ladies and Gentlemen:
You have requested our opinion as to the fairness from a financial point of view to the holders (other than Google LLC (“Parent”) and its affiliates) of the outstanding shares of common stock, par value $0.0001 per share (the “Shares”), of Mandiant, Inc. (the “Company”) of the $23.00 in cash per Share to be paid to such holders pursuant to the Agreement and Plan of Merger, dated as of March 7, 2022 (the “Agreement”), by and among Parent, Dupin Inc., a wholly owned subsidiary of Parent (“Acquisition Sub”), and the Company.
Goldman Sachs & Co. LLC and its affiliates are engaged in advisory, underwriting and financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities. Goldman Sachs & Co. LLC and its affiliates and employees, and funds or other entities they manage or in which they invest or have other economic interests or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of the Company, Parent, any of their respective affiliates and third parties, including Alphabet Inc. (“Alphabet”), an affiliate of Parent, and any of its affiliates and, as applicable, portfolio companies, or any currency or commodity that may be involved in the transaction contemplated by the Agreement (the “Transaction”). We have acted as financial advisor to the Company in connection with, and have participated in certain of the negotiations leading to, the Transaction. We expect to receive fees for our services in connection with the Transaction, the principal portion of which is contingent upon consummation of the Transaction, and the Company has agreed to reimburse certain of our expenses arising, and indemnify us against certain liabilities that may arise, out of our engagement. We have provided certain financial advisory and/or underwriting services to the Company and/or its affiliates from time to time for which our Investment Banking Division has received, and may receive, compensation, including having acted as the Company’s financial advisor in connection with the sale of its FireEye Products business in October 2021. We also have provided certain financial advisory and/or underwriting services to Parent, Alphabet and/or their respective affiliates and portfolio companies from time to time for which our Investment Banking Division has received, and may receive, compensation, including having acted as financial advisor to Ionic Security Inc., a former portfolio company of Google Ventures, an affiliate of Alphabet, with respect to its sale in April 2021; and as financial advisor to Kobalt Music Group Limited, a former portfolio company of Google Ventures, with respect to its sale in May 2021. We may also in the future provide financial advisory and/or underwriting services to the Company, Parent, Alphabet and their respective affiliates for which our Investment Banking Division may receive compensation. Affiliates of Goldman Sachs & Co. LLC also may have co-invested with Parent, Alphabet and their respective affiliates from time to time and may do so in the future.
We further note that we also acted as bookrunner with respect to the offering by the Company of 0.875% Convertible Senior Notes due 2024 (aggregate principal amount $600,000,000) (the “Convertible Notes”) in May 2018 and, concurrent with the issuance of the Convertible Notes, the Company entered into capped call transactions with respect to the Convertible Notes (the “Capped Call Transactions”) with Goldman Sachs & Co. LLC (with respect to 30%) and other counterparties each acting as principal for its own account. The Capped Call Transactions consisted of the purchase by the Company of capped call options with respect to collectively approximately 25,900,020 Shares, the aggregate number of Shares underlying the Convertible Notes. The Capped Call Transactions may be adjusted, exercised, cancelled and/or terminated in accordance with their terms in connection with certain events, including the announcement or consummation of the Transaction. In particular, under the terms of the Capped Call Transactions, each of Goldman Sachs & Co. LLC and the other counterparties, each acting separately as calculation agent under the Capped Call Transactions to which it is a party, is entitled in certain circumstances to make adjustments to the exercise price of the embedded call options sold by the Company to Goldman Sachs & Co. LLC and the other counterparties to reflect the economic effect of the announcement of the Transaction on the Capped Call Transactions. In its capacity as calculation agent, all actions or exercises of judgment by Goldman Sachs & Co. LLC pursuant to the terms of the Capped Call Transactions to which it is a party must be performed in good faith and a commercially reasonable manner.
In connection with this opinion, we have reviewed, among other things, the Agreement; annual reports to stockholders and Annual Reports on Form 10-K of the Company for the five years ended December 31, 2021; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company; certain other communications from the Company to its stockholders; certain publicly available research analyst reports for the Company; and certain internal financial analyses and forecasts for the Company (including a schedule of expected net operating loss carryforwards by the Company), prepared by its management, as approved for our use by the Company (the “Forecasts”). We have also held discussions with members of the senior management of the Company regarding their assessment of the strategic rationale for, and the potential benefits of, the Transaction and the past and current business operations, financial condition and future prospects of the Company; reviewed the reported price and trading activity for the Shares; compared certain financial and stock market information for the Company with similar financial and stock market information for certain other companies the securities of which are publicly traded; reviewed the financial terms of certain recent business combinations in the software industry and in other industries; and performed such other studies and analyses, and considered such other factors, as we deemed appropriate.
For purposes of rendering this opinion, we have, with your consent, relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by, us, without assuming any responsibility for independent verification thereof. In that regard, we have assumed with your consent that the Forecasts have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company. We have not made an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities) of the Company or any of its subsidiaries and we have not been furnished with any such evaluation or appraisal. We have assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the expected benefits of the Transaction in any way meaningful to our analysis. We have assumed that the Transaction will be consummated on the terms set forth in the Agreement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to our analysis.
Our opinion does not address the underlying business decision of the Company to engage in the Transaction, or the relative merits of the Transaction as compared to any strategic alternatives that may be available to the Company; nor does it address any legal, regulatory, tax or accounting matters. This opinion addresses only the fairness from a financial point of view to the holders (other than Parent and its affiliates) of Shares, as of the date hereof, of the $23.00 in cash per Share to be paid to such holderspursuant to the Agreement. We do not express any view on, and our opinion does not address, any other term or aspect of the Agreement or Transaction or any term or aspect of any other agreement or instrument contemplated by the Agreement or entered into or amended in connection with the Transaction, including the fairness of the Transaction to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors, or other constituencies of the Company; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company, or class of such persons, in connection with the Transaction, whether relative to the $23.00 in cash per Share to be paid to the holders (other than Parent and its affiliates) of Shares pursuant to the Agreement or otherwise. We are not expressing any opinion as to the prices at which the Shares will trade at any time or, as to the potential effects of volatility in the credit, financial and stock markets on the Company, Parent or the Transaction, or as to the impact of the Transaction on the solvency or viability of the Company or Parent or the ability of the Company or Parent to pay their respective obligations when they come due. Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof and we assume no responsibility for updating, revising or reaffirming this opinion based on circumstances, developments or events occurring after the date hereof. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the Transaction and such opinion does not constitute a recommendation as to how any holder of Shares should vote with respect to such Transaction or any other matter. This opinion has been approved by a fairness committee of Goldman Sachs & Co. LLC.
Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the $23.00 in cash per Share to be paid to the holders (other than Parent and its affiliates) of Shares pursuant to the Agreement is fair from a financial point of view to the holders of such Shares.
Very truly yours,
/s/ Goldman Sachs & Co. LLC (GOLDMAN SACHS & CO. LLC)

Annex D-1
EXECUTION COPY
VOTING AND SUPPORT AGREEMENT
This VOTING AND SUPPORT AGREEMENT (this “Agreement”) is made and entered into as of March 7, 2022, by and among Google LLC, a Delaware limited liability company (“Parent”), each Person listed on Schedule A hereto (each, a “Stockholder”) and, solely for the purposes of Section 4.3, Section 4.4(a), Section 4.4(c), Section 4.5, ARTICLE V, and ARTICLE VI, Mandiant, Inc., a Delaware corporation (the “Company”).
WHEREAS, Parent, the Company, and Dupin Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), propose to enter into an Agreement and Plan of Merger, dated as of the date hereof (as it may be amended from time to time, the “Merger Agreement”), which provides, among other things, for the merger of Merger Sub with and into the Company (the “Merger”), with the Company to survive the Merger as a wholly owned subsidiary of Parent, upon the terms and subject to the conditions set forth in the Merger Agreement (capitalized terms used herein without definition, as well as the term “control” shall have the respective meanings specified in the Merger Agreement);
WHEREAS, each Stockholder beneficially owns the number of shares of 4.5% Series A Convertible Preferred Stock, par value $0.0001 per share, of the Company (“Company Convertible Preferred Stock”) and/or the number of shares of common stock, par value $0.0001 per share, of the Company (“Company Common Stock”) set forth opposite such Stockholder’s name on Schedule A hereto (such shares of Company Convertible Preferred Stock and Company Common Stock, together, but excluding the shares identified on Schedule A as “Excluded Shares,” the “Existing Shares”); and
WHEREAS, as a condition to the willingness of Parent to enter into the Merger Agreement and as an inducement and in consideration therefor, each Stockholder is entering into this Agreement.
NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, the parties hereto agree as follows:
ARTICLE I
VOTING; GRANT AND APPOINTMENT OF PROXY
Section 1.1   Voting.   From and after the date of this Agreement until the earliest of (a) the consummation of the Merger (including the occurrence of the Effective Time), (b) the termination of the Merger Agreement in accordance with its terms, and (c) the entry without the prior written consent of the Stockholders into any amendment or modification of the Merger Agreement (as it exists on the date of this Agreement), or any written waiver of the Company’s rights under the Merger Agreement (as it exists on the date of this Agreement) made in connection with a request from Parent, in each case, which results in a decrease in, or change in the composition of, or otherwise adversely affects the consideration payable to holders of Company Common Stock in connection with the Merger, which extends the Termination Date (beyond the latest date to which the Merger Agreement (as it exists on the date of this Agreement) contemplates extension of the Termination Date), or which modifies in any material respect Article II or Article VII of the Merger Agreement (as it exists on the date of this Agreement) in a manner that is adverse to any of the Stockholders (such earliest date, the “Expiration Date”), each Stockholder, in its, his or her capacity as a stockholder of the Company, irrevocably and unconditionally hereby agrees, subject to Section 1.5, that at any meeting (whether annual or special and each adjourned or postponed meeting) of the Company’s stockholders, however called, or in connection with any written consent of the Company’s stockholders, each Stockholder will (i) appear at such meeting (in person or by proxy) or otherwise cause all of its, his or her Existing Shares and any other shares of Company Common Stock or Company Convertible Preferred Stock over which it has acquired beneficial ownership after the date of this Agreement (including any shares of Company Common Stock or Company Convertible Preferred Stock acquired by means of purchase, dividend or distribution, or issued upon the exercise of any stock options or other rights to acquire Company Common Stock or Company Convertible Preferred Stock or the conversion of any convertible

D-1-1

securities, the vesting of equity awards or otherwise, including the Company Convertible Preferred Stock) (collectively, the “New Shares,” and together with the Existing Shares, the “Shares”), which it, he or she owns as of the applicable record date, to be counted as present thereat for purposes of determining a quorum and (ii) vote or cause to be voted (including by proxy or written consent, if applicable) all such Shares (A) in favor of the adoption of the Merger Agreement and the approval of the transactions contemplated thereby and by the other Transaction Documents, including the Merger, (B) in favor of any proposal to adjourn or postpone such meeting of the Company’s stockholders to a later date if there are not sufficient votes to adopt the Merger Agreement, (C) against any action or proposal in favor of an Acquisition Proposal, without regard to the terms of such Acquisition Proposal, and (D) against any action, proposal, transaction or agreement that would reasonably be likely to prevent, materially impede or materially delay the Company’s or Parent’s ability to consummate the transactions contemplated by the Merger Agreement or any other Transaction Document, including the Merger. Except as explicitly set forth in this Section 1.1, nothing in this Agreement shall limit the right of each Stockholder to vote (including by proxy or written consent, if applicable), in its, his or her sole discretion, in favor of, against or abstain with respect to any matters that are, at any time or from time to time, presented for consideration to the Company’s stockholders. Nothing in this Agreement shall require any of the Stockholders to vote in any manner with respect to any amendment or modification to the Merger Agreement or the taking of any action that would reasonably be expected to result in the amendment, modification or waiver of a provision of the Merger Agreement, in any such case, in a manner that (a) results in a decrease in, or change in the composition of, or otherwise adversely affects the consideration payable to holders of Company Common Stock in connection with the Merger, (b) extends the Termination Date beyond the latest date to which the Merger Agreement (as it exists on the date of this Agreement) contemplates extension of the Termination Date, or (c) modifies in any material respect Article II or Article VII of the Merger Agreement (as it exists on the date of this Agreement) in a manner that is adverse to any of the Stockholders.
Section 1.2   [Reserved.]
Section 1.3   Restrictions on Transfers.
(a)   Through Receipt of the Requisite Stockholder Approval.   Absent the prior written consent of Parent, each Stockholder hereby agrees that, from the date of this Agreement until the earlier of (x) the Expiration Date and (y) the date on which the Requisite Stockholder Approval is obtained, such Stockholder shall not, directly or indirectly, sell, transfer, assign, tender in any tender or exchange offer, pledge, encumber, hypothecate or similarly dispose of (by merger, by testamentary disposition, by operation of law or otherwise) (each, a “Transfer”), either voluntarily or involuntarily, or enter into any contract, option or other arrangement or understanding providing for the Transfer of, any rights arising from any shares of Company Convertible Preferred Stock (whether New Shares or Existing Shares) or Company Common Stock (whether New Shares or Existing Shares) or agree to do any of the foregoing, other than (i) any conversion of Shares of Company Convertible Preferred Stock into New Shares of Company Common Stock (which, for the avoidance of doubt, shall then be Shares subject to the terms and conditions of this Agreement) or (ii) any Transfer to (1) any Affiliate of such Stockholder, (2) in connection with bona fide estate planning purposes to or for the benefit of his or her Affiliates or immediate family members (i.e., spouse, lineal descendant or antecedent, brother or sister, adopted child or grandchild or the spouse of any child, adopted child, grandchild or adopted grandchild), (3) to charitable organizations, including donor advised funds, or (4) by donor advised funds of such Stockholder or private charitable foundations, including following Transfers permitted by clause (3), but, in each case of this clause (ii), only if, prior (and as a condition) to the effectiveness of such Transfer (unless the transferee is a Stockholder):
(A)
such Stockholder shall have given reasonable advance notice of such Transfer to Parent and the Company of such proposed Transfer and the proposed form of written undertaking by the transferee to be bound by this Agreement as if such transferee were a Stockholder;

(B)
such form of undertaking shall be reasonably satisfactory in all material respects to Parent and the Company; and

(C)
the transferee shall have executed and delivered, for the benefit of Parent and the Company, such undertaking to be bound by this Agreement as if such transferee were such Stockholder.

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(b)   Exceptions.   Notwithstanding anything to the contrary set forth in this Section 1.3, this Section 1.3 shall not limit or prohibit Transfers of Shares or of ownership interests in entities holding Shares (a) pursuant to any trust or will of a Stockholder or by the laws of intestate succession upon such Stockholder’s death or disability, (b) to any Person if and to the extent required by any non-consensual Order, or by divorce decree, (c) pursuant to the terms of a Rule 10b5-1 trading plan in effect as of the date of this Agreement and “made available” (as such term is used in the Merger Agreement) to Parent prior to the date of this Agreement, (d) pursuant to the exercise of any Company Options in order to pay the exercise price of such Company Options or satisfy taxes applicable thereto, or (e) upon the vesting of any Company RSU or Company PSU, in each case to the Company in order to satisfy Taxes applicable to such vesting.
(c)   Following Receipt of the Requisite Stockholder Approval.   Without limiting any restrictions on Transfer or other obligations of each Stockholder set forth in ARTICLE I of this Agreement, each Stockholder hereby agrees that, in connection with any Transfer of shares of Company Convertible Preferred Stock (whether New Shares or Existing Shares) (including all in-kind dividends thereon) at any time following the date on which the Requisite Stockholder Approval is obtained and prior to the Expiration Date, prior (and as a condition) to the effectiveness of such Transfer (unless the transferee is a Stockholder or the Transfer is a conversion of shares of Company Convertible Preferred Stock into shares of Company Common Stock), the following shall have occurred:
(i)
such Stockholder shall have given reasonable advance notice of such Transfer to Parent and the Company of such proposed Transfer and the proposed form of written undertaking by the transferee to be bound by this Agreement as if such transferee were a Stockholder;

(ii)
such form of undertaking shall be reasonably satisfactory in all material respects to Parent and the Company, and

(iii)
the transferee shall have executed and delivered, for the benefit of Parent and the Company, such undertaking to be bound by this Agreement as if such transferee were such Stockholder.

(d)   Other Restrictions Not Superseded.   Nothing in this Agreement is intended to waive compliance with, or condone non-compliance with, any transfer restrictions arising under applicable securities Laws or the provisions of any Contracts between any Stockholder and the Company.
Section 1.4   Inconsistent Agreements.   Each Stockholder hereby covenants and agrees that, except for this Agreement, it, he or she (a) shall not enter into, at any time prior to the Expiration Date, any voting agreement or voting trust with respect to the Shares that is inconsistent with this Agreement and (b) shall not grant, at any time prior to the Expiration Date, a proxy, consent or power of attorney with respect to the Shares that is inconsistent with this Agreement.
Section 1.5   No Obligation to Exercise Rights or Options.   Nothing contained in this ARTICLE I shall require any Stockholder (or shall entitle any proxy of such Stockholder) to (a) convert, exercise or exchange any option, convertible securities or other rights, including any Company Option, in order to obtain any underlying New Shares or (b) vote, or execute any consent with respect to, any New Shares underlying such options, convertible securities or other rights that have not yet been issued as of the applicable record date for that vote or consent.
Section 1.6   [Reserved.]
ARTICLE II
NO SOLICITATION
Section 2.1   No Solicitation.
(a)   Prior to the Expiration Date, each Stockholder (in its, his or her capacity as a stockholder of the Company) shall not, shall cause each of its, his or her controlled Affiliates and its and their respective directors and officers to not, and shall not authorize, and shall use its reasonable best efforts to cause, its and its controlled Affiliates’ other Representatives to not, directly or indirectly, (i) solicit, initiate, propose or induce the making, submission or announcement of, or knowingly encourage, facilitate or assist, any offer, inquiry, indication of interest or proposal that, in any such case, constitutes, or would reasonably be expected

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to lead to, an Acquisition Proposal; (ii) furnish to any Person or Group (other than Parent, Merger Sub or any of their respective Representatives in their capacity as such) any non-public information relating to the Company or any of its Subsidiaries or afford to any Person or Group (other than Parent, Merger Sub or any of their respective Representatives in their capacity as such) access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company or any of its Subsidiaries, in any such case in connection with any Acquisition Proposal or with the intent to induce the making, submission or announcement of, or to knowingly encourage, facilitate or assist, an Acquisition Proposal or the making of any offer, inquiry, indication of interest or proposal that, in any such case, constitutes or would reasonably be expected to lead to an Acquisition Proposal, (iii) participate or engage in discussions or negotiations with any Person or Group with respect to an Acquisition Proposal or with respect to any inquiries from third Persons about making an offer, indication of interest or proposal relating to an Acquisition Transaction (other than informing such Persons of the provisions contained in this Section 2.1(a)), (iv) approve, endorse or recommend any offer, inquiry, indication of interest or proposal that, in any such case, constitutes, or would reasonably be expected to lead to, an Acquisition Proposal, (v) enter into any letter of intent, memorandum of understanding, merger agreement, acquisition agreement or other Contract (whether written or oral, binding or non-binding) relating to an Acquisition Transaction, (vi) solicit proxies or become a “participant” in a “solicitation” (as such terms are defined in Rule 14A under the Exchange Act) in connection with either the proposal to approve the Merger Agreement and the Merger or any Acquisition Proposal, (vii) initiate a stockholders’ vote with respect to an Acquisition Proposal, or (viii) become a member of a Group with respect to any voting securities of the Company with respect to an Acquisition Proposal (other than as a result of this Agreement) or (ix) authorize or commit to do any of the foregoing; provided that nothing herein shall prohibit any Stockholder or any of its, his or her controlled Affiliates or Representatives from participating in any discussions or negotiations with respect to a possible stockholders’ consent or voting agreement in connection with an Acquisition Proposal in the event that the Company becomes, and only while the Company is, permitted to take such actions pursuant to Section 5.3(b) or Section 5.3(d) of the Merger Agreement with respect to such Acquisition Proposal.
(b)   For purposes of this Agreement, the term “Affiliate” shall have the meaning assigned to it in the Merger Agreement, but shall not include any entity whose equity securities are registered under the Exchange Act (or are publicly traded in a foreign jurisdiction), solely by reason of the fact that one or more nominees or representatives of any of the Stockholders serves as a member of its board of directors or similar governing body, unless the Stockholders or their Affiliates otherwise control such entity. For purposes of this Agreement, none of the Company, any of its Subsidiaries, Parent and Merger Sub shall be deemed to be an Affiliate of any of the Stockholders.
Section 2.2   Capacity.   Each Stockholder is signing this Agreement solely in its, his or her capacity as a stockholder of the Company and nothing contained herein shall in any way limit or affect any current or future director, board observer or officer of the Company, who is a Stockholder or may be affiliated or associated with any Stockholder or any of its, his or her Affiliates, from exercising his or her fiduciary duties as a director, board observer or officer of the Company or from otherwise taking any action or inaction in his or her capacity as a director, board observer and/or officer of the Company, and no such exercise of fiduciary duties or action or inaction taken in such capacity as a director, board observer or officer shall be deemed to constitute a breach of this Agreement. Nothing in this Section 2.2 is intended to limit the obligations and agreements of the Company, or the rights and remedies of Parent and Merger Sub, under the Merger Agreement.
ARTICLE III
CONVERSION
Section 3.1   [Reserved.]

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ARTICLE IV
REPRESENTATIONS, WARRANTIES AND COVENANTS
Section 4.1   Representations and Warranties of each Stockholder.   Each Stockholder represents and warrants to Parent as follows as of the date of this Agreement: (a) such Stockholder has full legal right and capacity to execute and deliver this Agreement, to perform Stockholder’s obligations hereunder and to consummate the transactions contemplated hereby, (b) (i) this Agreement has been duly executed and delivered by such Stockholder and (ii) if such Stockholder is an entity, the execution, delivery and performance of this Agreement by such Stockholder and the consummation of the transactions contemplated hereby have been duly authorized by all necessary actions on the part of such Stockholder and no other company or other legal entity actions or proceedings on the part of such Stockholder are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, (c) this Agreement constitutes the valid and binding agreement of such Stockholder, enforceable against such Stockholder in accordance with its terms, except as such enforceability (i) may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws affecting or relating to creditors’ rights generally; and (ii) is subject to general principles of equity, (d) the execution and delivery of this Agreement by such Stockholder does not, and the consummation of the transactions contemplated hereby and the compliance with the provisions hereof will not, conflict with or violate any Laws or agreement binding upon such Stockholder or the Existing Shares, nor require any authorization, consent or approval of, or filing with, any Governmental Authority, except in each case for filings with the Securities and Exchange Commission by such Stockholder or as would not impact such Stockholder’s ability to perform or comply with its, his or her obligations under this Agreement in any material respect, (e) as of the date of this Agreement, such Stockholder is the record owner of or beneficially owns (as such term is used in Rule 13d-3 of the Exchange Act) the Existing Shares and does not beneficially own any other shares of Company Common Stock or Company Convertible Preferred Stock, and (f) as of the date of this Agreement, such Stockholder beneficially owns the Existing Shares free and clear of any proxy, voting restriction, adverse claim or other Lien (other than any restrictions created by this Agreement, under applicable federal or state securities Laws, pursuant to any written policies of the Company with respect to the trading of securities in connection with insider trading restrictions, pursuant to the terms of a Rule 10b5-1 trading plan in effect as of the date of this Agreement and “made available” (as such term is used in the Merger Agreement) to Parent prior to the date of this Agreement, under applicable Laws pertaining to community property, or under the terms of any trust in effect as of the date of this Agreement (but none of the terms of any such trust will impede, restrict, delay or preclude performance by such Stockholder of, or compliance by such Stockholder with, its obligations under this Agreement) (collectively, the “Existing Liens”) and, subject to the Existing Liens, has sole voting power with respect to the Existing Shares and sole power of disposition with respect to all of the Existing Shares, and, subject to the Existing Liens, no Person other than such Stockholder has any right to direct or approve the voting or disposition of any of the Existing Shares; provided that each Stockholder may be deemed to share voting power and the power of disposition over its, his or her Existing Shares with other Stockholders.
Section 4.2   Representations and Warranties of Parent.   Parent represents and warrants to each Stockholder as follows: (a) Parent has full legal right and capacity to execute and deliver this Agreement, to perform Parent’s obligations hereunder and to consummate the transactions contemplated hereby, (b) this Agreement has been duly executed and delivered by Parent and the execution, delivery and performance of this Agreement by Parent and the consummation of the transactions contemplated hereby have been duly authorized by all necessary actions on the part of Parent and no other company actions or proceedings on the part of Parent are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, (c) this Agreement constitutes the valid and binding agreement of Parent, enforceable against Parent in accordance with its terms, except as such enforceability (i) may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws affecting or relating to creditors’ rights generally; and (ii) is subject to general principles of equity, and (d) the execution and delivery of this Agreement by Parent does not, and the consummation of the transactions contemplated hereby and the compliance with the provisions hereof will not, conflict with or violate any Laws or agreement binding upon Parent, nor require any authorization, consent or approval of, or filing with, any Governmental Authority, except in each case for filings with the Securities and Exchange Commission by Parent or as would not impact Parent’s ability to perform or comply with its obligations under this Agreement in any material respect.

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Section 4.3   Representations and Warranties of the Company.   The Company represents and warrants to Parent and each Stockholder as follows: (a) the Company has full legal right and capacity to execute and deliver this Agreement, to perform the Company’s obligations hereunder and to consummate the transactions contemplated hereby, (b) this Agreement has been duly executed and delivered by the Company and the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby have been duly authorized by all necessary actions on the part of the Company and no other company actions or proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, (c) this Agreement constitutes the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as such enforceability (i) may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws affecting or relating to creditors’ rights generally; and (ii) is subject to general principles of equity, and (d) the execution and delivery of this Agreement by the Company does not, and the consummation of the transactions contemplated hereby and the compliance with the provisions hereof will not, conflict with or violate any Laws or agreement binding upon Parent, nor require any authorization, consent or approval of, or filing with, any Governmental Authority, except in each case for filings with the Securities and Exchange Commission by the Company or as would not impact the Company’s ability to perform or comply with its obligations under this Agreement in any material respect
Section 4.4   Covenants.   Each Stockholder hereby:
(a)   irrevocably waives, and agrees not to exercise, any rights of appraisal or rights of dissent from the Merger that such Stockholder may have with respect to the Shares;
(b)   agrees upon receipt of written inquiry from Parent to promptly notify Parent of the number of any New Shares acquired by such Stockholder after the date of this Agreement and prior to the Expiration Date and that any New Shares shall automatically be subject to the applicable terms of this Agreement as though owned by such Stockholder on the date of this Agreement; and
(c)   agrees to permit Parent and/or the Company to publish and disclose, including in filings with the Securities and Exchange Commission and in the press release announcing the transactions contemplated by the Merger Agreement (the “Announcement Release”), this Agreement and the Stockholders’ identities and ownership of the Shares and the nature of the Stockholders’ commitments, arrangements and understandings under this Agreement, in each case, to the extent Parent and/or the Company reasonably determines that such information is required to be disclosed by applicable Law (or in the case of the Announcement Release, to the extent the information contained therein is consistent with other disclosures being made by Parent, the Company or the Stockholders); provided that Parent or the Company, as applicable, shall give each Stockholder and its, his or her legal counsel a reasonable opportunity to review and comment on such publications or disclosures prior to being made public.
Section 4.5   No Other Representations.   Parent and Merger Sub hereby acknowledge and agree that, except for the representations and warranties of the Company expressly set forth in Article III of the Merger Agreement and the representations and warranties of the Stockholders expressly set forth in Section 4.1 of this Agreement or expressly set forth elsewhere in this Agreement (or in any other Voting Agreement executed and delivered by one or more Company Stockholders), none of the Stockholders, the Company, their respective Affiliates, any Representative of any of the foregoing or any other Person has made, and none of Parent, Merger Sub, any of their respective Affiliates or any Representative of any of the foregoing has relied on, any representation or warranty regarding the Stockholders, the Company, its business, the sufficiency of the representations and warranties set forth herein or in the Merger Agreement or any other matter in connection with the entry by Parent and Merger Sub in this Agreement, the Merger, and their respective agreement to consummate the transactions contemplated hereby and thereby.
ARTICLE V
EFFECTIVENESS; TERMINATION
Section 5.1   No Agreement Until Executed.   Irrespective of negotiations among the parties or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a contract, agreement, arrangement or understanding between the parties unless and until (a) the Board of Directors of the Company has approved, for purposes of any applicable anti-takeover Laws, and any

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applicable provision of the Charter, Bylaws, this Agreement and the transactions contemplated by the Merger Agreement and this Agreement, (b) the Merger Agreement is executed and delivered by all parties thereto, and (c) this Agreement is executed and delivered by all parties hereto.
Section 5.2   Termination.   This Agreement shall terminate automatically, without any notice or other action by any Person, and be of no further force or effect on the Expiration Date, and none of Parent, the Company, the Stockholders and their respective Affiliates shall have any rights, obligations or liabilities under this Agreement following such termination. Notwithstanding the preceding sentence, this ARTICLE V and ARTICLE VI shall survive any termination of this Agreement and Section 4.4(a) shall survive the Expiration Date if it is triggered by the Effective Time. Nothing in this ARTICLE V or Section 6.2 shall relieve or otherwise limit any party of liability for Willful Breach of this Agreement occurring prior to such termination and for Fraud.
ARTICLE VI
MISCELLANEOUS
Section 6.1   Expenses.   Each party shall bear their respective expenses, costs and fees (including attorneys’ fees, if any) incurred in connection with the preparation, execution and delivery of this Agreement and compliance herewith, whether or not the Merger is consummated.
Section 6.2   Obligations of the Stockholders; No Survival; No Recourse.   Notwithstanding anything to the contrary in this Agreement, the representations, warranties, covenants and agreements of each Stockholder under this Agreement are several, and not joint and several, and in no event shall any Stockholder have any obligation or liability for any of the representations, warranties, covenants and agreements under this Agreement (or under any other agreement substantially in the form of this Agreement) of any other Stockholder or any other stockholder of the Company. Subject to the last sentence of Section 5.2, none of the representations, warranties, covenants and agreements made by the Stockholders, the Company, or Parent in this Agreement shall survive the consummation of the Merger. No Stockholder nor any of its Affiliates (other than the Company) shall be liable in its capacity as a stockholder of the Company (or an Affiliate thereof) for claims, losses, damages, expenses and other liabilities or obligations resulting from or related to breaches by the Company of the Merger Agreement.
Section 6.3   No Ownership Interest.   Except as specifically provided herein, (a) all rights, ownership and economic benefits of and relating to a Stockholder’s Shares shall remain vested in and belong to such Stockholder and (b) none of Parent, the Company and their respective Affiliates shall have any authority to exercise any power or authority to direct or control the voting or disposition of any Shares or direct such Stockholder in the performance of its, his or her duties or responsibilities as a stockholder of the Company. Nothing in this Agreement shall be interpreted as creating or forming a “group” with any other Person, including Parent, for purposes of Rule 13d-5(b)(1) of the Exchange Act or any other similar provision of applicable Law.
Section 6.4   Notices.   All notices and other communications under this Agreement must be in writing and will be deemed to have been duly delivered and received using one or a combination of the following methods: (a) four Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid; (b) one Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service; (c) immediately upon delivery by hand; or (d) on the date sent by email (except that notice given by email will not be effective unless either (i) a duplicate copy of such email notice is promptly given by one of the other methods described in this Section 6.4 or (ii) the receiving party delivers a written confirmation of receipt of such notice either by email or any other method described in this Section 6.4 (excluding “out of office” or other automated replies). In each case, the intended recipient is set forth below:

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To Parent:
Google LLC
1600 Amphitheatre Parkway
Mountain View, CA 94043
Attn:
Svilen Karaivanov, M&A Legal
Andrew Coombs, M&A Legal

Email:
ma-notice@google.com

with a copy (which shall not constitute notice) to:
Freshfields Bruckhaus Deringer US LLP
601 Lexington Avenue
31st Floor
New York, New York 10022
Attn:
Ethan A. Klingsberg
Paul M. Tiger

Email:
ethan.klingsberg@freshfields.com
paul.tiger@freshfields.com

To the Company:
Mandiant, Inc.
11951 Freedom Drive, 6th Floor
Reston, VA 20190
Attn:
Richard Meamber, Senior Vice President and General Counsel

Email:
richard.meamber@mandiant.com

with a copy (which shall not constitute notice) to:
Wilson Sonsini Goodrich & Rosati
Professional Corporation
650 Page Mill Road
Palo Alto, CA 94304-1050
Attn:
Douglas K. Schnell
Melissa V. Hollatz
Katherine (Kathy) H. Ku

Email:
dschnell@wsgr.com
mhollatz@wsgr.com
kku@wsgr.com

To the Stockholder:
Kevin Mandia
Attn:
Kevin Mandia

Email:
or to such other persons or addresses as may be designated in writing by the party to receive such notice as provided above.
Section 6.5   Amendments; Waivers.   Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed (i) in the case of an amendment, by Parent, each Stockholder and, solely in connection with an amendment of Section 4.3, Section 4.4(a), Section 4.4(c), Section 4.5, ARTICLE V, or this ARTICLE VI, the Company, and (ii) in the case of a waiver, by the party (or parties) against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.
Section 6.6   Assignment.   Except as contemplated by Section 1.3, no party to this Agreement may assign any of its, his or her rights or obligations under this Agreement, including by sale of stock, operation

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of law in connection with a merger or sale of substantially all the assets, without the prior written consent of the other party hereto. No assignment by any party hereto shall relieve such party hereto of any of its obligations hereunder.
Section 6.7   No Partnership, Agency, or Joint Venture.   This Agreement is intended to create, and creates, a contractual relationship and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship between the parties hereto.
Section 6.8   Entire Agreement.   This Agreement (including Schedule A hereto), and, to the extent referenced herein, the Merger Agreement constitute the entire agreement, and supersede all other prior and contemporaneous agreements, understandings, undertakings, arrangements, representations and warranties, both written and oral, among the parties with respect to the subject matter hereof.
Section 6.9   No Third-Party Beneficiaries.   This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.
Section 6.10   Severability.   In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties. The parties further agree to modify or replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the original economic, business and other purposes of such void or unenforceable provision.
Section 6.11   Remedies.   Except as otherwise provided in this Agreement, any and all remedies expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred by this Agreement or by applicable Law on such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.
(a)   The parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy would occur in the event that the parties do not perform the provisions of this Agreement (including any party failing to take such actions that are required of it by this Agreement) in accordance with its specified terms or otherwise breach such provisions. The parties acknowledge and agree that (i) the parties will be entitled, in addition to any other remedy to which they are entitled at law or in equity, to an injunction, specific performance and other equitable relief to prevent breaches (or threatened breaches) of this Agreement and to enforce specifically the terms of this Agreement and (ii) the right of specific enforcement is an integral part of this Agreement and without that right, neither the Stockholders nor Parent would have entered into this Agreement.
(b)   The parties agree not to raise any objections to (i) the granting of an injunction, specific performance or other equitable relief to prevent or restrain breaches or threatened breaches of this Agreement by the Stockholders, on the one hand, or Parent, on the other hand; and (ii) the specific performance of the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants, obligations and agreements of the parties pursuant to this Agreement. Any party seeking an injunction or injunctions to prevent breaches (or threatened breaches) of this Agreement and to enforce specifically the terms and provisions of this Agreement will not be required to provide any bond or other security in connection with such injunction or enforcement, and each party irrevocably waives any right that it may have to require the obtaining, furnishing or posting of any such bond or other security.
Section 6.12   Governing Law.   This Agreement is governed by and construed in accordance with the Laws of the State of Delaware.
Section 6.13   Consent to Jurisdiction.   Each of the parties (i) irrevocably consents to the service of the summons and complaint and any other process (whether inside or outside the territorial jurisdiction of the Chosen Courts) in any Legal Proceeding relating to this Agreement and the transactions contemplated by this Agreement, for and on behalf of itself, himself or herself or any of its, his or her properties or assets, in accordance with Section 6.4 or in such other manner as may be permitted by applicable Law, but nothing in this Section 6.13 will affect the right of any party to serve legal process in any other manner permitted

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by applicable Law; (ii) irrevocably and unconditionally consents and submits itself, himself or herself and its, his or her properties and assets in any Legal Proceeding to the exclusive general jurisdiction of the Chosen Courts in the event that any dispute or controversy arises out of this Agreement and the transactions contemplated by this Agreement; (iii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any Chosen Court; (iv) agrees that any Legal Proceeding arising in connection with this Agreement and the transactions contemplated by this Agreement will be brought, tried and determined only in the Chosen Courts; (v) waives any objection that it may now or hereafter have to the venue of any such Legal Proceeding in the Chosen Courts or that such Legal Proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and (vi) agrees that it will not bring any Legal Proceeding relating to this Agreement and the transactions contemplated by this Agreement in any court other than the Chosen Courts. Each of Parent and the Stockholders agrees that a final judgment in any Legal Proceeding in the Chosen Courts will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law.
Section 6.14   WAIVER OF JURY TRIAL.   EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE PURSUANT TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY ACKNOWLEDGES AND AGREES THAT (a) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (b) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (c) IT MAKES THIS WAIVER VOLUNTARILY; AND (d) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.14.
Section 6.15   Further Assurances.   Parent, the Company and each Stockholder will each execute and deliver, or cause to be executed and delivered, all further documents and instruments and use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Law, to consummate and make effective the transactions contemplated by this Agreement.
Section 6.16   Headings.   Headings of the Articles and Sections of this Agreement are for convenience of the parties only and shall be given no substantive or interpretive effect whatsoever.
Section 6.17   Interpretation.   When a reference is made in this Agreement to an Article, Section or Schedule, such reference shall be to an Article, Section or Schedule of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, unless the context otherwise requires. The word “extent” and the phrase “to the extent” when used in this Agreement shall mean the degree to which a subject or other thing extends, and such word or phrase shall not mean simply “if”. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. References in this Agreement to specific laws or to specific provisions of laws shall include all rules and regulations promulgated thereunder, and any statute defined or referred to herein or in any agreement or instrument referred to herein shall mean such statute as from time to time amended, modified or supplemented, including by succession of comparable successor statutes. Each of the parties has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement.

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Section 6.18   Counterparts.   This Agreement and any amendments to this Agreement may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. Any such counterpart, to the extent delivered by fax or .pdf, .tif, .gif, .jpg or similar attachment to electronic mail or through an Electronic Delivery will be treated in all manner and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version delivered in person. No party may raise the use of Electronic Delivery to deliver a signature, or the fact that any signature, agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each party forever waives any such defense.
[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date and year first written above.
GOOGLE LLC, a Delaware limited liability company
By:	/s/ Sanjay Kapoor
Name: Sanjay Kapoor Title: Vice President, Corporate Development
Kevin R. Mandia /s/ Kevin R. Mandia
Solely for the purposes of Section 4.3, Section 4.4(a), Section 4.4(c), Section 4.5, ARTICLE V, and ARTICLE VI
MANDIANT, INC. a Delaware corporation
By:	/s/ Richard Meamber
Name: Richard Meamber Title: Senior Vice President and General Counsel

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SCHEDULE A
Existing Shares
Stockholder	Number of Shares of Company Convertible Preferred Stock	Number of Shares of Company Common Stock
Kevin Mandia	0	3,488,701(1)
Excluded Shares
The following shares (including any shares of Company Common Stock or Company Convertible Preferred Stock acquired by means of dividend or distribution upon such shares, stock split, and the like) will be excluded from the definitions of “Existing Shares,” “New Shares” and “Shares” for the Stockholder:
Holder	Number of Shares of Company Convertible Preferred Stock	Number of Shares of Company Common Stock
Kevin Mandia 2011 Irrevocable Trust Dated July 29, 2011	0	340,691
Current spouse of Stockholder	0	144,185

(1)
Includes 477,542 shares of Company Common Stock issuable upon the vesting of restricted stock units, some of which vest and are paid to the Stockholder upon achievement of certain performance criteria and some of which vest based on time.

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Annex D-2
EXECUTION COPY
CONVERSION, VOTING AND SUPPORT AGREEMENT
This CONVERSION, VOTING AND SUPPORT AGREEMENT (this “Agreement”) is made and entered into as of March 7, 2022, by and among Google LLC, a Delaware limited liability company (“Parent”), each Person listed on Schedule A hereto (each, a “Stockholder”) and, solely for the purposes of Section 1.6, Section 3.1, Section 4.3, Section 4.4(a), Section 4.4(c), Section 4.5, Exhibit A, ARTICLE V, and ARTICLE VI, Mandiant, Inc., a Delaware corporation (the “Company”).
WHEREAS, Parent, the Company, and Dupin Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), propose to enter into an Agreement and Plan of Merger, dated as of the date hereof (as it may be amended from time to time, the “Merger Agreement”), which provides, among other things, for the merger of Merger Sub with and into the Company (the “Merger”), with the Company to survive the Merger as a wholly owned subsidiary of Parent, upon the terms and subject to the conditions set forth in the Merger Agreement (capitalized terms used herein without definition, as well as the term “control” shall have the respective meanings specified in the Merger Agreement);
WHEREAS, each Stockholder beneficially owns the number of shares of 4.5% Series A Convertible Preferred Stock, par value $0.0001 per share, of the Company (“Company Convertible Preferred Stock”) and/or the number of shares of common stock, par value $0.0001 per share, of the Company (“Company Common Stock”) set forth opposite such Stockholder’s name on Schedule A hereto (such shares of Company Convertible Preferred Stock and Company Common Stock, together, the “Existing Shares”); and
WHEREAS, as a condition to the willingness of Parent to enter into the Merger Agreement and as an inducement and in consideration therefor, each Stockholder is entering into this Agreement.
NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, the parties hereto agree as follows:
ARTICLE I
VOTING; GRANT AND APPOINTMENT OF PROXY
Section 1.1   Voting.   From and after the date of this Agreement until the earliest of (a) the consummation of the Merger (including the occurrence of the Effective Time), (b) the termination of the Merger Agreement in accordance with its terms, and (c) the entry without the prior written consent of the Stockholders into any amendment or modification of the Merger Agreement (as it exists on the date of this Agreement), or any written waiver of the Company’s rights under the Merger Agreement (as it exists on the date of this Agreement) made in connection with a request from Parent, in each case, which results in a decrease in, or change in the composition of, or otherwise adversely affects the consideration payable to holders of Company Common Stock in connection with the Merger, which extends the Termination Date (beyond the latest date to which the Merger Agreement (as it exists on the date of this Agreement) contemplates extension of the Termination Date), or which modifies in any material respect Article II or Article VII of the Merger Agreement (as it exists on the date of this Agreement) in a manner that is adverse to any of the Stockholders (such earliest date, the “Expiration Date”), each Stockholder, in its, his or her capacity as a stockholder of the Company, irrevocably and unconditionally hereby agrees, subject to Section 1.5 and Section 1.6, that at any meeting (whether annual or special and each adjourned or postponed meeting) of the Company’s stockholders, however called, or in connection with any written consent of the Company’s stockholders, each Stockholder will (i) appear at such meeting (in person or by proxy) or otherwise cause all of its, his or her Existing Shares and any other shares of Company Common Stock or Company Convertible Preferred Stock over which it has acquired beneficial ownership after the date of this Agreement (including any shares of Company Common Stock or Company Convertible Preferred Stock acquired by means of purchase, dividend or distribution, or issued upon the exercise of any stock options or other rights to acquire Company Common Stock or Company Convertible Preferred Stock or the conversion of any convertible securities, the vesting of equity awards or otherwise, including the Company Convertible Preferred Stock)

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(collectively, the “New Shares,” and together with the Existing Shares, the “Shares”), which it, he or she owns as of the applicable record date, to be counted as present thereat for purposes of determining a quorum and (ii) vote or cause to be voted (including by proxy or written consent, if applicable) all such Shares (A) in favor of the adoption of the Merger Agreement and the approval of the transactions contemplated thereby and by the other Transaction Documents, including the Merger, (B) in favor of any proposal to adjourn or postpone such meeting of the Company’s stockholders to a later date if there are not sufficient votes to adopt the Merger Agreement, (C) against any action or proposal in favor of an Acquisition Proposal, without regard to the terms of such Acquisition Proposal, and (D) against any action, proposal, transaction or agreement that would reasonably be likely to prevent, materially impede or materially delay the Company’s or Parent’s ability to consummate the transactions contemplated by the Merger Agreement or any other Transaction Document, including the Merger. Except as explicitly set forth in this Section 1.1, nothing in this Agreement shall limit the right of each Stockholder to vote (including by proxy or written consent, if applicable), in its, his or her sole discretion, in favor of, against or abstain with respect to any matters that are, at any time or from time to time, presented for consideration to the Company’s stockholders. Nothing in this Agreement shall require any of the Stockholders to vote in any manner with respect to any amendment or modification to the Merger Agreement or the taking of any action that would reasonably be expected to result in the amendment, modification or waiver of a provision of the Merger Agreement, in any such case, in a manner that (a) results in a decrease in, or change in the composition of, or otherwise adversely affects the consideration payable to holders of Company Common Stock in connection with the Merger, (b) extends the Termination Date beyond the latest date to which the Merger Agreement (as it exists on the date of this Agreement) contemplates extension of the Termination Date, or (c) modifies in any material respect Article II or Article VII of the Merger Agreement (as it exists on the date of this Agreement) in a manner that is adverse to any of the Stockholders.
Section 1.2   [Reserved.]
Section 1.3   Restrictions on Transfers.
(a)   Through Receipt of the Requisite Stockholder Approval.   Subject to Section 1.6, absent the prior written consent of Parent, each Stockholder hereby agrees that, from the date of this Agreement until the earlier of (x) the Expiration Date and (y) the date on which the Requisite Stockholder Approval is obtained, such Stockholder shall not, directly or indirectly, sell, transfer, assign, tender in any tender or exchange offer, pledge, encumber, hypothecate or similarly dispose of (by merger, by testamentary disposition, by operation of law or otherwise) (each, a “Transfer”), either voluntarily or involuntarily, or enter into any contract, option or other arrangement or understanding providing for the Transfer of, any rights arising from any shares of Company Convertible Preferred Stock (whether New Shares or Existing Shares) or Company Common Stock (whether New Shares or Existing Shares) or agree to do any of the foregoing, other than (i) any conversion of Shares of Company Convertible Preferred Stock into New Shares of Company Common Stock (which, for the avoidance of doubt, shall then be Shares subject to the terms and conditions of this Agreement) or (ii) any Transfer to any Permitted Transferee (as defined in that certain Securities Purchase Agreement (the “SPA”), dated as of November 18, 2020, by and between the Company and such Stockholder, as amended by that certain Amendment to Securities Purchase Agreement, effective as of December 11, 2020) of such Stockholder, but, in each case of this clause (ii), only if, prior (and as a condition) to the effectiveness of such Transfer (unless the transferee is a Stockholder):
(A)
such Stockholder shall have given reasonable advance notice of such Transfer to Parent and the Company of such proposed Transfer and the proposed form of written undertaking by the transferee to be bound by this Agreement as if such transferee were a Stockholder;

(B)
such form of undertaking shall be reasonably satisfactory in all material respects to Parent and the Company; and

(C)
the transferee shall have executed and delivered, for the benefit of Parent and the Company, such undertaking to be bound by this Agreement as if such transferee were such Stockholder.

(b)   Exceptions.   Notwithstanding anything to the contrary set forth in this Section 1.3, a Transfer shall not include any ordinary course Transfers by limited partners of any equity interests of any investment funds of Blackstone Inc. not formed for the purposes of holding the shares of Company Convertible

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Preferred Stock or Company Common Stock, in and of themselves, so long as any such Transfer does not have any adverse effect on the ability of the applicable Stockholder to perform its obligations under this Agreement on the terms set forth herein.
(c)   Following Receipt of the Requisite Stockholder Approval.   Without limiting any restrictions on Transfer or other obligations of each Stockholder set forth in Article I of this Agreement, each Stockholder hereby agrees that, in connection with any Transfer of shares of Company Convertible Preferred Stock (whether New Shares or Existing Shares) (including all in-kind dividends thereon) at any time following the date on which the Requisite Stockholder Approval is obtained and prior to the Expiration Date, prior (and as a condition) to the effectiveness of such Transfer (unless the transferee is a Stockholder or the Transfer is a conversion of shares of Company Convertible Preferred Stock into shares of Company Common Stock), the following shall have occurred:
(i)
such Stockholder shall have given reasonable advance notice of such Transfer to Parent and the Company of such proposed Transfer and the proposed form of written undertaking by the transferee to be bound by this Agreement as if such transferee were a Stockholder;

(ii)
such form of undertaking shall be reasonably satisfactory in all material respects to Parent and the Company, and

(iii)
the transferee shall have executed and delivered, for the benefit of Parent and the Company, such undertaking to be bound by this Agreement as if such transferee were such Stockholder.

(d)   Other Restrictions Not Superseded.   Nothing in this Agreement is intended to waive compliance with, or condone non-compliance with, any transfer restrictions arising under applicable securities Laws or the provisions of any Contracts between any Stockholder and the Company.
Section 1.4   Inconsistent Agreements.   Each Stockholder hereby covenants and agrees that, except for this Agreement, it, he or she (a) shall not enter into, at any time prior to the Expiration Date, any voting agreement or voting trust with respect to the Shares that is inconsistent with this Agreement and (b) shall not grant, at any time prior to the Expiration Date, a proxy, consent or power of attorney with respect to the Shares that is inconsistent with this Agreement.
Section 1.5   No Obligation to Exercise Rights or Options.   Nothing contained in this ARTICLE I shall require any Stockholder (or shall entitle any proxy of such Stockholder) to (a) convert, exercise or exchange any option, convertible securities or other rights, including any Company Option, in order to obtain any underlying New Shares or (b) vote, or execute any consent with respect to, any New Shares underlying such options, convertible securities or other rights that have not yet been issued as of the applicable record date for that vote or consent.
Section 1.6   Existing Financing Arrangements.   Notwithstanding anything herein to the contrary, (a) the restrictions on Transfer set forth in Section 1.3 hereof shall not prohibit or apply to Transfers of Shares (i) pursuant to a pledge to one or more lenders under the Financing Agreements (as defined below), or a collateral agent on behalf thereof (it being understood that any such pledged Shares shall remain subject to the agreements set forth in Section 1.1 and Section 1.3 hereof prior to any Exercise of Remedies with respect thereto), or (ii) pursuant to a foreclosure or exercise of remedies (or transfer in lieu of foreclosure) by any such lender or collateral agent (an “Exercise of Remedies”), and no transferee in connection with such an Exercise of Remedies shall be required to be bound by the applicable terms hereof, and (b) for the avoidance of doubt, the agreements set forth in Section 1.1 hereof shall not apply following an Exercise of Remedies with respect to any Shares sold or Transferred by the lender or collateral agent in connection therewith; provided, that, for the avoidance of doubt, any such Exercise of Remedies shall be subject to the Foreclosure Limitations (as defined in the SPA); provided, further, that, notwithstanding the foregoing or anything in this Agreement to the contrary, no Transfer of any shares of Company Convertible Preferred Stock contemplated by this Section 1.6 (or otherwise) and no Exercise of Remedies with respect to such shares shall in any way limit or prejudice the binding and irrevocable commitment on the part of the holder of such shares and the Company to have such shares converted into Company Common Stock in accordance with Section 3.1 and Exhibit A by no later than the Conversion Deadline. Each of the Stockholders that is a party to the Financing Agreements hereby agrees to not amend or modify, or grant any waiver of any rights or remedies under, the Financing Agreements, except to the extent that any such amendment,

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modification or waiver would not, either alone or in combination, result in a foreclosure or other Exercise of Remedies, a requirement to pledge additional Shares, or an adverse effect upon the ability of a Stockholder to perform its obligations and consummate the transactions as otherwise contemplated by this Agreement. As used herein, “Financing Agreements” means those certain margin loan agreements entered into by the Stockholders and disclosed or described to Parent prior to the date of this Agreement, as amended, restated, supplemented or otherwise modified from time to time in accordance with this Section 1.6.
ARTICLE II
NO SOLICITATION
Section 2.1   No Solicitation.
(a)   Prior to the Expiration Date, each Stockholder (in its, his or her capacity as a stockholder of the Company) shall not, shall cause each of its, his or her controlled Affiliates and its and their respective directors and officers to not, and shall not authorize, and shall use its reasonable best efforts to cause, its and its controlled Affiliates’ other Representatives to not, directly or indirectly, (i) solicit, initiate, propose or induce the making, submission or announcement of, or knowingly encourage, facilitate or assist, any offer, inquiry, indication of interest or proposal that, in any such case, constitutes, or would reasonably be expected to lead to, an Acquisition Proposal; (ii) furnish to any Person or Group (other than Parent, Merger Sub or any of their respective Representatives in their capacity as such) any non-public information relating to the Company or any of its Subsidiaries or afford to any Person or Group (other than Parent, Merger Sub or any of their respective Representatives in their capacity as such) access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company or any of its Subsidiaries, in any such case in connection with any Acquisition Proposal or with the intent to induce the making, submission or announcement of, or to knowingly encourage, facilitate or assist, an Acquisition Proposal or the making of any offer, inquiry, indication of interest or proposal that, in any such case, constitutes or would reasonably be expected to lead to an Acquisition Proposal, (iii) participate or engage in discussions or negotiations with any Person or Group with respect to an Acquisition Proposal or with respect to any inquiries from third Persons about making an offer, indication of interest or proposal relating to an Acquisition Transaction (other than informing such Persons of the provisions contained in this Section 2.1(a)), (iv) approve, endorse or recommend any offer, inquiry, indication of interest or proposal that, in any such case, constitutes, or would reasonably be expected to lead to, an Acquisition Proposal, (v) enter into any letter of intent, memorandum of understanding, merger agreement, acquisition agreement or other Contract (whether written or oral, binding or non-binding) relating to an Acquisition Transaction, (vi) solicit proxies or become a “participant” in a “solicitation” (as such terms are defined in Rule 14A under the Exchange Act) in connection with either the proposal to approve the Merger Agreement and the Merger or any Acquisition Proposal, (vii) initiate a stockholders’ vote with respect to an Acquisition Proposal, or (viii) become a member of a Group with respect to any voting securities of the Company with respect to an Acquisition Proposal (other than as a result of this Agreement) or (ix) authorize or commit to do any of the foregoing; provided that nothing herein shall prohibit any Stockholder or any of its, his or her controlled Affiliates or Representatives from participating in any discussions or negotiations with respect to a possible stockholders’ consent or voting agreement in connection with an Acquisition Proposal in the event that the Company becomes, and only while the Company is, permitted to take such actions pursuant to Section 5.3(b) or Section 5.3(d) of the Merger Agreement with respect to such Acquisition Proposal.
(b)   For purposes of this Agreement, the term “Affiliate” shall have the meaning assigned to it in the Merger Agreement, but shall not include any entity whose equity securities are registered under the Exchange Act (or are publicly traded in a foreign jurisdiction), solely by reason of the fact that one or more nominees or representatives of any of the Stockholders serves as a member of its board of directors or similar governing body, unless the Stockholders or their Affiliates otherwise control such entity. For purposes of this Agreement, none of the Company, any of its Subsidiaries, Parent and Merger Sub shall be deemed to be an Affiliate of any of the Stockholders.
Section 2.2   Capacity.   Each Stockholder is signing this Agreement solely in its, his or her capacity as a stockholder of the Company and nothing contained herein shall in any way limit or affect any current or future director, board observer or officer of the Company, who is a Stockholder or may be affiliated or associated with any Stockholder or any of its, his or her Affiliates, from exercising his or her fiduciary

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duties as a director, board observer or officer of the Company or from otherwise taking any action or inaction in his or her capacity as a director, board observer and/or officer of the Company, and no such exercise of fiduciary duties or action or inaction taken in such capacity as a director, board observer or officer shall be deemed to constitute a breach of this Agreement. Nothing in this Section 2.2 is intended to limit the obligations and agreements of the Company, or the rights and remedies of Parent and Merger Sub, under the Merger Agreement.
ARTICLE III
CONVERSION
Section 3.1   Conversion.
(a)   Each Stockholder that holds any Company Convertible Preferred Stock shall take all steps necessary, including the submission, concurrently with the execution and delivery of this Agreement, to the Company of the Optional Conversion Notice (as defined in the Certificate of Designations) in the form of Exhibit A to this Agreement, to convert all of such Stockholder’s Company Convertible Preferred Stock (whether New Shares or Existing Shares), including all in-kind dividends that have accrued thereon through the date of such conversion, into Company Common Stock at the Conversion Price (as defined in the Certificate of Designations), with such conversion to be effective as of no later than the earlier of (x) immediately before (and subject to the occurrence of) the Effective Time, and (y) immediately before any Exercise of Remedies with respect to such Shares (the earlier of clauses (x) and (y), the “Conversion Deadline”), so that such Stockholder shall not hold any Company Convertible Preferred Stock (or have any accrued dividends relating thereto or any further rights to the accrual of any dividends relating thereto) from or after the Conversion Deadline and so that the Company Common Stock into which such Convertible Preferred Stock converts (including all in-kind dividends that have accrued thereon through the date of such conversion) may be converted into the right to receive the merger consideration on and subject to the terms of the Merger Agreement. The Company hereby confirms that it will accept such Optional Conversion Notice set forth in Exhibit A promptly upon its completion, execution and delivery to the Company, on and subject to the terms and conditions set forth therein. Notwithstanding anything herein to the contrary, if any share of Company Convertible Preferred Stock outstanding immediately prior to the Effective Time would be entitled to be exchanged for a Fundamental Change Repurchase Price (as defined in the Certificate of Designations) as a result of the consummation of the Merger (it being agreed herein that the consummation of the Merger would constitute a Fundamental Change (as defined in the Certificate of Designations)) that exceeds the amount into which the shares of Company Common Stock, into which such share of Company Convertible Preferred Stock would convert pursuant to this Section 3.1 and Exhibit A, then the parties to this Agreement shall promptly amend this Agreement to provide for the repurchase, and cancelation, of such share of Company Convertible Preferred Stock by the Company immediately before the Effective Time in exchange for the payment, by wire transfer of immediately available funds, of the applicable Fundamental Change Repurchase Price.
(b)   Notwithstanding anything herein to the contrary, this Agreement permits any Stockholder to convert such Stockholder’s Company Convertible Preferred Stock (whether New Shares or Existing Shares) (including all in-kind dividends that have accrued thereon through the date of such conversion) into Company Common Stock in accordance with the Certificate of Designations at any time before the Conversion Deadline.
(c)   Any Shares delivered to the Stockholders upon conversion pursuant to this Section 3.1 shall be delivered on and subject to the applicable terms and conditions set forth in the Certificate of Designations, as well as the securities purchase agreements and registration rights agreements between the Company and such Stockholder, as such agreements have been amended and “made available” (as such term is used in the Merger Agreement) to Parent prior to the date of this Agreement. It is understood that, notwithstanding any applicable legends or securities law or other restrictions on transferability, all shares of Company Common Stock, into which shares of Company Convertible Preferred Stock (including all in-kind dividends that have accrued thereon through the date of such conversion) have been converted as provided in Exhibit A and this Section 3.1, shall be treated in the Merger as outstanding shares of Company Common Stock and converted into the right to receive the merger consideration on and subject to the terms of the Merger Agreement.

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ARTICLE IV
REPRESENTATIONS, WARRANTIES AND COVENANTS
Section 4.1   Representations and Warranties of each Stockholder.   Each Stockholder represents and warrants to Parent as follows as of the date of this Agreement: (a) such Stockholder has full legal right and capacity to execute and deliver this Agreement, to perform Stockholder’s obligations hereunder and to consummate the transactions contemplated hereby, (b) (i) this Agreement has been duly executed and delivered by such Stockholder and (ii) if such Stockholder is an entity, the execution, delivery and performance of this Agreement by such Stockholder and the consummation of the transactions contemplated hereby have been duly authorized by all necessary actions on the part of such Stockholder and no other company or other legal entity actions or proceedings on the part of such Stockholder are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, (c) this Agreement constitutes the valid and binding agreement of such Stockholder, enforceable against such Stockholder in accordance with its terms, except as such enforceability (i) may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws affecting or relating to creditors’ rights generally; and (ii) is subject to general principles of equity, (d) the execution and delivery of this Agreement by such Stockholder does not, and the consummation of the transactions contemplated hereby and the compliance with the provisions hereof will not, conflict with or violate any Laws or agreement binding upon such Stockholder or the Existing Shares, nor require any authorization, consent or approval of, or filing with, any Governmental Authority, except in each case for filings with the Securities and Exchange Commission by such Stockholder or as would not impact such Stockholder’s ability to perform or comply with its, his or her obligations under this Agreement in any material respect, (e) as of the date of this Agreement, such Stockholder is the record owner of or beneficially owns (as such term is used in Rule 13d-3 of the Exchange Act) the Existing Shares and does not beneficially own any other shares of Company Common Stock or Company Convertible Preferred Stock, and (f) as of the date of this Agreement, such Stockholder beneficially owns the Existing Shares free and clear of any proxy, voting restriction, adverse claim or other Lien (other than any restrictions created by this Agreement, under the Financing Agreements, under applicable federal or state securities Laws or pursuant to any written policies of the Company with respect to the trading of securities in connection with insider trading restrictions, (collectively, the “Existing Liens”) and, subject to the Financing Agreements and the Existing Liens, has sole voting power with respect to the Existing Shares and sole power of disposition with respect to all of the Existing Shares, and, subject to the Financing Agreements and the Existing Liens, no Person other than such Stockholder has any right to direct or approve the voting or disposition of any of the Existing Shares; provided that each Stockholder may be deemed to share voting power and the power of disposition over its, his or her Existing Shares with other Stockholders.
Section 4.2   Representations and Warranties of Parent.   Parent represents and warrants to each Stockholder as follows: (a) Parent has full legal right and capacity to execute and deliver this Agreement, to perform Parent’s obligations hereunder and to consummate the transactions contemplated hereby, (b) this Agreement has been duly executed and delivered by Parent and the execution, delivery and performance of this Agreement by Parent and the consummation of the transactions contemplated hereby have been duly authorized by all necessary actions on the part of Parent and no other company actions or proceedings on the part of Parent are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, (c) this Agreement constitutes the valid and binding agreement of Parent, enforceable against Parent in accordance with its terms, except as such enforceability (i) may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws affecting or relating to creditors’ rights generally; and (ii) is subject to general principles of equity, and (d) the execution and delivery of this Agreement by Parent does not, and the consummation of the transactions contemplated hereby and the compliance with the provisions hereof will not, conflict with or violate any Laws or agreement binding upon Parent, nor require any authorization, consent or approval of, or filing with, any Governmental Authority, except in each case for filings with the Securities and Exchange Commission by Parent or as would not impact Parent’s ability to perform or comply with its obligations under this Agreement in any material respect.
Section 4.3   Representations and Warranties of the Company.   The Company represents and warrants to Parent and each Stockholder as follows: (a) the Company has full legal right and capacity to execute and deliver this Agreement, to perform the Company’s obligations hereunder and to consummate the transactions contemplated hereby, (b) this Agreement has been duly executed and delivered by the Company and the execution, delivery and performance of this Agreement by the Company and the consummation

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of the transactions contemplated hereby have been duly authorized by all necessary actions on the part of the Company and no other company actions or proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, (c) this Agreement constitutes the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as such enforceability (i) may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws affecting or relating to creditors’ rights generally; and (ii) is subject to general principles of equity, and (d) the execution and delivery of this Agreement by the Company does not, and the consummation of the transactions contemplated hereby and the compliance with the provisions hereof will not, conflict with or violate any Laws or agreement binding upon Parent, nor require any authorization, consent or approval of, or filing with, any Governmental Authority, except in each case for filings with the Securities and Exchange Commission by the Company or as would not impact the Company’s ability to perform or comply with its obligations under this Agreement in any material respect
Section 4.4   Covenants.   Each Stockholder hereby:
(a)   irrevocably waives, and agrees not to exercise, any rights of appraisal or rights of dissent from the Merger that such Stockholder may have with respect to the Shares;
(b)   agrees upon receipt of written inquiry from Parent to promptly notify Parent of the number of any New Shares acquired by such Stockholder after the date of this Agreement and prior to the Expiration Date and that any New Shares shall automatically be subject to the applicable terms of this Agreement as though owned by such Stockholder on the date of this Agreement; and
(c)   agrees to permit Parent and/or the Company to publish and disclose, including in filings with the Securities and Exchange Commission and in the press release announcing the transactions contemplated by the Merger Agreement (the “Announcement Release”), this Agreement and the Stockholders’ identities and ownership of the Shares and the nature of the Stockholders’ commitments, arrangements and understandings under this Agreement (but excluding the underlying terms of, but not the existence of, the Financing Agreements), in each case, to the extent Parent and/or the Company reasonably determines that such information is required to be disclosed by applicable Law (or in the case of the Announcement Release, to the extent the information contained therein is consistent with other disclosures being made by Parent, the Company or the Stockholders); provided that Parent or the Company, as applicable, shall give each Stockholder and its, his or her legal counsel a reasonable opportunity to review and comment on such publications or disclosures prior to being made public.
Section 4.5   No Other Representations.   Parent and Merger Sub hereby acknowledge and agree that, except for the representations and warranties of the Company expressly set forth in Article III of the Merger Agreement and the representations and warranties of the Stockholders expressly set forth in Section 4.1 of this Agreement or expressly set forth elsewhere in this Agreement (or in any other Voting Agreement executed and delivered by one or more Company Stockholders), none of the Stockholders, the Company, their respective Affiliates, any Representative of any of the foregoing or any other Person has made, and none of Parent, Merger Sub, any of their respective Affiliates or any Representative of any of the foregoing has relied on, any representation or warranty regarding the Stockholders, the Company, its business, the sufficiency of the representations and warranties set forth herein or in the Merger Agreement or any other matter in connection with the entry by Parent and Merger Sub in this Agreement, the Merger, and their respective agreement to consummate the transactions contemplated hereby and thereby.
ARTICLE V
EFFECTIVENESS; TERMINATION
Section 5.1   No Agreement Until Executed.   Irrespective of negotiations among the parties or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a contract, agreement, arrangement or understanding between the parties unless and until (a) the Board of Directors of the Company has approved, for purposes of any applicable anti-takeover Laws, and any applicable provision of the Charter, Bylaws, this Agreement and the transactions contemplated by the Merger Agreement and this Agreement, (b) the Merger Agreement is executed and delivered by all parties thereto, and (c) this Agreement is executed and delivered by all parties hereto.

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Section 5.2   Termination.   This Agreement shall terminate automatically, without any notice or other action by any Person, and be of no further force or effect on the Expiration Date, and none of Parent, the Company, the Stockholders and their respective Affiliates shall have any rights, obligations or liabilities under this Agreement following such termination. Notwithstanding the preceding sentence, this ARTICLE V and ARTICLE VI shall survive any termination of this Agreement and Section 4.4(a) shall survive the Expiration Date if it is triggered by the Effective Time. Nothing in this ARTICLE V or Section 6.2 shall relieve or otherwise limit any party of liability for Willful Breach of this Agreement occurring prior to such termination and for Fraud.
ARTICLE VI
MISCELLANEOUS
Section 6.1   Expenses.   Each party shall bear their respective expenses, costs and fees (including attorneys’ fees, if any) incurred in connection with the preparation, execution and delivery of this Agreement and compliance herewith, whether or not the Merger is consummated.
Section 6.2   Obligations of the Stockholders; No Survival; No Recourse.   Notwithstanding anything to the contrary in this Agreement, the representations, warranties, covenants and agreements of each Stockholder under this Agreement are several, and not joint and several, and in no event shall any Stockholder have any obligation or liability for any of the representations, warranties, covenants and agreements under this Agreement (or under any other agreement substantially in the form of this Agreement) of any other Stockholder or any other stockholder of the Company. Subject to the last sentence of Section 5.2, none of the representations, warranties, covenants and agreements made by the Stockholders, the Company, or Parent in this Agreement shall survive the consummation of the Merger. No Stockholder nor any of its Affiliates (other than the Company) shall be liable in its capacity as a stockholder of the Company (or an Affiliate thereof) for claims, losses, damages, expenses and other liabilities or obligations resulting from or related to breaches by the Company of the Merger Agreement.
Section 6.3   No Ownership Interest.   Except as specifically provided herein, (a) all rights, ownership and economic benefits of and relating to a Stockholder’s Shares shall remain vested in and belong to such Stockholder and (b) none of Parent, the Company and their respective Affiliates shall have any authority to exercise any power or authority to direct or control the voting or disposition of any Shares or direct such Stockholder in the performance of its, his or her duties or responsibilities as a stockholder of the Company. Nothing in this Agreement shall be interpreted as creating or forming a “group” with any other Person, including Parent, for purposes of Rule 13d-5(b)(1) of the Exchange Act or any other similar provision of applicable Law.
Section 6.4   Notices.   All notices and other communications under this Agreement must be in writing and will be deemed to have been duly delivered and received using one or a combination of the following methods: (a) four Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid; (b) one Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service; (c) immediately upon delivery by hand; or (d) on the date sent by email (except that notice given by email will not be effective unless either (i) a duplicate copy of such email notice is promptly given by one of the other methods described in this Section 6.4 or (ii) the receiving party delivers a written confirmation of receipt of such notice either by email or any other method described in this Section 6.4 (excluding “out of office” or other automated replies). In each case, the intended recipient is set forth below:
To Parent:
Google LLC
1600 Amphitheatre Parkway
Mountain View, CA 94043
Attn:
Svilen Karaivanov, M&A Legal
Andrew Coombs, M&A Legal

Email:
ma-notice@google.com

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with a copy (which shall not constitute notice) to:
Freshfields Bruckhaus Deringer US LLP
601 Lexington Avenue
31st Floor
New York, New York 10022
Attn:
Ethan A. Klingsberg
Paul M. Tiger

Email:
ethan.klingsberg@freshfields.com
paul.tiger@freshfields.com

To the Company:
Mandiant, Inc.
11951 Freedom Drive, 6th Floor
Reston, VA 20190
Attn:
Richard Meamber, Senior Vice President and General Counsel

Email:
richard.meamber@mandiant.com

with a copy (which shall not constitute notice) to:
Wilson Sonsini Goodrich & Rosati
Professional Corporation
650 Page Mill Road
Palo Alto, CA 94304-1050
Attn:
Douglas K. Schnell
Melissa V. Hollatz
Katherine (Kathy) H. Ku

Email:
dschnell@wsgr.com
mhollatz@wsgr.com
kku@wsgr.com

To the Stockholders:
c/o Blackstone Inc.
345 Park Avenue
New York, NY 10154
Attn:
Viral Patel

Email:
patel@blackstone.com

with a copy (which shall not constitute notice) to:
Simpson Thacher & Bartlett LLP
425 Lexington Ave
New York, New York 10017
Attn:
Anthony F. Vernace

Email:
avernace@stblaw.com

or to such other persons or addresses as may be designated in writing by the party to receive such notice as provided above.
Section 6.5   Amendments; Waivers.   Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed (i) in the case of an amendment, by Parent, each Stockholder and, solely in connection with an amendment of Section 1.6, Section 3.1, Section 4.3, Section 4.4(a), Section 4.4(c), Section 4.5, Exhibit A, ARTICLE V, or this ARTICLE VI, the Company, and (ii) in the case of a waiver, by the party (or parties) against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

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Section 6.6   Assignment.   Except as contemplated by Section 1.3, no party to this Agreement may assign any of its, his or her rights or obligations under this Agreement, including by sale of stock, operation of law in connection with a merger or sale of substantially all the assets, without the prior written consent of the other party hereto. No assignment by any party hereto shall relieve such party hereto of any of its obligations hereunder.
Section 6.7   No Partnership, Agency, or Joint Venture.   This Agreement is intended to create, and creates, a contractual relationship and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship between the parties hereto.
Section 6.8   Entire Agreement.   This Agreement (including Schedule A hereto), and, to the extent referenced herein, the Merger Agreement constitute the entire agreement, and supersede all other prior and contemporaneous agreements, understandings, undertakings, arrangements, representations and warranties, both written and oral, among the parties with respect to the subject matter hereof.
Section 6.9   No Third-Party Beneficiaries.   This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.
Section 6.10   Severability.   In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties. The parties further agree to modify or replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the original economic, business and other purposes of such void or unenforceable provision.
Section 6.11   Remedies.   Except as otherwise provided in this Agreement, any and all remedies expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred by this Agreement or by applicable Law on such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.
(a)   The parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy would occur in the event that the parties do not perform the provisions of this Agreement (including any party failing to take such actions that are required of it by this Agreement) in accordance with its specified terms or otherwise breach such provisions. The parties acknowledge and agree that (i) the parties will be entitled, in addition to any other remedy to which they are entitled at law or in equity, to an injunction, specific performance and other equitable relief to prevent breaches (or threatened breaches) of this Agreement and to enforce specifically the terms of this Agreement and (ii) the right of specific enforcement is an integral part of this Agreement and without that right, neither the Stockholders nor Parent would have entered into this Agreement.
(b)   The parties agree not to raise any objections to (i) the granting of an injunction, specific performance or other equitable relief to prevent or restrain breaches or threatened breaches of this Agreement by the Stockholders, on the one hand, or Parent, on the other hand; and (ii) the specific performance of the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants, obligations and agreements of the parties pursuant to this Agreement. Any party seeking an injunction or injunctions to prevent breaches (or threatened breaches) of this Agreement and to enforce specifically the terms and provisions of this Agreement will not be required to provide any bond or other security in connection with such injunction or enforcement, and each party irrevocably waives any right that it may have to require the obtaining, furnishing or posting of any such bond or other security.
Section 6.12   Governing Law.   This Agreement is governed by and construed in accordance with the Laws of the State of Delaware.
Section 6.13   Consent to Jurisdiction.   Each of the parties (i) irrevocably consents to the service of the summons and complaint and any other process (whether inside or outside the territorial jurisdiction of the Chosen Courts) in any Legal Proceeding relating to this Agreement and the transactions contemplated by this Agreement, for and on behalf of itself, himself or herself or any of its, his or her properties or assets,

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in accordance with Section 6.4 or in such other manner as may be permitted by applicable Law, but nothing in this Section 6.13 will affect the right of any party to serve legal process in any other manner permitted by applicable Law; (ii) irrevocably and unconditionally consents and submits itself, himself or herself and its, his or her properties and assets in any Legal Proceeding to the exclusive general jurisdiction of the Chosen Courts in the event that any dispute or controversy arises out of this Agreement and the transactions contemplated by this Agreement; (iii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any Chosen Court; (iv) agrees that any Legal Proceeding arising in connection with this Agreement and the transactions contemplated by this Agreement will be brought, tried and determined only in the Chosen Courts; (v) waives any objection that it may now or hereafter have to the venue of any such Legal Proceeding in the Chosen Courts or that such Legal Proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and (vi) agrees that it will not bring any Legal Proceeding relating to this Agreement and the transactions contemplated by this Agreement in any court other than the Chosen Courts. Each of Parent and the Stockholders agrees that a final judgment in any Legal Proceeding in the Chosen Courts will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law.
Section 6.14   WAIVER OF JURY TRIAL.   EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE PURSUANT TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY ACKNOWLEDGES AND AGREES THAT (a) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (b) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (c) IT MAKES THIS WAIVER VOLUNTARILY; AND (d) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.14.
Section 6.15   Further Assurances.   Parent, the Company and each Stockholder will each execute and deliver, or cause to be executed and delivered, all further documents and instruments and use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Law, to consummate and make effective the transactions contemplated by this Agreement, it being understood, for the avoidance of doubt, that the Stockholders shall not be required to amend or repay the Financing Agreements.
Section 6.16   Headings.   Headings of the Articles and Sections of this Agreement are for convenience of the parties only and shall be given no substantive or interpretive effect whatsoever.
Section 6.17   Interpretation.   When a reference is made in this Agreement to an Article, Section or Schedule, such reference shall be to an Article, Section or Schedule of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, unless the context otherwise requires. The word “extent” and the phrase “to the extent” when used in this Agreement shall mean the degree to which a subject or other thing extends, and such word or phrase shall not mean simply “if”. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. References in this Agreement to specific laws or to specific provisions of laws shall include all rules and regulations promulgated thereunder, and any statute defined or referred to herein or in any agreement or instrument referred to herein shall mean such statute as from time to time amended, modified or supplemented, including by succession of comparable successor statutes. Each of the parties has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement.

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Section 6.18   Counterparts.   This Agreement and any amendments to this Agreement may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. Any such counterpart, to the extent delivered by fax or .pdf, .tif, .gif, .jpg or similar attachment to electronic mail or through an Electronic Delivery will be treated in all manner and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version delivered in person. No party may raise the use of Electronic Delivery to deliver a signature, or the fact that any signature, agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each party forever waives any such defense.
[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date and year first written above.
GOOGLE LLC,
a Delaware limited liability company
By:
/s/ Sanjay Kapoor

Name: Sanjay Kapoor
Title: Vice President, Corporate Development
BLACKSTONE DELTA LOWER HOLDINGS DE L.P.,
By:	Blackstone Delta Holdings DE L.P., its general partner
By:	Blackstone Delta Lower Holdings Manager L.L.C., its general partner
By:	Blackstone Delta Holdings DE L.P., its managing member
By:	BTO Holdings Manager L.L.C., its general partner
By:	/s/ Christopher J. James
Name: Christopher J. James
Title: Authorized Signatory
BTO FD DELTA HOLDINGS DE L.P.
By:	BTO FD Delta Holdings Manager L.L.C., its general partner
By:	Blackstone Tactical Opportunities Fund — FD L.P., its managing member
By:	Blackstone Tactical Opportunities Associates III — NQ L.P., its general Partner
By:	BTO DE GP-NQ L.L.C., its general Partner
By:	/s/ Christopher J. James
Name: Christopher J. James
Title: Authorized Signatory
Solely for the purposes of Section 1.6, Section 3.1, Section 4.3, Section 4.4(a), Section 4.4(c), Section 4.5, ARTICLE V, and ARTICLE VI
MANDIANT, INC.
a Delaware corporation
By:
/s/ Richard Meamber

Name: Richard Meamber
Title: Senior Vice President and General Counsel

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SCHEDULE A
Stockholder	Number of Shares of Company Convertible Preferred Stock	Number of Shares of Company Common Stock
Blackstone Delta Lower Holdings DE L.P.	362,974	—(1)
BTO FD Delta Holdings DE L.P.	7,026	—(1)

(1)
Excludes shares of Company Common Stock into which the Company Preferred Stock is convertible and of which the applicable Stockholder may therefore be deemed to have beneficial ownership.

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Annex D-3
EXECUTION COPY
CONVERSION, VOTING AND SUPPORT AGREEMENT
This CONVERSION, VOTING AND SUPPORT AGREEMENT (this “Agreement”) is made and entered into as of March 7, 2022, by and among Google LLC, a Delaware limited liability company (“Parent”), each Person listed on Schedule A hereto (each, a “Stockholder”) and, solely for the purposes of Section 3.1, Section 4.3, Section 4.4(a), Section 4.4(c), Section 4.5, Exhibit A, ARTICLE V, and ARTICLE VI, Mandiant, Inc., a Delaware corporation (the “Company”).
WHEREAS, Parent, the Company, and Dupin Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), propose to enter into an Agreement and Plan of Merger, dated as of the date hereof (as it may be amended from time to time, the “Merger Agreement”), which provides, among other things, for the merger of Merger Sub with and into the Company (the “Merger”), with the Company to survive the Merger as a wholly owned subsidiary of Parent, upon the terms and subject to the conditions set forth in the Merger Agreement (capitalized terms used herein without definition, as well as the term “control” shall have the respective meanings specified in the Merger Agreement);
WHEREAS, each Stockholder beneficially owns the number of shares of 4.5% Series A Convertible Preferred Stock, par value $0.0001 per share, of the Company (“Company Convertible Preferred Stock”) and/or the number of shares of common stock, par value $0.0001 per share, of the Company (“Company Common Stock”) set forth opposite such Stockholder’s name on Schedule A hereto (such shares of Company Convertible Preferred Stock and Company Common Stock, together, the “Existing Shares”); and
WHEREAS, as a condition to the willingness of Parent to enter into the Merger Agreement and as an inducement and in consideration therefor, each Stockholder is entering into this Agreement.
NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, the parties hereto agree as follows:
ARTICLE I
VOTING; GRANT AND APPOINTMENT OF PROXY
Section 1.1   Voting.   From and after the date of this Agreement until the earliest of (a) the consummation of the Merger (including the occurrence of the Effective Time), (b) the termination of the Merger Agreement in accordance with its terms, and (c) the entry without the prior written consent of the Stockholders into any amendment or modification of the Merger Agreement (as it exists on the date of this Agreement), or any written waiver of the Company’s rights under the Merger Agreement (as it exists on the date of this Agreement) made in connection with a request from Parent, in each case, which results in a decrease in, or change in the composition of, or otherwise adversely affects the consideration payable to holders of Company Common Stock in connection with the Merger, which extends the Termination Date (beyond the latest date to which the Merger Agreement (as it exists on the date of this Agreement) contemplates extension of the Termination Date), or which modifies in any material respect Article II or Article VII of the Merger Agreement (as it exists on the date of this Agreement) in a manner that is adverse to any of the Stockholders (such earliest date, the “Expiration Date”), each Stockholder, in its, his or her capacity as a stockholder of the Company, irrevocably and unconditionally hereby agrees, subject to Section 1.5, that at any meeting (whether annual or special and each adjourned or postponed meeting) of the Company’s stockholders, however called, or in connection with any written consent of the Company’s stockholders, each Stockholder will (i) appear at such meeting (in person or by proxy) or otherwise cause all of its, his or her Existing Shares and any other shares of Company Common Stock or Company Convertible Preferred Stock over which it has acquired beneficial ownership after the date of this Agreement (including any shares of Company Common Stock or Company Convertible Preferred Stock acquired by means of purchase, dividend or distribution, or issued upon the exercise of any stock options or other rights to acquire Company Common Stock or Company Convertible Preferred Stock or the conversion of any convertible securities, the vesting of equity awards or otherwise, including the Company Convertible Preferred Stock)

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(collectively, the “New Shares,” and together with the Existing Shares, the “Shares”), which it, he or she owns as of the applicable record date, to be counted as present thereat for purposes of determining a quorum and (ii) vote or cause to be voted (including by proxy or written consent, if applicable) all such Shares (A) in favor of the adoption of the Merger Agreement and the approval of the transactions contemplated thereby and by the other Transaction Documents, including the Merger, (B) in favor of any proposal to adjourn or postpone such meeting of the Company’s stockholders to a later date if there are not sufficient votes to adopt the Merger Agreement, (C) against any action or proposal in favor of an Acquisition Proposal, without regard to the terms of such Acquisition Proposal, and (D) against any action, proposal, transaction or agreement that would reasonably be likely to prevent, materially impede or materially delay the Company’s or Parent’s ability to consummate the transactions contemplated by the Merger Agreement or any other Transaction Document, including the Merger. Except as explicitly set forth in this Section 1.1, nothing in this Agreement shall limit the right of each Stockholder to vote (including by proxy or written consent, if applicable), in its, his or her sole discretion, in favor of, against or abstain with respect to any matters that are, at any time or from time to time, presented for consideration to the Company’s stockholders. Nothing in this Agreement shall require any of the Stockholders to vote in any manner with respect to any amendment or modification to the Merger Agreement or the taking of any action that would reasonably be expected to result in the amendment, modification or waiver of a provision of the Merger Agreement, in any such case, in a manner that (a) results in a decrease in, or change in the composition of, or otherwise adversely affects the consideration payable to holders of Company Common Stock in connection with the Merger, (b) extends the Termination Date beyond the latest date to which the Merger Agreement (as it exists on the date of this Agreement) contemplates extension of the Termination Date, or (c) modifies in any material respect Article II or Article VII of the Merger Agreement (as it exists on the date of this Agreement) in a manner that is adverse to any of the Stockholders.
Section 1.2   [Reserved.]
Section 1.3   Restrictions on Transfers.
(a)   Through Receipt of the Requisite Stockholder Approval.   Absent the prior written consent of Parent, each Stockholder hereby agrees that, from the date of this Agreement until the earlier of (x) the Expiration Date and (y) the date on which the Requisite Stockholder Approval is obtained, such Stockholder shall not, directly or indirectly, sell, transfer, assign, tender in any tender or exchange offer, pledge, encumber, hypothecate or similarly dispose of (by merger, by testamentary disposition, by operation of law or otherwise) (each, a “Transfer”), either voluntarily or involuntarily, or enter into any contract, option or other arrangement or understanding providing for the Transfer of, any rights arising from any shares of Company Convertible Preferred Stock (whether New Shares or Existing Shares) or Company Common Stock (whether New Shares or Existing Shares) or agree to do any of the foregoing, other than (i) any conversion of Shares of Company Convertible Preferred Stock into New Shares of Company Common Stock (which, for the avoidance of doubt, shall then be Shares subject to the terms and conditions of this Agreement) or (ii) any Transfer to any Permitted Transferee (as defined in that certain Securities Purchase Agreement (the “SPA”), dated as of November 18, 2020, by and between the Company and such Stockholder, as amended by that certain Amendment to Securities Purchase Agreement, effective as of December 11, 2020) of such Stockholder, but, in each case of this clause (ii), only if, prior (and as a condition) to the effectiveness of such Transfer (unless the transferee is a Stockholder):
(A)
such Stockholder shall have given reasonable advance notice of such Transfer to Parent and the Company of such proposed Transfer and the proposed form of written undertaking by the transferee to be bound by this Agreement as if such transferee were a Stockholder;

(B)
such form of undertaking shall be reasonably satisfactory in all material respects to Parent and the Company; and

(C)
the transferee shall have executed and delivered, for the benefit of Parent and the Company, such undertaking to be bound by this Agreement as if such transferee were such Stockholder.

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(b)   Exceptions.   Notwithstanding anything to the contrary set forth in this Section 1.3, a Transfer shall not include any ordinary course Transfers by members of Stockholder of any equity interests in any Stockholder, in and of themselves, so long as any such Transfer does not have any adverse effect on the ability of the applicable Stockholder to perform its obligations under this Agreement on the terms set forth herein.
(c)    Following Receipt of the Requisite Stockholder Approval.   Without limiting any restrictions on Transfer or other obligations of each Stockholder set forth in Article I of this Agreement, each Stockholder hereby agrees that, in connection with any Transfer of shares of Company Convertible Preferred Stock (whether New Shares or Existing Shares) (including all in-kind dividends thereon) at any time following the date on which the Requisite Stockholder Approval is obtained and prior to the Expiration Date, prior (and as a condition) to the effectiveness of such Transfer (unless the transferee is a Stockholder or the Transfer is a conversion of shares of Company Convertible Preferred Stock into shares of Company Common Stock), the following shall have occurred:
(i)
such Stockholder shall have given reasonable advance notice of such Transfer to Parent and the Company of such proposed Transfer and the proposed form of written undertaking by the transferee to be bound by this Agreement as if such transferee were a Stockholder;

(ii)
such form of undertaking shall be reasonably satisfactory in all material respects to Parent and the Company, and

(iii)
the transferee shall have executed and delivered, for the benefit of Parent and the Company, such undertaking to be bound by this Agreement as if such transferee were such Stockholder.

(d)    Other Restrictions Not Superseded.   Nothing in this Agreement is intended to waive compliance with, or condone non-compliance with, any transfer restrictions arising under applicable securities Laws or the provisions of any Contracts between any Stockholder and the Company.
Section 1.4   Inconsistent Agreements.   Each Stockholder hereby covenants and agrees that, except for this Agreement, it, he or she (a) shall not enter into, at any time prior to the Expiration Date, any voting agreement or voting trust with respect to the Shares that is inconsistent with this Agreement and (b) shall not grant, at any time prior to the Expiration Date, a proxy, consent or power of attorney with respect to the Shares that is inconsistent with this Agreement.
Section 1.5   No Obligation to Exercise Rights or Options.   Nothing contained in this ARTICLE I shall require any Stockholder (or shall entitle any proxy of such Stockholder) to (a) convert, exercise or exchange any option, convertible securities or other rights, including any Company Option, in order to obtain any underlying New Shares or (b) vote, or execute any consent with respect to, any New Shares underlying such options, convertible securities or other rights that have not yet been issued as of the applicable record date for that vote or consent.
ARTICLE II
NO SOLICITATION
Section 2.1   No Solicitation.
(a)   Prior to the Expiration Date, each Stockholder (in its, his or her capacity as a stockholder of the Company) shall not, shall cause each of its, his or her controlled Affiliates and its and their respective directors and officers to not, and shall not authorize, and shall use its reasonable best efforts to cause, its and its controlled Affiliates’ other Representatives to not, directly or indirectly, (i) solicit, initiate, propose or induce the making, submission or announcement of, or knowingly encourage, facilitate or assist, any offer, inquiry, indication of interest or proposal that, in any such case, constitutes, or would reasonably be expected to lead to, an Acquisition Proposal; (ii) furnish to any Person or Group (other than Parent, Merger Sub or any of their respective Representatives in their capacity as such) any non-public information relating to the Company or any of its Subsidiaries or afford to any Person or Group (other than Parent, Merger Sub or any of their respective Representatives in their capacity as such) access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company or any of its Subsidiaries, in any such case in connection with any Acquisition Proposal or with the intent to induce the

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making, submission or announcement of, or to knowingly encourage, facilitate or assist, an Acquisition Proposal or the making of any offer, inquiry, indication of interest or proposal that, in any such case, constitutes or would reasonably be expected to lead to an Acquisition Proposal, (iii) participate or engage in discussions or negotiations with any Person or Group with respect to an Acquisition Proposal or with respect to any inquiries from third Persons about making an offer, indication of interest or proposal relating to an Acquisition Transaction (other than informing such Persons of the provisions contained in this Section 2.1(a)), (iv) approve, endorse or recommend any offer, inquiry, indication of interest or proposal that, in any such case, constitutes, or would reasonably be expected to lead to, an Acquisition Proposal, (v) enter into any letter of intent, memorandum of understanding, merger agreement, acquisition agreement or other Contract (whether written or oral, binding or non-binding) relating to an Acquisition Transaction, (vi) solicit proxies or become a “participant” in a “solicitation” (as such terms are defined in Rule 14A under the Exchange Act) in connection with either the proposal to approve the Merger Agreement and the Merger or any Acquisition Proposal, (vii) initiate a stockholders’ vote with respect to an Acquisition Proposal, or (viii) become a member of a Group with respect to any voting securities of the Company with respect to an Acquisition Proposal (other than as a result of this Agreement) or (ix) authorize or commit to do any of the foregoing; provided that nothing herein shall prohibit any Stockholder or any of its, his or her controlled Affiliates or Representatives from participating in any discussions or negotiations with respect to a possible stockholders’ consent or voting agreement in connection with an Acquisition Proposal in the event that the Company becomes, and only while the Company is, permitted to take such actions pursuant to Section 5.3(b) or Section 5.3(d) of the Merger Agreement with respect to such Acquisition Proposal.
(b)   For purposes of this Agreement, the term “Affiliate” shall have the meaning assigned to it in the Merger Agreement, but shall not include any entity whose equity securities are registered under the Exchange Act (or are publicly traded in a foreign jurisdiction), solely by reason of the fact that one or more nominees or representatives of any of the Stockholders serves as a member of its board of directors or similar governing body, unless the Stockholders or their Affiliates otherwise control such entity. For purposes of this Agreement, none of the Company, any of its Subsidiaries, Parent and Merger Sub shall be deemed to be an Affiliate of any of the Stockholders.
Section 2.2   Capacity.   Each Stockholder is signing this Agreement solely in its, his or her capacity as a stockholder of the Company and nothing contained herein shall in any way limit or affect any current or future director, board observer or officer of the Company, who is a Stockholder or may be affiliated or associated with any Stockholder or any of its, his or her Affiliates, from exercising his or her fiduciary duties as a director, board observer or officer of the Company or from otherwise taking any action or inaction in his or her capacity as a director, board observer and/or officer of the Company, and no such exercise of fiduciary duties or action or inaction taken in such capacity as a director, board observer or officer shall be deemed to constitute a breach of this Agreement. Nothing in this Section 2.2 is intended to limit the obligations and agreements of the Company, or the rights and remedies of Parent and Merger Sub, under the Merger Agreement.
ARTICLE III
CONVERSION
Section 3.1   Conversion.
(a)   Each Stockholder that holds any Company Convertible Preferred Stock shall take all steps necessary, including the submission, concurrently with the execution and delivery of this Agreement, to the Company of the Optional Conversion Notice (as defined in the Certificate of Designations) in the form of Exhibit A to this Agreement, to convert all of such Stockholder’s Company Convertible Preferred Stock (whether New Shares or Existing Shares), including all in-kind dividends that have accrued thereon through the date of such conversion, into Company Common Stock at the Conversion Price (as defined in the Certificate of Designations), with such conversion to be effective as of no later than immediately before (and subject to the occurrence of) the Effective Time, so that such Stockholder shall not hold any Company Convertible Preferred Stock (or have any accrued dividends relating thereto or any further rights to the accrual of any dividends relating thereto) from or after the Effective Time and so that the Company Common Stock into which such Convertible Preferred Stock converts (including all in-kind dividends that have accrued thereon through the date of such conversion) may be converted into the right to receive the merger

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consideration on and subject to the terms of the Merger Agreement. The Company hereby confirms that it will accept such Optional Conversion Notice set forth in Exhibit A promptly upon its completion, execution and delivery to the Company, on and subject to the terms and conditions set forth therein. Notwithstanding anything herein to the contrary, if any share of Company Convertible Preferred Stock outstanding immediately prior to the Effective Time would be entitled to be exchanged for a Fundamental Change Repurchase Price (as defined in the Certificate of Designations) as a result of the consummation of the Merger (it being agreed herein that the consummation of the Merger would constitute a Fundamental Change (as defined in the Certificate of Designations)) that exceeds the amount into which the shares of Company Common Stock, into which such share of Company Convertible Preferred Stock would convert pursuant to this Section 3.1 and Exhibit A, then the parties to this Agreement shall promptly amend this Agreement to provide for the repurchase, and cancelation, of such share of Company Convertible Preferred Stock by the Company immediately before the Effective Time in exchange for the payment, by wire transfer of immediately available funds, of the applicable Fundamental Change Repurchase Price.
(b)   Notwithstanding anything herein to the contrary, this Agreement permits any Stockholder to convert such Stockholder’s Company Convertible Preferred Stock (whether New Shares or Existing Shares) (including all in-kind dividends that have accrued thereon through the date of such conversion) into Company Common Stock in accordance with the Certificate of Designations at any time before the Effective Time.
(c)   Any Shares delivered to the Stockholders upon conversion pursuant to this Section 3.1 shall be delivered on and subject to the applicable terms and conditions set forth in the Certificate of Designations, as well as the securities purchase agreements and registration rights agreements between the Company and such Stockholder, as such agreements have been amended and “made available” (as such term is used in the Merger Agreement) to Parent prior to the date of this Agreement. It is understood that, notwithstanding any applicable legends or securities law or other restrictions on transferability, all shares of Company Common Stock, into which shares of Company Convertible Preferred Stock (including all in-kind dividends that have accrued thereon through the date of such conversion) have been converted as provided in Exhibit A and this Section 3.1, shall be treated in the Merger as outstanding shares of Company Common Stock and converted into the right to receive the merger consideration on and subject to the terms of the Merger Agreement.
ARTICLE IV
REPRESENTATIONS, WARRANTIES AND COVENANTS
Section 4.1   Representations and Warranties of each Stockholder.   Each Stockholder represents and warrants to Parent as follows as of the date of this Agreement: (a) such Stockholder has full legal right and capacity to execute and deliver this Agreement, to perform Stockholder’s obligations hereunder and to consummate the transactions contemplated hereby, (b) (i) this Agreement has been duly executed and delivered by such Stockholder and (ii) if such Stockholder is an entity, the execution, delivery and performance of this Agreement by such Stockholder and the consummation of the transactions contemplated hereby have been duly authorized by all necessary actions on the part of such Stockholder and no other company or other legal entity actions or proceedings on the part of such Stockholder are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, (c) this Agreement constitutes the valid and binding agreement of such Stockholder, enforceable against such Stockholder in accordance with its terms, except as such enforceability (i) may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws affecting or relating to creditors’ rights generally; and (ii) is subject to general principles of equity, (d) the execution and delivery of this Agreement by such Stockholder does not, and the consummation of the transactions contemplated hereby and the compliance with the provisions hereof will not, conflict with or violate any Laws or agreement binding upon such Stockholder or the Existing Shares, nor require any authorization, consent or approval of, or filing with, any Governmental Authority, except in each case for filings with the Securities and Exchange Commission by such Stockholder or as would not impact such Stockholder’s ability to perform or comply with its, his or her obligations under this Agreement in any material respect, (e) as of the date of this Agreement, such Stockholder is the record owner of or beneficially owns (as such term is used in Rule 13d-3 of the Exchange Act) the Existing Shares and does not beneficially own any other shares of Company Common Stock or Company Convertible Preferred Stock, and (f) as of the date of this Agreement, such Stockholder beneficially

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owns the Existing Shares free and clear of any proxy, voting restriction, adverse claim or other Lien (other than any restrictions created by this Agreement, under applicable federal or state securities Laws or pursuant to any written policies of the Company with respect to the trading of securities in connection with insider trading restrictions, (collectively, the “Existing Liens”)) and, subject to the Existing Liens, has sole voting power with respect to the Existing Shares and sole power of disposition with respect to all of the Existing Shares, and, subject to the Existing Liens, no Person other than such Stockholder has any right to direct or approve the voting or disposition of any of the Existing Shares; provided that each Stockholder may be deemed to share voting power and the power of disposition over its, his or her Existing Shares with other Stockholders.
Section 4.2   Representations and Warranties of Parent.   Parent represents and warrants to each Stockholder as follows: (a) Parent has full legal right and capacity to execute and deliver this Agreement, to perform Parent’s obligations hereunder and to consummate the transactions contemplated hereby, (b) this Agreement has been duly executed and delivered by Parent and the execution, delivery and performance of this Agreement by Parent and the consummation of the transactions contemplated hereby have been duly authorized by all necessary actions on the part of Parent and no other company actions or proceedings on the part of Parent are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, (c) this Agreement constitutes the valid and binding agreement of Parent, enforceable against Parent in accordance with its terms, except as such enforceability (i) may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws affecting or relating to creditors’ rights generally; and (ii) is subject to general principles of equity, and (d) the execution and delivery of this Agreement by Parent does not, and the consummation of the transactions contemplated hereby and the compliance with the provisions hereof will not, conflict with or violate any Laws or agreement binding upon Parent, nor require any authorization, consent or approval of, or filing with, any Governmental Authority, except in each case for filings with the Securities and Exchange Commission by Parent or as would not impact Parent’s ability to perform or comply with its obligations under this Agreement in any material respect.
Section 4.3   Representations and Warranties of the Company.   The Company represents and warrants to Parent and each Stockholder as follows: (a) the Company has full legal right and capacity to execute and deliver this Agreement, to perform the Company’s obligations hereunder and to consummate the transactions contemplated hereby, (b) this Agreement has been duly executed and delivered by the Company and the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby have been duly authorized by all necessary actions on the part of the Company and no other company actions or proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, (c) this Agreement constitutes the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as such enforceability (i) may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws affecting or relating to creditors’ rights generally; and (ii) is subject to general principles of equity, and (d) the execution and delivery of this Agreement by the Company does not, and the consummation of the transactions contemplated hereby and the compliance with the provisions hereof will not, conflict with or violate any Laws or agreement binding upon Parent, nor require any authorization, consent or approval of, or filing with, any Governmental Authority, except in each case for filings with the Securities and Exchange Commission by the Company or as would not impact the Company’s ability to perform or comply with its obligations under this Agreement in any material respect
Section 4.4   Covenants.   Each Stockholder hereby:
(a)   irrevocably waives, and agrees not to exercise, any rights of appraisal or rights of dissent from the Merger that such Stockholder may have with respect to the Shares;
(b)   agrees upon receipt of written inquiry from Parent to promptly notify Parent of the number of any New Shares acquired by such Stockholder after the date of this Agreement and prior to the Expiration Date and that any New Shares shall automatically be subject to the applicable terms of this Agreement as though owned by such Stockholder on the date of this Agreement; and
(c)   agrees to permit Parent and/or the Company to publish and disclose, including in filings with the Securities and Exchange Commission and in the press release announcing the transactions contemplated by the Merger Agreement (the “Announcement Release”), this Agreement and the Stockholders’ identities

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and ownership of the Shares and the nature of the Stockholders’ commitments, arrangements and understandings under this Agreement, in each case, to the extent Parent and/or the Company reasonably determines that such information is required to be disclosed by applicable Law (or in the case of the Announcement Release, to the extent the information contained therein is consistent with other disclosures being made by Parent, the Company or the Stockholders); provided that Parent or the Company, as applicable, shall give each Stockholder and its, his or her legal counsel a reasonable opportunity to review and comment on such publications or disclosures prior to being made public.
Section 4.5   No Other Representations.   Parent and Merger Sub hereby acknowledge and agree that, except for the representations and warranties of the Company expressly set forth in Article III of the Merger Agreement and the representations and warranties of the Stockholders expressly set forth in Section 4.1 of this Agreement or expressly set forth elsewhere in this Agreement (or in any other Voting Agreement executed and delivered by one or more Company Stockholders), none of the Stockholders, the Company, their respective Affiliates, any Representative of any of the foregoing or any other Person has made, and none of Parent, Merger Sub, any of their respective Affiliates or any Representative of any of the foregoing has relied on, any representation or warranty regarding the Stockholders, the Company, its business, the sufficiency of the representations and warranties set forth herein or in the Merger Agreement or any other matter in connection with the entry by Parent and Merger Sub in this Agreement, the Merger, and their respective agreement to consummate the transactions contemplated hereby and thereby.
ARTICLE V
EFFECTIVENESS; TERMINATION
Section 5.1   No Agreement Until Executed.   Irrespective of negotiations among the parties or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a contract, agreement, arrangement or understanding between the parties unless and until (a) the Board of Directors of the Company has approved, for purposes of any applicable anti-takeover Laws, and any applicable provision of the Charter, Bylaws, this Agreement and the transactions contemplated by the Merger Agreement and this Agreement, (b) the Merger Agreement is executed and delivered by all parties thereto, and (c) this Agreement is executed and delivered by all parties hereto.
Section 5.2   Termination.   This Agreement shall terminate automatically, without any notice or other action by any Person, and be of no further force or effect on the Expiration Date, and none of Parent, the Company, the Stockholders and their respective Affiliates shall have any rights, obligations or liabilities under this Agreement following such termination. Notwithstanding the preceding sentence, this ARTICLE V and ARTICLE VI shall survive any termination of this Agreement and Section 4.4(a) shall survive the Expiration Date if it is triggered by the Effective Time. Nothing in this ARTICLE V or Section 6.2 shall relieve or otherwise limit any party of liability for Willful Breach of this Agreement occurring prior to such termination and for Fraud.
ARTICLE VI
MISCELLANEOUS
Section 6.1   Expenses.   Each party shall bear their respective expenses, costs and fees (including attorneys’ fees, if any) incurred in connection with the preparation, execution and delivery of this Agreement and compliance herewith, whether or not the Merger is consummated.
Section 6.2   Obligations of the Stockholders; No Survival; No Recourse.   Notwithstanding anything to the contrary in this Agreement, the representations, warranties, covenants and agreements of each Stockholder under this Agreement are several, and not joint and several, and in no event shall any Stockholder have any obligation or liability for any of the representations, warranties, covenants and agreements under this Agreement (or under any other agreement substantially in the form of this Agreement) of any other Stockholder or any other stockholder of the Company. Subject to the last sentence of Section 5.2, none of the representations, warranties, covenants and agreements made by the Stockholders, the Company, or Parent in this Agreement shall survive the consummation of the Merger. No Stockholder nor any of its Affiliates (other than the Company) shall be liable in its capacity as a stockholder of the Company (or an Affiliate thereof) for claims, losses, damages, expenses and other liabilities or obligations resulting from or related to breaches by the Company of the Merger Agreement.

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Section 6.3   No Ownership Interest.   Except as specifically provided herein, (a) all rights, ownership and economic benefits of and relating to a Stockholder’s Shares shall remain vested in and belong to such Stockholder and (b) none of Parent, the Company and their respective Affiliates shall have any authority to exercise any power or authority to direct or control the voting or disposition of any Shares or direct such Stockholder in the performance of its, his or her duties or responsibilities as a stockholder of the Company. Nothing in this Agreement shall be interpreted as creating or forming a “group” with any other Person, including Parent, for purposes of Rule 13d-5(b)(1) of the Exchange Act or any other similar provision of applicable Law.
Section 6.4   Notices.   All notices and other communications under this Agreement must be in writing and will be deemed to have been duly delivered and received using one or a combination of the following methods: (a) four Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid; (b) one Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service; (c) immediately upon delivery by hand; or (d) on the date sent by email (except that notice given by email will not be effective unless either (i) a duplicate copy of such email notice is promptly given by one of the other methods described in this Section 6.4 or (ii) the receiving party delivers a written confirmation of receipt of such notice either by email or any other method described in this Section 6.4 (excluding “out of office” or other automated replies). In each case, the intended recipient is set forth below:
To Parent:
Google LLC
1600 Amphitheatre Parkway
Mountain View, CA 94043
Attn:
Svilen Karaivanov, M&A Legal
Andrew Coombs, M&A Legal

Email:
ma-notice@google.com

with a copy (which shall not constitute notice) to:
Freshfields Bruckhaus Deringer US LLP
601 Lexington Avenue
31st Floor
New York, New York 10022
Attn:
Ethan A. Klingsberg
Paul M. Tiger

Email:
ethan.klingsberg@freshfields.com
paul.tiger@freshfields.com

To the Company:
Mandiant, Inc.
11951 Freedom Drive, 6th Floor
Reston, VA 20190
Attn:
Richard Meamber, Senior Vice President and General Counsel

Email:
richard.meamber@mandiant.com

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with a copy (which shall not constitute notice) to:
Wilson Sonsini Goodrich & Rosati
Professional Corporation
650 Page Mill Road
Palo Alto, CA 94304-1050
Attn:
Douglas K. Schnell
Melissa V. Hollatz
Katherine (Kathy) H. Ku

Email:
dschnell@wsgr.com
mhollatz@wsgr.com
kku@wsgr.com

To the Stockholders:
c/o ClearSky
11231 U.S. Highway 1, #395
North Palm Beach, FL 33408
Attn:
Jay Leek, Managing Director

Email:
jay.leek@clear-sky.com

with a copy (which shall not constitute notice) to:
c/o ClearSky
11231 U.S. Highway 1, #395
North Palm Beach, FL 33408
Attn:
Nick-Anthony Buford, General Counsel

Email:
nick.buford@clear-sky.com

or to such other persons or addresses as may be designated in writing by the party to receive such notice as provided above.
Section 6.5   Amendments; Waivers.   Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed (i) in the case of an amendment, by Parent, each Stockholder and, solely in connection with an amendment of Section 3.1, Section 4.3, Section 4.4(a), Section 4.4(c), Section 4.5, Exhibit A, ARTICLE V, or this ARTICLE VI, the Company, and (ii) in the case of a waiver, by the party (or parties) against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.
Section 6.6   Assignment.   Except as contemplated by Section 1.3, no party to this Agreement may assign any of its, his or her rights or obligations under this Agreement, including by sale of stock, operation of law in connection with a merger or sale of substantially all the assets, without the prior written consent of the other party hereto. No assignment by any party hereto shall relieve such party hereto of any of its obligations hereunder.
Section 6.7   No Partnership, Agency, or Joint Venture.   This Agreement is intended to create, and creates, a contractual relationship and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship between the parties hereto.
Section 6.8   Entire Agreement.   This Agreement (including Schedule A hereto), and, to the extent referenced herein, the Merger Agreement constitute the entire agreement, and supersede all other prior and contemporaneous agreements, understandings, undertakings, arrangements, representations and warranties, both written and oral, among the parties with respect to the subject matter hereof.
Section 6.9   No Third-Party Beneficiaries.   This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

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Section 6.10   Severability.   In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties. The parties further agree to modify or replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the original economic, business and other purposes of such void or unenforceable provision.
Section 6.11   Remedies.   Except as otherwise provided in this Agreement, any and all remedies expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred by this Agreement or by applicable Law on such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.
(a)   The parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy would occur in the event that the parties do not perform the provisions of this Agreement (including any party failing to take such actions that are required of it by this Agreement) in accordance with its specified terms or otherwise breach such provisions. The parties acknowledge and agree that (i) the parties will be entitled, in addition to any other remedy to which they are entitled at law or in equity, to an injunction, specific performance and other equitable relief to prevent breaches (or threatened breaches) of this Agreement and to enforce specifically the terms of this Agreement and (ii) the right of specific enforcement is an integral part of this Agreement and without that right, neither the Stockholders nor Parent would have entered into this Agreement.
(b)   The parties agree not to raise any objections to (i) the granting of an injunction, specific performance or other equitable relief to prevent or restrain breaches or threatened breaches of this Agreement by the Stockholders, on the one hand, or Parent, on the other hand; and (ii) the specific performance of the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants, obligations and agreements of the parties pursuant to this Agreement. Any party seeking an injunction or injunctions to prevent breaches (or threatened breaches) of this Agreement and to enforce specifically the terms and provisions of this Agreement will not be required to provide any bond or other security in connection with such injunction or enforcement, and each party irrevocably waives any right that it may have to require the obtaining, furnishing or posting of any such bond or other security.
Section 6.12   Governing Law.   This Agreement is governed by and construed in accordance with the Laws of the State of Delaware.
Section 6.13   Consent to Jurisdiction.   Each of the parties (i) irrevocably consents to the service of the summons and complaint and any other process (whether inside or outside the territorial jurisdiction of the Chosen Courts) in any Legal Proceeding relating to this Agreement and the transactions contemplated by this Agreement, for and on behalf of itself, himself or herself or any of its, his or her properties or assets, in accordance with Section 6.4 or in such other manner as may be permitted by applicable Law, but nothing in this Section 6.13 will affect the right of any party to serve legal process in any other manner permitted by applicable Law; (ii) irrevocably and unconditionally consents and submits itself, himself or herself and its, his or her properties and assets in any Legal Proceeding to the exclusive general jurisdiction of the Chosen Courts in the event that any dispute or controversy arises out of this Agreement and the transactions contemplated by this Agreement; (iii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any Chosen Court; (iv) agrees that any Legal Proceeding arising in connection with this Agreement and the transactions contemplated by this Agreement will be brought, tried and determined only in the Chosen Courts; (v) waives any objection that it may now or hereafter have to the venue of any such Legal Proceeding in the Chosen Courts or that such Legal Proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and (vi) agrees that it will not bring any Legal Proceeding relating to this Agreement and the transactions contemplated by this Agreement in any court other than the Chosen Courts. Each of Parent and the Stockholders agrees that a final judgment in any Legal Proceeding in the Chosen Courts will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law.

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Section 6.14   WAIVER OF JURY TRIAL.   EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE PURSUANT TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY ACKNOWLEDGES AND AGREES THAT (a) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (b) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (c) IT MAKES THIS WAIVER VOLUNTARILY; AND (d) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.14.
Section 6.15   Further Assurances.   Parent, the Company and each Stockholder will each execute and deliver, or cause to be executed and delivered, all further documents and instruments and use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Law, to consummate and make effective the transactions contemplated by this Agreement.
Section 6.16   Headings.   Headings of the Articles and Sections of this Agreement are for convenience of the parties only and shall be given no substantive or interpretive effect whatsoever.
Section 6.17   Interpretation.   When a reference is made in this Agreement to an Article, Section or Schedule, such reference shall be to an Article, Section or Schedule of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, unless the context otherwise requires. The word “extent” and the phrase “to the extent” when used in this Agreement shall mean the degree to which a subject or other thing extends, and such word or phrase shall not mean simply “if”. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. References in this Agreement to specific laws or to specific provisions of laws shall include all rules and regulations promulgated thereunder, and any statute defined or referred to herein or in any agreement or instrument referred to herein shall mean such statute as from time to time amended, modified or supplemented, including by succession of comparable successor statutes. Each of the parties has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement.
Section 6.18   Counterparts.   This Agreement and any amendments to this Agreement may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. Any such counterpart, to the extent delivered by fax or .pdf, .tif, .gif, .jpg or similar attachment to electronic mail or through an Electronic Delivery will be treated in all manner and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version delivered in person. No party may raise the use of Electronic Delivery to deliver a signature, or the fact that any signature, agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each party forever waives any such defense.
[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date and year first written above.
GOOGLE LLC, a Delaware limited liability company
By:	/s/ Sanjay Kapoor
Name: Sanjay Kapoor
Title: Vice President, Corporate Development
CLEARSKY SECURITY FUND I LLC, a Delaware limited liability Company
By:	/s/ Jay Leek
Name: Jay Leek
Title: Managing Director
CLEARSKY POWER & TECHNOLOGY FUND II LLC, a Delaware limited liability Company
By:	/s/ Jay Leek
Name: Jay Leek
Title: Managing Director
Solely for the purposes of Section 3.1, Section 4.3, Section 4.4(a), Section 4.4(c), Section 4.5, ARTICLE V and ARTICLE VI
MANDIANT, INC. a Delaware corporation
By:	/s/ Richard Meamber
Name: Richard Meamber
Title: Senior Vice President and General Counsel

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SCHEDULE A
Stockholder	Number of Shares of Company Convertible Preferred Stock	Number of Shares of Company Common Stock
ClearSky Security Fund I LLC	24,000	(1)
ClearSky Power & Technology Fund II LLC	6,000	(1)

(1)
Excludes shares of Company Common Stock into which the Company Preferred Stock is convertible and of which the applicable Stockholder may therefore be deemed to have beneficial ownership.

D-3-13

SPECIAL MEETING OF STOCKHOLDERS OF MANDIANT, INC. June 3, 2022 GO GREEN Go paperless and sign up for electronic delivery. Enjoy quick access to your proxy materials, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enrollment is easy via www.astfinancial.com. NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS: The Notice of Meeting, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/18620/special Please sign, date and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. 00030303000000000000 2 060322THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR” PROPOSAL 1, “FOR” PROPOSAL 2 AND “FOR” PROPOSAL 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSAL 1, “FOR” PROPOSAL 2 AND “FOR” PROPOSAL 3. 1. To adopt the Agreement and Plan of Merger, dated March 7, 2022, as it may be amended from time to time, between Mandiant, Inc., Google LLC and Dupin Inc. 2. To approve, on a non-binding, advisory basis, the compensation that will or may become payable to Mandiant’s named executive officers in connection with the merger. 3. To approve any proposal to adjourn the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the Special Meeting. FOR AGAINST ABSTAIN Note: Such other business that may properly come before the Special Meeting. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

MANDIANT, INC. Proxy for Special Meeting of Stockholders on June 3, 2022 Solicited on Behalf of the Board of Directors The stockholder(s) hereby appoint(s) Kevin R. Mandia, Frank E. Verdecanna and Richard B. Meamber, and each of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of common stock and preferred stock of MANDIANT, INC. (“Mandiant”) that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders, to be held at 8:00 a.m. Pacific time on June 3, 2022, at https://web.lumiagm.com/287951276 (password: mandiant2022), and any adjournment, postponement or other delay thereof (the “Special Meeting”). (Continued and to be signed on the reverse side)